As filed with the U.S. Securities and Exchange Commission on April 28 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Homes Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1531	85-3460766
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

90 N Royal Tower Drive

Irmo, South Carolina 29063

Telephone: (844) 766-4663

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Lenker

Executive Vice President, General Counsel, and Corporate Secretary

90 N Royal Tower Drive

Irmo, South Carolina 29063

Telephone: (844) 766-4663

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Andrew M. Tucker

Erin Reeves McGinnis

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Telephone: (202) 689-2800

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED APRIL 28, 2023

United Homes Group, Inc.

Secondary Offering of

Up to 21,544,588 Class A Common Shares

$80,000,000 Senior Convertible Promissory Notes due 2028

This prospectus relates to the offer and resale, from time to time, of up to 21,544,588 shares of Class A common stock, $0.0001 par value per share (“Class A Common Shares”) of United Homes Group, Inc. (the “Company” and f/k/a DiamondHead Holdings Corp., or “DHHC”) by the selling stockholders named in this prospectus, including their permitted transferees, donees, pledgees and other successors-in-interest (collectively, the “Selling Stockholders”), consisting of (i) 744,588 Class A Common Shares issued to the Selling Stockholders in a private placement PIPE investment (the “PIPE Investment”), pursuant to a note purchase agreement entered into on March 21, 2023 (the “Note Purchase Agreement”), by and between the Company, Great Southern Homes, Inc., a South Carolina corporation (“GSH”), and certain investors (the “Convertible Note Investors”), and (ii) up to 20,800,000 Class A Common Shares issuable upon conversion of a series of four senior convertible promissory notes (the “Notes”). The number of Class A Common Shares registered under this prospectus represent the maximum number of Class A Common Shares issuable pursuant to the terms of the Notes, including payment of interest on the Notes through March 30, 2028 (the “Maturity Date”), determined as if the outstanding Notes were converted in full at a conversion price of $5.00 per Class A Common Share. Of the 20,800,000 Class A Common Shares being registered that are issuable upon conversion of the Notes, 16,000,000 Class A Common Shares may be issued pursuant to the conversion of the principal amount of the Notes and 4,800,000 Class A Common Shares may be issued pursuant to the conversion of accrued interested over the term of the Notes.

This prospectus also relates to the offer and sale from time to time by the Selling Stockholders of the Notes themselves. The Notes bear interest at a rate of fifteen percent (15.0)% per annum for the first four years following the Notes’ issue date of March 30, 2023 (the “Issue Date”). The interest rate increases by one percent (1.0)% annually beginning on the fourth anniversary of the Issue Date of the Notes. The Notes mature and the entire unpaid principal amount and unpaid accrued interest on the Notes become payable on the fifth anniversary of the Issue Date, March 30, 2028 (“the Maturity Date”). Each Note (or any portion of a Note) is convertible at a holder’s option into Class A Common Shares, at any time after the first anniversary of the closing date of the Business Combination on March 30, 2024 (the “Merger Anniversary Date”) until the Maturity Date of such Note, at a per share price equal to 80% of the value weighted average trading price per Class A Common Share during the thirty (30) consecutive days prior to the Merger Anniversary Date (such thirty-day period, the “Measurement Period”), subject to a floor price of $5.00 and a maximum price of $10.00 per share. The conversion price is subject to customary adjustments for certain corporate events as provided in the Notes. If any such event occurs, the number of Class A Common Shares issuable upon conversion may be higher than implied by the initial conversion price. The Notes may be redeemed by the Company at any time prior to sixty (60) days before the Maturity Date by payment of all principal amounts and interest remaining outstanding at the time of redemption plus an additional amount to compensate the Convertible Note Investors for the early repayment. The Notes are also subject to conversion at the option of the Company following the second anniversary of March 30, 2023, but only if during a specified period following such second anniversary the Class A Common Shares trade at a price equal to or over $13.50 per share. See the sections titled “Private Placement of Notes” for further description of the Notes.

We are registering the Class A Common Shares issuable upon the conversion of the Notes, the Class A Common Shares issued to the Convertible Note Investors in connection with the PIPE Investment, and the Notes themselves (together, the “Registrable Securities”) for resale pursuant to the Note Purchase Agreement between us, GSH, and the Convertible Note Investors. Our registration of the Registrable Securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Registrable Securities registered hereby. The Selling Stockholders may offer, sell or distribute all or a portion of their Registrable Securities publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Stockholders may sell the Registrable Securities in the section entitled “Plan of Distribution.” We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Stockholders. See the sections titled “Private Placement of Notes” for a description of the transaction contemplated by the Note Purchase Agreement and “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Class A Common Shares and public warrants (the “Public Warrants”) are listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbols “UHG” and “UHGWW,” respectively. On April 26, 2023, the closing price of our Class A Common Shares was $12.10 per share and the closing price of our Public Warrants was $0.46 per warrant.

The Class A Common Shares being offered for resale pursuant to this prospectus by the Selling Stockholders represent approximately 68.5% of shares outstanding on a fully diluted basis as of April 26, 2023. Given the substantial number of Class A Common Shares being registered for potential resale by Selling Stockholders pursuant to this prospectus, the sale of shares by the Selling Stockholders, or the perception in the market that the Selling Stockholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our Class A Common Shares or result in a significant decline in the public trading price of our Class A Common Shares. While the Selling Stockholders may experience a positive rate of return based on the trading price of the Company’s securities, the public holders of the Company’s securities may not experience a similar rate of return on the securities they purchase due to differences in the applicable purchase price and trading price of the Class A Common Shares.

See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April ___, 2023

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus.

This prospectus relates to the offer and resale, from time to time, of up to 21,544,588 Class A Common Shares by the Selling Stockholders, consisting of (i) 744,588 Class A Common Shares issued to the Selling Stockholders in the PIPE Investment, and (ii) up to 20,800,000 Class A Common Shares that are issuable upon conversion of the Notes. This prospectus also relates to the offer and sale from time to time by the Selling Stockholders of the Notes themselves. We will not receive any proceeds from the sale of the Class A Common Shares or the Notes pursuant to this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On March 30, 2023 (the “Closing Date”), the Company consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated as of September 10, 2022, by and among the Company, Hestia Merger Sub, Inc., a South Carolina corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into GSH (the “Business Combination”), with GSH surviving the merger as a wholly owned subsidiary of the Company. On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), the Company changed its name to “United Homes Group, Inc.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “United Homes Group,” “UHG,” “we,” “us,” “our” and similar terms refer to United Homes Group, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “outlook,” “forecast,” “possible,” “potential,” “predict,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;
●	our financial and business performance following the Business Combination, including financial projections and business metrics;
●	our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
●	the implementation, market acceptance and success of our business model;
●	our market opportunity and the potential growth of that market;
●	trends with respect to interest rates and cancellation rates;
●	our ability to effect our growth strategies, acquisitions or investments successfully;
●	competitive conditions within the homebuilding, lot development and financial services industries;
●	the effects of governmental regulations and environmental matters on our homebuilding and land development operations;
●	expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”);
●	our future capital requirements and sources and uses of cash;
●	constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; and
●	our business, expansion plans and opportunities.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. The following factors, among others, may cause actual results to differ materially from those expressed or implied in our forward-looking statements:

●	the outcome of any legal proceedings;

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;
●	changes in applicable laws or regulations;
●	our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;
●	a slowdown in the homebuilding industry or changes in population growth rates in our markets;
●	volatility and uncertainty in the credit markets and broader financial markets;
●	disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
●	shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;
●	delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
●	our ability to continue to leverage our asset-light operating strategy;
●	that we have identified a material weakness in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;
●	the ability to maintain the listing of our securities on Nasdaq or any other exchange; and
●	the possibility that we may be adversely affected by other economic, business or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

UHG designs, builds and sells homes principally in South Carolina, with a smaller presence in Georgia. The geographical markets in which UHG presently operates its homebuilding business are currently high- growth markets, with substantial in-migrations and employment growth. UHG’s business historically consisted of both homebuilding operations and land development operations. Recently, UHG separated its land development operations and its homebuilding operations across separate entities in an effort to adopt best practices in the homebuilding industry associated with ownership and control of land and lots and production efficiency. Following the separation of the land development business, which is now primarily conducted by the Land Development Affiliates (as defined and described elsewhere herein) that are outside of the corporate structure of UHG, UHG employs an asset-light lot operating strategy, with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses.

Background

We were originally known as DiamondHead Holdings Corp (“DHHC”). On March 30, 2023, we consummated the Business Combination with Hestia Merger Sub, Inc., a South Carolina corporation and wholly owned subsidiary of DHHC (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into GSH (the “Business Combination”), with GSH surviving the merger as a wholly owned subsidiary of the Company. In connection with the Closing of the Business Combination, we changed our name to “United Homes Group, Inc.” GSH was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While the Company was the legal acquirer in the Business Combination, because GSH was deemed the accounting acquirer, the historical financial statements of GSH became the historical financial statements of the combined company, upon the consummation of the Business Combination.

On the Closing Date of the Business Combination, (i) certain investors (“PIPE Investors”) purchased from the Company an aggregate of (A) 471,500 Class A Common Shares at a purchase price of $10.00 per share, and (B) 117,875 Class A Common Shares at a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million, pursuant to separate subscription agreements entered into on March 23, 2023 (the “PIPE Subscription Agreements”) and (ii) certain investors (“Lock-Up Investors”) purchased from the Company an aggregate of 421,100 Class A Common Shares at a purchase price of $0.01 per share, pursuant to certain share lock-up and non-redemption agreements entered into on March 23, 2023 (the “Share Lock-Up Agreements,” and together with the PIPE Subscription Agreements, the “Subscription Agreements”). Also on the Closing Date of the Business Combination, certain investors (the “Convertible Note Investors”) purchased from the Company $80,000,000 in original principal amount of convertible promissory notes (the “Notes”) and, pursuant to the terms of share subscription agreements dated March 30, 2023, entered into between each Convertible Note Investor and the Company (the “Note Subscription Agreements”), an additional 744,588 Class A Common Shares in a private placement PIPE investment (the “PIPE Investment”), pursuant to a note purchase agreement entered into on March 21, 2023 (the “Note Purchase Agreement”). The aggregate gross amount of the PIPE Investment was $75,000,000. The Class A Common Shares issued to the PIPE Investors, Lock-Up Investors, and Convertible Note Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated thereunder. See the section titled “Private Placement of Notes” for a description of the transactions contemplated by the Note Purchase Agreement.

Pursuant to our prior certificate of incorporation, each issued and outstanding share of DHHC Class B common stock, par value $0.0001 per share (the “DHHC Class B Common Stock”), converted into one Class A Common Share, par value $0.0001 per share, at the Closing.

Our Class A Common Shares and Public Warrants are currently listed on the on the NASDAQ under the symbols “UHG” and “UHGWW,” respectively.

The rights of holders of our Class A Common Shares and Warrants are governed by our Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”).

As of April 26, 2023, there were 10,621,073 Class A Common Shares and (ii) 36,973,877 shares of our Class B common stock (the “Class B Common Shares” and together with the Class A Common Shares, the “UHG Common Shares”) issued and outstanding.

Emerging Growth Company

We are an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year of the Company following the fifth anniversary of the consummation of the Company’s initial public offering, which occurred on January 25, 2021, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

Corporate Information

The Company was incorporated in the State of Delaware on October 7, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company completed its initial public offering on January 28, 2021. On March 30, 2023, the Company consummated the Business Combination. In connection with the Business Combination, we changed our name to United Homes Group, Inc. Our principal executive offices are located at 90 N Royal Tower Drive, Irmo, South Carolina 29063 and our telephone number is (212) 572-6260. Our website address is www.unitedhomesgroup.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	United Homes Group, Inc. (f/k/a DiamondHead Holdings Corp.)

Resale of Class A Common Shares

Class A Common Shares Offered by the Selling Stockholders

Up to 21,544,588 Class A Common Shares, which consists of (i) 744,588 Class A Common Shares issued to the Convertible Note Investors in connection with the PIPE Investment, and (ii) up to 20,800,000 Class A Common Shares that are issuable upon conversion of the Notes.

Notes offered by the Selling Stockholders	Senior convertible promissory notes, up to a combined $80,000,000 in original principal amount

Conversion	The Notes are convertible . See the section titled “Private Placement of Notes” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of the Class A Common Shares by the Selling Stockholders pursuant to this prospectus. See “Use of Proceeds.”

Market for Class A Common Shares and Public Warrants	Our Class A Common Shares and Public Warrants are currently traded on the NASDAQ under the symbols “UHG” and “UHGWW,” respectively.

Lock-up Restrictions

The Class A Common Shares held by the Selling Stockholders pursuant to the PIPE Investment are subject to the terms of the individual Subscription Agreements, which include restrictions on transfer untilthe termination of applicable lock-up periods. See “Private Placement of Notes” for further discussion.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Resale of the Notes

Securities	$80,000,000 in aggregate principal amount of Notes

Maturity Date	The Notes will mature on March 30, 2028

Interest Payment

The Notes bear interest at the rate of fifteen percent (15.0%) per annum for the first four years following the Issue Date of the Notes. The interest rate increases by one percent (1.0%) annually beginning on the fourth anniversary of the Issue Date of the Notes. The Notes mature and the entire unpaid principal amount and unpaid accrued interest on the Notes become payable on the fifth anniversary of the Issue Date (the “Maturity Date”). See the section titled “Private Placement of Notes” for further discussion.

Security	None. The Notes will be unsecured obligations of the Company.

Ranking	The Notes are our senior unsecured obligations.

Redemption

The Notes may be redeemed by the Company at any time prior to sixty (60) days before the Maturity Date by payment of all principal amounts and interest remaining outstanding at the time of redemption plus an additional amount to compensate the holder for the early repayment. The Notes are also subject to conversion at the option of the Company following the second anniversary of the closing of the Business Combination, but only if during a specified period following such second anniversary the Class A Common Shares trade at a price equal to or over $13.50 per share.

Conversion

Each Note (or any portion of a Note) is convertible at a holder’s option into Class A Common Shares, at any time after the first anniversary of March 30, 2023 until the maturity date of such Note, at a per share price equal to 80% of the value weighted average trading price per Class A Common Share during the Measurement Period, subject to a floor price of $5.00 and a maximum price of $10.00 per share. The conversion price is subject to customary adjustments for certain corporate events as provided in the Notes. If any such event occurs, the number of Class A Common Shares issuable upon conversion may be higher than implied by the initial conversion price.

Change of Control

If a Change of Control Transaction (as defined in the Note Purchase Agreement) occurs, then each holder may elect to be repaid in cash as of the closing of the Change of Control Transaction (with an additional premium payable if the closing is scheduled to occur before the end of the Measurement Period), convert the applicable Note into shares of the Company at the conversion price set forth in the Note (subject to certain adjustments if the Change of Control is scheduled to close before the end of the Measurement Period), or have the Note remain outstanding following the closing of the Change of Control Transaction.

Use of Proceeds	We will not receive any proceeds from the sale of the Notes by the Selling Stockholders pursuant to this prospectus. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

SUMMARY RISK FACTORS

An investment in shares of our equity securities involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

Risks Related to UHG’s Business, including:

●	UHG’s long-term growth depends upon its ability to acquire developed lots from affiliated land development companies, including Land to Lots, LLC, GS Jacobs Creek, LLC, and PC Land Development Co., LLC (collectively, the “Land Development Affiliates”) or other sellers, and the ability of such sellers to successfully identify and acquire desirable land parcels for residential build-out. A failure to successfully identify and acquire desirable land parcels for residential build-out could adversely affect UHG’s business or financial results.
●	UHG’s geographic concentration could materially and adversely affect its business or financial results if the homebuilding industry in its current markets should decline.
●	Constriction of the credit and capital markets could limit UHG’s ability to access financing and increase its costs of capital.
●	Because most of UHG’s customers finance the purchase of their homes, the terms and availability of mortgage financing can affect the demand for and the ability to complete the purchase of a home, which could materially and adversely affect UHG.
●	Increases in UHG’s home cancellation rate could have a negative impact on its home sales revenue and gross profit.
●	UHG cannot make any assurances that its growth strategies will be successful or will not expose it to additional risks or result in other negative consequences to its business or financial results.
●	UHG may not be able to complete or successfully integrate any potential future acquisitions or experience challenges in realizing expected benefits of each such acquisition.
●	Failure to find suitable subcontractors may have a material adverse effect on UHG’s standards of service.
●	UHG is required to obtain performance bonds and other government approvals, the unavailability of which could adversely affect its results of operations and cash flows.
●	UHG may not be able to compete effectively against competitors in the homebuilding industry.
●	UHG’s mortgage brokering joint venture may not be able to compete effectively in this area.
●	Homeowners Mortgage may be adversely affected by changes in governmental regulation.
●	UHG’s business and financial results could be adversely affected by significant inflation, higher interest rates or deflation.

Risks Related to the Homebuilding Industry, including:

●	The homebuilding industry is cyclical and affected by changes in general economic, real estate or other conditions that could adversely affect UHG’s business or financial results.
●	Homebuilding is subject to home warranty and construction defect claims in the ordinary course of business that can be significant, and reliance on subcontractors exposes builders such as UHG to regulatory risks that could adversely affect business or financial results.
●	Supply shortages and other risks related to acquiring lots, building materials and skilled labor could increase UHG’s costs and delay deliveries causing an adverse effect on UHG’s business or financial results.

●	Governmental regulations and environmental matters could increase the cost and limit the availability of UHG’s homebuilding projects and adversely affect its business or financial results.
●	Natural disasters, severe weather and adverse geologic conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which could materially and adversely affect UHG.

Risks Related to UHG’s Financing and Indebtedness, including:

●	UHG has significant amounts of debt and may incur additional debt. Incurrence of additional debt or a default under any of UHG’s loan agreements could affect UHG’s financial health and its ability to raise additional capital to fund its operations or potential acquisitions.
●	Servicing UHG’s debt requires a significant amount of cash, and it may not have sufficient cash flow to pay its substantial debt, which could adversely impact its business and financial results.
●	Failure to further extend the Wells Fargo Facility in 2024 could have a material adverse effect on our ability to meet the financing requirements of our business.

Risks Related to UHG’s Organization and Structure, including:

●	As a result of Michael Nieri’s relationship with UHG and the Land Development Affiliates, conflicts of interest may arise with respect to any transactions involving both UHG and one or more of the Land Development Affiliates, and Mr. Nieri’s interests may not be aligned with yours.
●	The dual class structure of UHG Common Shares has the effect of concentrating voting power with Michael Nieri, which may effectively eliminate your ability to influence the outcome of important transactions, including a change in control.
●	UHG is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If UHG relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
●	UHG’s corporate organizational documents and provisions of state law to which it is subject contain certain provisions that could have an anti-takeover effect and may delay, make more difficult, or prevent an attempted acquisition that you may favor or an attempted replacement of the Company’s board of directors (the “Board of Directors”) or management.
●	UHG may change its operational policies, investment guidelines, and business and growth strategies without stockholder consent which may subject it to different and more significant risks in the future that may adversely impact its business and financial results.
●	UHG is an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, its securities may be less attractive to investors.
●	Any joint venture investments that UHG makes could be adversely affected by its lack of sole decision-making authority, its reliance on co-ventures’ financial conditions, and disputes between it and its co-ventures.

Risk Related to an Investment in Our Securities, including:

●	The dual class structure of our common stock may adversely affect the trading market for the Class A Common Shares.
●	Resales of the Class A Common Shares could depress the market price of the Class A Common Shares.
●	If the Business Combination benefits do not meet the expectations of investors or securities analysts, the market price of UHG’s securities may decline.

●	The market price of Class A Common Shares after the Business Combination may be affected by factors different from those that affected the prices of DHHC Class A Common Stock.
●	Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.
●	The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.
●	The Company may issue additional shares of common or preferred stock under the United Homes Group, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) or otherwise, which would dilute the interest of the Company’s stockholders and likely present other risks.
●	UHG will be subject to financial reporting and other requirements as a public company for which its accounting and other management systems and resources may not be adequately prepared, adversely impacting stock price.
●	We have identified a material weakness in our internal control over financial reporting, and GSH previously identified material weaknesses in its internal control over financial reporting. If remediation of these material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence and, as a result, the value of the Class A Common Shares.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements” and “Summary Risk Factors,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Related to UHG’s Business

UHG’s long-term growth depends upon its ability to acquire developed lots from affiliated land development companies, including Land to Lots, LLC, GS Jacobs Creek, LLC, and PC Land Development Co., LLC (collectively, the “Land Development Affiliates”) or other sellers, and the ability of such sellers to successfully identify and acquire desirable land parcels for residential build-out. A failure to successfully identify and acquire desirable land parcels for residential build-out could adversely affect UHG’s business or financial results.

UHG’s long-term growth depends upon its ability to continually acquire developed lots from the Land Development Affiliates or other sellers on favorable terms. UHG also depends upon the ability of these entities to successfully identify and acquire attractive land parcels for the construction of UHG’s single-family homes at reasonable prices, and to develop such parcels in a manner that meets UHG’s criteria for developed lots. In addition, because UHG employs an asset-light business model, it may have access to fewer and less attractive homebuilding lots than if it owned lots outright, like some of its competitors who do not operate under an asset-light model.

The ability to acquire land parcels for new single-family homes may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning, and other market conditions, and there can be no assurance that an adequate supply of land parcels will continue to be available to UHG. If the supply of land parcels appropriate for development of single-family homes is limited because of these factors, or for any other reason, UHG’s ability to grow could be significantly limited, and the number of homes that UHG builds and sells could decline, which could materially and negatively affect its sales, profitability, stock performance, ability to service its debt obligations and future cash flows. To the extent that UHG is unable to purchase developed lots on a timely basis and at reasonable prices, UHG’s home sales revenue and results of operations could be negatively impacted.

UHG’s geographic concentration could materially and adversely affect its business or financial results if the homebuilding industry in its current markets should decline.

UHG currently builds and sells homes in South Carolina, with a smaller presence in Georgia. UHG’s business strategy is focused on the design, construction, and sale of single-family homes and townhomes across these key markets. Because UHG expects that its operations will be concentrated in the Southeastern United States, a prolonged economic downturn in this region, or in a particular industry or sector of employment that is fundamental to this region, could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition, and results of operations, and a disproportionately greater impact on UHG than other homebuilders with more geographically diversified operations.

Constriction of the credit and capital markets could limit UHG’s ability to access financing and increase its costs of capital.

During past economic and housing downturns, the credit markets constricted and reduced some sources of liquidity that were previously available to UHG. Consequently, UHG relied principally on its cash on hand to meet its working capital needs and repay outstanding indebtedness during those times. There likely will be similar periods in the future when financial market upheaval will increase UHG’s cost of capital or limit UHG’s ability to access the debt markets or obtain bank financing. During such times, UHG may not have sufficient cash on hand to meet its working capital needs and repay outstanding indebtedness.

The homebuilding industry is capital-intensive and requires significant up-front expenditures to acquire lots and begin construction on homes. There is no assurance that cash generated from UHG’s operations, borrowings incurred under its current credit agreements or project-level financing arrangements, or proceeds raised in capital markets transactions will be sufficient to finance

UHG’s projects or otherwise fund its liquidity needs. If UHG’s future cash flows from operations and other capital resources are insufficient to finance its projects or otherwise fund its liquidity needs, it may be forced to:

●	reduce or delay business activities, lot acquisitions and capital expenditures;
●	sell assets;
●	obtain additional debt or equity capital; or
●	restructure or refinance all or a portion of its debt on or before maturity.

These alternative measures may not be successful and UHG may not be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. In addition, the terms of UHG’s existing debt may limit its ability to pursue these alternatives. Further, UHG may seek additional capital in the form of project-level financing from time to time. The availability of borrowed funds, especially for construction financing, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. Construction activities may be adversely affected by any shortage or increased cost of financing or the unwillingness of third parties to engage in joint ventures. Any difficulty in obtaining sufficient capital for planned construction expenditures could cause project delays and any such delay could result in cost increases and may adversely affect UHG’s sales and future results of operations and cash flows.

The risks associated with UHG’s lots under development could adversely affect its business or financial results.

There are risks inherent in controlling, owning and building upon finished lots and housing inventory risks are substantial for UHG’s homebuilding activities. If housing demand declines, UHG may not be able to build and sell homes profitably in some target communities, and it may not be able to fully recover the costs of some of the lots it owns or which it is contracted to purchase. Also, the market value of UHG’s finished lots and housing inventories may fluctuate significantly due to changes in market conditions. As a result, its deposits for lots controlled under purchase contracts may be put at risk because the measures it employs to manage inventory risk, including its asset-light lot operating strategy, may not be adequate to insulate operations from a severe drop in inventory values, and it may have to sell homes for a lower profit margin or record inventory impairment charges on its lots.

Because real estate investments are relatively illiquid, UHG’s ability to promptly sell one or more properties for reasonable prices in response to changing economic, financial, and investment conditions may be limited, and it may be forced to hold non-income producing properties for extended periods of time. UHG cannot predict whether it will be able to sell any property for the price or on the terms that it sets or whether any price or other terms offered by a prospective purchaser would be acceptable, nor can it predict the length of time needed to find a willing purchaser and to close the sale of a property. A significant deterioration in economic or homebuilding industry conditions may result in substantial inventory impairment charges. If UHG is unable to develop its communities successfully or within expected timeframes, its results of operations could be adversely affected.

Because most of UHG’s customers finance the purchase of their homes, the terms and availability of mortgage financing can affect the demand for and the ability to complete the purchase of a home, which could materially and adversely affect UHG.

A substantial majority of UHG’s customers finance their home purchases through lenders that provide mortgage financing. Rising interest rates, decreased availability of mortgage financing, reduced access to certain mortgage programs, higher down payment requirements or increased monthly mortgage costs, among other factors, may lead to reduced demand for UHG’s homes and mortgage loans. Mortgage interest rates have generally trended downward for the last several decades and reached historic lows in the summer of 2020, which made the homes UHG sells more affordable. However, more recently, mortgage interest rates have abruptly climbed, and UHG cannot predict whether they will continue to climb, remain at the current levels, or fall. If mortgage rates continue at current levels or climb further, the ability of prospective homebuyers to finance home purchases may be adversely affected and, as a result, UHG’s business, operating results and financial condition may be adversely affected.

Decreases in the availability of credit and increases in the cost of credit adversely affect the ability of homebuyers to obtain or service mortgage debt. Entry-level and first-time move-up homebuyers are the primary source of demand for UHG’s new homes. Entry-level homebuyers are generally more affected by the availability of financing than other potential homebuyers. Entry-level homebuyers are an important source of UHG’s demand, representing 54.2% and 48.6% of total sales by unit during the years ended December 31, 2021 and December 31, 2022, respectively. In addition, many of UHG’s potential move-up homebuyers must sell their existing homes in order to buy a home from UHG. Where potential homebuyers must sell their existing homes in order to buy a new home, increases in mortgage costs, lack of availability of mortgages, and/or regulatory changes could prevent the buyers of potential homebuyers’ existing homes from obtaining a mortgage, which would result in the inability of a significant number of UHG’s potential customers to buy a new home. Similar risks apply to those buyers who are awaiting delivery of their homes and are currently in backlog. The success of homebuilders depends on the ability of potential homebuyers to obtain mortgages for the purchase of homes. If UHG’s customers (or potential buyers of its customers’ existing homes) cannot obtain suitable financing, UHG’s sales and results of operations could be adversely affected and the price of its securities may decline.

The federal government has taken on a significant role in supporting mortgage lending through its conservatorship of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), both of which purchase home mortgages and mortgage-backed securities originated by mortgage lenders, and its insurance of mortgages originated by lenders through the Federal Housing Administration (“FHA”) and Veterans Administration (“VA”). The FHA insures mortgage loans that generally have lower credit requirements and is an important source for financing the sale of UHG’s homes. The secondary market for mortgage loans continues to primarily prefer securities backed by Fannie Mae, Freddie Mac or Ginnie Mae, and UHG believes the liquidity these agencies provide to the mortgage industry is important to the housing market. The availability and affordability of mortgage loans, including interest rates for such loans, could be adversely affected by a curtailment or cessation of the federal government’s mortgage-related programs or policies. Additionally, the FHA may continue to impose stricter loan qualification standards, raise minimum down payment requirements, impose higher mortgage insurance premiums and other costs, or limit the number of mortgages it insures. Due to federal budget deficits, the U.S. Treasury may not be able to continue supporting the mortgage-related activities of Fannie Mae, Freddie Mac, the FHA and the VA at present levels, or it may revise significantly the federal government’s participation in and support of the residential mortgage market. Because the availability of Fannie Mae, Freddie Mac, FHA and VA-backed mortgage financing is an important factor in marketing and selling many of UHG’s homes, any limitations, restrictions or changes in the availability of such government-backed financing could reduce UHG’s home sales, which could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations.

Increases in UHG’s home cancellation rate could have a negative impact on its home sales revenue and gross profit.

UHG’s backlog reflects sales contracts with homebuyers for homes that have not yet been delivered. UHG has received a deposit from a homebuyer for most homes reflected in its backlog and, generally, has the right to retain the deposit if the homebuyer fails to comply with his or her obligations under the sales contract, subject to certain exceptions, including as a result of state and local law, the homebuyer’s inability to sell his or her current home or, in certain circumstances, the homebuyer’s inability to obtain suitable financing. Home order cancellations negatively impact the number of closed homes, net new home orders, home sales revenue and results of operations, as well as the number of homes in backlog. Home order cancellations can result from a number of factors, including declines or slow appreciation in the market value of homes, increases in the supply of homes available to be purchased, increased competition, higher mortgage interest rates, homebuyers’ inability to sell their existing homes, homebuyers’ inability to obtain suitable financing, including providing sufficient down payments, and adverse changes in economic conditions. Cancellation rates have been on the rise in the broad market in recent months. An increase in the level of UHG’s home order cancellations could have a negative impact on its business, prospects, liquidity, financial condition and results of operations.

Tax law changes that increase the after-tax costs of owning a home could prevent potential customers from buying UHG’s homes and adversely affect its business or financial results.

Changes in federal income tax laws may affect the demand for new homes. Significant expenses of owning a home, including mortgage interest and real estate taxes, have historically been deductible expenses for an individual’s U.S. federal, and in some cases, state income taxes, subject to various limitations under current tax law and policy. The Tax Cuts and the Jumpstart Our Business Startups Act (the “JOBS Act”), which became effective January 1, 2018, includes provisions which impose significant limitations with respect to these income tax deductions. For instance, the annual deduction for real estate taxes and state local income taxes (or sales in lieu of income taxes) is now generally limited to $10,000. Furthermore, through the end of 2025, the deduction for mortgage interest is generally only available with respect to the first $750,000 of a new mortgage and there is no longer a federal deduction for interest on home equity loans. If the U.S. federal government or a state government further changes its income tax laws to further eliminate or substantially limit these income tax deductions, the after-tax cost of owning a new home would further increase for many potential customers. The resulting loss or reduction of these homeowner tax deductions that have historically been available has and could further reduce the perceived affordability of homeownership, and therefore the demand for and sales price of new homes, including those built by UHG. In addition, increases in property tax rates or fees on developers by local governmental authorities, as experienced in response to reduced federal and state funding or to fund local initiatives, such as funding schools or road improvements, or increases in insurance premiums can adversely affect the ability of potential customers to obtain financing or their desire to purchase new homes, and can have an adverse impact on UHG’s business and financial results.

UHG cannot make any assurances that its growth strategies will be successful or will not expose it to additional risks or result in other negative consequences to its business or financial results.

UHG intends to achieve its primary business objectives by executing on its growth strategies of continuing to leverage key macro housing trends, capitalizing on strong growth in core markets, engaging in accretive mergers and acquisitions, entering into programmatic build-to-rent partnerships, and identifying ancillary revenue growth opportunities, all of which are discussed in detail in the “Business” section of this prospectus. While UHG has a record of growth and significant achievement in the past, this does not guarantee UHG will continue to perform successfully.

UHG will employ an asset-light lot acquisition strategy with a focus on the design, construction and sale of single-family homes and townhomes, and will utilize the Land Development Affiliates to handle land acquisition and development to maximize profits and enhance its access to capital. See “Business - Land Acquisition Strategy and Development Process” herein for additional information. UHG has not previously operated under this structure, and since land development is critical to homebuilding and sales, this measure could adversely affect its results of operations.

UHG intends to capitalize on its demonstrated operational experience to grow its market share within its existing markets and to opportunistically expand into new markets where it identifies strong economic and demographic trends that provide opportunities to build homes that meet its profit and return objectives. These strategic decisions may not advance its business strategy, provide a satisfactory return on its investment or provide any other anticipated benefits. Additionally, the execution and integration of any of these growth and expansion initiatives may not be successful and may require significant time and resources, which would divert management’s attention from other operations. Any of these initiatives could also expose UHG to material liabilities not discovered in the due diligence process and may lead to litigation. If these initiatives under-perform expectations or are unsuccessful, UHG may incur significant expenses or write-offs of inventory, other assets or intangible assets such as goodwill and company brand, and this will adversely affect UHG’s business and financial results.

UHG may not be able to complete or successfully integrate any potential future acquisitions or experience challenges in realizing expected benefits of each such acquisition.

From time to time, UHG may evaluate possible acquisitions, some of which may be material. Potential future acquisitions may pose significant risks to UHG’s existing operations if they cannot be successfully integrated. These acquisitions would place additional demands on UHG’s managerial, operational, financial and other resources and create operational complexity requiring additional personnel and other resources. In addition, UHG may not be able to successfully finance or integrate any businesses that it acquires. Furthermore, the integration of any acquisition may divert management’s time and resources from UHG’s core business and disrupt its operations. Moreover, even if UHG is successful in integrating newly acquired businesses or assets, expected synergies or cost savings may not materialize, resulting in lower-than-expected benefits to UHG from such transactions. UHG may spend time and money on projects that do not increase its revenue. Additionally, when making acquisitions, it may not be possible for UHG to conduct a detailed investigation of the nature of the business or assets being acquired, for instance, due to time constraints in making the decision and other factors. UHG may become responsible for additional liabilities or obligations not foreseen at the time of an acquisition. To the extent UHG pays the purchase price of an acquisition in cash, such an acquisition would reduce its cash reserves, and, to the extent the purchase price of an acquisition is paid with UHG’s stock, such an acquisition could be dilutive to UHG’s stockholders. To the extent UHG pays the purchase price of an acquisition with proceeds from the incurrence of debt, such an acquisition would increase UHG’s level of indebtedness and could negatively affect its liquidity and restrict its operations. Further, to the extent that the purchase price of an acquisition is paid in the form of an earn out on future financial results, the success of such an acquisition will not be fully realized by UHG for a period of time as it is shared with the sellers. All of the above risks could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition and results of operations.

Failure to find suitable subcontractors may have a material adverse effect on UHG’s standards of service.

Substantially all of UHG’s construction work is done by third-party subcontractors with UHG acting as the general contractor. Accordingly, the timing and quality of UHG’s construction depends on the availability and skill of its subcontractors. The difficult operating environment over the last seven years in the United States has resulted in the failure of some subcontractors’ businesses and may result in further failures. In addition, reduced levels of homebuilding in the United States have led to some skilled tradesmen leaving the industry to take jobs in other sectors. UHG does not have long-term contractual commitments with any subcontractors, and there can be no assurance that skilled subcontractors will continue to be available at reasonable rates and in the areas in which UHG conducts its operations.

In the future, certain of the subcontractors UHG engages with may be represented by labor unions or subject to collective bargaining arrangements that require the payment of prevailing wages that are higher than normally expected on a residential construction site. A strike or other work stoppage involving any of UHG’s subcontractors could also make it difficult to retain subcontractors for its construction work. In addition, union activity could result in UHG paying higher costs to retain its subcontractors. The inability to contract with skilled subcontractors at reasonable costs on a timely basis could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition, and results of operations.

UHG could be adversely affected by efforts to impose joint employer liability on it for labor law violations committed by its subcontractors.

Although subcontractors are independent of the homebuilders that contract with them under normal management practices and the terms of trade contracts and subcontracts within the homebuilding industry, if regulatory agencies reclassify the employees of subcontractors as employees of homebuilders, UHG could be responsible for wage, hour, and other employment-related liabilities of their subcontractors, which could adversely affect its results of operations and business or financial results.

UHG may suffer significant financial harm and loss of reputation if it does not comply, cannot comply or is alleged to have not complied with applicable laws, rules and regulations concerning its classification and compensation practices for independent contractors.

UHG retains various independent contractors and subcontractors. With respect to these independent contractors, UHG is subject to the IRS regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation, and it might be determined that the independent contractor classification is inapplicable to any sales agents, vendors or any other entity characterized as an independent contractor. Further, if legal standards for the classification of independent contractors change or appear to be changing, UHG may need to modify its compensation and benefits structure for such independent contractors, including by paying additional compensation or reimbursing expenses.

There can be no assurance that legislative, judicial, administrative or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change the independent contractor classification of any individual or vendor currently characterized as independent contractors doing business with us. Potential changes, if any, with respect to such classification could have a significant effect on UHG’s operating model. Further, the costs associated with any such potential changes could have a significant effect on UHG’s results of operations and financial condition if it were unable to pass through an increase in price corresponding to such increased costs to its customers. Additionally, UHG could incur substantial costs, penalties and damages, including back pay, unpaid benefits, taxes, expense reimbursement and attorneys’ fees in defending future challenges to its employment classification or compensation practices.

UHG is required to obtain performance bonds and other government approvals, the unavailability of which could adversely affect its results of operations and cash flows.

UHG is often required to provide surety bonds to secure its performance or obligations under construction contracts, development agreements and other arrangements. Its ability to obtain surety bonds primarily depends upon its credit rating, financial condition, past performance and other factors, including the capacity of the surety market and the underwriting practices of surety bond issuers. The ability to obtain surety bonds also can be impacted by the willingness of insurance companies to issue performance bonds for construction and development activities. In addition, some municipalities and governmental authorities have been reluctant to accept surety bonds and instead require enhancements such as cash deposits or letters of credit, in order to maintain existing bonds or to issue new bonds. If UHG is unable to obtain surety bonds when required, or if it is required to provide credit enhancements with respect to its current or future bonds or in place of bonds, its results of operations and cash flows could be adversely affected.

UHG may suffer uninsured losses or suffer material losses in excess of insurance limits adversely affecting its business or financial results.

Material losses or liabilities in excess of insurance proceeds may occur in the future. UHG could suffer physical damage to property and liabilities resulting in losses that may not be fully compensated by insurance. In addition, certain types of risks, such as personal injury claims, may be, or may become in the future, either uninsurable or not economically insurable, or may not be currently or in the future covered by its insurance policies. The costs of insuring against construction defect, product liability and director and officer claims are substantial, and the cost of insurance for its operations may rise, deductibles and retentions may increase, and the availability of insurance may diminish. Should an uninsured loss or a loss in excess of insured limits occur, UHG could sustain financial loss or lose capital invested in the affected property as well as anticipated future income from that property. In addition, it could be liable to repair damage or meet liabilities caused by uninsured risks and may also be liable for any debt or other financial obligations related to affected property. Material losses or liabilities in excess of insurance proceeds may occur in the future.

In the United States, the coverage offered and the availability of general liability insurance for construction defects is currently limited and is costly. As a result, an increasing number of UHG’s subcontractors in the United States may be unable to obtain insurance. If UHG cannot effectively recover construction defect liabilities and costs of defense from its subcontractors or their insurers, or if it has self-insured liabilities, it may suffer losses. Coverage may be further restricted and become even more costly. Such circumstances could adversely affect UHG’s business, financial condition, and operating results.

UHG is subject to litigation and other legal proceedings that could harm its business if an unfavorable ruling were to occur.

From time to time, UHG is involved in litigation and other legal proceedings relating to claims arising from its operations in the normal course of business. UHG is currently subject to certain legal proceedings. Litigation is subject to inherent uncertainties, and unfavorable rulings may occur. These or other litigation or legal proceedings could materially affect UHG’s ability to conduct its business in the manner that it expects or otherwise adversely affect UHG should an unfavorable ruling occur.

A major health and safety incident relating to UHG’s business could be costly in terms of potential liabilities and reputational damage.

Operating in the homebuilding industry poses certain inherent health and safety risks and building sites are inherently dangerous. Due to health and safety regulatory requirements and the number of projects UHG works on, health and safety performance is critical to the success of all areas of its business. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements or litigation, and a failure that results in a major or significant health and safety incident is likely to be costly in terms of potential liabilities incurred as a result. Such a failure could generate significant negative publicity and have a corresponding impact on its reputation, its relationships with relevant regulatory agencies, governmental authorities and local communities, and its ability to win new business, which in turn could have a material adverse effect on its business, prospects, liquidity, financial condition and results of operations.

Difficulties with appraisal valuations in relation to the proposed sales price of UHG’s homes could force UHG to reduce the price of its homes for sale.

UHG’s home sales may require an appraisal of each home value before closing. Appraisals are professional judgments of the market value of the property and are based on a variety of market factors. If UHG’s internal valuations of the market and pricing do not line up with the appraisal valuations and appraisals are not at or near the agreed upon sales price, UHG may be forced to reduce the sales price of the home to complete the sale. These appraisal issues could have a material adverse effect on UHG’s business and results of operations.

Fluctuations in real estate values may require UHG to write-down the book value of its real estate assets. The homebuilding industry is subject to significant variability and fluctuations in real estate values. As a result, UHG may be required to write-down the book value of its real estate assets in accordance with GAAP, and some of those write-downs could be material. Any material write-downs of assets could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition and results of operations.

UHG may not be able to compete effectively against competitors in the homebuilding industry.

UHG operates in a very competitive environment which is characterized by competition from a number of other homebuilders in each market in which it operates. Additionally, there are relatively low barriers to entry into the business. UHG competes with numerous large national and regional homebuilding companies and with smaller local homebuilders and land developers for, among other things, home buyers, desirable land parcels, financing, raw materials and skilled management and labor resources. These competitors may independently develop land and construct housing units that are superior or substantially similar to UHG’s products. Increased competition could hurt UHG’s business, as it could prevent UHG from acquiring attractive lots on which to build homes or make such acquisitions more expensive, hinder its market share expansion and cause it to increase its selling incentives and reduce its prices. If UHG is unable to compete effectively in its markets, its business could decline disproportionately to its competitors, and its results of operations and financial condition could be adversely affected.

UHG may be at a competitive disadvantage with regard to certain of its large national and regional homebuilding competitors whose operations are more geographically diversified than UHG’s, as these competitors may be better able to withstand any future regional downturn in the housing market. UHG competes directly with a number of large national and regional homebuilders that may have longer operating histories and greater financial and operational resources than UHG. Many of these competitors also have longstanding relationships with subcontractors and suppliers in the markets in which UHG operates. This may give competitors an advantage in securing materials and labor at lower prices, marketing their products and allowing their homes to be delivered to customers more quickly and at more favorable prices. This competition could reduce UHG’s market share and limit its ability to expand the business as planned.

UHG’s mortgage brokering joint venture may not be able to compete effectively in this area.

UHG will participate in the brokering of mortgage loans through its engagement in its joint venture mortgage brokerage company, Homeowners Mortgage, which was recently launched and brokers loans for financing UHG’s home sales. The competitors to Homeowners Mortgage include mortgage brokers and lenders, including national, regional and local mortgage brokers, banks, and other financial institutions. Some of these competitors are subject to fewer governmental regulations and have greater access to capital than Homeowners Mortgage, and some of them may operate with different criteria. These competitors may offer a broader or more attractive array of financing and other products and services to potential customers than Homeowners Mortgage. For these reasons, Homeowners Mortgage, and therefore UHG, may not be able to compete effectively in the mortgage banking business.

Homeowners Mortgage may be adversely affected by changes in governmental regulation.

Changes in governmental regulation with respect to mortgage brokers and lenders could adversely affect the financial results of Homeowners Mortgage, which in turn could adversely affect UHG’s business. Homeowners Mortgage is subject to numerous federal, state and local laws and regulations, which, among other things: prohibit discrimination and establish underwriting guidelines; require appraisals and/or credit reports on prospective borrowers and disclosure of certain information concerning credit and settlement costs; establish maximum loan amounts; prohibit predatory lending practices; and regulate the referral of business to affiliated entities.

The regulatory environment for mortgage lending is complex and ever changing and has led to an increase in the number of audits, examinations and investigations in the industry. The 2008 housing downturn resulted in numerous changes in the regulatory framework of the financial services industry. More recently, in response to COVID-19, federal agencies, state governments and private lenders are proactively providing relief to borrowers in the housing market by, subject to requirements, suspending home foreclosures and granting payment forbearance, among other things. These relief measures are temporary, but these changes and others could become incorporated into the current regulatory framework. Any changes or new enactments could result in more stringent compliance standards, which could adversely affect UHG’s financial condition and results of operations and the market perception of its business. Additionally, if Homeowners Mortgage is unable to broker mortgages for any reason going forward, its customers may experience significant mortgage loan funding issues, which could have a negative impact on UHG’s homebuilding business.

UHG’s business and financial results could be adversely affected by significant inflation, higher interest rates or deflation.

Inflation can adversely affect UHG by increasing costs of the lots, materials and labor it needs to operate its business. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on housing affordability, thereby further decreasing demand. In a highly inflationary environment, depending on industry and other economic conditions, UHG may be precluded from raising home prices enough to keep up with the rate of inflation, which could reduce its profit margins. Moreover, in a highly inflationary environment, its cost of capital, labor and materials can increase, and the purchasing power of its cash resources can decline, which could have an adverse impact on its business or financial results.

Alternatively, a significant period of deflation could cause a decrease in overall spending and borrowing levels. This could lead to deterioration in economic conditions, including an increase in the rate of unemployment. Deflation could also cause the value of UHG’s inventories to decline or reduce the value of existing homes below the related mortgage loan balance, which could potentially increase the supply of existing homes. If oil prices decline significantly, economic conditions in markets that have significant exposure to the energy sector may weaken. These, or other factors that increase the risk of significant deflation, could have a negative impact on UHG’s business or financial results.

Negative publicity may affect UHG’s business performance and could affect its stock price.

Unfavorable media related to UHG’s industry, company, brands, marketing, personnel, operations, business performance, or prospects may affect its stock price and the performance of its business, regardless of the accuracy or inaccuracy of the media report. UHG’s success in maintaining, extending, and expanding its brand image depends on its ability to adapt to a rapidly changing media environment. Adverse publicity or negative commentary on social media outlets, such as blogs, websites, or newsletters, could hurt operating results, as consumers might avoid brands that receive bad press or negative reviews. Negative publicity may result in a decrease in operating results that could lead to a decline in the price of its securities and cause you to lose all or a portion of your investment.

Public health issues such as a major epidemic or pandemic could adversely affect UHG’s business or financial results.

The United States and other countries have experienced, and may experience in the future, outbreaks of contagious diseases that affect public health and public perception of health risk. In December 2019, COVID-19 emerged in the Wuhan region of China and subsequently spread worldwide. The World Health Organization declared COVID-19 a pandemic, resulting in federal, state and local governments and private entities mandating various restrictions, requiring closure of non-essential businesses for a period of time. In all of the municipalities in which UHG operates, residential construction and financial services have been deemed essential businesses as part of critical infrastructure, and UHG has continued its homebuilding operations in those markets. UHG implemented operational protocols to comply with social distancing and other health and safety standards as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.

UHG has experienced some supply-chain issues that delayed deliveries related to COVID-19. As of the date of this prospectus, UHG’s projects are on-schedule and UHG does not expect operations to be materially impacted by the COVID-19 pandemic. UHG has not experienced significant impacts from COVID-19 on its revenue in 2021 or in 2022, but it may experience impacts from quarantines, market downturns, and changes in consumer behavior related to the pandemic in 2023 and in the future. The extent to which the COVID-19 outbreak or a similar pandemic may impact UHG’s business, results of operations, liquidity and financial condition will depend on future developments that are highly uncertain and cannot be predicted, including the ultimate geographic spread of COVID-19; the severity of the virus; the duration of the outbreak; the length of travel restrictions; business closures imposed by the governments of impacted countries, states, and municipalities; the implementation, rollout, and efficacy of a vaccine; and any new information that may emerge concerning the severity of the virus and the actions to contain its impact.

Increasing attention to environmental, social and governance matters may impact UHG’s business, financial results or stock price.

In recent years, increasing attention has been given to corporate activities related to environmental, social and governance (“ESG”) matters in public discourse and the investment community. A number of advocacy groups, both domestically and internationally, have campaigned for governmental and private action to promote change at public companies related to ESG matters, including through the investment and voting practices of investment advisers, public pension funds, universities and other members of the investing community. These activities include increasing attention and demands for action related to climate change and promoting the use of energy saving building materials. A failure to comply with investor or customer expectations and standards, which are evolving, or if UHG is perceived to not have responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, could also cause reputational harm to UHG’s business and could have a material adverse effect on UHG. In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings systems for evaluating companies on their approach to ESG matters. These ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings may lead to increased negative investor sentiment toward UHG and its industry and to the diversion of investment to other industries, which could have a negative impact on UHG’s stock price and access to and costs of capital.

An information systems interruption or breach in security could adversely affect UHG.

UHG relies on accounting, financial and operational management information systems to conduct its operations. Any disruption in these systems, or the systems of affiliates and other third parties that UHG conducts business with, could adversely affect UHG’s ability to conduct its business. UHG’s computer systems are subject to damage or interruption from power outages, computer attacks by hackers, viruses, catastrophes, hardware and software failures and breach of data security protocols by its personnel or third-party service providers. If UHG were to experience a significant period of disruption in information technology systems that involve interactions with customers or suppliers, it could result in the loss of sales and customers and significant incremental costs, which could adversely affect its business.

Furthermore, any security breach of information systems or data could result in the misappropriation or unauthorized disclosure of proprietary, personal and confidential information, including information related to employees, counter-parties, and customers, which could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to its reputation and a loss of confidence in its security measures, which could harm its business. While UHG has not experienced cyber security incidents in the past, there can be no assurance that future cyber security incidents will not have a material impact on UHG’s business or operations.

UHG’s business is subject to complex and evolving U.S. laws and regulations regarding privacy and data protection.

As part of UHG’s normal business activities, UHG collects and stores certain information, including information specific to homebuyers, customers, employees, vendors and suppliers. UHG may share some of this information with third parties who assist UHG with certain aspects of its business. The regulatory environment surrounding data privacy and protection is constantly evolving and can be subject to significant change. Laws and regulations governing data privacy and the unauthorized disclosure of confidential information pose increasingly complex compliance challenges and potentially elevate UHG’s costs. Any failure, or perceived failure, by UHG to comply with applicable data protection laws could result in proceedings or actions against UHG by governmental entities or others, subject UHG to significant fines, penalties, judgments and negative publicity, require UHG to change its business practices, increase the costs and complexity of compliance and adversely affect UHG’s business. As noted above, UHG is also subject to the possibility of cyber incidents or attacks, which themselves may result in a violation of these laws. Additionally, if UHG acquires a company that has violated or is not in compliance with applicable data protection laws, UHG may incur significant liabilities and penalties as a result.

Acts of war or terrorism may seriously harm UHG’s business.

Acts of war, any outbreak or escalation of hostilities between the United States and any foreign power or acts of terrorism may cause disruption to the U.S. economy, or the local economies of the markets in which UHG operates, cause shortages of building materials, increase costs associated with obtaining building materials, result in building code changes that could increase costs of construction, affect job growth and consumer confidence, or cause economic changes that UHG cannot anticipate. Each of these events could reduce demand for UHG’s homes and adversely impact its business, prospects, liquidity, financial condition and results of operations.

Risks Related to the Homebuilding Industry

The homebuilding industry is cyclical and affected by changes in general economic, real estate or other conditions that could adversely affect UHG’s business or financial results.

The residential homebuilding industry is highly cyclical and can be significantly affected by changes in local and general economic conditions that are outside of UHG’s control, including changes in:

●	the availability of construction and permanent mortgages;
●	the supply of developable land in markets in which UHG operates;
●	the supply of building materials and appliances;
●	consumer confidence, income and spending generally and the confidence, income and spending of potential homebuyers in particular;
●	levels of employment, job and personal income growth, and household debt-to-income levels;
●	the availability and costs of financing for homebuyers;
●	private and federal mortgage financing programs and federal, state, and local regulation of lending practices related to the purchase of homes;
●	short- and long-term interest rates;

●	federal and state income tax provisions, including provisions for the deduction of mortgage interest payments;
●	real estate taxes;
●	inflation;
●	the ability of existing homeowners to sell their existing homes at prices that are acceptable to them;
●	housing demand from population growth and other demographic changes (including immigration levels and trends in urban and suburban migration);
●	the supply of new or existing homes and other housing alternatives to new homes, such as apartments, foreclosed homes, homes held for sale by investors, and other existing residential and rental property;
●	the physical and mental health of homebuyers;
●	inclement weather, natural disasters, other calamities and other environmental conditions that can delay the delivery of our homes and/or increase UHG’s costs;
●	demographic trends; and
●	U.S. and global financial system and credit markets, including stock market and credit market volatility.

Adverse changes in these general and local economic conditions or a downturn in the broader economy would have a negative impact on UHG’s business and financial results. Changes in these economic conditions may affect some of UHG’s regions or markets more than others. If adverse conditions affect the larger markets that UHG serves, they could have a disproportionately greater impact on UHG than on other homebuilding companies. In addition, an important segment of UHG’s customer base consists of first-time and second-time move-up buyers, who often purchase homes subject to contingencies related to the sale of their existing homes, and therefore will be affected by downturn in the resale market. Further, UHG also competes with the resale, or “previously owned,” home market. The difficulties facing these buyers in selling their homes during periods of economic downturn may adversely affect UHG’s sales, and moreover, during such periods UHG may need to reduce its sale prices and offer greater incentives to buyers to compete for sales, which may reduce its margins.

In the past, the federal government’s fiscal and trade policies and economic stimulus actions have created uncertainty in the financial markets and caused volatility in interest rates, which impacted business and consumer behavior, particularly in the real estate industry. Monetary policy actions affecting interest rates or fiscal policy actions and new legislation related to taxation, spending levels or borrowing limits, along with the related political debates, conflicts and compromises associated with such actions, may negatively impact the financial markets and consumer confidence. Such events could hurt the U.S. economy and the housing market and, in turn, could adversely affect the operating results of UHG’s businesses.

Weather conditions and natural disasters, such as hurricanes, tornadoes, floods, earthquakes, and heavy or prolonged precipitation, can harm UHG’s business. These can delay UHG’s home construction and home closings, adversely affect the cost or availability of materials or labor or damage homes under construction. The climate and geology of the states in which UHG operates have experienced recent natural disasters and present increased risks of adverse weather or natural disasters.

Any of the foregoing adverse changes in general economic, real estate or other conditions may cause potential customers to be less willing or able to buy UHG’s homes. In the future, UHG’s pricing and product strategies may also be limited by market conditions. UHG may be unable to change the mix of its home offerings, reduce the costs of the homes it builds, offer homes at lower prices or satisfactorily address changing market conditions in other ways without adversely affecting its profits and returns. In addition, cancellations of home sales contracts in backlog may increase if homebuyers do not honor their contracts due to any of the factors discussed above.

Homebuilding is subject to home warranty and construction defect claims in the ordinary course of business that can be significant, and reliance on subcontractors exposes builders such as UHG to regulatory risks that could adversely affect business or financial results.

UHG is subject to home warranty and construction defect claims arising in the ordinary course of its homebuilding business. UHG relies on subcontractors to perform the actual construction of its homes, and in many cases, to select and obtain construction materials. Despite UHG’s detailed specifications and monitoring of the construction process, its subcontractors occasionally do not meet adequate quality standards in the construction of its homes. When UHG finds these issues, it repairs them in accordance with its warranty obligations. Additionally, UHG is subject to construction defect claims which can be costly to defend and resolve in the legal system. Warranty and construction defect matters can also result in negative publicity in the media and on the internet, which can damage UHG’s reputation and adversely affect its ability to sell homes.

Based on the large number of homes UHG has sold over the years, its potential liabilities related to warranty and construction defect claims are significant. As a consequence, UHG maintains product liability insurance, and seeks to obtain indemnities and certificates of insurance from subcontractors covering claims related to their workmanship and materials. UHG establishes warranty and other reserves for the homes it sells based on its historical experience in its markets and its judgment of the qualitative risks associated with the types of homes built. Because of the uncertainties inherent to these matters, UHG cannot provide assurance that its insurance coverage, its subcontractor arrangements and its reserves will be adequate to address all of its future warranty and construction defect claims. Contractual indemnities can be difficult to enforce against subcontractors, and some types of claims may not be covered by insurance or may exceed applicable coverage limits. Additionally, the coverage offered by and the availability of product liability insurance for construction defects is limited and costly. There can be no assurance that coverage will not be further restricted or become more costly. If costs to resolve future warranty and construction defect claims exceed UHG’s estimates, its financial results and liquidity could be adversely affected.

Supply shortages and other risks related to acquiring lots, building materials and skilled labor could increase UHG’s costs and delay deliveries causing an adverse effect on UHG’s business or financial results.

The homebuilding industry has from time to time experienced significant difficulties that can affect the cost or timing of construction, including:

●	difficulty in acquiring lots suitable for residential building at affordable prices in locations where potential customers want to live;
●	shortages of qualified subcontractors and skilled labor;
●	reliance on local subcontractors, manufacturers, distributors and land developers who may be inadequately capitalized;
●	shortages of materials; and
●	significant increases in the cost of materials, particularly increases in the price of lumber, drywall and cement, which are significant components of home construction costs.

These lots, labor and materials shortages can be more severe during periods of strong demand for housing or during periods where the regions in which UHG operates experience natural disasters that have a significant impact on existing residential and commercial structures. The cost of labor and materials may also increase during periods of shortages or high inflation. In addition, tariffs, duties and/or trade restrictions imposed or increased on imported materials and goods that are used in connection with the construction and delivery of UHG’s homes, including steel, aluminum and lumber, may raise its costs for these items or for the products made with them. These factors may cause construction delays or cause UHG to incur more costs building its homes. If the level of new home demand increases significantly in future periods, the risk of shortages and cost increases in residential lots, labor and materials available to the homebuilding industry will likely increase.

Governmental regulations and environmental matters could increase the cost and limit the availability of UHG’s homebuilding projects and adversely affect its business or financial results.

UHG is subject to extensive and complex regulations that affect home construction, including zoning, density restrictions, building design and building standards. Projects that are not fully permitted and approved may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. UHG may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future. These regulations often provide broad discretion to the administering governmental authorities as to the conditions UHG must meet prior to construction being approved, if approved at all. UHG is subject to determinations by these authorities as to the adequacy of water or sewage facilities, roads or other local services. Government authorities in many markets have implemented no growth or growth-control initiatives. New housing developments may also be subject to various assessments for schools, parks, streets and other public improvements. Any of these may limit, delay or increase the costs of home construction. From time to time UHG receives notices of complaint from the South Carolina Department of Labor, Licensing and Regulation, Division of Professional and Occupational Licensing, Office of Investigations and Enforcement (“LLR”). These complaints arise when a UHG customer contacts LLR complaining of substandard work or other standards or code violations. There is one LLR matter that is currently outstanding against UHG; however, UHG has responded to this matter and has worked with the customer in an effort to resolve their concerns. UHG believes this matter will be dismissed and closed.

UHG is also subject to a significant number and variety of local, state and federal laws and regulations concerning protection of health, safety, labor standards and the environment. The impact of environmental laws varies depending upon the prior uses of the building site or adjoining properties and may be greater in areas with less supply where undeveloped land or desirable alternatives are less available. These matters may result in delays, may cause UHG to incur substantial compliance, remediation, mitigation and other costs, and can prohibit or severely restrict development and homebuilding activity in environmentally sensitive regions or areas. Government agencies also routinely initiate audits, reviews or investigations of developers and homebuilders’ business practices to ensure compliance with these laws and regulations, which could cause UHG to incur costs or create other disruptions in its business that can be significant.

Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for related damages, including for bodily injury, and for investigation or clean-up costs incurred by such parties in connection with the contamination. A mitigation system may be installed during the construction of a home if cleanup does not remove all contaminants of concern or to address a naturally occurring condition such as methane. Some buyers may not want to purchase a home with a mitigation system.

Government restrictions, standards, or regulations intended to reduce greenhouse gas emissions or potential climate change impacts are likely to result in restrictions on land development in certain areas and may increase energy, transportation, or raw material costs, which could reduce UHG’s profit margins and adversely affect its results of operations.

The subcontractors UHG relies on to perform the actual construction of its homes are also subject to a significant number of local, state and federal laws and regulations, including laws involving matters that are not within UHG’s control. If the subcontractors who construct UHG’s homes fail to comply with all applicable laws, UHG can suffer reputational damage and may be exposed to possible liability, either or both of which could adversely affect its business or financial results.

Natural disasters, severe weather and adverse geologic conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which could materially and adversely affect UHG.

UHG’s homebuilding operations are located in many areas that are subject to natural disasters, severe weather or adverse geologic conditions. These include, but are not limited to, hurricanes, tornadoes, droughts, floods, brushfires, wildfires, prolonged periods of precipitation, landslides, soil subsidence, earthquakes and other natural disasters. For example, UHG operates in a number of locations in the Southeast that have been adversely impacted by severe weather conditions and hurricanes. The occurrence of any of these events could damage UHG’s lots and projects, cause delays in completion of UHG’s projects, reduce consumer demand for housing and cause shortages and price increases in labor or raw materials, any of which could affect UHG’s sales and profitability. In addition to directly damaging UHG’s lots or projects, many of these natural events could damage roads and highways providing access to UHG’s assets or affect the desirability of UHG’s lots or projects, thereby adversely affecting UHG’s ability to market and sell homes in those areas and possibly increasing the costs of homebuilding completion. Furthermore, the occurrence of natural disasters, severe weather and other adverse geologic conditions has increased in recent years due to climate change and may continue to increase in the future. Climate change may have the effect of making the risks described above occur more frequently and more severely, which could amplify the adverse impact on UHG’s business, prospects, liquidity, financial condition and results of operations.

Risks Related to UHG’s Financing and Indebtedness

UHG has significant amounts of debt and may incur additional debt. Incurrence of additional debt or a default under any of UHG’s loan agreements could affect UHG’s financial health and its ability to raise additional capital to fund its operations or potential acquisitions.

As of December 31, 2022, UHG’s consolidated debt was approximately $109.8 million, which was secured by inventory and equipment. Borrowings under UHG’s debt facilities bore weighted average interest rates of between 4.74%  and  4.98% as of December 31, 2022. The amount and the maturities of UHG’s debt could have important consequences on UHG’s cash flows and results of operations. For example, UHG’s obligations to service its debt facilities could require the dedication of a substantial portion of cash flow from operations to payment of debt and reduce the ability to use cash flow for other operating or investing purposes; limit the flexibility to adjust to changes in business or economic conditions; and limit the ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements. The covenants, restrictions or limitations in UHG’s debt facilities could limit its ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict its activities or business plans and adversely affect its ability to finance operations, acquisition, investments or strategic alliances or other capital needs or to engage in other business activities that would be in its interest.

UHG’s existing financing agreements contain, and the financing arrangements UHG enters into in the future likely will contain, covenants that limit UHG’s ability to take certain actions. UHG’s revolving credit facility with Wells Fargo Bank, National Association (“Wells Fargo”) (the “Wells Fargo Facility”) contains significant restrictions on UHG’s ability to incur additional debt. The Wells Fargo Facility also contains affirmative, negative, and financial covenants, including (a) a minimum tangible net worth of no less than the sum of (x) $70 million, (y) 25% of positive consolidated earnings earned in any fiscal quarter, and (z) 100% of new equity contributed to the borrower from and after June 30, 2023, (b) a maximum leverage covenant that prohibits the leverage ratio from exceeding 2.50 to 1.00 for any fiscal quarter (and which is reduced to 2.25 to 1.00 beginning in the first quarter of 2024), (c) a minimum debt service coverage ratio to be less than 2.50 to 1.00 for any fiscal quarter, and (d) a minimum liquidity amount of not less than $15,000,000 at all times and unrestricted cash of not less than $7,500,000 at all times.

If UHG fails to comply with the covenants, restrictions or limitations in its financing arrangements, UHG would be in default under such financing arrangements and its lenders could elect to declare outstanding amounts due and payable and terminate their commitments. A default also could significantly limit UHG’s financing alternatives, which could cause UHG to curtail its investment activities and/or dispose of assets when it otherwise would not choose to do so. In addition, future indebtedness UHG obtains may contain financial covenants limiting its ability to, for example, incur additional indebtedness, make certain investments, reduce liquidity below certain levels and pay dividends to its stockholders and otherwise affect its operating policies. If UHG defaults on one or more of its debt agreements, it could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition and results of operations.

Failure to further extend the Wells Fargo Facility in 2024 could have a material adverse effect on our ability to meet the financing requirements of our business.

Wells Fargo has notified the Company that it will not extend the Wells Fargo Facility when the outstanding principal balance becomes due and payable on July 9, 2024. If we are unable to find a new source of borrowing on acceptable terms, we will be required to pay down the amounts outstanding under the current Wells Fargo Facility through actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to shareholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. If we do not have sufficient funds and are otherwise unable to arrange financing, our assets may be foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations. In addition, our stock price could decline significantly, we would be restricted in our ability to acquire new investments, and our independent registered public accounting firm could raise an issue as to our ability to continue as a going concern.

Servicing UHG’s debt requires a significant amount of cash, and it may not have sufficient cash flow to pay its substantial debt, which could adversely impact its business and financial results.

UHG’s ability to meet its debt service obligations will depend, in part, upon its future financial performance. Future results are subject to the risks and uncertainties described in this prospectus and the documents incorporated herein. UHG’s revenues and earnings vary with the level of general economic activity in the markets it serves. Its business is also affected by financial, political, business and other factors, many of which are beyond its control. The factors that affect its ability to generate cash can also affect its ability to raise additional funds for these purposes through the sale of debt or equity, the refinancing of debt or the sale of assets. Changes in prevailing interest rates may affect the cost of its debt service obligations because borrowings under its revolving credit facility and mortgage repurchase facility bear interest at floating rates.

Risks Related to UHG’s Organization and Structure

As a result of Michael Nieri’s relationship with UHG and the Land Development Affiliates, conflicts of interest may arise with respect to any transactions involving both UHG and one or more of the Land Development Affiliates, and Mr. Nieri’s interests may not be aligned with yours.

As discussed in more detail in the “Business,” section, UHG has transferred substantially all of the undeveloped land and land under development previously owned by it to the Land Development Affiliates. As a result, UHG operates on an “asset-light” basis, and focuses on the design, construction, and sale of single-family detached homes and townhomes. The Land Development Affiliates are land development entities from whom UHG expects to purchase developed lots pursuant to developed lot purchase agreements. UHG expects to continue to maintain a close relationship with the Land Development Affiliates, allowing, as of April 26, 2023, UHG to benefit from the pipeline of approximately 7,855 lots that are owned and/or will be developed by the Land Development Affiliates and third parties.

Michael Nieri is the President, Chief Executive Officer and Chairman of the Board of Directors and is also an owner and board member of Pennington Communities, LLC, an entity formed to be the sole manager of each of the Land Development Affiliates. Lots developed from land owned by the Land Development Affiliates will be sold to UHG at fair market value. The UHG Related Party Transactions Committee will establish and monitor procedures to be followed to ensure that sale prices reflect actual fair market value and will review all agreements and transactions entered into or to be entered into involving any of the Land Development Affiliates and UHG to ensure any such agreements and transactions are in arm’s length. However, because Mr. Nieri has material interests in the Land Development Affiliates, there may be situations in which UHG’s interests and Mr. Nieri’s interests are inherently not fully aligned in transactions that involve both UHG and one or more of the Land Development Affiliates, and in some cases Mr. Nieri’s interests may directly conflict with the interest of UHG. These conflicts may include, without limitation: conflicts arising from the enforcement of agreements between UHG and the Land Development Affiliates; conflicts in determining whether UHG may be able to obtain more beneficial terms by purchasing lots from other third-party developers; and conflicts in determining the terms of current or future agreements and transactions. These conflicts of interest may result in transactions whose terms or outcomes are less favorable to UHG than would otherwise be the case without such arrangements with the Land Development Affiliates.

The dual class structure of UHG’s Common Shares will have the effect of concentrating voting power with Michael Nieri, which may effectively eliminate your ability to influence the outcome of important transactions, including a change in control.

As a result of the Business Combination, Michael Nieri, GSH’s Chief Executive Officer, President, and Chairman of the Board of Directors, received Class B Common Shares in exchange for his GSH common shares. In addition, three trusts, each for the benefit of each of Mr. Nieri’s three children, the PMN Trust 2018 dated 7/17/2018 (the “PMN Trust 2018), the PWN Trust 2018 dated 7/17/2018 (the “PWN Trust 2018), and the MEN Trust 2018 dated 7/17/2018 (the “MEN Trust 2018,” and together with the PMN Trust 2018 and the PWN Trust 2018, the “Nieri Trusts”), received Class B Common Shares in exchange for each Nieri Trust’s GSH common shares.

Each Class A Common Share has one vote per share, and each Class B Common Share has two votes per share. Following the Closing, Michael Nieri and the Nieri Trusts control a majority of the voting power of the outstanding UHG Common Shares. Holders of Class A Common Shares and Class B Common Shares vote together as a single class on all matters presented to UHG’s stockholders for their vote or approval, except as otherwise required by applicable law or the Amended and Restated Certificate of Incorporation. Accordingly, Nr. Nieri and the Nieri Trusts will likely effectively control all matters submitted to the stockholders, including the election of directors, amendments of organizational documents, compensation matters, and any merger, consolidation, sale of all or substantially all of UHG’s assets, or other major corporate transaction requiring stockholder approval. Even if Mr. Nieri’s and the Nieri Trusts’ control constitutes less than a majority of the voting power of the outstanding UHG Common Shares, the extent of the influence that they have over UHG may be substantial.

Mr. Nieri may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentrated control is likely to have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer, or proxy contest for the removal of directors. As a result, UHG’s dual class structure, coupled with Mr. Nieri’s and the Nieri Trusts’ concentration of stock ownership, may have the effect of depriving the UHG’s stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace directors and management.

UHG is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If UHG relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Michael Nieri and the Nieri Trusts control a majority of the voting power of the outstanding UHG Common Shares, and UHG is therefore a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the Board of Directors consists of independent directors;
●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;
●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While UHG does not intend to rely on these exemptions, UHG may use these exemptions in the future. As a result, UHG’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

UHG depends on key personnel whose untimely departure could adversely impact its business and financial results.

UHG’s success depends to a significant degree upon the contributions of certain key personnel who would be difficult to replace, including, but not limited to, Michael Nieri, the Chief Executive Officer, President, and Chairman of the Board of Directors. There is no guarantee that he will remain employed with UHG. If any of UHG’s key personnel were to cease employment with it, its operating results could suffer. Further, the process of attracting and retaining suitable replacements for key personnel whose services it may lose would result in transition costs and would divert the attention of other members of senior management from existing operations. The loss of services from key personnel or a limitation in their availability could materially and adversely impact UHG’s business, prospects, liquidity, financial condition, and results of operations. Further, such a loss could be negatively perceived in the capital markets. UHG has not obtained and does not expect to obtain key man life insurance that would provide it with proceeds in the event of death or disability of any of its key personnel.

UHG’s corporate organizational documents and provisions of state law to which it is subject contain certain provisions that could have an anti-takeover effect and may delay, make more difficult, or prevent an attempted acquisition that you may favor or an attempted replacement of the Board of Directors or management.

UHG’s governing documents have anti-takeover effects and may delay, discourage, or prevent an attempted acquisition or change of control or a replacement of the incumbent Board of Directors or management. The governing documents include provisions that:

●	empower the Board of Directors, without stockholder approval, to issue preferred stock, the terms of which, including voting power, are to be set by the Board of Directors;
●	eliminate cumulative voting in elections of directors;
●	permit the Board of Directors to alter, amend, or repeal the company’s bylaws or to adopt new bylaws;
●	provide for a staggered Board of Directors with approximately one-third of UHG’s directors in each class, with the effect that generally, no more than one-third of UHG’s directors may be elected at any annual meeting of stockholders; and

●	enable the Board of Directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at a meeting of directors.

These provisions may delay, discourage, or prevent an attempted acquisition or change in control.

UHG may change its operational policies, investment guidelines, and business and growth strategies without stockholder consent which may subject it to different and more significant risks in the future that may adversely impact its business and financial results.

The Board of Directors determines UHG’s operational policies, investment guidelines, and business and growth strategies. The Board of Directors may make changes to, or approve transactions that deviate from, those policies, guidelines, and strategies without a vote of, or notice to, shareholders. This could result in UHG conducting operational matters, making investments, or pursuing different business or growth strategies than those contemplated in this prospectus. Under any of these circumstances, UHG may expose itself to different and more significant risks in the future, which could have a material adverse effect on its business, prospects, liquidity, financial condition, and results of operations.

UHG is an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, its securities may be less attractive to investors.

UHG is an “emerging growth company,” as defined in the JOBS Act, and it is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. UHG has elected to adopt these reduced disclosure requirements. UHG could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of the Initial Public Offering (January 25, 2026), although a variety of circumstances could cause it to lose that status earlier.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised financial accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. UHG has elected to take advantage of the extended transition period and, as a result of this election, its financial statements may not be comparable to companies that comply with public company effective dates. In choosing to take advantage of the extended transition period, it may later decide otherwise (i.e., “opt in” by complying with the financial accounting standard effective dates applicable to non-emerging growth companies), so long as it complies with the requirements in Sections 107(b)(2) and (3) of the JOBS Act, which is irrevocable.

UHG cannot predict if investors will find its securities less attractive as a result of it taking advantage of these exemptions. If some investors find its securities less attractive as a result of its choices, there may be a less active trading market for its securities and its stock price may be more volatile.

Any joint venture investments that UHG makes could be adversely affected by its lack of sole decision-making authority, its reliance on co-ventures’ financial conditions, and disputes between it and its co-ventures.

UHG currently has joint venture investments in its joint venture mortgage company, as disclosed in more details in the “Business” section and may co-invest in the future with third parties through partnerships, joint ventures, or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a land acquisition and/or a development. For such joint venture investments, UHG would not be in a position to exercise sole decision-making authority regarding the acquisition and/or development, and its investment may be illiquid due to its lack of control. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-ventures might become bankrupt, fail to fund their share of required capital contributions, make poor business decisions, or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with UHG’s business interests or goals and may be in a position to take actions contrary to UHG’s policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither UHG nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between UHG and partners or co-venturers may result in litigation or arbitration that would increase UHG’s expenses and prevent its officers and/or directors from focusing their time and effort on its business. In addition, UHG may in certain circumstances be liable for the actions of its third-party partners or co-venturers.

Risks Related to an Investment in Our Securities

The dual class structure of our common stock may adversely affect the trading market for the Class A Common Shares.

Following the Business Combination, we adopted a dual-class common stock structure in which holders of the Class A Common Shares are entitled to one vote per share and holders of Class B Common Shares are entitled to two votes per share. In July 2017, S&P Dow Jones Indices and FTSE International Limited announced changes to their eligibility criteria for the inclusion of shares of public companies on certain indices, including the Russell 2000, the S&P 500, the S&P MidCap 400 and the S&P SmallCap 600, to exclude companies with multiple classes of shares of common stock from being added to these indices. As a result, our dual-class capital structure makes us ineligible for inclusion in any of these indices, and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. Furthermore, we cannot assure you that other stock indices will not take a similar approach to S&P Dow Jones or FTSE Russell in the future. Exclusion from indices could make our Class A Common Shares less attractive to investors, and, as a result, the market price of our Class A Common Shares could be adversely affected.

Resales of the Class A Common Shares could depress the market price of the Class A Common Shares of UHG.

There may be a large number of Class A Common Shares that could be sold in the market following the completion of the Business Combination or shortly thereafter. Following the Business Combination, there were approximately 10,621,073 Class A Common Shares outstanding. Such sales of Class A Common Shares or the perception of such sales may depress the market price of the Class A Common Shares or Public Warrants. The shares held by the Company’s public stockholders are freely tradeable. Subject to certain customary exceptions, the “Lock-up Period” for certain of UHG’s equity securities is (i) with respect to private placement warrants (“Private Placement Warrants”) that are held by the initial purchasers or their permitted transferees, and any UHG Common Shares issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their permitted transferees, the period ending 30 days after the Closing (“Private Placement Lock-up Period”), (ii) with respect to the founder shares (the “Founder Shares”) held by DHHC’s initial stockholders or such affiliates (the “Initial Stockholders”) other than the Anchor Investors, and the shares held by Michael Nieri and Nieri Trusts immediately following the Closing, (A) first, for 50% of the shares, the period ending one year following the Closing, and (B) second, for the remaining 50% of the shares, the period ending two years following the Closing (“Founder Shares Lock-up Period”), (iii) with respect to the securities held by the Anchor Investors (the “Anchor Investor Shares”), the period ending on the earlier of (A) the date on which the last reported sale price of Class A Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, (B) the date on which UHG completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their UHG Common Shares for cash, securities or other property or (C) one year after the Closing, (“Anchor Investor Lock-up Period”), (iv) with respect to shares purchased pursuant to subscription agreements (“PIPE Subscription Agreements”) with certain investors (“PIPE Investors”), (A) first, for 50% of such shares, the period ending one year following the Closing, and (B) second, for the remaining 50% of such shares, the period ending two years following the Closing, and (v) with respect to shares held by the Convertible Note Investors, one year following the Closing.

Once the applicable lock-up periods have lapsed, a significant portion of our total outstanding securities will be eligible to be sold into the market which could cause the market price of our Class A Common Shares to drop significantly.

If the Business Combination benefits do not meet the expectations of investors or securities analysts, the market price of UHG’s securities may decline.

Following the Business Combination, fluctuations in the price of UHG’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was not a public market for GSH’s capital stock. Accordingly, the valuation DHHC ascribed to GSH in the Business Combination may not be indicative of the price that will be implied in the trading market for UHG’s securities following the Business Combination. If an active market for UHG’s securities develops and continues after the Business Combination, the trading price of such securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond UHG’s control. Any of the factors listed below could have a material adverse effect on your investment in UHG’s securities and UHG’s securities may trade at prices significantly below the price you paid for them or that were implied by the conversion of GSH’s capital stock as a result of the Business Combination. In such circumstances, the trading price of UHG’s securities may not recover and may experience a further decline.

Factors affecting the trading price of UHG’s securities may include:

●	actual or anticipated fluctuations in UHG’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
●	changes in the market’s expectations about UHG’s operating results;
●	success or entry of competitors;
●	UHG’s operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning UHG or the homebuilding industry in general;
●	operating and share price performance of other companies that investors deem comparable to UHG;
●	UHG’s ability to bring its products and technologies to market on a timely basis, or at all;
●	changes in laws and regulations affecting UHG’s business;
●	UHG’s ability to meet compliance requirements;
●	commencement of, or involvement in, litigation involving UHG;
●	changes in UHG’s capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of UHG’s shares of common stock available for public sale;
●	any major change in the Board of Directors or management;
●	sales of substantial amounts of UHG’s shares of common stock by its directors, executive officers or significant stockholders or the perception that such sales could occur;
●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, and acts of war or terrorism, inflation and market liquidity; and
●	the other risk factors set forth in the “- Risks Related to UHG’s Business,” “- Risks Related to the Homebuilding Industry,” “- Risks Related to UHG’s Potential Conflicts of Interest,” “- Risks Related to UHG’s Financing and Indebtedness” and “- Risks Related to UHG’s Organization and Structure.”

Broad market and industry factors may materially harm the market price of UHG’s securities irrespective of its operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of UHG’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to UHG could depress UHG’s share price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of UHG’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future. In the past, following periods of market volatility, stockholders have initiated derivative actions. If we are involved in derivative litigation, it could have a substantial cost and divert resources and the attention of DHHC management from our business regardless of the outcome of the litigation.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements of businesses providing financial services. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. These laws, regulations, and rules include, without limitation, the following:

●	As an employer, we will be subject to state and federal laws relating to employment practices, health and safety of employees, employee benefits and other employment-related matters.
●	As a company whose common stock is listed for trading on Nasdaq, we are subject to Nasdaq’s continued listing requirements, which include requirements relating corporate governance matters, the size of the public float of our shares, and the minimum bid price of our shares. We are also required to notify Nasdaq of various corporate actions, including the intention to complete the Business Combination.
●	We are an SEC reporting company and therefore we are required to comply with the various rules and regulations of the SEC that relate to, among other things, the timing and content of annual, quarterly and current reports, the process to register additional shares for sale to the public or for resale by existing investors, and disclosures in connection with meetings of our stockholders. Changes in these rules and regulations can have a significant impact on us.

As our business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules, and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Provisions in the Amended and Restated Certificate of Incorporation and Delaware law may have the effect of discouraging lawsuits against the directors and officers of UHG.

UHG’s Amended and Restated Certificate of Incorporation provides that unless UHG consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action brought by a stockholder on behalf of UHG, (ii) any claim of breach of a fiduciary duty owed by any of UHG’s directors, officers, stockholders, or employees, (iii) any claim against UHG arising under its charter or bylaws or the DGCL and (iv) any claim against UHG governed by the internal affairs doctrine. The Amended and Restated Certificate of Incorporation designates the United States District Court for the District of Delaware as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

This exclusive forum provision will not apply to claims under the Exchange Act but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Although UHG believes this provision will benefit UHG by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, this choice of forum provision may have the effect of increasing costs for investors to bring a claim against UHG and its directors and officers and of limiting a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with UHG or any of its directors, officers, other employees or stockholders, which may discourage (but not prevent) lawsuits with respect to such claims.

The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

UHG’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

If UHG is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, UHG’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent UHG is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on GSH, we cannot assure you that this diligence will surface all material issues that may be present in GSH’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of GSH’s business and outside of our and GSH’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about UHG or its securities. Accordingly, any of our stockholders who chose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

The Company may issue additional shares of common or preferred stock under the 2023 Plan or otherwise , which would dilute the interest of the Company’s stockholders and likely present other risks.

The Company’s Amended and Restated Certificate of Incorporation authorizes the issuance of a total of 450,000,000 shares of capital stock, each with par value $0.0001 per share, consisting of (a) 410,000,000 UHG Common Shares including (i) 350,000,000 Class A Common Shares and (ii) 60,000,000 Class B Common Shares and (b) 40,000,000 shares of preferred stock. There are currently approximately 339.4 million authorized but unissued Class A Common Shares available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently no shares of preferred stock issued and outstanding. The Company may issue additional shares of common or preferred stock to under the 2023 Plan or as needed after completion of the Business Combination for working capital or other purposes.

The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interest of existing investors;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded the Company’s common stock;
●	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, the Company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the Company’s present officers and directors; and
●	may adversely affect prevailing market prices for the Company’s Class A Common Shares and/or Warrants.

UHG will be subject to financial reporting and other requirements as a public company for which its accounting and other management systems and resources may not be adequately prepared adversely impacting stock price.

As a public company with listed equity securities, UHG will need to comply with laws, regulations, and requirements, including the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), related regulations of the U.S. Securities and Exchange Commission (the “SEC”) and requirements of Nasdaq, with which it was not required to comply as a private company. The Exchange Act requires that UHG file annual, quarterly, and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires, among other things, that UHG establish and maintain effective internal controls and procedures for financial reporting.

Section 404 of the Sarbanes-Oxley Act requires UHG’s management and independent auditors to report annually on the effectiveness of its internal control over financial reporting. However, UHG is an “emerging growth company,” as defined in the JOBS Act, and, for as long as it continues to be an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once UHG is no longer an emerging growth company or, if prior to such date, it opts to no longer take advantage of the applicable exemptions, it will be required to include an opinion from its independent auditors on the effectiveness of its internal control over financial reporting.

UHG will cease to be an “emerging growth company” upon the earliest of: (1) the last day of the fiscal year of the Company following the fifth anniversary of the consummation of the Company’s IPO, which occurred on January 25, 2021, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period. These reporting and other obligations will place significant demands on management, administrative, operational, and accounting resources and will cause UHG to incur significant expenses. It may need to upgrade its systems or create new systems, implement additional financial and management controls, reporting systems and procedures, create or outsource an internal audit function, and hire additional accounting and finance staff. If it is unable to accomplish these objectives in a timely and effective fashion, its ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal control over financial reporting could have a material adverse effect on UHG’s business, prospects, liquidity, financial condition, and results of operations.

As a public company, these rules and regulations make it more expensive for UHG to obtain director and officer liability insurance. These factors could also make it more difficult to attract and retain qualified members to the Board of Directors, particularly to serve on the audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, UHG’s business and financial condition is more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, UHG’s business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in UHG’s favor, these claims, and the time and resources necessary to resolve them, could divert the resources of UHG’s management and adversely affect its business and operating results.

As a public company, UHG is obligated to develop and maintain proper and effective internal control over financial reporting. UHG may not complete its analysis of its internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in UHG and, as a result, the value of its securities.

UHG is required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting as of the end of its fiscal year. This assessment will need to include disclosure of any material weaknesses identified by UHG’s management in its internal control over financial reporting. UHG is in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. It may not be able to complete its evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if UHG identifies one or more material weaknesses in its internal control over financial reporting, it will be unable to assert that its internal controls are effective. If it is unable to assert that its internal control over financial reporting is effective, it could lose investor confidence in the accuracy and completeness of its financial reports, which would cause the price of its securities to decline, and it may be subject to investigation or sanctions by the SEC.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;
●	profitability of our services, especially in new markets and due to seasonal fluctuations;
●	changes in interest rates;
●	impairment of long-lived assets;
●	macroeconomic conditions, both nationally and locally;
●	negative publicity relating to products we serve;
●	changes in consumer preferences and competitive conditions;
●	expansion to new markets; and
●	fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about UHG, its business, or its market, or if they change their recommendations regarding the Class A Common Shares of UHG adversely, then the price and trading volume of the Class A Common Shares of UHG could decline.

The trading market for our Class A Common Shares and Public Warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or UHG. If no securities or industry analysts commence coverage of UHG, the stock price and trading volume of the Class A Common Shares and Public Warrants of UHG would likely be negatively impacted. If any of the analysts who may cover UHG change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of the Class A Common Shares and Public Warrants of UHG would likely decline. If any analyst who may cover the Company were to cease coverage of UHG or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of the Class A Common Shares and Public Warrants of UHG to decline.

We may be unable to obtain additional financing to fund the operations and growth of UHG.

We may require additional financing to fund the operations or growth of UHG. The failure to secure additional financing could have a material adverse effect on the continued development or growth of UHG. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

We may seek warrant holder approval to amend the terms of the Warrants in a manner that may be adverse to holders. As a result, the exercise price of the Warrants could be increased, the exercise period could be shortened and the number of our Class A Common Shares purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Public Warrants were issued in registered form under a warrant agreement (the “Warrant Agreement”) between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period (as defined in the Warrant Agreement) shall require the vote or written consent of the Registered Holders (as defined in the Warrant Agreement) of 50% of the number of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or Working Capital Warrants (as defined in the Warrant Agreement) or any provision of this Agreement with respect to the Private Placement Warrants or Working Capital Warrants, 50% of the number of then outstanding Private Placement Warrants and Working Capital Warrants. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then-outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of Class A Common Shares purchasable upon exercise of a Warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

Warrants will become exercisable for Class A Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued 8,625,000 warrants to purchase Class A Common Shares as part of our IPO and, on the IPO closing date, we issued 5,933,333 Private Placement Warrants to the Sponsor and Anchor Investors to purchase Class A Common Shares at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Class A Common Shares on a business combination. The Class A Common Shares issued upon exercise of our Warrants will result in dilution to the then existing holders of Class A Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Shares and Public Warrants of UHG.

The Private Placement Warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Common Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor or Anchor Investors until 30 days after the completion of an initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Anti-takeover provisions contained in our Amended and Restated Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our common stock.

Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
●	a denial of the right of stockholders to call a special meeting;
●	a vote of 66 2/3% required to approve certain amendments to the Amended and Restated Certificate of Incorporation and the Bylaws; and
●	the designation of Delaware as the exclusive forum for certain disputes.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of GSH as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of UHG are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of UHG or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

We have identified a material weakness in our internal control over financial reporting, and GSH previously identified material weaknesses in its internal control over financial reporting. If remediation of these material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence and, as a result, the value of the Class A Common Shares.

DHHC previously identified a material weakness in its internal control over financial reporting. Specifically, DHHC’s management concluded that DHHC’s control around the interpretation and accounting for certain complex features of DHHC Class A Common Stock and warrants issued by DHHC was not effectively designed or maintained. This material weakness resulted in the restatement of DHHC’s balance sheet as of January 28, 2021, and its interim financial statements for the quarters ended March 31, 2021 and June 30, 2021. As a result of this material weakness, DHHC’s management has concluded that DHHC’s disclosure controls and procedures were not effective as of December 31, 2022.

As a privately-held company, GSH was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act, or Section 404.

In the course of preparing the financial statements that are included in this prospectus, GSH’s management determined that certain material weaknesses existed within GSH’s internal controls over financial reporting. The material weaknesses identified generally relate to (i) failure to properly evaluate certain transactions in accordance with U.S. GAAP, including failure to record revenues and cost of sales in accordance with Accounting Standards Codification (“ASC”) 606; (ii) lack of appropriate documented review of related party transactions; (iii) controls related to recordation of certain expenses and payables were not appropriate, which includes recordation in proper periods; (iv) lack of second level reviews in certain areas; (v) a lack of or improper segregation of duties; (vi) failure to retain evidence of review of multiple key controls; (vii) lack of formal control review and documentation required by COSO principles; and (viii) multiple IT related control deficiencies. GSH concluded that the material weakness in its internal control over financial reporting occurred because it was a private company and did not have the necessary business processes, systems, personnel, and related internal controls necessary to satisfy the accounting and financial reporting requirements of a public company. In order to remediate the material weaknesses, UHG is updating various processes and implementing certain changes to its internal processes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Internal Controls Over Financial Reporting.”

UHG may not be able to fully remediate the identified material weakness until the steps described above have been completed and its internal controls have been operating effectively for a sufficient period of time. UHG believes it has already and will continue to make progress in its remediation plan during the year ending December 31, 2023, but cannot assure you that it will be able to fully remediate the material weakness by such time. If the steps UHG takes do not correct the material weakness in a timely manner, UHG will be unable to conclude that it maintains effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a material misstatement of UHG’s financial statements would not be prevented or detected on a timely basis. UHG also may incur significant costs to execute various aspects of its remediation plan but cannot provide a reasonable estimate of such costs at this time.

GSH and its independent registered public accounting firm were not required to, and did not, perform an evaluation of its internal control over financial reporting as of December 31, 2022 nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that GSH previously identified all material weaknesses. Material weaknesses may still exist when UHG reports on the effectiveness of its internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act.

In the future, it is possible that additional material weaknesses or significant deficiencies may be identified that UHG may be unable to remedy before the requisite deadline for these reports. UHG’s ability to comply with the annual internal control reporting requirements will depend on the effectiveness of its financial reporting and data systems and controls across the company. Any weaknesses or deficiencies or any failure to implement new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm UHG’s operating results and cause it to fail to meet its financial reporting obligations, or result in material misstatements in its consolidated financial statements, which could adversely affect its business and reduce its stock price.

If UHG is unable to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404, UHG’s independent registered public accounting firm may not issue an unqualified opinion as to the effectiveness of UHG’s internal controls over financial reporting, as required by Section 404 when UHG no longer qualifies as an emerging growth company. If UHG is unable to conclude that it has effective internal control over financial reporting, investors could lose confidence in its reported financial information, which could have a material adverse effect on the trading price of UHG Common Shares. Failure to remedy any material weakness in its internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict UHG’s future access to the capital markets.

PRIVATE PLACEMENT OF NOTES

Note Purchase Agreement

On March 30, 2023, the Convertible Note Investors purchased from the Company $80,000,000 in original principal amount of convertible promissory notes and, pursuant to the terms of share subscription agreements dated March 30, 2023, entered into between each Convertible Note Investor and the Company (the “Note Subscription Agreements”), an additional 744,588 Class A Common Shares in the PIPE Investment, pursuant the Note Purchase Agreement. The obligation to consummate the transaction contemplated by the Note Purchase Agreement was conditioned upon customary closing conditions, including the consummation of the transactions contemplated by the Business Combination Agreement, including the Business Combination.

The Note Purchase Agreement also requires that for so long as the Class A Common Shares and Notes held by the Convertible Note Investors, together with their affiliates and permitted transferees, comprise at least 5% of the outstanding Class A Common Shares of the Company on an as-converted basis, the Company will be required to obtain the prior written consent of Convertible Note Investors holding at least 75% of the Notes outstanding at the applicable time for any of the following actions: materially changing the principal business of the Company and its subsidiaries or entering into new lines of business or exiting the Company’s and its subsidiaries’ current line of business; entering into an agreement with respect to a change of control transaction involving the Company; consummating any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or any of its subsidiaries or filing a petition under bankruptcy or insolvency law; changing the governing documents or capital structure of the Company or any of its subsidiaries in a manner that adversely affects the Convertible Note Investors; authorizing, creating, or issuing any class or series of equity securities or other capital stock of the Company that ranks senior to the shares underlying the Notes with respect to payment of dividends or distribution of assets by the Company; incurring or guarantying any indebtedness, other than (i) pursuant to the Company’s existing Wells Fargo Facility or (ii) pursuant to any line of credit similar to the Wells Fargo Facility and utilized for financing the operation of the Company’s business, so long as (A) the amount outstanding under any such similar line of credit cannot, at any time, exceed a ratio of Indebtedness (as defined in the Note Purchase Agreement) to stockholders equity of the Company and its subsidiaries on a consolidated basis of 2.5 to 1 for the period from the date of the Note Purchase Agreement through December 31, 2023 and 2.25 to 1 thereafter and (B) in the case of any line of credit entered into in addition to the Wells Fargo Facility, such similar line of credit that does not permit the aggregate value of the total borrowing base that is attributable to “Speculative Housing Units” and “Model Housing Units” (each as defined in the Wells Fargo Facility) to exceed 70% of the aggregate value of the total borrowing base and excludes any value of “Speculative Housing Units” and “Model Housing Units” in excess of the 70% limitation from the calculation of the aggregate value of the total borrowing base; paying or agreeing to pay any distribution or declaring any dividend on equity securities of the Company or any of its subsidiaries other than repurchases of any options or other securities from employees upon the end of their employment; entering into an agreement with respect to any acquisition of another business or person that requires payment of consideration greater than 400% of such business’s or person’s earnings before interest, tax, depreciation and amortization during the previous year; amending, modifying or supplementing any existing equity incentive plan or entering into a new equity incentive plan unless the new plan or supplement does not increase the number of shares issuable pursuant to all equity incentive plans to more than 10% of the then outstanding shares of the Company on a fully-diluted basis; entering into any agreement that would restrict the Convertible Note Investors’ consent rights under the Note Purchase Agreement or would require the Company or any of its subsidiaries to breach its obligations to the Convertible Note Investors under the Note Purchase Agreement; making any material tax decisions, elections or other determinations with respect to the Company or any of its subsidiaries; dissolving, liquidating, merging or selling the Company or substantially all of its assets; issuing, selling or otherwise transferring equity securities of any subsidiary of the Company to a person other than the Company or a wholly-owned subsidiary of the Company; selecting or changing the independent auditor to an auditor other than a nationally recognized accounting firm; and making any changes or modifications to the Company’s or any of its subsidiaries’ fiscal year.

For so long as any Notes remain outstanding, each Convertible Note Investor will have certain pre-emptive rights with respect to any issuance of any equity securities of the Company or any subsidiary of the Company that are issued after the closing of the Note Purchase Agreement, subject to certain exceptions, including for (i) securities issued as a dividend or distribution on a pro rata basis in accordance with the dividend and distribution provisions of the applicable entity’s governing documents, (ii) issuances of securities pursuant to any acquisition by the Company whereby the Company’s securities comprise, in whole or in part, the consideration paid by the Company in such transaction and which transaction has been approved by the Board of Directors of the Company, (iii) issuances of securities or options or rights to management, employees, independent directors, service providers and consultants on terms approved by the Board of Directors of the Company, (iv) issuances of securities issued as additional yield or return in respect of institutional indebtedness that is not issued to raise additional equity capital of the Company, (v) issuances of securities that are “debt-like”, (vi) issuances as a result of a stock split or reverse split, (vii) securities issued in connection with strategic partnerships or joint ventures approved by the Board of Directors of the Company, (viii) issuances of Class A Common Shares upon conversion of Class B

Common Shares, (ix) issuances of “Earn out Shares” as defined in the Business Combination Agreement, (x) securities issued pursuant to a firm commitment underwritten public offering registered pursuant to the Securities Act and (xi) any issuance by any subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company.

Registration Rights

Pursuant to the Note Purchase Agreement, the Company must file within thirty (30) calendar days after the Closing of the Business Combination, which occurred on March 30, 2023 (the “Filing Deadline”), with the SEC (at its sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act (the “Resale Registration Statement”), the resale of the Notes, the Class A Common Shares underlying the Notes, and any other securities of the Company that are issuable pursuant to the conversion or exercise of the Notes. The Company shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day after the Filing Deadline (or the ninetieth (90th) calendar day if the SEC notifies the Company that it will “review” the Resale Registration Statement) and (ii) the fifth (5th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review.

Convertible Notes

In connection with the closing of the PIPE Investment, the Company and the Convertible Note Investors entered into the Notes. The Notes bear interest at the rate of fifteen percent (15.0%) per annum for the first four years following the Notes’ Issue Date. The interest rate increases by one percent (1.0%) annually beginning on the fourth anniversary of the Issue Date of the Notes. The Notes mature and the entire unpaid principal amount and unpaid accrued interest on the Notes become payable on the fifth anniversary of the Issue Date.

Each Note (or any portion of a Note) is convertible at a holder’s option into Class A Common Shares, at any time after the first anniversary of the Closing Date of the Business Combination until the maturity date of such Note, at a per share price equal to 80% of the value weighted average trading price per Class A Common Share during the Measurement Period, subject to a floor price of $5.00 and a maximum price of $10.00 per share. The conversion price is subject to customary adjustments for certain corporate events as provided in the Notes. If any such event occurs, the number of Class A Common Shares issuable upon conversion may be higher than implied by the initial conversion price.

If a Change of Control Transaction (as defined in the Note Purchase Agreement) occurs, then each Convertible Note Investor may elect to be repaid in cash as of the closing of the Change of Control Transaction (with an additional premium payable if the closing is scheduled to occur before the end of the Measurement Period), convert the applicable Note into shares of the Company at the conversion price set forth in the Note (subject to certain adjustments if the Change of Control is scheduled to close before the end of the Measurement Period), or have the Note remain outstanding following the closing of the Change of Control Transaction.

The Notes may be redeemed by the Company at any time prior to sixty (60) days before the Maturity Date by payment of all principal amounts and interest remaining outstanding at the time of redemption plus an additional amount to compensate the Convertible Note Investors for the early repayment. The Notes are also subject to conversion at the option of the Company following the second anniversary of the closing of the Business Combination, but only if during a specified period following such second anniversary the Class A Common Shares trade at a price equal to or over $13.50 per share.

Note Subscription Agreements

In connection with the closing of the PIPE Investment, each Convertible Note Investor entered into a Note Subscription Agreement with the Company in respect of the Class A Common Shares to be acquired by that Convertible Note Investor. Pursuant to the Note Subscription Agreements, the Convertible Note Investors have agreed, subject to certain exceptions, not to lend, offer, pledge, transfer or dispose of the Class A Common Shares until the first anniversary of the closing of the Note Purchase Agreement. The Class A Common Shares purchased in the PIPE Investment are treated as having been issued for $5.00 per Share for U.S. federal, state and local income tax purposes.

The principal amount of each Note and the number of Class A Shares subscribed by each Convertible Note Investor, pursuant to each Note Subscription Agreement is set forth next to the name of each Convertible Note Investor below:

						Aggregate
					Value of	Original
			Initial	Number of	Issuer	Issue
			Principal	Issuer	Class	Discount
		Purchase	Amount of	Class	A Shares	Percentage
		Price	Note	A Shares	Subscribed	((B+C-A)
Name	Address	(A)	(B)	Subscribed	(C)	/(B+C))
Conversant Opportunity Master Fund LP	c/o Conversant Capital LLC, 25 Deforest Avenue, Summit, New Jersey 07901	$32,812,500	$35,000,000	535,173	$2,675,865	12.9%
Dendur Master Fund Ltd.	c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	$28,125,000	$30,000,000	139,610	$698,050	8.4%
Jasper Lake Ventures One LLC	930 Sylvan Ave, Suite 115, Englewood Cliffs, NJ 07632.	$9,375,000	$10,000,000	46,537	$232,685	8.4%
Hazelview Securities Inc.	1133 Yonge Street, 4th Floor. Toronto ON, M4T 2Y7	$4,687,500	$5,000,000	23,268	$116,340	8.4%
Total		$75,000,000	$80,000,000	744,588	$3,722,940	10.4%

Lock-Up

Pursuant to each Subscription Agreement entered into by the Company and each Convertible Note Investor, subject to certain exceptions, the Convertible Note Investors shall not (a) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Class A Common Shares subscribed for, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Shares, or (c) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (a), (b), or (c) above is to be settled by delivery of Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (a), (b), or (c), a “Prohibited Transfer”), prior to the first anniversary of the Closing Date (the “Lock-up Period”).

Conversant Note Subscription Agreement

Under the Note Subscription Agreement entered into by Conversant Opportunity Master Fund LP, a Cayman Islands exempted limited partnership (the “Conversant Investor”) and the Company (the “Conversant Subscription Agreement”), the Conversant Investor will have the right to designate one (1) member of the Board of Directors of the Company as long as fifty percent (50%) of the original principal amount of the Notes is outstanding and has not been converted or cash settled. For so long as the Conversant Investor is entitled to designate a member of the Board of Directors, the Company will not, without the prior written approval of the Conversant Investor’s designee to the board, increase the size of the Board of Directors of the Company in excess of eleven (11) members or reduce the size of the Board of Directors to fewer than eleven (11) members or to a size that would require the resignation of the Conversant Investor’s designee.

Pursuant to the Conversant Subscription Agreement the Conversant Investor is granted certain pre-emptive rights on substantially similar terms to those granted to the Convertible Note Investors under the Convertible Notes, for so long as any Notes remain outstanding. The Conversant Subscription Agreement also gives the Conversant Investor certain rights to consent to actions of the Company until the later of (i) the first anniversary of the closing of the transactions contemplated by the Note Purchase Agreement and (ii) such time as the total Class A Common Shares and Notes held by the Conversant Investor, together with its affiliates and permitted transferees, falls below 5% of the outstanding Class A Common Shares if all Notes held by the Conversant Investor had been converted into Class A Common Shares at such time. These consent rights are substantially similar to those granted to the Investors under the Convertible Notes.

USE OF PROCEEDS

All of the Class A Common Shares and Notes offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

DETERMINATION OF OFFERING PRICE

Our Class A Common Shares are listed on the NASDAQ under the symbol “UHG.” The Notes will not be listed on any securities exchange.

The offering price of the Class A Common Shares issuable upon conversion of the Notes is determined by reference to the conversion price of the Notes. We cannot currently determine the price or prices at which our Class A Common Shares or the Notes may be sold by the Selling Stockholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Shares and Public Warrants are currently listed on the NASDAQ under the symbols “UHG” and “UHGWW,” respectively. Prior to the consummation of the Business Combination, the Company’s units, common stock and warrants were listed on the NASDAQ under the symbols “DHHCU,” “DHHC,” and “DHHCW.” As of March 30, 2023, following the completion of the Business Combination, there were 470 holders of record of our Class A Common Shares.

Dividend Policy

We have not paid any cash dividends on our Class A Common Shares to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Class A Common Shares in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plan

As of April 26, 2023, there were approximately 4,759,495 Class A Common Shares authorized for issuance under the 2023 Plan, which our stockholders approved on March 23, 2023 in connection with the Business Combination. The 2023 Plan became effective immediately upon the Closing.

We intend to file a registration statement on Form S-8 under the Securities Act to register the Class A Common Shares issued or issuable under the Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022 and the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022, present the combined financial information of DHHC and the homebuilding operations of GSH after giving effect to the Business Combination and related adjustments described in the accompanying notes.

DHHC was a blank-check company incorporated in the state of Delaware on October 7, 2020. It was traded on the Nasdaq under the symbol “DHHC” until the closing of the Business Combination, at which time it changed its name to United Homes Group, Inc and is traded under the symbol “UHG.” DHHC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Merger Sub was incorporated in connection with the Business Combination and will merge with and into GSH with GSH continuing as the surviving corporation post-merger.

Based in Columbia, South Carolina, GSH was formed in 2004 and elected S corporation status in June 2008. GSH constructs detached and attached single-family residential homes with active operations in South Carolina and Georgia. GSH is primarily focused on entry-level, first, and second move-up homebuyers, with some third move-up and custom construction. The constructed homes appeal to a wide range of buyer profiles ranging from first-time homebuyers to lifestyle buyers. GSH’s primary objective is to provide customers with homes of exceptional quality and value while maximizing its return on investment.

The unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2022. The unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022 gives pro forma effect to the Business Combination as if it was completed on December 31, 2022 (except for the redemptions which took place in connection with the Extension Meeting and Special Meeting, as discussed below).

The unaudited Pro Forma Condensed Combined Financial Information is based on and should be read in conjunction with the audited historical financial statements of each of DHHC and GSH, and the related notes thereto as of and for the years ended December 31, 2022 and 2021, which are included in this prospectus.

The unaudited Pro Forma Condensed Combined Financial Statements have been presented for illustrative purposes only and do not necessarily reflect what GSH’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited Pro Forma Condensed Combined Financial Information may not be useful in predicting the future financial condition and results of operations of GSH. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent estimates based on information available as of the date of these unaudited Pro Forma Condensed Combined Financial Statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2022

	December 31, 2022
		The Homebuilding
	DiamondHead	Operations of
	Holdings	Great Southern	Transaction		Autonomous		Pro Forma
	Corp.	Homes, Inc.	Accounting		Entity		Condensed
	(Historical)	(Historical)	Adjustments		Adjustments		Combined
ASSETS
Cash and cash equivalents	$36,682	$12,238,835	$44,332,355	3a	$(355,961)	3q	$100,646,748
			(31,446,295)	3b
			(2,759,295)	3c
			73,880,000	3m
			4,716,191	3o
			4,236	3p
Accounts Receivable	—	1,976,334	—		—		1,976,334
Inventories	—	180,202,935	—		3,507,925	3q	177,689,476
					(6,021,384)	3q
Due from related party	—	1,437,235	—		665,020	3q	2,102,255
Lot purchase agreement deposits	—	3,804,436	—		2,521,626	3q	6,326,062
Investment in joint venture	—	186,086	—		—		186,086
Property and equipment, net	—	1,385,698	—		(674,577)	3q	711,121
Operating lease right-of-use asset	—	1,001,277	—		—		1,001,277
Prepaid expenses and other assets	20,016	6,112,044	(2,432,709)	3b	—		6,443,588
			2,744,237	3c
Investments held in Trust Account	349,152,086	—	(349,152,086)	3a	—		—
Total assets	$349,208,784	$208,344,880	$(260,113,366)		$(357,351)		$297,082,947
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$100,302	$22,077,240	$(100,302)	3n	$—		$22,077,240
Homebuilding debt and other affiliate debt	—	120,797,006	—		3,507,925	3q	113,123,352
					(11,181,579)	3q
Operating lease liabilities	—	1,001,277	—		—		1,001,277
Other accrued expenses and liabilities	3,660,287	5,465,321	(3,660,287)	3b	—		13,616,575
			8,151,254	3m
Income tax payable	481,430	—	13,759,788	3d	(1,671,736)	3q	12,569,482
Derivative liabilities	1,531,000	—	169,334,711	3e	—		170,539,377
			(326,334)	3f,l
Notes payable - related party	204,110	—	(204,110)	3n	—		—
Convertible note payable	—	—	74,821,450	3m	—		74,821,450
Total liabilities	$5,977,129	$149,340,844	$261,776,170		$(9,345,390)		$407,748,753

COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption , $0.0001 par value; 34,500,000 at $10.10 per share redemption value at December 31, 2022	348,586,031	—	(348,586,031)	3g	—		—

STOCKHOLDERS’ EQUITY (DEFICIT)
Class B Common Shares, $0.0001 par value; 10,000,000 shares authorized; 8,625,000 shares issued and outstanding at December 31, 2022	863	—	(863)	3h	—		—
Class A Common Shares, $0.0001 par value	—	—	433	3g	—		4,759
			416	3h
			3,735	3i
			59	3o
			74	3m
			42	3p
Additional paid-in capital (1)	—		(30,210,485)	3b	—		—
			43,765,867	3g
			447	3h
			(3,735)	3i
			(165,767,036)	3j,e
			1,613,516	3k
			1,806,441	3l
			4,716,132	3o
			4,238,600	3m
			4,194	3p
Accumulated deficit	(5,355,239)	—	(8,232)	3b	(32,330,882)	3q	(110,670,565)
			(13,759,788)	3d
			(1,480,107)	3l
			(13,331,378)	3m
			(3,567,675)	3j,e
			98,709,441	3k
			(15,058)	3c
			304,412	3n
Retained Earnings	—	—	—		—		—
Shareholders’ and other affiliates’ net investment	—	100,322,957	(100,322,957)	3k	—		—
Net due to and due from shareholders and other affiliates	—	(41,318,921)	—		41,318,921	3q	—
Total stockholders’ equity (deficit)	$(5,354,376)	$59,004,036	$(173,303,505)		$8,988,039		$(110,665,806)
Total Liabilities and Stockholders’ and other affiliates’ net investment	$349,208,784	$208,344,880	$(260,113,366)		$(357,351)		$297,082,947
(1)	Transaction accounting adjustments to Additional paid-in capital sum to a negative balance of $(139.8) million. This negative balance is reclassified into Accumulated deficit.

	December 31, 2022
		The Homebuilding
	Diamondhead	Operations of
	Holding	Great Southern	Transaction		Autonomous		Pro Forma
	Corp.	Homes, Inc.	Accounting		Entity		Condensed
	(Historical)	(Historical)	Adjustments		Adjustments		Combined
Net sales and gross revenues	$—	$477,045,949	$—		$—		$477,045,949
Cost of sales	—	358,238,703	—		6,021,384	4f	364,260,087
Gross profit (loss)	—	118,807,246	—		(6,021,384)		112,785,862
Selling, general and administrative expenses	4,524,075	49,685,730	3,567,675	4a	—		59,172,186
			(200,000)	4h
			1,394,706	4i
Net income (loss) from operations	(4,524,075)	69,121,516	(4,762,381)		(6,021,384)		53,613,676

Other income, net	12,580,820	230,692	(5,049,912)	4b	56,543		19,204,503
			(1,480,107)	4c	(464,911)	4k
Interest expense	—		13,331,378	4j	—		13,331,378
Equity in net losses from investment in joint venture	—	137,086	—		—		137,086
Income (loss) before taxes	8,056,745	69,489,294	(24,623,778)		(6,429,752)		59,623,887
Income tax expense (benefit)	983,430	—	(983,430)	4d	(1,671,736)	4g	12,088,052
			13,759,788	4e
Net income (loss)	$7,073,315	$69,489,294	$(37,400,136)		$(4,758,016)		$47,535,835

Basic earnings per share
Basic weighted average shares outstanding	43,125,000	100,000	—		—		47,594,950
Basic earnings share	$0.16	$694.89	$—		$—		$1.00

Diluted earnings per share
Diluted weighted average shares outstanding	43,125,000	102,960	—		—		50,368,248
Diluted earnings per share	$0.16	$674.92	$—		$—		$0.94

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	DESCRIPTION OF THE BUSINESS COMBINATION

On September 10, 2022, DHHC and GSH entered into the Business Combination Agreement. On March 30, 2023, DHHC consummated its previously announced business combination pursuant to the terms of the Business Combination Agreement, where Merger Sub merged with and into GSH, with GSH surviving the merger as a wholly owned subsidiary of UHG. In connection with the consummation of the Business Combination on the Closing Date, DHHC changed its name to United Homes Group, Inc.

In connection with the Business Combination, (i) holders of GSH Common Shares received aggregate upfront consideration of (1) 373,473 Class A Common Shares, at a price of $10.00 per share, (2) 36,973,877 Class B Common Shares, at a price of $10.00 per share, (3) 905,930 Class A Common Shares underlying the Rollover Options and (4) 1,867,368 Class A Common Shares underlying the Assumed Warrants and (ii) holders of GSH Common Shares, GSH Options and GSH Warrants received a contingent right to receive up to an additional $200 million in earnout consideration, or 20,000,000 UHG Common Shares, upon the achievement of certain earn-out targets.

On March 23, 2023, DHHC held the Special Meeting, at which DHHC’s shareholders voted to approve the Business Combination and other proposals, including the approval of a dual-class structure for the Company, comprised of Class A Common Shares, which carry one vote per share and Class B Common Shares, which carry two votes per share. Additionally, DHHC shareholders approved the 2023 Plan, where at the at the effective time of the Business Combination (the “Effective Time”), all options of GSH were automatically canceled, and each holder thereof ceased to have any rights under the equity plan of GSH, except as otherwise expressly provided in the Business Combination Agreement.

Each GSH Common Share issued and outstanding as of immediately prior to the Effective Time was canceled and converted into (x) the right to receive the Per Share Upfront Consideration and (y) the contingent right to receive Earn Out Shares in accordance with the terms of the Business Combination Agreement. The Per Share Upfront Consideration is the right to receive Class A Common Shares and Class B Common Shares (in respect of GSH Class A Common Shares and GSH Class B Common Shares, respectively, issued and outstanding prior to the Effective Time), equal to the Exchange Ratio. The Exchange Ratio is the Transaction Share Consideration divided by the total number of GSH Common Shares outstanding immediately prior to the Effective Time.

Each GSH Option outstanding and unexercised as of immediately prior to the Effective Time was canceled in exchange for an option to purchase a number of Class A Common Shares (“Rollover Options”) equal to (x) the number of GSH Common Shares subject to such GSH Options immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per GSH Common Share of such GSH Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. The Rollover Options are subject to the same terms and conditions as were applicable to the GSH Option immediately prior to the Effective Time.

Each GSH Warrant outstanding and unexercised as of immediately prior to the Effective Time was converted into a warrant to acquire a number of Class A Common Shares (“Assumed Warrants”) equal to (x) the number of GSH Common Shares subject to such GSH Warrants immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at a strike price per share equal to (A) the strike price per GSH Common Share of such GSH Warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio. The Assumed Warrants are subject to the same terms and conditions as were applicable to the GSH Warrant immediately prior to the Effective Time.

Redemption of shares

On January 25, 2023, DHHC held the Extension Meeting, at which DHHC’s shareholders voted to approve the Extension Amendment and extend the date by which DHHC must complete a business combination from January 28, 2023, to July 28, 2023. In connection with the Extension Meeting, holders of Class A Common Shares had the right to have DHHC redeem their shares for cash in an amount equal to the pro rata portion of the cash and investments in the Trust Account, which had a balance of approximately $349.1 million as of the date of the Extension Meeting. Stockholders holding 30,058,968 Class A Common Shares (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $304.0 million (approximately $10.12 per share) will be removed from the Trust Account to pay such redeeming holders and approximately $45.0 million will remain in Diamondhead’s Trust Account.

In connection with the Special Meeting on March 23, 2023, holders of Class A Common Stock had the right to have DHHC redeem their shares for an amount in cash equal to the pro rata portion of the cash and investments in the Trust Account, which had a balance of $45.0 million as of the date of the Special Meeting. Stockholders holding 109,426 shares of DHHC Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $1.1 million (approximately $10.13 per share) will be removed from the Trust Account to pay such redeeming holders and approximately $43.9 will remain in Diamondhead’s Trust Account.

Convertible Note

In connection with the Business Combination, on March 22, 2023, the Investors and DHHC entered into a Convertible Note Purchase Agreement, pursuant to which the Investors agreed to purchase $80.0 million of convertible promissory notes (the “Notes”) and 744,588 Class A Common Shares in a private placement PIPE investment (the “PIPE Investment), for aggregate proceeds of $73.9 million, net of issuance costs. The Notes mature on March 30, 2028, and bear interest at a rate of 15%, with a minimum cash rate of 10% per year. DHHC has the option to pay any accrued and unpaid interest at a rate in excess of 10% either in cash or as paid in kind interest. The Notes are convertible into Class A Common Shares at any time following the 12-month anniversary of the Closing, at 80% of the then current trading price, subject to a minimum Conversion Price of $5.00 and a maximum price of $10.00 per share.

Subscription Agreements

Additionally, in connection with the Business Combination, the PIPE Investors purchased from the Company (i) an aggregate of (A) 471,500 Class A Common Shares at a purchase price of $10.00 per share, and (B) 117,875 Class A Common Shares at a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million, pursuant to the PIPE Subscription Agreements, and (ii) an aggregate of 421,100 Class A Common Shares at a purchase price of $0.01 per share pursuant to the Share Lock-Up Agreements. Following the closing of the Business Combination, UHG notified each Lock-Up investor that UHG waived the lock-up restriction contained in the Share Lock-Up Agreements. Refer to Notes 3o and 3p below for the impact of the PIPE Subscription Agreements and Share Lock-Up Agreements, respectively, to the pro forma balance sheet.

The following summarizes the pro forma DHHC Common Shares on an as-converted basis:

	Shares	Ownership %
DHHC public shareholders – Class A	4,331,606	9.1%
DHHC sponsor shareholders – Class A	4,160,931	8.7%
GSH existing shareholders – Class B	36,973,877	77.7%
GSH existing shareholders – Class A	373,473	0.8%
PIPE Investor - Class A	744,588	1.6%
Common Equity PIPE	589,375	1.2%
Lock-Up Investors (1)	421,100	0.9%
Total closing shares	47,594,950	100.0%
(1)	On March 30, 2023, DHHC waived the lock-up restriction on the Share Lock-Up Agreements.

Expected Accounting Treatment for the Business Combination

GSH was deemed the accounting acquirer and DHHC was deemed the accounting acquiree. Under this method of accounting, DHHC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the transaction will be treated as the equivalent of GSH issuing stock for the net assets of DHHC, accompanied by a recapitalization and thus the Business Combination will be treated as a reverse recapitalization in accordance with GAAP. The net assets of DHHC will be stated at historical cost, with no goodwill or other intangible assets recorded.

2.	RECLASSIFICATIONS

As part of the preparation of these unaudited Pro Forma Condensed Combined Financial Statements, certain reclassifications were made to align DHHC’s and GSH’s financial statement presentation. In connection with the Business Combination, the Post-Combination Company’s management will perform a comprehensive review of DHHC’s and GSH’s accounting policies. As a result of the review, the Post-Combination Company’s management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, DHHC has identified the presentation differences that would have an impact on the unaudited pro forma financial information and recorded the following adjustments:

Balance sheet as of December 31, 2022

Presentation in Unaudited
Pro Forma
Combined Financial
Amount	Presentation in DHHC Financial Statements	Information

ASSETS
$349,152,086	Investments held in Trust Account	Cash and cash equivalents

Statement of operations for the Year Ended December 31, 2022

Presentation in Unaudited
Pro Forma
Combined Financial
Amount	Presentation in DHHC Financial Statements	Information
REVENUE
$7,263,330	Change in fair value of derivative warrant liabilities	Other income, net
$5,049,912	Income from investments held in Trust Account	Other income, net
$271,688	Gain from settlement of deferred underwriting commissions	Other income, net
EXPENSE
$(200,000)	Franchise tax expense	Selling, general and administrative expenses

3.	TRANSACTION ACCOUNTING AND AUTONOMOUS ENTITY ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited Pro Forma Condensed Combined Financial Information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The pro forma transaction adjustments included in the unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022 are as follows:

a.

Reflects the liquidation and reclassification of investments held in the Trust Account that became available upon the consummation of the Business Combination less the cash disbursements paid to redeem 30,058,968 shares and 109,426 shares of DHHC Class A Common Stock in connection with the Extension Meeting and Special Meeting, respectively.

b.

Reflects the settlement of UHG’s $27.8 million transaction costs, inclusive of advisory, banking, legal and other professional fees incurred in consummating the Business Combination. The unaudited Pro Forma Condensed Combined Balance Sheet reflects these costs as a direct reduction to Additional paid-in capital and are assumed to be settled in cash. Additionally, the unaudited Pro Forma Condensed Combined Balance Sheet reflects a $2.4 million reduction to prepaid expenses with a corresponding decrease of Additional paid-in capital for transaction costs incurred to date that were eligible to be capitalized. The $8,232 adjustment to Accumulated deficit represents transaction costs incurred by GSH that are not attributable to raising equity for the transaction, and therefore, recorded as an expense. Lastly, the $3.7 million reduction to Other accrued expenses and liabilities reflects the settlement of DHHC’s incurred transaction costs that will be paid in cash at Closing.

c.

$2.8 million represents directors and officers insurance fees that are applicable to UHG. This amount is partially offset by the elimination of directors and officers insurance fees that were applicable only to DHHC.

d.

Represents income tax payable as a result of the tax impact due to the corporate reorganization from a Subchapter S Corporation to a C Corporation. $13.8 million represents income tax expense incurred for the year ended December 31, 2022. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

e.

Reflects the fair value of the liability classified Earn Out Shares attributable to GSH stockholders, warrant holders and the Sponsor. The Earn Out Shares are not subject to a continued service requirement and are liability-classified under ASC Topic 815-40. The earnout liability will be remeasured at fair value through net income (loss) at each reporting period subsequent to the closing of the Business Combination. For purposes of the pro forma transaction adjustments, there will be no pro forma impact to the statement of operations related to the remeasurement of the earnout liability. The total preliminary estimated fair value of the earnout liability, using the Monte Carlo valuation technique, is $169.3 million. The preliminary fair value was determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing (see further discussion in Note 6- Earnout).

f.

$0.3 million represents the forfeiture of 2,966,669 of the 5,933,333 Private Placement Warrants that were outstanding at the Closing Date. The remaining 2,966,664 warrants continue to exist and are converted on a one-to-one basis to give the holder the right to purchase one Class A Common Share at $11.50.

g.

Represents the reclassification of the redeemable Class A Shares. The $348.6 million will be decreased to pay the redeeming holders of 30,168,394 shares as a result of the Extension Meeting and Special Meeting. The remaining 4,331,606 million shares that were not redeemed are included in Class A Common Shares with an increase to Additional paid-in capital for the amount in excess of par value.

h.	The treatment of the 8,625,000 shares of DHHC Class B Common Shares outstanding is as follows:
–	Forfeitures: 2,577,691
–	Liability classified Sponsor Earnout Shares: 1,886,378
–	Shares converted to DHHC Class A Common Stock: 4,160,931
i.

100,000 GSH Common Shares issued and outstanding were immediately cancelled and converted to Class A Common Shares and Class B Common Shares based on the Exchange Ratio described in Note 1 — Description of the Business Combination above.

j.

The $165.8 million adjustment to Additional paid-in capital reflects the fair value of the liability classified Earn Out Shares partially offset by the equity classified Earn Out Shares. The total compensation expense for the year ended December 31, 2022 was $3.6 million. See further discussion in Note 6 — Earnout.

k.	Shareholders’ and other affiliates’ net investment is broken out into the following line items:

–$98.7 million is recorded to Accumulated deficit

–$1.6 million is recorded to Additional paid-in capital

l.

The $1.8 million in Additional paid-in capital is comprised of a $0.3 million adjustment due to the forfeiture of private placement warrants and a $1.5 million adjustment for the income statement impact of the forfeited warrants that were included on the income statement for the year ended December 31, 2022, where the corresponding entry is to Accumulated deficit.

m.

Reflects the issuance of a Convertible Note Purchase Agreement in Connection with the Business Combination. Refer to Note 1 — Description of the Business Combination for additional information related to the Convertible Note and Note 4j for additional information related to the interest expense paid on the Convertible Note for the year ended December 31, 2022. The allocation between the Notes and the PIPE Subscription Agreements was made on a relative fair value basis of the fair value amounts attributed to each instrument. The issuance costs associated with the Convertible Note were reported in the balance sheet as a direct deduction from the face amount of the Notes.

n.	Represents the settlement of accounts payable and note payable recorded within DHHC’s historical financial statements.

o.

$4.7 million represents the proceeds from the sale of 589,375 Class A Common Shares with a par value of $0.0001 per share. 471,500 Class A Common Shares were sold for a purchase price of $10.00 and the remaining 117,875 Class A Common Shares were sold for a purchase price of $0.01.

p.	Represents the issuance of 421,100 Class A Common Shares for a purchase price of $0.01 per share, in connection with the Share Lock-Up Agreements.
q.	Autonomous Entity Adjustments: In accordance with the Business Combination, GSH has separated its homebuilding operations from its land development operations.

i.Cash and cash equivalents:

1.	In connection with the settlement of Net due to and due from shareholders and other affiliates, GSH paid $0.4 million to Other Affiliates.

ii.Inventories:

1.$3.5 million represents a one-time historic adjustment for the markup on land related to land acquired from the Land Development Affiliates. The amount of this adjustment represents an estimate developed by GSH. To develop this estimate, GSH considered third party publications and datasets, which discussed relevant market and economic conditions related to the land, and qualitative factors of the local community. Using information published within these external publications and datasets, GSH created a peer competitive set and developed an estimated fair value for each finished land lot acquired from the Land Development Affiliates. Specific quantitative inputs used to create the peer competitive set included lot size, lot sales price, lot sales pace, average and median home sales by lot size, and the ratio of lot price to home price per lot size. This resulted in a comparable range of $1,000 to $1,500 price per lineal foot which was applied to the acquired land. As no competitive set could be fully representative of each finished land lot acquired from the Land Development Affiliates, material uncertainties over the resulting fair values calculated may exist. GSH attempted to limit the risks associated with these uncertainties by using these inputs to create a representative peer competitive set.

2.

$6.0 million represents a one-time historic adjustment for the increase in cost of sales related to land acquired from the Land Development Affiliates. Refer to adjustments 4(f) for additional information.

iii.	Lot purchase agreement deposits:
1.	In connection with the settlement of Net due to and due from shareholders and other affiliates, Lot purchase agreement deposits increased $2.5 million.
iv.	Homebuilding debt and other affiliate debt:
1.	Refer to adjustment 3(q)(ii)(1) for additional information regarding the markup on land related to land acquired from the Land Development Affiliates.
2.

On February 27, 2023, GSH was relieved of Wells Fargo debt associated with Other Affiliates of $8.3 million, and on February 28, 2023 GSH was relieved of $2.8 million for Anderson Brothers debt associated with Other Affiliates. The unaudited Pro Forma Condensed Combined Balance Sheet presents these events as if they occurred on December 31, 2022.

v.	Income tax payable:
1.	$1.7 million represents the income tax benefit associated with the autonomous entity adjustments for the year ended December 31, 2022.
vi.	Property and equipment, net:

1.

In connection with the Business Combination, GSH sold $0.7 million of certain fixed assets to an affiliate. In consideration for the fixed assets, GSH entered into a related party loan for part of the sale and received cash for the remainder.

4. TRANSACTION ACCOUNTING AND AUTONOMOUS ENTITY ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

The pro forma transaction adjustments included in the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 are as follows:

a.

Represents the compensation expense related to earnout shares issuable to holders of GSH options. The actual compensation expense recorded may differ from this estimate and such difference may be material. See Footnote 6 — Earnout for disclosure of the preliminary inputs and assumptions used to value the earnout consideration issuable to holders for GSH options.

b.	Represents the elimination of interest earned on cash, cash equivalents and investments held in the Trust Account.
c.

Represents the decrease in fair value of the forfeited Private Placement Warrants. 2,966,669 of the 5,933,333 Private Placement Warrants that were outstanding at the Closing Date were forfeited. The remaining 2,966,664 warrants continue to exist and are converted on a one-to-one basis to give the holder the right to purchase one Class A Common Share at $11.50.

d.	Represents the elimination of income tax expense recorded in DHHC’s historical financial statements.

e.

Represents income tax expense incurred as a result of the tax impact due to the corporate reorganization from a Subchapter S Corporation to a C Corporation. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

f.

In accordance with the Business Combination, GSH has separated its homebuilding operations from its land development operations. This adjustment is made to mark-up historical lots and lot deposits recorded at historical cost. This adjustment represents a one-time historic adjustment for the increase in cost of sales related to land acquired from the Land Development Affiliates. The amount of this adjustment represents an estimate developed by GSH. To develop this estimate, GSH considered third party publications and datasets, which discussed relevant market and economic conditions related to the land, and qualitative factors of the local community. Using information published within these external publications and datasets, GSH created a peer competitive set and developed an estimated fair value for each finished land lot acquired from the Land Development Affiliates. Specific quantitative inputs used to create the peer competitive set included lot size, lot sales price, lot sales pace, average and median home sales by lot size, and the ratio of lot price to home price per lot size. This resulted in a comparable range of $1,000 to $1,500 price per lineal foot which was applied to the acquired land. As no competitive set could be fully representative of each finished land lot acquired from the Land Development Affiliates, material uncertainties over the resulting fair values calculated may exist. GSH attempted to limit the risks associated with these uncertainties by using these inputs to create a representative peer competitive set.

g.

Represents the income tax benefit received associated with the autonomous entity adjustments: (i) markup of cost of sales (Note 4f), amortization of directors and officers insurance (Note 4i) and gain on sale of fixed assets to a related party (Note 4l). The income tax benefit received is a result of the corporate reorganization from a Subchapter S Corporation to a C Corporation. GSH estimated its effective tax rate as 26%, which is comprised of a 21% federal tax rate applicable to C Corporations plus a 5% state tax rate.

h.	Represents the elimination of the franchise tax expense, as the franchise tax expense levied on DHHC for the year is not applicable to UHG.
i.

Represents one year of amortization expense of directors and officers insurance fees that would have been incurred if the transaction closed on January 1, 2022. This amount is partially offset by the elimination of directors and officers insurance that were applicable only to DHHC.

j.

$13.3 million represents one year of interest expense incurred on the convertible note issued to the PIPE Investors. Interest expense is calculated using an effective interest rate method. The effective interest rate for the convertible note was 18.61%.

k.

$0.5 million represents one year of amortization expense paid related to the settlement fees incurred in connection with the modified line of credit from Wells Fargo Bank. Refer to the audited historical financial statements of GSH, and the related notes thereto as of and for the year ended December 31, 2022 included in this prospectus for further information.

l.	Represents the gain on the sale of fixed assets to a related party.

5. EARNINGS PER SHARE

Net income per share is calculated by applying the two-class method and using the pro forma weighted average shares of DHHC Class A Common Stock assuming the shares were outstanding since January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited Pro Forma Condensed Combined Financial Information, as outlined in the Introduction section above, has been prepared to reflect the actual redemptions as of the Closing Date for the year ended December 31, 2022:

Earnings Per Share for the Year Ended December 31, 2022:

Year ended
December 31, 2022
Pro Forma
Net income attributable to common shareholders	$47,535,835
Weighted average shares outstanding – basic	47,594,950
Basic earnings per share	$1.00
Net income attributable to common shareholders	$47,535,835
Weighted average shares outstanding – diluted	50,368,248
Diluted earnings per share	$0.94

For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding GSH stock and option awards, DHHC Public Warrants and Private Placement Warrants, and Assumed Warrants are exchanged for UHG Common Shares. Earn Out shares are not included in the calculation of diluted earnings per share until certain UHG stock prices are met. Note that only the aforementioned DHHC Public Warrants and Private Placement Warrants would have an antidilutive effect and were thereby excluded from the calculation of diluted weighted average shares outstanding.

6. EARNOUT

The earn out consideration issuable to GSH stockholders, warrant holders and the Sponsor, is initially recognized as a liability at fair value offset by additional paid-in capital and subsequently re-measured each reporting period to its fair value. Changes in the fair value are recognized as income or expense on the income statement. In the event of issuance of shares, the liability will be classified as equity, and in the event that there is no issuance of shares within the Earn Out Period, the liability will be reduced to zero through the income statement. The preliminary estimated fair value of the Earn Out Shares and Sponsor Earnout Shares as of December 31, 2022 is $169.3 million.

The earn out consideration issuable to holders of GSH options is classified as equity pursuant to ASC Topic 718-10, due to a continued service requirement. Charges to compensation expense for the year ended December 31, 2022 was $3.6 million.

The fair value of the Earn Out Shares and Sponsor Earnout Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earn Out Period. The preliminary estimated fair value of the Earn Out Shares and Sponsor Earnout Shares was determined as of December 31, 2022 (the “Valuation Date”) using the most reliable information available, subject to change as additional information becomes available and subsequent analyses are performed. Primary assumptions in the preliminary valuation, which are subject to change at the Closing, include:

●	Current stock price: The current stock price is unknown as Earn Out Shares will not be issued until the Grant Date, contingent upon the closing of the Business Combination. As a publicly traded proxy for GSH, the closing stock price for DiamondHead’s common stock on the Valuation Date of $9.85 is used as its market value.

●	Risk-free interest rate: The risk-free interest rate is based on the yield of zero-coupon U.S. Treasury securities. Given the Earn Out Shares’ 5.0 year expected life, the risk-free interest rate is 4.14 percent as of the valuation date.
●	Expected volatility: The expected volatility was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the 5.0 year term of awards. The volatility input was determined to be 40 percent (rounded).
●	Expected life: The expected life is the Earn Out Period which begins on the Grant Date and ends in 5.0 years.
●	Expected dividend yield: The expected dividend yield is zero as management has never declared or paid cash dividends and does not expect to pay dividends post-Business Combination to shareholders during the term of the Earn Out Shares.

The actual fair value of the Earn Out Shares and Sponsor Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of the homebuilding operations of UHG should be read in conjunction with the audited carve-out financial statements of the homebuilding operations of GSH as of December 31, 2022, and 2021, and for the years ended December 31, 2022, 2021 and 2020, (collectively, the “GSH Carve-Out Financial Statements”), together with the related notes thereto, included in this prospectus. References to “UHG” should be understood to be references to the carved-out homebuilding operations of GSH, and not to the historical operations of GSH which included land development activities. The discussion and analysis should also be read together with the information presented in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included in this prospectus. In addition to historical information, the following discussion contains forward-looking statements that reflect UHG’s future plans, estimates, beliefs and expected performance. UHG’s estimates are based on its assumptions about future events. These statements may be preceded by, followed by or include the words “believes,” “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions.

The forward-looking statements are dependent upon events, risks and uncertainties that may be outside UHG’s control. UHG’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus.

Overview

The GSH Carve-Out Financial Statements have been prepared on a “carve-out” basis in accordance with U.S. GAAP. The accompanying GSH Carve-Out Financial Statements were derived from GSH’s historical financial statements and accounting records for the homebuilding operations of GSH (such homebuilding operations referred to in this Management’s Discussion and Analysis of Financial Condition and Results of Operations as the “Company”) to represent the financial position and performance of the Company as if the homebuilding operations of the Company had existed on a standalone basis for the years ended December 31, 2022, 2021, and 2020. Certain balances and transactions that are accounted for at the historical operations of GSH, which included land development activities, have been allocated to the Company for purposes of carve-out financial reporting and are reflected in the accompanying balance sheets and statements of income. Accordingly, the accompanying GSH Carve-Out Financial Statements may not necessarily be indicative of the results of operations that would have been obtained if the homebuilding operations of the Company had operated as an independent entity.

For purposes of preparing the GSH Carve-Out Financial Statements on a “carve-out” basis, a portion of the total corporate expenses of the Company were allocated to GSH based on a percentage of direct usage, when identifiable or, when not directly identifiable, on the basis of proportional cost of sales or employee headcount, for the Company. The corporate expense allocations include the cost of corporate functions and resources provided by or administered by the Company for GSH including, but not limited to, costs associated with executive management, finance, accounting, legal, human resources, related benefit costs associated with these functions, and costs associated with operating the Company’s various office buildings in South Carolina and Georgia. The Company’s management believes that the approach to these carve-out allocations is reasonable.

The Company designs, builds and sells homes principally in South Carolina, with a smaller presence in Georgia. the Company’s principal markets are located within 500 miles of 10 of the top 15 fastest growing markets in the United States, including Raleigh/Durham, Nashville, Jacksonville and Orlando, which provides what management believes are attractive expansion opportunities. In 2022, the Company was ranked by ProBuilder as the 25th and 41st builder nationally for entry-level and single-family homes, respectively, based on home closings in 2021.

Historically, GSH’s operations have consisted of both the development of raw land into lots as well as the building of homes on those lots. As of the date of this prospectus, GSH has transferred substantially all the raw land and land under development previously owned by it to the Land Development Affiliates. Therefore, as a legal entity, GSH represented solely homebuilding operations after the Business Combination.

As a result, the Company operates on an “asset-light” basis, focusing on the design, construction, and sale of single family detached homes and townhomes. The Company believes the benefits of the asset-light lot operating strategy include, but are not limited to, enabling it to avoid the capital commitments and development risks associated with ownership and development of raw land, and therefore reducing its balance sheet risk during an unfavorable housing market. The Company believes that this will allow it to generally avoid development and other risks associated with ownership of undeveloped land and positions the Company favorably from a balance sheet perspective, relative to other homebuilders that own a higher percentage of their development land supply.

The Company expects to continue to enjoy a close relationship with the Land Development Affiliates, allowing it to potentially benefit from the pipeline of approximately 6,249 lots that are owned or controlled by the Land Development Affiliates, as of April 26, 2023, and which the Company expects to obtain the contractual right to acquire, in addition to lots that the Company may acquire from third parties. See “Certain Relationships and Related Transactions” included in this prospectus for a further discussion of the relationship between the Company and the Land Development Affiliates.

Since its founding in 2004, the Company has delivered approximately 11,000 homes and currently builds in approximately 56 active subdivisions at prices that generally range from $200,000 to $450,000. In 2022, the Company had 1,259 net new orders, 1,302 permits and generated approximately $477.0 million in revenue on 1,605 closings.

Geographically, the Company’s business is principally located in the midlands and upstate of South Carolina, and, to a lesser extent, coastal South Carolina and Georgia. The geographic markets in which the Company presently operates its homebuilding business combine positive population and employment growth trends, favorable migration patterns, and attractive housing affordability. Of the four main U.S. regions, the south experienced the most favorable migration patterns with more people moving in than moving out domestically between 2021 and 2022, according to the U.S. Census Bureau. Relative to the majority of northern states from which much of this in-migration occurs, the markets in which the Company currently operates (South Carolina and Georgia) also offer lower state and local income taxes, and desirable lifestyle and weather characteristics.

The Company’s plan to grow its business is multifaceted: it plans to grow organically, through external acquisitions, and through expansion of business verticals via its mortgage joint venture, Homeowners Mortgage, LLC (the “Joint Venture”) and build-to-rent (“BTR”) platform, pursuant to which the Company will work together with institutional investors for development of BTR communities. Organically, community count is expected to increase in 2023, and the Company expects average community size to increase, based on new communities currently under development. The Company also expects to engage in opportunistic acquisitions of complementary private homebuilders within existing and targeted new markets, and to grow its institutional BTR platform.

Additionally, the Company expects that continued operation of the Joint Venture, which began generating revenue in July 2022, will add to the Company’s revenue and EBITDA growth, improve buyer traffic conversion, and reduce backlog cancellation rates.

The Company increased its revenues from approximately $432.9 million for the year ended December 31, 2021 to approximately $477.0 million for the year ended December 31, 2022. For the year ended December 31, 2022, the Company generated gross profit of 24.9%, adjusted gross profit of 26.0%, net income of approximately $69.5 million, an EBITDA margin of 15.9% and adjusted EBITDA margin of 17.4%, representing an increase of 1.7%, 1.9%, $7.1 million, 0.5% and 1.9%, respectively, from the year ended December 31, 2021.

Adjusted gross profit, EBITDA, adjusted EBITDA, and EBITDA Margin are not financial measures under U.S. GAAP. See “— Non-GAAP Financial Measures” for an explanation of how the Company computes these non-GAAP financial measures and for reconciliations to the most directly comparable GAAP financial measure, including an explanation of the pro forma amounts.

Factors Affecting UHG’s Results of Operations

The Company believes that its future performance will depend on many factors, including those described below and in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus.

Availability and Price of Finished Lots

The Company’s business is dependent upon a supply of developed, or finished lots on which to build homes, whether such lots are supplied by Land Development Affiliates or by other land developers. The Company expects to enter into lot purchase and sale agreements with the Land Development Affiliates, which, when combined with contracts the Company has with third-party developers, will give the Company the contractual right to acquire approximately 7,855 lots (as of April 26, 2023). The Company’s pipeline of finished lots may be affected by changes in the general availability of finished lots in the markets in which it operates, the willingness of land developers and sellers to sell finished lots at competitive prices, competition for available finished lots and other market conditions. Acquiring finished lots in desirable geographic areas with prices and acquisition terms that drive profitable home delivery is an important component of the Company’s business. Lot value appreciation or depreciation varies across the markets in which the Company operates. The Company’s acquisition costs associated with finished lots purchased from third parties have increased in certain of the Company’s markets where job and population growth are outpacing lot supply. To the extent the supply of lots is limited, the Company may build and sell fewer homes. To the extent that the Company is unable to acquire finished lots at competitive prices, or at all, its revenues, profits, and other results of operations could be negatively impacted.

Availability of Mortgages; Applicable Interest Rates

The Company’s business is impacted by the availability and affordability of mortgages. In 2022, approximately 90% of the Company’s homebuyers obtained a mortgage to purchase their home. A prospective customer’s ability to obtain or afford a mortgage will be impacted by among other things market conditions, interest rates and the amount required as a down payment, each of which are factors outside of the Company’s control. If mortgages are unavailable or are not available on terms that make the purchase of the Company’s homes affordable, prospective customers may choose to forgo the purchase of a home or purchase a less expensive home, which could negatively impact the Company’s business. In response to rising inflation, the Federal Reserve has increased interest rates sharply throughout 2022, which has resulted in a corresponding increase in mortgage rates that continue to rise. While the level and trajectory of mortgage rates in the future is unknown, additional increases in mortgage rates is likely to result in reduced purchasing power for homebuyers, which could result in reduced sales prices for homes and decreased gross margins, negatively impacting earnings and cash flow. To combat rising mortgage rates, the Company has introduced sales incentives primarily focused on mortgage buy down programs, which could also result in decreased gross margins.

Costs of Building Materials and Labor

The cost of home construction fluctuates with market conditions and costs related to building materials and labor. The residential construction industry experiences labor and material shortages from time to time, including shortages in qualified subcontractors, tradespeople and supplies such as insulation, drywall, cement, steel, and lumber. These labor and material shortages can be more severe during periods of strong demand for housing, during periods following natural disasters that have a significant impact on existing residential and commercial structures or as a result of broader economic disruptions. Any increases in lumber commodity prices may result in the renewal of the Company’s lumber contracts at more expensive rates, which may significantly impact the Company’s cost to construct homes and the Company’s business. Higher costs of building materials, including lumber, generally lead to decreased margins on homes sold. The Company has recently seen a decline in the price of lumber and more moderate reductions in other building materials, which the Company expects will have a positive impact on its margins in the near-term. Future increases in the cost of building materials and labor could have a negative impact on the Company’s margins on homes sold.

The Company also experienced disruptions to its business as a result of pandemic-induced supply-chain issues, which have generally been resolved. These disruptions generally resulted in increased costs for the Company to obtain building supplies due to lack of inventory from supplier. These increased costs were partially offset by higher home sales prices as a result of increased demand. Delays caused by supply-chain issues in some instances resulted in late delivery of developed lots, which impacted the Company’s ability to sell additional homes, and also resulted in the Company having to absorb additional carrying costs on homes being constructed. In response to supply-chain issues experienced during the pandemic, the Company took steps to standardize certain features of its homes, which has allowed the Company to construct more homes from inventoried supplies and reduces delays that may be experienced by homebuilders with a different operating model. Future labor and material shortages and price increases for labor and materials could cause delays in and increase the Company’s costs of home construction, which in turn could have a material adverse effect on the Company’s cost of sales and operations

Inflation

In 2022 the rate of inflation in the United States increased significantly and may continue to increase into 2023. the Company’s homebuilding operations can be adversely impacted by inflation, primarily from higher land, financing, labor, material, and construction costs. In addition, inflation can be correlated with higher mortgage rates which can significantly affect the affordability of mortgage financing to homebuyers. While the Company attempts to pass on cost increases to customers through increased home prices, when weak housing market conditions exist, the Company may be unable to offset cost increases with higher selling prices. To date, the Company has seen cancellation rates stabilize as mortgage rates have begun to level off. Additionally, the Company has seen a reduction in the amount of time between entering into a contract for the sale of a home and closing. As the cycle time is reduced, contracts are less likely to be cancelled due to inflation, as interest rates can generally be locked for a 60-day duration and buyers are thus less susceptible to inflationary pressures. Although inflationary pressures may persist into the future, the Company believes the affordability of its homes and its favorable land holdings will position the Company to meet the headwinds brought on by these challenging market conditions. The Company believes it should continue to operate effectively and expects to continue to generate strong margins and cash flows from its operations. The Company will continue to closely manage its home pricing, incentives, product offerings, and inventory levels to optimize the return on its investments in each of its communities.

Housing Supply and Demand

Sales of residential real estate are highly dependent on housing supply and demand, including the desirability of location and design. When the supply of new homes exceeds new home demand, new home prices may generally be expected to decline. The supply of new homes can be driven by a number of factors including the pace of homebuilding and home foreclosures. Declining new home prices can have a self- reinforcing nature as homebuyers postpone a new home purchase until they are comfortable that stable price levels have been reached, reducing demand further.

Conversely, when the demand for new homes exceeds supply, new home prices may generally be expected to increase. The demand for new homes can be driven by a number of factors including historic under-building of homes and increases in rental rates as compared to the cost of home ownership. Rising new home prices can have a self-reinforcing nature as homebuyers become confident in home prices and accelerate their timing of a new home purchase, thereby increasing demand.

During the third and fourth quarters of 2022, housing demand was negatively impacted by rising mortgage rates causing a reduction in closings and net sales. Additional increases in mortgage rates will likely result in reduced purchasing power for homebuyers and could cause continued decreases in housing demand.

Seasonality

The sale of both new and existing homes in the United States exhibit demonstrable seasonality over the course of a calendar year. This seasonality can be evidenced across multiple sources including, but not limited to, government data (U.S. Census Bureau), trade groups (National Association of Realtors) and public company reports. Typically, prospective home buyers search for homes beginning in late winter to early spring, which in industry parlance is often referred to as the “spring buying season.” As homes are constructed, those contracts are then closed upon through the summer into fall. As a result, the Company and the homebuilding industry tend to experience more new home sales in the first half of a calendar year and experience increased closings and revenue recognized in the second half of a calendar year.

In all of its markets, the Company has historically experienced similar variability in its results of operations and capital requirements from quarter to quarter due to the seasonal nature of the homebuilding industry. As a result, the Company’s revenue may fluctuate on a quarterly basis. As a result of seasonal activity, the Company’s quarterly results of operations and financial position at the end of a particular quarter are not necessarily representative of the results it expects at year end. The Company expects this seasonal pattern to continue in the long term.

Factors Affecting the Comparability of UHG’s Financial Condition and Results of Operations

The Company’s historical financial condition and results of operations for the periods presented are not expected to be indicative of the Company’s future performance, either from period to period or going forward, primarily because the lots developed by affiliates were not transferred to the homebuilding operations at a market rate. The following describes various factors that will affect the comparability of the Company’s results of operations in future periods:

Land Development Operations

The Company has historically operated as both a land developer and a homebuilder. As of the date of this prospectus, the Company has transferred substantially all of the raw land and land under development previously owned by it to the Land Development Affiliates. The GSH Carve-Out Financial Statements contained herein reflect the separation of the land development business and present historical information and results attributable to the homebuilding operations of the Company. The historical income statements of the Company contained herein have been adjusted to reflect, on a carve-out basis, the Company’s separation of the land development business. As a result, the historical financial information of the Company may not accurately reflect what the Company’s results would have been if the transition away from land development had occurred at the beginning of the period or what the Company’s future results are likely to be. The Company expects that, in the future, developed land will be acquired from the Land Development Affiliates and third parties at fair market value, which, when compared to the Company’s historical acquisition of developed land from non-third parties at cost, is likely to increase the Company’s cost of sales.

Growth Strategy

The Company has grown organically in recent years primarily by gaining share of new home sales within the markets in which it operates. Going forward, share take, growth in community count and a re-composition of community size are expected to drive organic growth. Specifically, community count is expected to increase in 2023, and the Company expects average community size to increase. Management of the Company expects that larger communities will allow the Company to better manage sales cadence and even-flow production schedules, thereby generating increased operating leverage. Organic delivery growth is expected to be augmented by several other initiatives including the opportunistic acquisition of complementary private homebuilders within existing and targeted new markets and growing the Company’s institutional BTR platform. The Company is targeting approximately 10 – 20% of closings annually from its BTR initiative and plans to continue to disclose specifics regarding this initiative as a public company. Management also expects revenue and EBITDA growth prospectively through the contribution of the Joint Venture, which formally began generating revenue in July 2022. Beyond a new source of revenue and EBITDA for the company with little incremental expense or capital investment, it is anticipated that the Joint Venture will improve buyer traffic conversion and reduce backlog cancellation rates as well.

Selling, General and Administrative Expense

The Company expects that its selling, general and administrative expense will increase as a result of becoming a public company due to increased compliance costs associated with certain provisions of the Sarbanes-Oxley Act and related SEC regulations and the requirements imposed in connection with the Company’s shares being listed on Nasdaq. Namely, as a public company, the Company is obligated to establish and maintain internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, to prepare and file periodic financial and other reports in compliance with federal securities laws, and to adhere to certain standards related to corporate governance and its Board of Directors. The Company expects an increase in labor costs in order to pay its employees (including hiring additional employees), legal counsel, and accountants to assist in implementing these tasks and controls; however, the Company expects part of this increase to be offset by the reduction in employees as a result of the separation of the land development business, reflected in the GSH Carve-Out Financial Statements included in this prospectus.

Equity Incentive Plan

To incentivize individuals providing services to GSH or its affiliates, the GSH board adopted the Great Southern Homes 2022 Equity Incentive Plan. In connection with the Business Combination the Great Southern Homes 2022 Equity Incentive Plan was terminated and DHHC Shareholders approved the 2023 Plan. The 2023 Plan provides for the grant, from time to time, at the discretion of the Board of Directors or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. Any individual who is a director, officer, employee, consultant, or advisor of UHG or any of its affiliates (which, for purposes of the Equity Incentive Plan, generally consists of entities controlling, controlled by, or under common control with UHG, or in which UHG has a significant interest), will be eligible to receive awards under the Equity Incentive Plan at the discretion of the Board of Directors or the compensation committee of the Board of Directors.

Components of UHG’s Operating Results

Below are general definitions of the income statement line items set forth in the Company’s period over period changes in results of operations.

Revenues

Revenues include the proceeds from the closing of homes sold to the Company’s customers. Revenues from home sales are recorded at the time each home sale is closed and closing conditions are met. Performance obligations are generally satisfied at a point in time when the control of the home is transferred to the customer. Control is considered to be transferred to the customer at the time of closing when the title and possession of the home are received by the homebuyer. In some contracts, the customer controls the underlying land upon which the home is constructed. For these specific contracts, the performance obligation is satisfied over time. Revenue for these contracts is recognized using the input method based on costs incurred as compared to total estimated project costs. Proceeds from home sales are generally received within a few days after closing. Home sales are reported net of sales discounts and incentives granted to homebuyers, which are primarily seller-paid closing costs and rate buy downs. The pace of net new orders, average home sales price, the level of incentives provided to the customer and the amount of upgrades or options selected impact the Company’s recorded revenues in a given period.

Cost of Sales

Cost of sales includes the lot purchase and carrying costs associated with each lot, construction costs of each home, capitalized interest expensed, building permits, and warranty costs (both incurred and estimated to be incurred). Land, development, and other allocated costs, including interest, and property taxes, incurred during development and home construction are capitalized and expensed to cost of sales when the home is closed, and revenue is recognized. The Company adjusts the cost of lots remaining in a community on a pro rata basis when changes to estimated total development costs occur, including community costs. Indirect costs such as maintenance of communities, signage and supervision are expensed as incurred. Following the separation of the land development business, the Company expects that developed land will be acquired from the Land Development Affiliates and third parties at fair market value, which, when compared to the Company’s historical acquisition of developed land from non-third parties at cost, is likely to increase the Company’s cost of sales.

Selling, General and Administrative Expense

Selling expense includes sales, commissions, and marketing expenses to maintain model homes. The Company recognizes these costs in the period they are incurred. General and administrative expense consists of corporate and marketing overhead expenses such as payroll, insurance, IT, office expenses, advertising, outside professional services and travel expenses. The Company recognizes these costs in the period they are incurred. General and administrative expense further includes operating lease expense, variable lease costs including maintenance charges, taxes, insurance and other similar costs, rent expense related to short-term leases, stock compensation expense and transaction expenses. A portion of the selling, general and administrative (“SG&A”) expenses were allocated to the homebuilding operations of the Company based on direct usage, when identifiable or, when not directly identifiable, on the basis of proportional cost of sales or employee headcount, as applicable.

Other Income, Net

Other income, net includes amortization of deferred loan costs associated with the Company’s revolving lines of credit, gain on extinguishment of debt, loss upon sale of retirement of depreciable assets and miscellaneous vendor and credit card rebates.

Equity in Net Earnings from Investment in Joint Venture

On February 4, 2022, the Company entered into a joint venture agreement with an unrelated third party to acquire a 49% equity stake in Homeowners Mortgage, LLC, and made an initial capital contribution of $49,000 at the formation of the joint venture. Equity in net earnings from investment in joint venture for the period from the commencement of operations through December 31, 2022 was $0.1 million, increasing the investment in joint venture as of December 31, 2022 to $0.2 million. Refer to Note 2 — Summary of significant accounting policies in the notes to the GSH Carve-Out Financial Statements included elsewhere in this prospectus for more information on how the Company accounts for its investment in the joint venture.

Net Income

Net income is revenues less cost of sales, selling, general and administrative expense, other income, net and equity in net earnings from investment in joint venture.

Net New Orders

Net new orders is a key performance metric for the homebuilding industry and is an indicator of future revenues and cost of sales. Net new orders for a period is gross sales less any customer cancellations received during the same period. Sales are recognized when a customer signs a contract, and the Company approves such contract.

Cancellation Rate

The Company records a cancellation when a customer provides notification that they do not wish to purchase a home. Increasing cancellations are a negative indicator of future performance and can be an indicator of decreased revenues, cost of sales and net income. Cancellations can occur due to customer credit issues or changes to the customer’s desires. The cancellation rate is the total cancellations during the period divided by the total number of new sales for homes during the period.

Backlog

Backlog represents homes sold but not yet closed with customers. Backlog is affected by customer cancellations that may be beyond the Company’s control, such as customers unable to obtain financing or unable to sell their existing home.

Gross Profit

Gross profit is revenue less cost of sales for the reported period.

Adjusted Gross Profit

Adjusted gross profit is gross profit less capitalized interest expensed in cost of sales.

Results of Operations

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

The following table presents summary results of operations for the periods indicated:

	Year Ended December 31,
			Amount	%
	2022	2021	Change	Change
Statements of Income
Revenue, net of sales discounts	$477,045,949	$432,891,510	44,154,439	10.2%
Cost of sales	358,238,703	332,274,788	25,963,915	7.8%
Selling, general and administrative expense	49,685,730	38,461,370	11,224,360	29.1%
Other income, net	230,692	257,659	(26,967)	(10.5)%
Equity in net earnings from investment in joint venture	137,086	—	137,086	100.0%
Net income	$69,489,294	$62,413,011	$7,076,283	11.4%
Other Financial and Operating Data:
Active communities at end of period	56	69	(13)	(18.8)%
Home closings	1,605	1,705	(100)	(5.9)%
Average sales price of homes closed	$297,225	$253,895	$43,330	17.1%
Net new orders (units)	1,259	1,821	(562)	(30.9)%
Cancellation rate	17.5%	14.3%	3.2%	22.4%
Backlog	276	800	(524)	(65.5)%
Gross profit	$118,807,246	$100,616,722	$18,190,524	18.1%
Gross profit%(a)	24.9%	23.2%	1.7%	7.3%
Adjusted gross profit(b)	$124,262,476	$104,243,854	$20,018,622	19.3%
Adjusted gross profit%(a)	26.0%	24.1%	1.9%	7.9%
EBITDA(b)	$75,933,460	$66,604,538	$9,328,922	14.0%
EBITDA margin%(a)	15.9%	15.4%	0.5%	3.2%
Adjusted EBITDA(b)	$82,835,216	$67,247,508	$15,587,708	23.2%
Adjusted EBITDA margin%(a)	17.4%	15.5%	1.9%	12.3%
(a)	Calculated as a percentage of revenue
(b)	Adjusted gross profit, EBITDA and adjusted EBITDA are non-GAAP financial measures. For definitions of adjusted gross profit, EBITDA and adjusted EBITDA and a reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “—Non-GAAP Financial Measures.”

Revenues: Revenues for the year ended December 31, 2022 were $477.0 million, an increase of $44.1 million, or 10.2%, from $432.9 million for the year ended December 31, 2021. The increase in revenues was primarily attributable to overall sales price increases. The average sales price of homes closed for the year ended December 31, 2022 was $297,225, an increase of $43,330, or 17.1%, from the average sales price of homes closed of $253,895 for the year ended December 31, 2021. The Company closed 1,605 homes during the year ended December 31, 2022, a decrease of 100 home closings, or (5.9)%, as compared to 1,705 homes closed during the year ended December 31, 2021, due in part to rising mortgage rates, which caused a reduction in purchasing power for homebuyers. Revenue of $69.5 million generated from the increase in overall sales prices is offset by lost revenue of $29.7 million due to the decrease in the number of homes sold. The Company’s increase in revenue is also attributable to $5.2 million of additional revenue recognized in relation to the completed sale-leaseback transactions of 19 model homes in December 2022.

Cost of Sales and Gross Profit: Cost of sales for the year ended December 31, 2022 was $358.2 million, an increase of $25.9 million, or 7.8%, from $332.3 million for the year ended December 31, 2021. The increase in cost of sales was primarily attributable to higher costs per home. The average cost to complete a home was $223,202 for the year ended December 31, 2022, an increase of $28,319, or 14.5%, from the average cost to complete a home of $194,883 for the year ended December 31, 2021. The Company closed 1,605 homes during the year ended December 31, 2022, a decrease of 100 home closings, or (5.9)%, as compared to 1,705 homes closed during the year ended December 31, 2021, due in part to rising mortgage rates, which caused a reduction in purchasing power for homebuyers. Cost of sales of $45.5 million incurred from the higher costs per home is offset by $22.3 million in less cost of sales due to the decrease in the number of homes sold. Additionally, the Company incurred an additional $4.5 million of cost of sales in relation to the completed sale-leaseback transactions of 19 model homes in December 2022. Gross profit for the year ended December 31, 2022 was $118.8 million, an increase of $18.2 million, or 18.1%, from $100.6 million for the year ended December 31, 2021. Of the $18.2 million increase in profit, $24.1 million, or 132.4%, was driven by overall sales price increases, offset by $(7.4) million, or (40.7)% attributable to the decrease in home closings. Gross profit as a percentage of revenue for the year ended December 31, 2022 was 24.9%, an increase of 1.7%, as compared 23.2% for the year ended December 31, 2021. The increase was favorably impacted by the increase in home prices in excess of higher material and labor costs year over year.

Adjusted Gross Profit: Adjusted gross profit for the year ended December 31, 2022 was $124.3 million, an increase of $20.1 million, or 19.3%, as compared to $104.2 million for the year ended December 31, 2021. Adjusted gross profit as a percentage of revenue for the year ended December 31, 2022 was 26.0%, an increase of 1.9%, as compared to 24.1% for the year ended December 31, 2021. The adjusted gross profit as a percentage of revenue increase was attributable to an 18.1% increase in gross profit for the year ended December 31, 2022 as compared to December 31, 2021, and an increase in the amount of interest expense in cost of sales of $1.8 million, or 50.4% year over year. Adjusted gross profit is a non-GAAP financial measure. For the definition of adjusted gross profit and a reconciliation to the Company’s most directly comparable financial measure calculated and presented in accordance with GAAP, see “— Non-GAAP Financial Measures.”

Selling, General and Administrative Expense: Selling, general and administrative expense for the year ended December 31, 2022 was $49.7 million, an increase of $11.2 million, or 29.1%, from $38.5 million for the year ended December 31, 2021. The increase in selling, general and administrative expense was primarily attributable to an increase in salaries and commissions due to higher employee headcount of $5.8 million. Additionally, consulting expenses incurred for the year ended December 31, 2022 were $5.5 million, an increase of $4.8 million, as compared to $0.6 million incurred for the year ended December 31, 2021. The increase in consulting expenses is due to an increase in financial reporting, accounting and legal related costs in connection with the Business Combination that were incurred during the year ended December 31, 2022.

Other Income, Net: Total other income, net for the year ended December 31, 2022 was $0.2 million, a decrease of $0.1 million, or 33.3%, as compared to $0.3 million for the year ended December 31, 2021. The decrease in other income, net was primarily attributable to a decrease in miscellaneous vendor and credit card rebates in the amount of $0.1 million.

Equity in Net Earnings from Investment in Joint Venture: Equity in net earnings from investment in joint venture for the year ended December 31, 2022 was $0.1 million, an increase of $0.1 million, or 100.0%, as compared to zero for the year ended December 31, 2021, due to the joint venture not being formed until 2022. The increase in equity in net earnings increased the investment in joint venture as of December 31, 2022 to $0.2 million. There were no impairment losses related to the Company’s investment in the joint venture recognized during the year ended December 31, 2022.

Net Income: Net income for the year ended December 31, 2022 was $69.5 million, an increase of $7.1 million, or 11.4%, from $62.4 million for the year ended December 31, 2021. The increase in net income was primarily attributable to the increase in gross profit of $18.2 million, or 18.1%, during the year ended December 31, 2022 as compared to the year ended December 31, 2021, offset by an increase in selling, general and administrative expense of $11.2 million, or 29.1%, during the year ended December 31, 2022 as compared to the year ended December 31, 2021.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following table presents summary results of operations for the periods indicated:

	Year Ended December 31,
	2021	2020	Amount Change	% Change
Statements of Income
Revenue, net of sales discounts	$432,891,510	$327,254,305	$105,637,205	32.3%
Cost of sales	332,274,788	260,115,893	72,158,895	27.7%
Selling, general and administrative expense	38,461,370	29,891,622	8,569,748	28.7%
Other income, net	257,659	1,729,584	(1,471,925)	(85.1)%
Net income	$62,413,011	$38,976,374	$23,436,637	60.1%
Other Financial and Operating Data:
Active communities at end of period	69	76	(7)	(9.2)%
Home closings	1,705	1,471	234	15.9%
Average sales price of homes closed	$253,895	$222,471	$31,424	14.1%
Net new orders (units)	1,821	1,737	84	4.8%
Cancellation rate	14.3%	11.5%	2.8%	24.3%
Backlog	800	513	287	55.9%
Gross profit	$100,616,722	$67,138,412	$33,478,310	49.9%
Gross profit %(a)	23.2%	20.5%	2.7%	13.2%
Adjusted gross profit(b)	$104,243,854	$71,030,408	$33,213,446	46.8%
Adjusted gross profit %(a)	24.1%	21.7%	2.4%	11.1%
EBITDA(b)	$66,604,538	$43,449,376	$23,155,162	53.3%
EBITDA margin %(a)	15.4%	13.3%	2.1%	15.8%
Adjusted EBITDA(b)	$67,247,508	$41,755,576	$25,491,932	61.1%
Adjusted EBITDA margin %(a)	15.5%	12.8%	2.7%	21.1%
(a)	Calculated as a percentage of revenue
(b)	Adjusted gross profit, EBITDA and adjusted EBITDA are non-GAAP financial measures. For definitions of adjusted gross profit, EBITDA and adjusted EBITDA and a reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “—Non-GAAP Financial Measures.”

Revenues: Revenues for the year ended December 31, 2021 were approximately $432.9 million, an increase of approximately $105.6 million or 32.3%, from approximately $327.3 million for the year ended December 31, 2020. The increase in revenues was primarily attributable to overall sales price increases and an increase in the number of home closings. The average sales price of homes closed for the year ended December 31, 2021 was $253,895, an increase of $31,424, or 14.1%, from the average sales price of homes closed of $222,471 for the year ended December 31, 2020, generating additional revenue of $53.6 million. The Company closed 1,705 homes during the year ended December 31, 2021, an increase of 234 home closings, or 15.9%, as compared to 1,471 homes closed during the year ended December 31, 2020, resulting in additional revenue of $52.0 million.

Cost of Sales and Gross Profit: Cost of sales for the year ended December 31, 2021 was approximately $332.3 million, an increase of approximately $72.2 million, or 27.7%, from approximately $260.1 million for the year ended December 31, 2020. The increase in cost of sales was primarily attributable to higher costs per home as well as an increase in the number of homes sold. The average cost to complete a home was $194,883 for the year ended December 31, 2021, an increase of $18,054, or 10.2% from the average cost to complete a home of $176,829 for the year ended December 31, 2020, resulting in an additional $30.8 million in cost of sales. The Company closed 1,705 homes during the year ended December 31, 2021, an increase of 234 home closings, or 15.9%, as compared to 1,471 homes closed during the year ended December 31, 2020, as a result of the growth of the homebuilding operations of the Company which resulted in an additional $41.4 million of cost of sales. Gross profit for the year ended December 31, 2021 was approximately $100.6 million, an increase of approximately $33.5 million, or 49.9%, from approximately $67.1 million for the year ended December 31, 2020. Of the $33.5 million increase in gross profit $22.8 million, or 68.1%, was driven by overall sales price increases, and the other $10.7 million, or 31.9%, was attributable to the increase in number of home closings. Gross profit as a percentage of revenue for the year ended December 31, 2021 was 23.2%, an increase of 2.7%, as compared 20.5% for the year ended December 31, 2020. The increase was favorably impacted by the increase in home prices in excess of higher material and labor costs year over year.

Adjusted Gross profit: Adjusted gross profit for the year ended December 31, 2021 was $104.2 million, an increase of $33.2 million, or 46.8%, as compared to $71.0 million for the year ended December 31, 2020. Of the $33.2 million increase, $21.9 million or 66.0% was driven by overall sales price increases, and the other $11.3 million or 34.0% was attributable to the increase in number of homes sold. Adjusted gross profit as a percentage of revenue for the year ended December 31, 2021 was 24.1%, an increase of 2.4%, as compared to 21.7% for the year ended December 31, 2020. The adjusted gross profit as a percentage of revenue increase was attributable to higher margins primarily driven by increased home prices in excess of higher input costs. Adjusted gross profit is a non-GAAP financial measure. For the definition of adjusted gross profit and a reconciliation to the Company’s most directly comparable financial measure calculated and presented in accordance with GAAP, see “— Non-GAAP Financial Measures.”

Selling, General and Administrative Expense: Selling, general and administrative expense for the year ended December 31, 2021 was approximately $38.5 million, an increase of approximately $8.6 million, or 28.7%, from approximately $29.9 million for the year ended December 31, 2020. The increase in selling, general and administrative expense was primarily attributable to increases in salaries due to higher employee headcount of $1.1 million and commissions paid to sales agents due to an increase in the volume of homes closed of $5.8 million. Additionally, the increase in selling, general and administrative expense is attributable to $0.6 million of consulting expenses due to increased financial reporting, accounting and legal related costs that were incurred for the year ended December 31, 2021, as compared to zero for the year ended December 31, 2020.

Other Income, Net: Total other income, net for the year ended December 31, 2021 was approximately $0.3 million, a decrease of approximately $1.4 million, or 85.1%, as compared to approximately $1.7 million for the year ended December 31, 2020. The decrease in other income, net was primarily attributable to loan forgiveness of the principal balance of $1.7 million related to the Company’s Paycheck Protection Program (“PPP”) loan as part of the Coronavirus Aid Relief, and Economic Security Act in December 2020.

Net Income: Net income for the year ended December 31, 2021 was approximately $62.4 million, an increase of approximately $23.4 million, or 60.1%, from approximately $39.0 million for the year ended December 31, 2020. The increase in net income was primarily attributable to the increase in gross profit of $33.5 million, or 49.9%, during the year ended December 31, 2021 as compared to the year ended December 31, 2020.

Non-GAAP Financial Measures

Adjusted Gross Profit

Adjusted gross profit is a non-GAAP financial measure used by management of the Company as a supplemental measure in evaluating operating performance. The Company defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales. The Company’s management believes this information is meaningful because it separates the impact that capitalized interest expensed in cost of sales has on gross profit to provide a more specific measurement of the Company’s gross profits. However, because adjusted gross profit information excludes capitalized interest expensed in cost of sales, which has real economic effects and could impact the Company’s results of operations, the utility of adjusted gross profit information as a measure of the Company’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that the Company does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of the Company’s performance.

The following table presents a reconciliation of adjusted gross profit to the GAAP financial measure of gross profit for each of the periods indicated.

	Year Ended December 31,
	2022	2021	2020
Revenue, net of sales discounts	$477,045,949	$432,891,510	$327,254,305
Cost of sales	358,238,703	332,274,788	260,115,893
Gross profit	$118,807,246	$100,616,722	$67,138,412
Interest expense in cost of sales	5,455,230	3,627,132	3,891,996
Adjusted gross profit	$124,262,476	$104,243,854	$71,030,408
Gross profit %(a)	24.9%	23.2%	20.5%
Adjusted gross profit %(a)	26.0%	24.1%	21.7%
(a)	Calculated as a percentage of revenue

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of the Company. The Company defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) depreciation and amortization, and (iii) taxes. The Company defines adjusted EBITDA as EBITDA before stock-based compensation expense, transaction cost expense and gain on extinguishment of debt. Management of the Company believes EBITDA and adjusted EBITDA are useful because they provide a more effective evaluation of the Company’s operating performance and allow comparison of the Company’s results of operations from period to period without regard to the Company’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies. The Company presents EBITDA and adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

	Year Ended December 31,
	2022	2021	2020
Net income	$69,489,294	$62,413,011	$38,976,374
Interest expense in cost of sales	5,455,230	3,627,132	3,891,996
Depreciation and amortization	759,712	358,587	182,786
Taxes(a)	229,224	205,808	398,220
EBITDA	$75,933,460	$66,604,538	$43,449,376
Stock-based compensation expense	1,422,630	—	—
Transaction cost expense	5,479,126	642,970	—
Gain on extinguishment of debt	—	—	(1,693,800)
Adjusted EBITDA	$82,835,216	$67,247,508	$41,755,576
EBITDA margin(b)	15.9%	15.4%	13.3%
Adjusted EBITDA margin(b)	17.4%	15.5%	12.8%
(a)	The Company is included in the tax filing of the shareholders of the Company, which was taxed individually. As such, Taxes does not include the effect of income tax expense.
(b)	Calculated as a percentage of revenue

Liquidity and Capital Resources

Overview

The Company funds its operations from its current cash holdings and cash flows generated by operating activities, as well as its available revolving lines of credit, as further described below. As of December 31, 2022, the Company had approximately $12.2 million in cash and cash equivalents, a decrease of $39.3 million, or 76.3%, from $51.5 million as of December 31, 2021. As of December 31, 2022 and December 31, 2021, the Company had approximately $32.0 million, and $50.6 million in unused committed capacity under its revolving lines of credit, respectively. See “– Wells Fargo Syndication” below for information on the modification to the Wells Fargo Syndication subsequent to December 31, 2022.

The Company’s principal uses of capital are purchases of developed lots, costs associated with homes under construction and finished homes, and regular operating expenses. The Company believes that its current cash holdings, cash generated from operations, and cash available under its revolving lines of credit, as well as the public debt and equity markets, will be sufficient to satisfy its short term and long-term cash requirements for working capital to support its daily operations and meet current commitments under its contractual obligations.

Cash flows generated by the Company’s projects can differ materially from its results of operations, as these depend upon the stage in the life cycle of each project. The Company generally relies upon its revolving lines of credit to fund building costs, and timing of draws is such that the Company may from time to time be in receipt of funds from the line of credit in advance of such funds being utilized. The Company is generally required to make significant cash outlays at the beginning of a project related to lot purchases, permitting, and construction of homes, as well as ongoing property taxes. These costs are capitalized within the Company’s real estate inventory and are not recognized in its operating income until a home sale closes. As a result, the Company incurs significant cash outflows prior to the recognition of associated earnings. In later stages of projects, cash inflows could exceed the Company’s results of operations, as the cash outflows associated with land purchase and home construction and other expenses were previously incurred.

The cost of home construction fluctuates with market conditions and costs related to building materials and labor. The residential construction industry experiences labor and material shortages from time to time, including shortages in qualified subcontractors, tradespeople and supplies of insulation, drywall, cement, steel, and lumber. These labor and material shortages can be more severe during periods of strong demand for housing, during periods following natural disasters that have a significant impact on existing residential and commercial structures or as a result of broader economic disruptions. Increases in lumber commodity prices may result in the renewal of the Company’s lumber contracts at more expensive rates, which may significantly impact the Company’s cost to construct homes and the Company’s business. While the Company has recently seen a steep decline in the price of lumber and more moderate reductions in other building materials, future increases in the cost of building materials and labor could have a negative impact on the Company’s margins on homes sold. Supply-chain disruptions may also result in increased costs to obtain building supplies, delayed delivery of developed lots, and incurrence of additional carrying costs on homes under construction, among other things. Labor and material shortages and price increases for labor and materials could cause delays in home construction and increase the Company’s costs of home construction, which in turn could have a material adverse effect on the Company’s cost of sales and operations.

Finished Lot Deposits

The Company actively enters into finished lot purchase contracts with unaffiliated third-party land developers by placing deposits of generally 10% of the aggregate purchase price of the finished lots. When entering into these contracts, the Company defers acquiring portions of properties owned by third parties or other entities to match its expected selling pace. Therefore, the Company’s initial cash outflow represents a small proportion of the land purchase price. As of December 31, 2022 and December 31, 2021, the Company’s lot deposits related to finished lot purchase contracts were $3.8 million and $2.9 million, respectively.

Homebuilding Debt

The Company, jointly with Other Affiliates (see Note 1 — Nature of operations and basis of presentation to the GSH Carve-Out Financial Statements) considered to be under common control, enters into debt arrangements with financial institutions. These debt arrangements are in the form of revolving lines of credit. The Company and the Other Affiliates are collectively referred to as the Nieri Group. The Nieri Group entities are jointly and severely liable for the outstanding balances under the revolving lines of credit, however; the Company has been deemed the primary obligor of such debt, as it is the sole cash generating entity and responsible for repayment of the debt. As such, the Company records the outstanding advances under the financial institution debt and other debt as of December 31, 2022 and December 31, 2021.

The following table and descriptions provide a summary of the Company’s material debt under the revolving lines of credit for the periods indicated:

	As of December 31, 2022
		Homebuilding
	Weighted average	Debt – Wells Fargo
	interest rate	Syndication	Other Affiliates(2)	Total
Wells Fargo Bank	4.98%	$34,995,080	$8,203,772	$43,198,852
Regions Bank	4.98%	27,550,618	—	27,550,618
Texas Capital Bank	4.98%	19,676,552	—	19,676,552
Truist Bank	4.98%	19,659,329	—	19,659,329
First National Bank	4.98%	7,870,621	—	7,870,621
Anderson Brothers	4.74%	—	2,841,034	2,841,034
Total debt on contracts		$109,752,200	$11,044,806	$120,797,006

	As of December 31, 2021
	Weighted	Homebuilding
	average	Debt – Wells
	interest	Fargo	Homebuilding	Other
	Rate(1)	Syndication	Debt – Other	Affiliates(2)	Total
Wells Fargo Bank	3.63%	$36,453,801	$—	$—	$36,453,801
Regions Bank	3.63%/ 4.40%	23,189,545	—	918,453	24,107,998
Texas Capital Bank	3.63%	16,561,385	—	—	16,561,385
Truist Bank	3.63%	16,543,353	—	—	16,543,353
First National Bank	3.63%/ 3.88%	6,624,554	—	21,160	6,645,714
Anderson Brothers	4.25%	—	439,200	1,608,300	2,047,500
Other debt	—%	—	142,536	—	142,536
Total debt on contracts		$99,372,638	$581,736	$2,547,913	$102,502,287
(1)	The weighted average interest rate for the Wells Fargo Syndicated debt is 3.63%. The 4.40% and 3.88% represents the weighted average interest rate for Other Affiliates debt for Regions Bank and First National Bank, respectively.
(2)	Outstanding balances relate to bank financing for land acquisition and development activities of Other Affiliates for which the Company is the co-obligor or has an indirect guarantee of the indebtedness of the Other Affiliates. In addition, the $8,203,772 of Other Affiliates debt with Wells Fargo Bank as of December 31, 2022, is part of the Wells Fargo Syndication.

Wells Fargo Syndication

In July 2021, the Nieri Group entities entered into a $150,000,000 Syndicated Credit Agreement (“Syndicated Line”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Syndicated Line is a three-year revolving credit facility with a maturity date of July 2024, and an option to extend the maturity date for one year that can be exercised upon approval from Wells Fargo. The syndication group indicated they do not intend to renew the Syndicated Line after the maturity date of July 2024. The Company is in active pursuit of additional debt arrangements and does not expect any significant impact from a financial statement and liquidity perspective. The Syndicated Line also includes a $2.0 million letter of credit as a sub-facility subjected to the same terms and conditions as the Syndicated Line. The Company used the proceeds from the Syndicated Line to repay all syndication group participants’ outstanding construction line balances. The syndication group consisted of Wells Fargo Bank, Regions Bank, Texas Capital Bank, Truist Bank and First National Bank. The remaining availability on the Syndicated Line was $32.0 million and $50.6 million as of December 31, 2022 and December 31, 2021, respectively. The Company pays a fee ranging between 15 and 30 basis points per annum depending on the unused amount of the Syndicated Line. The fee is computed on a daily basis and paid quarterly in arrears.

The Syndication Agreement contains financial covenants, including (a) a minimum tangible net worth of no less than the sum of (x) $70 million, (y) 25% of positive consolidated earnings earned in any fiscal quarter, and (z) 100% of new equity contributed to the borrower from and after June 30, 2023, (b) a maximum leverage covenant that prohibits the leverage ratio from exceeding 2.50 to 1.00 for any fiscal quarter (and which is reduced to 2.25 to 1.00 beginning in the first quarter of 2024), (c) a minimum debt service coverage ratio to be less than 2.50 to 1.00 for any fiscal quarter, and (d) a minimum liquidity amount of not less than $15.0 million at all times and unrestricted cash of not less than $7.5 million at all times. The Nieri Group was in compliance with all debt covenants as of December 31, 2022 and December 31, 2021.

The interest rates on the borrowings under the Syndicated Line vary based on the Nieri Group’s leverage ratio and may be based on the greater of either LIBOR plus an applicable margin (ranging from 275 basis points to 350 basis points) based on the Company’s leverage ratio as determined in accordance with a pricing grid or the base rate plus the aforementioned applicable margin. The interest rate on borrowings under the Syndicated Line may be based on the LIBOR rate, and if the LIBOR rate is no longer available, the agreement contemplates transitioning to an alternative widely available market rate agreeable between parties.

Leases

The Company leases land and office space in South Carolina under operating leases with related parties. As of December 31, 2022 and 2021, the future minimum lease payments required under these leases totaled $1.1 million and $1.2 million, with $0.6 million and $0.6 million payable within 12 months, respectively. Further information regarding the Company’s leases is provided in Note 9 — Commitments and contingencies to the GSH Carve-Out Financial Statements. In addition to leasing land and office space, in December 2022, the Company began entering into sale-leaseback transactions on completed model homes with related parties, where revenue and cost of sales are recognized. As of December 31, 2022, revenue and cost of sales were $5,188,716 and $4,508,819, respectively. Further information regarding these transactions is provided in Note 6 — Related party transactions to the GSH Carve-Out Financial Statements.

Cash Flows

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

The following table summarizes the Company’s cash flows for the periods indicated:

	Year Ended, December 31,
	2022	2021
Net cash provided by operating activities	$34,616,722	$58,318,036
Net cash used in investing activities	(206,877)	(394,054)
Net cash used in financing activities	(73,675,897)	(35,598,882)

Net cash provided by operating activities was $34.6 million for the year ended December 31, 2022, a decrease of $23.7 million as compared to $58.3 million of net cash provided by operating activities for the year ended December 31, 2021. The decrease in net cash provided by operating activities was primarily attributable to an increase of $13.9 million of investment in inventories and a decrease of $16.6 million of accounts payable due to an increased level of operations, offset by an increase in net income of $7.1 million.

Net cash used in investing activities was $0.2 million for the year ended December 31, 2022, a decrease of $0.2 million as compared to $0.4 million of net cash used in investing activities for the year ended December 31, 2021. The decrease in net cash used in investing activities was primarily due to a $0.2 million decrease in purchases of property and equipment.

Net cash used in financing activities was $73.7 million for the year ended December 31, 2022, an increase of $38.1 million as compared to $35.6 million of net cash used in financing activities for the year ended December 31, 2021. The increase in net cash used in financing activities was primarily attributable to an increase of $20.7 million in net transfers to shareholders and other affiliates in the year ended December 31, 2022 to account for the activity that occurred between the homebuilding operations of the Company and shareholders and other affiliates before the carve-out. The increase in net cash used in financing activities was also attributable to a $9.3 million decrease in net cash flows from homebuilding and other affiliate debt, as well as a $9.3 million increase in due to/from other affiliates.

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following table summarizes the Company’s cash flows for the periods indicated:

	Year Ended, December 31,
	2021	2020
Net cash provided by operating activities	$58,318,036	$71,781,702
Net cash used in investing activities	(394,054)	(785,294)
Net cash used in financing activities	(35,598,882)	(51,419,649)

Net cash provided by operating activities was $58.3 million for the year ended December 31, 2021, a decrease of $13.5 million, as compared to $71.8 million of net cash provided by operating activities for the year ended December 31, 2020. The decrease in net cash provided by operating activities was primarily attributable to an increase of $42.0 million of investment in inventories. This amount was offset by net cash provided by operations, consisting primarily of $23.4 million of additional net income, and an increase of $6.1 million in accounts payable due to an increased level of operations.

Net cash used in investing activities was $0.4 million for the year ended December 31, 2021, a decrease of $0.4 million as compared to $0.8 million of net cash used in investing activities for the year ended December 31, 2020. The decrease in net cash used in investing activities was primarily due to a $0.4 million decrease in purchases of property and equipment.

Net cash used in financing activities was $35.6 million for the year ended December 31, 2021, a decrease of $15.8 million as compared to $51.4 million of net cash used in financing activities for the year ended December 31, 2020. The decrease in net cash used in financing activities was primarily attributable to a $33.5 million net transfer to shareholders and other affiliates in the year ended December 31, 2020 to account for the activity that occurred between the homebuilding operations of the Company and shareholders and other affiliates before the carve-out, as well as a $9.9 million increase in due to/from other affiliates. The net cash used in financing activities is offset by a $37.8 million increase in net cash flows from homebuilding debt.

Critical Accounting Policies and Estimates

The Company prepared the GSH Carve-Out Financial Statements in accordance with GAAP. Its critical accounting policies are those that it believes have the most significant impact to the presentation of its financial position and results of operations and that require the most difficult, subjective or complex judgments. In many cases, the accounting treatment of a transaction is specifically dictated by GAAP without the need for the application of judgment.

In certain circumstances, however, the preparation of carve-out financial statements in conformity with GAAP requires the Company to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the carve-out financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company include corporate expense allocation, useful lives of depreciable assets, revenue recognition associated with contracts recognized over time, warranty reserves, share-based compensation and capitalized interest. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenues consist primarily of home sales in the United States. Home sale transactions typically have a single performance obligation to deliver a completed home to the homebuyer which is generally satisfied when control of the home is transferred to the customer. Control is considered to be transferred to the customer at the time of closing when the title and possession of the home are received by the homebuyer. Little to no estimation is involved in recognizing such revenues. Revenue is reported net of any discounts and incentives.

Revenues from home sales in which the buyer retains title to the homesite while the Company builds the home are recognized based on the percentage of completion of the home construction, which is measured on a quarterly basis.

Home sale transactions are made under fixed price or speculative based contracts that are affected by market demand and interest rates. the Company generally determines the selling price per home based on the expected cost-plus margin. Based on the Company’s review of its contracts, the Company believes there are no significant financing components due to the expected duration of the contracts and the related performance obligation has an original expected duration of one year or less.

Revenues recognized by the Company also include revenue from the sale-leaseback transactions of completed model homes, as the sale of these homes is part of the Company’s ordinary activities. Further information regarding these transactions is provided in Note 6 — Related party transactions to the GSH Carve-Out Financial Statements.

Warranty Reserves

The Company establishes warranty reserves to provide for estimated future expenses as a result of defective construction on original installations, plumbing, electrical, HVAC and other systems, and structural home integrity. Estimates are determined based on management’s judgment considering factors such as historical claims and the number of homes delivered. Actual warranty costs could differ from the current estimated amount.

The Company’s warranty reserve amounts are based upon historical experience and geographic location. While the Company believes that its warranty reserves are sufficient to cover its projected costs, there can be no assurances that historical data and trends will accurately predict its actual warranty costs. See Note 2 and Note 8 to GSH’s Carve-Out Financial Statements for additional information related to its warranty reserves.

Real Estate Inventory and Cost of Home Sales

Inventory includes developed lots, homes under construction, and finished homes. Developed lots consist of land that has been developed for or acquired by the Company, and vertical construction is imminent. At the time construction begins, developed lots are transferred to homes under construction. Homes under construction represents costs associated with active homebuilding activities which include, but are not limited to, direct material, labor, and overhead costs related to home construction, capitalized interest, real estate taxes, and land option fees. Finished homes represent completed but unsold homes at the end of the reporting period. Costs incurred in connection with completed homes and selling, general, and administrative costs are expensed as incurred.

The Company relies on certain estimates to determine its construction and land development costs. Construction and land costs are comprised of direct and allocated costs, including estimated future costs. In determining these costs, the Company compiles project budgets that are based on a variety of assumptions, including future construction schedules and costs to be incurred. Actual results can differ from budgeted amounts for various reasons, including construction delays, labor or material shortages, slower absorptions, increases in costs that have not yet been committed, changes in governmental requirements, or other unanticipated issues encountered during construction and development and other factors beyond the Company’s control. To address uncertainty in these budgets, the Company assesses, updates and revises project budgets on a regular basis, utilizing the most current information available to estimate home construction and land development costs.

Developed lots are typically allocated to individual residential lots on a per lot basis based on specific costs incurred for the acquisition of the lot. At the time construction of the home begins, developed lots are transferred to homes under construction within inventory. Sold units are expensed to cost of sales based on a specific identification basis. Cost of sales consists of specific construction costs of each home, estimated warranty costs, allocated developed lots, and closing costs applicable to the home.

Inventories are carried at the lower of accumulated cost or net realizable value. The Company periodically reviews the performance and outlook of its inventories for indicators of potential impairment.

The Company records rebates with certain suppliers as a reduction in cost of sales based on a specific identification basis. At the time of closing, costs that were incurred as part of the construction of the home but not paid at the time of closing are accrued. The accrual is recorded within cost of sales.

Investment in Joint Venture

The Company entered into a joint venture agreement with an unrelated third party and acquired a 49% equity stake in Homeowners Mortgage, LLC (“Joint Venture”). The Company accounts for its investment in the joint venture under the equity method of accounting, as it determined that the Company has the ability to exercise significant influence over the venture but does not have control. Under the equity method accounting, the investment in the unconsolidated joint venture is recorded initially at cost, as an investment in the joint venture, and subsequently adjusted for equity in earnings, cash contributions, less distributions and impairments.

The Company made an initial capital contribution of $49,000 at the formation of the joint venture on February 4, 2022. The Company has no obligations to make future capital contributions as governed by the joint venture’s operating agreement. If any future contributions are made, they generally will be based on a pro rata basis, based on the Company’s respective equity interest in the joint venture.

Share-Based Compensation

The board of directors of GSH approved and adopted the Great Southern Homes 2022 Equity Incentive Plan. In connection with the Business Combination the Great Southern Homes 2022 Equity Incentive Plan was terminated and DHHC Shareholders approved the 2023 Plan. The Company has two types of share-based compensation, stock options and stock warrants. Stock options of the Company were granted to certain directors and employees of the Company, and stock warrants were granted to certain non-employee directors of the Company. The Company’s share-based compensation was allocated to the Company in accordance with the methodology described in Note 1 — Nature of operations and basis of presentation in the notes to the GSH Carve-Out Financial Statements included elsewhere in this prospectus.

Stock option awards are expensed on a straight-line basis over the requisite service period of the entire award from the date of grant through the period of the last separately vesting portion of the grant. The Company accounts for forfeitures when they occur. Stock warrant awards do not contain a service condition and are expensed on the grant date. The fair value of share-based awards, granted or modified, is determined on the grant date (or modification or acquisition dates, if applicable) at fair value, using the Black-Scholes option pricing model. This model requires the input of highly subjective assumptions, including the option’s expected term and stock price volatility. Refer to Note 10 — Stock compensation in the notes to the GSH Carve-Out Financial Statements included elsewhere in this prospectus for more information.

Recently Issued/Adopted Accounting Standards

Refer to the section titled “Recent Accounting Pronouncements” in Note 2 of the notes to the GSH Carve-Out Financial Statements, included elsewhere in this prospectus, for more information.

Internal Controls Over Financial Reporting

A company’s internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Prior to the Business Combination, the Company was not required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. Upon consummation of the Business Combination, UHG’s management is required to certify financial and other information in its quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. UHG is, and upon completion of the Business Combination continues to be, an “emerging growth company” within the meaning of the Securities Act and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act. UHG will not be required to have its independent registered public accounting firm attest to the effectiveness of its internal control over financial reporting until its first annual report subsequent to its ceasing to be an “emerging growth company” within the meaning of Section 2(a)(19) of the Securities Act.

The Company has identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected on a timely basis. The Company identified material weaknesses in the Company’s internal controls in the following areas: (i) failure to properly evaluate certain transactions in accordance with U.S. GAAP, including failure to record revenues and cost of sales in accordance with ASC 606; (ii) lack of appropriate documented review of related party transactions; (iii) controls related to recordation of certain expenses and payables were not appropriate, which includes recordation in proper periods; (iv) lack of second level reviews in certain areas; (v) a lack of or improper segregation of duties; (vi) failure to retain evidence of review of multiple key controls; (vii) lack of formal control review and documentation required by COSO principles; and (viii) multiple IT related control deficiencies.

Each of the material weaknesses described above involves control deficiencies that could result in a misstatement of one or more account balances or disclosures that would result in a material misstatement to the GSH Carve-Out Financial Statements that would not be prevented or detected, and, accordingly, it has determined that these control deficiencies constitute material weaknesses.

The Company is currently in the process of implementing measures and taking steps to address the underlying causes of these material weaknesses and the control deficiencies. Its efforts to date have included the following:

a.	updating processes around the accounting for custom revenue in consideration of ASC 606;
b.	updating processes around accounting for warranty expense;
c.	implementing changes to correct the classification of intercompany charges and inventory; and
d.	adopting the COSO framework in order to develop and deploy control activities and assess the effectiveness of internal controls over financial reporting.
e.	Implementing a related party transaction committee to provide oversight of related party transactions; and
f.	Hiring new personnel to facilitate second level reviews, and financial reporting oversight

The Company also intends to implement additional measures in the future, which may include:

a.

review and enhancement of its system of internal controls across all business units to ensure that financial statement line items and disclosures across segments are addressed by sufficiently precise controls.

b.	review and enhancement of its internal controls related to the financial statement review process, including review controls over manual journal entries and account reconciliations
c.	review and enhancement of IT general controls over information systems relevant to financial reporting, including privileged access and segregation of duties and
d.	realignment of existing personnel and the addition of both internal and external personnel to strengthen management’s review and documentation over internal control over financial reporting.

The Company will continue to review and improve its internal controls over financial reporting to address the underlying causes of the material weaknesses and control deficiencies. Such material weaknesses and control deficiencies will not be remediated until the Company’s remediation plan has been fully implemented, and it has concluded that its internal controls are operating effectively for a sufficient period of time.

The Company cannot be certain that the steps it is taking will be sufficient to remediate the control deficiencies that led to its material weaknesses in its internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. In addition, the Company cannot be certain that it has identified all material weaknesses and control deficiencies in its internal control over financial reporting or that in the future it will not have additional material weaknesses or control deficiencies in its internal control over financial reporting.

Inflation

In 2022 the rate of inflation in the United States increased significantly and may continue to increase into 2023. During 2022, the Company experienced a decreased demand in homes, however, sales volume has begun to normalize in 2023. The Company anticipates this trend will continue. Additionally, the Company has also seen a greater ability to procure raw materials at favorable prices and in favorable time frames, as opposed to lengthy delays and product shortfalls that were common in the homebuilding industry as a result of the COVID-19 pandemic.

Off-Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosure About Market Risk

The Company’s operations are interest rate sensitive. As overall housing demand is adversely affected by increases in interest rates, a significant increase in interest rates may negatively affect the ability of homebuyers to secure adequate financing. Higher interest rates could adversely affect the Company’s revenues, gross profits and net income.

The Company will also be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and fund construction costs. The Company’s interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve its objectives, the Company may borrow at fixed rates or variable rates. The Company has not entered into, nor does it intend to enter into in the future, derivative financial instruments for trading or speculative purposes or to hedge against interest rate fluctuations.

As of December 31, 2022 and 2021, the Company’s outstanding borrowings were approximately $120.8 million and $102.5 million, respectively, which consisted primarily of variable rate debt. Over 90% of the outstanding borrowings relate to the Wells Fargo Syndication revolving construction line, and the interest rate on the borrowings under the Syndicated Line may be based on the LIBOR rate. In the event the LIBOR rate is no longer available, an alternative widely available market rate agreeable between parties will be used. Additionally, the Company’s smaller outstanding borrowings incur interest based on other variable rates such as the federal prime rate. A change in interest rates on variable debt due to changes in the LIBOR rate, or the availability of the LIBOR rate, and the federal prime rate could impact the future earnings and cash flows, and its fair value. The interest incurred on the outstanding borrowings fluctuates based on the amounts drawn on the revolving lines of credit as the financing needs surrounding the Company’s homebuilding operations change. Based upon the amount of variable rate debt at December 31, 2022 and 2021, and holding the variable rate debt balance constant, each 1% increase in interest rates would increase interest incurred by approximately $1.2 million and $1.0 million per year, respectively.

BUSINESS

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “the Company” or “UHG” refer to GSH and its subsidiaries prior to the Business Combination and to the Company and GSH, on a consolidated basis, after giving effect to the Business Combination.

Overview

UHG designs, builds and sells homes principally in South Carolina, with a smaller presence in Georgia. The geographical markets in which UHG presently operates its homebuilding business are currently high- growth markets, with substantial in-migrations and employment growth. UHG’s business historically consisted of both homebuilding operations and land development operations. Recently, UHG separated its land development operations and its homebuilding operations across separate entities in an effort to adopt best practices in the homebuilding industry associated with ownership and control of land and lots and production efficiency. Following the separation of the land development business, which is now primarily conducted by the Land Development Affiliates that are outside of the corporate structure of UHG, UHG employs an asset-light lot operating strategy, with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG principally builds detached single-family houses, and, to a lesser extent, attached single-family houses, including duplex houses and town houses.

Under its asset-light lot operating strategy, UHG controls its supply of finished building lots through lot purchase agreements with third parties including the Land Development Affiliates, which provide UHG with the right to purchase finished lots after they have been developed by the applicable third party. These agreements require UHG to pay the counterparty a cash deposit equal to a portion of the total price of the lots for which it obtains a right to purchase. The lot purchase agreements permit UHG to terminate the agreements at the cost of its deposit, providing UHG with flexibility over its lot supply. UHG believes that the use of lot purchase agreements is a capital-efficient way of operating, as it provides UHG with the ability to amass a pipeline of lots without the same risks associated with acquiring and developing raw land. UHG intends to continue to leverage its asset-light lot operating strategy in furtherance of its growth objectives.

Since breaking ground on its first home in 2004, UHG has closed at least 11,000 home sales through December 31, 2022. In 2022, UHG was ranked by ProBuilder as the 25th and 41st builder nationally for starter and single-family homes, respectively, based on home closings in 2021.

The geographic markets in which UHG presently operates its homebuilding business combine positive population and employment growth trends, favorable migration patterns, and attractive housing affordability. UHG’s markets also offer lower state and local income taxes when compared to many other locations, and desirable lifestyle and weather characteristics. UHG believes these favorable factors have recently been amplified by the remote work phenomenon that followed as a result of the COVID-19 pandemic, which brought migration from large urban areas that are employment centers to areas in which UHG builds homes.

As UHG reviews potential geographic markets into which it could expand its homebuilding business, either organically or through strategic acquisitions, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics. UHG believes that the Southeastern states generally offer these characteristics to a greater extent than other geographic regions of the country and expects the Southeastern states to be the principal focus of any future expansion of its homebuilding business.

UHG presently operates in three major market regions in South Carolina: Midlands, Upstate, and Coastal, and one market in Georgia.

The standard terms of UHG’s existing lot purchase agreements provide UHG with the right to purchase finished lots at market prices from independent third-party land developers. UHG pays deposits based on the aggregate purchase price of the finished lots, typically 10% of the purchase price of the finished lots. The deposit is credited against the purchase price of the finished lots. These lot purchase agreements generally provide UHG with the right to purchase the lots pursuant to the terms and conditions of the agreement, or to terminate the agreement for any reason. If UHG declines to close on the purchase of the lots, its primary legal obligation and economic loss as a result of such termination is limited to the amount of the deposit paid.

In the future, UHG expects to enter into lot purchase agreements with the Land Development Affiliates on similar terms as described above, which, when combined with contracts UHG currently has with third-party developers, would, if entered into, give UHG or Land Development Affiliates the contractual right to acquire approximately 8,499 lots.

Substantially all of the land development activities UHG was previously engaged in, directly or indirectly, were transferred to the Land Development Affiliates when UHG repositioned itself as an asset-light home builder. Michael Nieri is the President, Chief Executive Officer and Chairman of the Board of Directors and is also an owner and board member of Pennington Communities, LLC, an entity formed to be the sole manager of each of the Land Development Affiliates. As a result of their relationship, UHG expects to have available a reliable pipeline of finished lots developed by the Land Development Affiliates in the near future. Lots developed from land owned by the Land Development Affiliates will be sold to UHG at fair market value.

For any sales of lots to UHG by the Land Development Affiliates that occur following the Business Combination, the UHG Related Party Transactions Committee will be responsible for approving the terms of any such transaction, as well as other contracts or transactions between UHG or any of its subsidiaries, on the one hand, and Michael Nieri or any affiliate or associate of Mr. Nieri, on the other hand. The UHG Related Party Transactions Committee will establish and monitor procedures to be followed to ensure that sale prices reflect actual fair market value and will review all agreements and transactions entered into or to be entered into involving any of the Land Development Affiliates and UHG to ensure any such agreements and transactions are in arm’s length. However, because Mr. Nieri has material interests in the Land Development Affiliates, there may be situations in which UHG’s interests and Mr. Nieri’s interests are inherently not fully aligned in transactions that involve both UHG and one or more of the Land Development Affiliates, and in some cases Mr. Nieri’s interests may directly conflict with the interest of UHG. These conflicts may include, without limitation: conflicts arising from the enforcement of agreements between UHG and the Land Development Affiliates; conflicts in determining whether UHG may be able to obtain more beneficial terms by purchasing lots from other third-party developers; and conflicts in determining the terms of current or future agreements and transactions. These conflicts of interest may result in transactions whose terms or outcomes are less favorable to UHG than would otherwise be the case without such arrangements with the Land Development Affiliates.

UHG increased its revenues from approximately $432.9 million for the year ended December 31, 2021 to approximately $477.0 million for the year ended December 31, 2022. For the year ended December 31, 2022, UHG generated gross profit of 24.9%, adjusted gross profit of 26.0%, net income of approximately $69.5 million, an EBITDA margin of 15.9% and an adjusted EBITDA margin of 17.4%. Adjusted gross profit, EBITDA, adjusted EBITDA, and EBITDA Margin are non-GAAP measures. See “Management Discussion and Analysis of Financial Conditions and Results of Operation — Non-GAAP Financial Measures” for a reconciliation of each measure to its most directly comparable GAAP measure.

Market Opportunity

UHG believes that there is a significant housing shortage in the United States, which provides UHG with an opportunity to increase an already strong position in the Southeastern U.S. market. Long-term favorable fundamentals of low housing inventory, high employment growth over a trailing five-year period, and affordability relative to the national average home price create an opportunity for UHG to expand its homebuilding operations in the Southeastern United States.

Of the four main U.S. regions, the south experienced the most favorable migration patterns, with more people moving in than moving out domestically between 2021 and 2022, according to the U.S. Census Bureau. The population in South Carolina increased by more than 10% from 2010 to 2022, with the state now the third fastest growing state by percentage of growth in the United States.

In addition, the COVID-19 pandemic accelerated many of the existing trends in the U.S. housing market, with demand increasing as many people migrated away from larger urban areas, a trend fueled by the increasing acceptance of remote work.

As of June 2022, the median age of a home in the United States was 39 years old. This rapidly aging resale stock, combined with an extremely low level of existing home inventory and a dearth of new home construction since the 2008 housing crisis highlights the significant and immediate need for additional housing supply. UHG believes that the South Carolina housing market, with the exception of the Charleston urban area, still remains affordable compared to many other markets. UHG believes that it is well-suited to meet this demand for new housing supply in the markets in which it operates based on its strong existing presence and reputation in the region.

UHG believes that its core markets in South Carolina are poised to benefit from the state’s economic expansion plans. South Carolina has a strong and growing manufacturing sector that is expected to benefit from the onset of “reshoring” of manufacturing from overseas. The major manufacturers in the state are currently in the aviation and automotive sectors. Boeing manufactures their new 787 Dreamliner in Charleston on the coast, while Lockheed Martin builds the F-16 fighter in Greenville in the upstate area. BMW has operated a large and growing plant in the upstate area since 1994, and Volvo opened a large manufacturing facility outside the Charleston area in 2018. Mercedes also manufactures their Sprinter Van near Charleston. Investment in educational and transportation infrastructure is also ongoing to support these industries. The Clemson University International Center for Automotive Research has the only graduate Department of Automotive Engineering in the nation, while the University of South Carolina in Columbia has established a Center for Aerospace Innovation and Research.

South Carolina is aggressively recruiting additional manufacturers to open or expand operations in the state, with particular interest from the burgeoning electric vehicle industry. Since December 2022, three major electric vehicle-related companies have announced that they are beginning operations in South Carolina with over $6 billion in investment and approximately 7,000 new jobs. Many of UHG’s key markets in South Carolina are expected to benefit from these and other future opportunities. Less than an hour from UHG’s headquarters in the core housing market area of the Midlands are three prepared industrial “megasites.” The state has dedicated over $200 million this year for economic incentives to recruit new industry. To accommodate increasing growth and freight movement needs, the state is also committing an additional $1.5 billion dollars over the next 14 years to accelerate interstate widening along the key I-26 corridor from Columbia to the Port of Charleston. UHG believes the long-term economic outlook for its market area of the Southeast is particularly strong due, in part, to these recruiting efforts by South Carolina.

As previously noted, UHG presently operates in three major market regions in South Carolina: Midlands, Upstate, and Coastal, and one market in Georgia.

Midlands

The Midlands regional market area runs approximately 100 miles along the I-20 corridor from Augusta, Georgia to Kershaw County in South Carolina. Specific sub-markets include Augusta, Aiken, Columbia, Kershaw, and Sumter. Current economic drivers in this region are primarily government and military activities, although there is a growing manufacturing sector, including a new electric vehicle plant that will build SUVs for Volkswagen brand Scout. The Midlands market has a large number of significant military installations. These include Fort Jackson in Columbia, the largest training base in the Army; Shaw Air Force Base in Sumter, home to an F-16 Fighter Wing, a drone squadron, as well as the recently relocated U.S. Army Central headquarters; and Fort Gordon in Augusta, the new home of the U.S. Army Cyber Command. This large military presence provides a source of potential homebuyers with significant job stability, as well as a large number of military retirees who may look to buy homes in the area. Manufacturing has noticeably increased in the Midlands over the past decade, with Michelin and Continental tire plants, pharmaceutical and medical supply manufacturers, and Amazon distribution facilities. The Midlands is also home to the University of South Carolina, a major research university. Population growth in the Midlands market has been steady, with approximately 8.9% growth since 2010 in the Columbia metro area. Homebuyers in the Midlands market range from families to retirees, and generally focus on affordability. The average purchase price for a new home in the Midlands market in 2022 was $332,936. UHG closed 942 homes in the Midlands market in 2022, with an average price of $289,546.

Upstate

The Upstate market encompasses approximately 70 miles of the I-85 corridor in the northern part of South Carolina, from near the Georgia border to Spartanburg. Specific sub-markets include the Clemson area, Greenville, Spartanburg, Greenwood, and Laurens. Manufacturing is the primary economic driver of this market, partially driven by major facilities of BMW, Michelin, GE, and Lockheed Martin, as well as other companies that support these manufacturers. The Upstate market is also home to Clemson University, a major research university and home to more than 20,000 students. Greenville has undergone a major downtown redevelopment and has now become a notable travel destination. It was recently ranked in the Top 5 Best Small Cities in the United States by Condé Nast. The Upstate area is also well-known for its abundant outdoor recreation opportunities, including world-class whitewater rafting and kayaking on the Chattooga River, as well as abundant hiking opportunities to beautiful mountains and waterfalls such as Caesar’s Head, Table Rock, and Issaqueena Falls. Population growth in the Upstate market has been strong, partially driven by almost 20% growth since 2010 in the Greenville metro area. The average purchase price for a new home in the Upstate market in 2022 was $334,895. UHG closed 421 homes in the Upstate in 2022, with an average price of $306,409.

Coastal

The Coastal market follows along a 120-mile corridor of US-17 from Charleston to the North Carolina border, with sections extending further inland. Specific sub-markets include Charleston, Georgetown, Pawleys Island, Myrtle Beach, Conway, and

Florence. The Coastal market’s economy is primarily driven by tourism, although the Charleston metro area also has a significant manufacturing presence, driven by facilities of Boeing, Volvo, and Mercedes. Charleston also has the eighth largest maritime seaport in the country, which saw higher cargo growth rates in 2021 than any other U.S. seaport in the last decade. The warm climate, beach access, world-class amenities, and recreational opportunities draw visitors year-round. Travel and Leisure Magazine has named Charleston the “Best City to Visit in the U.S.” for 10 years straight, while Myrtle Beach draws over 19 million visitors annually from around the world to its nearly 60 miles of beaches and numerous golf courses. While the Charleston metro market has seen dramatic price appreciation over the past few years, the rest of the Coastal market retains an affordability edge, particularly among sub-markets further inland. Demographics for homebuyers in the Coastal market vary, but there is a strong presence of out-of-state buyers and retirees. The population of both the Myrtle Beach area and Charleston metro area has increased more than 25% since 2010. The average purchase price for a new home in the Charleston metro area in 2022 was $498,786, with Myrtle Beach significantly lower at $391,419. UHG closed 242 homes in the Coastal market in 2022, with an average price of $323,696.

Competitive Strengths

UHG’s primary business objective is to create long-term returns for stockholders through its commitment to produce quality-built homes at affordable prices. UHG believes that its reputation, commitment to excellence and its support for its customers through the home buying process sets it apart from other public company homebuilders. UHG believes that the following strengths position it well to execute its business strategy and capitalize on opportunities in the Southeastern United States and across the country.

●	Established Track Record of Strong Organic Growth. Proven growth and operating successes are hallmarks of UHG’s history. Led by Michael Nieri since its inception, UHG has closed at least 11,000 homes since 2004. UHG consistently ranks as one of the nation’s fastest growing homebuilders and was declared the 3rd fastest growing private builder in America by Builder Magazine in 2017. By 2022, UHG rose to 45th on the “Builders 100” list.
●	Leading Share in Existing Markets and Close Proximity to Adjacent High-Growth Markets. According to the U.S. Census Bureau, UHG’s home state of South Carolina experienced population growth of more than 10% from 2010 to 2022 exceeding the national average of 7.4% over the same period of time. Not only does UHG enjoy leading market share in a majority of the submarkets they serve in South Carolina and Georgia, but UHG is based within 500 miles of some of the fastest growing markets in the U.S based on new home sales. This includes markets like Raleigh / Durham, Nashville, Jacksonville and Orlando, which carry the potential for expansion both organically and via strategic acquisitions. UHG’s proximity to growing population centers of the Southeast provide a unique advantage over homebuilders with less of a focus in these regions.
●	Land-light Operating Model Drives Superior Returns with Less Capital at Risk. UHG and other land-light builders do not hold large land positions on balance, but rather partner with land developers including the Land Development Affiliates that hold land and finished lots and deliver them to the builder on a “just-in-time” basis. UHG believes that this land-light model results in a more balance- sheet efficient strategy, which is expected to drive higher returns while offering more flexibility in response to changing economic conditions and expects this to result in more stable financial performance through the housing cycle due to low invested capital and the ability to walk away from lot purchases in down markets. Because of the higher and more stable return profile, land light builders tend to trade at higher valuation multiples than peers that own considerable land positions.
●	Highly Experienced, Aligned and Proven Management Team. UHG benefits from a highly experienced management team that has demonstrated the ability to adapt to ever-changing market conditions while generating substantial growth and innovation. UHG’s executive officers and key employees have over 100 years of cumulative experience in the homebuilding industry. UHG believes its management team’s wide-ranging industry experience, combined with its incentivized executive compensation structure, have been and will continue to be the key to its success.

Growth Strategy

UHG’s management and Board of Directors have established a multi-pronged growth strategy. UHG expects to achieve its growth goals through successful execution of the following strategies:

●	Continue to Leverage Key Macro Housing Trends. UHG plans to continue to capitalize on the macro housing trends including the ongoing migration from higher-cost areas in the Northeast to more affordable markets in the Southeast. Given its focus on entry-level and first-time move-up buyers, UHG also expects to take advantage of the continued inflation in rental rates to encourage renters to consider home buying as an alternative to renting. It is UHG’s view that household formation, life events and ongoing rent inflation are larger drivers in an entry-level homebuyer’s decision process than interest rates.
●	Capitalize on Strong Growth in Core Markets. U.S. Census Bureau data indicates UHG’s existing and adjacent markets continue to grow faster than national averages. These conditions are expected to allow well-capitalized homebuilders with a meaningful presence in these markets to grow faster than industry averages. For UHG going forward, market share take, growth in community count, and a re-composition of community size are expected to drive organic growth. Specifically, community count is expected to increase in 2023, and UHG expects average community size to increase in its target markets. Management of UHG expects that larger communities will allow the company to better manage sales cadence and even-flow production schedules, thereby generating increased operating leverage. UHG and its predecessors have demonstrated an ability to capitalize on these trends for more than 20 years, and capital provided from the Business Combination is expected to support additional growth in the future.
●	Accretive Mergers and Acquisitions (M&A). Homebuilding is a business that benefits from scale, where the benefits of operating as a larger entity can result in lower costs and higher margins. Further, UHG believes that the changing macroeconomic environment in 2022 will result in an increased willingness of smaller builders to explore partnerships with larger organizations. Management believes UHG has an opportunity to be an “acquirer of choice” for these smaller builders as UHG’s acquisition strategy is focused on retaining local operations and brands. UHG has in place dedicated personnel focused on M&A opportunities.
●	Programmatic Build to Rent (BTR) Relationships. Single-family rental pricing increased 8.8% nationally in 2022, driven by strong demand and limited supply for single-family rental assets. Institutional owners of residential rental homes are increasingly turning to homebuilders to help meet the need for more housing supply. Further, newly constructed rental homes tend to come with lower maintenance costs and higher rents than older homes. UHG’s existing product set, geared towards entry-level and first-time move-up buyers, is highly consistent with the rental product desired by institutional capital. UHG has considerable experience developing single-family rental homes and is in discussions with and expects to enter programmatic relationships with institutional investors for development of Built to Rent (“BTR”) communities. UHG expects that its BTR communities will be constructed in bulk. In 2022, UHG was contracted to deliver 41 units in one BTR community. Institutional owners closed on 28 of the 41 units in this BTR community in the fourth quarter of 2022 and the remaining 13 units closed in the first quarter of 2023. UHG is also exploring opportunities for additional BTR communities in its operational footprint. UHG hopes to grow this volume with other participants over time and expects to offer transparency and guidance to investors and the market on its BTR activities as a regular course of business and communication going forward. Finally, UHG’s BTR approach is expected to be (1) ongoing and repeatable in nature, (2) transparent, visible and predictable to public equity investors, and (3) an extension of UHG’s balance sheet efficient approach to what has traditionally been a capital intensive business. UHG is targeting approximately 10 — 20% of closings annually from its BTR initiative.
●	Ancillary Revenue Growth Opportunities. UHG management continuously looks for accretive sources of EBITDA growth, not just in product line opportunities, but also in opportunities to drive additional EBITDA from existing operations. A key example of this is the recent formation and launch of Homeowners Mortgage, which began generating revenue in July 2022. The creation of Homeowners Mortgage, currently structured as a joint venture with a leading national lender, which will arrange mortgage financing for potential homebuyers, is anticipated to deliver incremental high margin revenue to UHG and its shareholders. Beyond being a new source of revenue and EBITDA for UHG with little incremental expense or capital investment, it is anticipated that the Homeowners Mortgage joint venture will improve buyer traffic conversion and reduce backlog cancellation rates as well.

UHG’s History

UHG was founded in 2004 in Columbia, South Carolina, with the vision of providing well-built, affordably- priced homes for first-time homebuyers. Since that time, UHG has grown dramatically and has become the 45th largest home builder in the United States, having closed at least 11,000 homes since 2004.

UHG first began building homes in 2004 in the Northeast area of Columbia, South Carolina, producing products for entry-level buyers. By the late 2000s, UHG had expanded into several other markets in the Midlands area of South Carolina, including Lexington County, Richland County, and Kershaw County. Subsequently, UHG entered the Sumter, South Carolina market in 2013 and has grown to be the number one builder in that market. In 2014, UHG entered the Aiken and Florence markets in South Carolina, as well as the Augusta, Georgia market. Over this eight-year expansion, UHG averaged over 20% growth per annum in closings average annual unit growth. By 2017, UHG had expanded into the Coastal market (Charleston, Myrtle Beach) and the Upstate market (Greenville, Clemson).

UHG is one of the largest private builders in South Carolina and one of the top home builders in South Carolina. Revenues more than doubled from $171 million in 2017 to $477 million in 2022. Unit closings also more than doubled during that time period, from 773 in 2017 to 1,605 in 2022.

Moving forward, UHG intends to capitalize on its demonstrated operational experience to grow its market share within its existing markets and to opportunistically expand into new markets where it identifies strong economic and demographic trends that provide opportunities to build homes that meet its profit and return objectives.

UHG Products and Customers

UHG’s Homes and Homebuyers

UHG’s homebuilding business is driven by its commitment to building high quality homes at affordable prices in attractive locations, while delivering excellent customer service. UHG empowers its customers with flexibility to personalize their desirable open floor plans with a wide array of finishes, options and upgrades to best fit their distinctive tastes and unique needs.

In its portfolio of home plans, UHG offers a series of single-family detached and attached homes. The homes are targeted for entry-level buyers, first-time move-ups, second-time move-ups, third-time move-ups, and some custom builds. Entry-level homebuyers are typically seeking an economical path to home ownership and desire square footage, quality design and construction at affordable prices. First-time move-up homebuyers generally desire the opportunity to select and upgrade features in their homes. Second-time move-up homebuyers generally seek larger floorplans with a higher level of finish with the ability to upgrade additional features. Third-time move-up homebuyers are similar to second-time move-ups but desire a higher level of finish and top-shelf options and upgrades.

The following table sets forth the approximate current price ranges of UHG’s homes by homebuyer profile in each of its core markets.

Homebuyer Profile – Price Ranges by Markets
3rd Move-Up /
Market	Entry-Level	1st Move-Up	2nd Move-Up	Custom
Upstate, SC	< $290,000	$290,000 – $340,000	$340,000 – $415,000	$415,000 – $490,000+
Midlands, SC	< $290,000	$290,000 – $390,000	$390,000 – $440,000	$440,000 – $540,000+
Coastal, SC	< $365,000	$365,000 – $390,000	$390,000 – $490,000	$490,000 – $640,000+
Overall UHG	< $290,000	$290,000 – $340,000	$340,000 – $415,000	$415,000+

The table below sets forth UHG’s product mix by buyer type for the years ended December 31, 2022 and 2021. The unit totals are based on closings.

	Homebuyer Profile – Product Mix by Buyer Type
	Year Ended		Year Ended
	December 31, 2022		December 31, 2021
	Number of Home	% of	Number of Home	% of
Homebuyer Profile	Closings	Total	Closings	Total
Entry Level	780	48.6%	924	54.2%
1st Move-Up	651	40.5%	644	37.8%
2nd Move-Up	131	8.2%	104	6.1%
3rd Move-Up	43	2.7%	33	1.9%
Total	1,605	100.0%	1,705	100.0%

The following table shows UHG’s product mix by buyer type within its three major current markets: Upstate, Midlands and Coastal regions. Presented are house closings for the years ended December 31, 2022 and 2021.

	Homebuyer Profile – Product Mix by Buyer Type by Market
	Year Ended December 31, 2022						Year Ended December 31, 2021
	Number of Home						Number of Home
	Closings						Closings
	Upstate	Midlands	Coastal	Total	% of Total		Upstate	Midlands	Coastal	Total	% of Total
Entry Level	181	412	187	780	48.6%	Entry Level	203	616	105	924	54.2%
1st Move-Up	128	514	9	651	40.5%	1st Move-Up	184	452	8	644	37.8%
2nd Move-Up	92	11	28	131	8.2%	2nd Move-Up	45	21	38	104	6.1%
3rd Move-Up	20	5	18	43	2.7%	3rd Move-Up	22	2	9	33	1.9%
Total	421	942	242	1,605	100.0%	Total	454	1,091	160	1,705	100.0%

Land Acquisition Strategy and Development Process

Locating and analyzing attractive land positions is a critical challenge for any homebuilder. UHG controls its supply of land positions through lot purchase agreements. UHG’s land selection process begins with key economic drivers: population, demographic trends and employment growth.

Following the separation of the land development business, UHG currently operates under an asset-light lot operating strategy that allows UHG to avoid engaging in land development activities, which requires significant capital expenditures and can take several years to realize returns on the investment. Instead, UHG contracts with third-party land developers and the Land Development Affiliates, each for the purchase of developed lots. UHG’s strategy avoids the financial commitments and risks associated with direct land ownership and land development and allows it to control a significant number of lots by putting down deposits on the lots, a relatively low capital commitment compared to the acquisition of land and a materially lower capital commitment than is required for the development of the land into finished lots. The deposit is typically 10% of the purchase price of the lots.

UHG’s land selection and sourcing process involves collaboration between UHG, third-party land developers, and the Land Development Affiliates. This collaboration relies on UHG’s longstanding relationships with land sellers, brokers and third-party developers in its target markets. This enables UHG to source land in a cost-effective manner for development by the Land Development Affiliates and to secure the right to purchase finished lots from the Land Development Affiliates and third-party developers.

Lot purchase agreements are generally entered into with the land developers between six and 24 months in advance of the expected completion of the land development, depending on whether the land is fully permitted and approved at the time the lot purchase agreement is entered into. In cases where the land is not fully permitted and approved, lot purchase agreements are generally entered into between 18 and 24 months in advance of the expected completion of the land development. In cases where the land is fully permitted and approved, lot purchase agreements are generally entered into between six and 18 months in advance of the expected completion of the land development. Pursuant to UHG’s lot purchase agreements, the lots are offered to UHG for purchase on a rolling basis, which is designed to mirror its expected home sales.

Owned and Controlled Lots

The following table presents UHG’s owned or controlled lots by market as of December 31, 2022 and 2021.

	As of December 31, 2022			As of December 31, 2021
Market / Division	Owned	Controlled	Total	Owned	Controlled	Total
Midlands	94	5,145	5,239	109	5,636	5,745
Coastal	34	1,157	1,191	44	1,135	1,179
Upstate	145	1,953	2,098	147	1,704	1,851
Total	273	8,255	8,528	300	8,475	8,775

Owned Real Estate Inventory Status

The following table presents UHG’s owned real estate inventory status as of December 31, 2022 and 2021.

	As of	As of
	December 31, 2022	December 31, 2021
	% of Owned Real Estate	% of Owned Real Estate
Owned Real Estate Inventory Status(1)	Inventory	Inventory
Homes under construction and finished homes	91%	88%
Developed lots	9%	12%
Total	100%	100%
(1)	Represents owned homes under construction and finished lots.

Homebuilding, Marketing and Sales Process

UHG is a production builder, primarily focused on entry-level, first, and second move-up homebuyers, with some third move-up and custom construction. UHG bases the decision on what type of home to build according to its market analysis of potential homebuyers. Home construction ranges from attached single- family product such as townhomes and duplexes to detached single-family homes up to five-bedroom two- story product, primarily using plans designed in-house by UHG. The UHG build-on-demand market entails a homebuyer selecting a lot in a UHG development and picking from a selection of UHG predesigned home plans and options. UHG does some limited custom home construction as well.

UHG uses a variety of marketing tools to reach potential homebuyers, but online marketing has become a key strength of the UHG business model, allowing it to reach a broad range of potential homebuyers at relatively low expense compared to traditional advertising platforms. The digital marketing methods that UHG employs include strategic e-marketing efforts to its current database of potential customers, internet advertising enhanced by search engine marketing, search engine optimization and campaigns and promotions across an array of social media platforms. UHG has also had measurable success utilizing its online digital chat function to assist with inquiries and direct traffic directly to its onsite sales representatives. One area of strength in UHG’s digital marketing has been to leverage virtual home tours of inventory and model homes, which has been particularly effective in selling homes to buyers moving into the area from other regions of the country.

While digital marketing is a key component of the UHG home sales process, most homebuyers will ultimately want to visit a UHG product in person prior to purchasing, and UHG maintains model homes in most developments for potential buyers to see in-person the quality and design features of our homes, as well as the different options that may be available. Onsite sales representatives are present seven days a week in UHG developments to answer questions and provide potential homebuyers with a point-of-sale contact. While efficient marketing methods are important, real estate remains a complicated sales transaction and providing a potential buyer with access to a dedicated onsite sales representative who is an expert on the community is a key to the success of UHG’s sales process. Onsite sales representatives are typically local realtors who have contracted with UHG to provide this service. This allows UHG to provide potential homebuyers with a high level of service and knowledgeable onsite sales representatives without incurring the significant overhead cost of hiring full-time employees to service every development. UHG also puts a great deal of effort into maintaining good relationships with local real estate professionals in its target markets. UHG believes that this gives it a competitive advantage over other builders who rely almost solely on in-house marketing efforts.

As a regional builder, UHG has built and strives to maintain a strong reputation with its buyers, real estate partners, and the communities in which it operates. This entails being an active partner in local homebuilding, realtor, Chamber, and community organizations. UHG believes that its local presence with these partners gives it a “soft” advantage over national builders, that, while hard to measure, is distinctly noticeable. Giving back to the community through philanthropic efforts has also always been a hallmark of UHG and its founder, Michael Nieri. All of these things taken together have built a strong reputational brand.

Backlog, Sales and Closings

For reporting purposes, a new home “sale” occurs when a buyer has been pre-approved by a mortgage lender, has signed a sales contract with UHG, and has placed a deposit towards the purchase of the home. A “start” occurs when groundbreaking on a home has begun, such as pouring the foundation or footings. “Closing” occurs when the legal process for completing the sale of the home has been finalized and UHG has been paid for the sale. A certain number of sales will not be closed for one reason or another, and these are reported as “cancellations.” Homes in “backlog” are those that are under a sales contract but have not closed.

For reporting purposes, the total number of sales is reported as the number of sales during the applicable period, minus the cancellation of existing contracts during that same period. Cancellation rate is determined by the total number of cancellations for the period divided by total number of sales during the same period. Backlog is calculated as the number of homes in backlog from the prior period, plus sales for the current period, minus the number of closings for the current period.

The table below report sales, starts, closings, and backlog in each of UHG’s primary markets for the years ended December 31, 2022 and 2021.

	Year Ended December 31,						Period Over Period
	2022			2021			Percent Change
Market	Sales	Starts	Closings	Sales	Starts	Closings	Sales	Starts	Closings
Coastal	160	241	242	204	260	160	(22)%	(7)%	51%
Midlands	744	695	942	1,123	1,133	1,091	(37)%	(39)%	(14)%
Upstate	355	337	421	494	474	454	(28)%	(29)%	(7)%
Total	1,259	1,273	1,605	1,821	1,867	1,705	(33)%	(32)%	(6)%

The following table presents information concerning UHG’s new orders, cancellation rate and ending backlog for years ended December 31, 2022 and 2021.

	Year Ended
	December 31,
	2022	2021
Net New Orders	1,259	1,821
Cancellation Rate	17.5%	14.3%

	As of December 31,
	2022	2021
Ending Backlog – Homes	276	800
Ending Backlog – Value (in thousands)	$86,000	$210,000

Materials, Procurement and Construction

When constructing its homes, UHG uses various materials and components and is dependent upon building material suppliers for a continuous flow of raw materials. It typically takes UHG between 90 and 150 days to construct a single-family home and typically longer for custom builds. UHG’s material pricing is subject to fluctuations until construction on a home begins, at which point work orders and purchase orders are issued to subcontractors locking in the price for that particular home. Some of the factors creating the fluctuations are seasonal variation in the building cycle, labor and material supply chain disruptions, international trade disputes and resulting tariffs and increased demand for materials as a result of the improvements in the housing market. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting UHG’s Results of Operations” for additional information.

UHG’s objective in procurement is to maximize efficiencies on local and regional levels and to ensure consistent utilization of established contractual arrangements. UHG employs a comprehensive procurement program that leverages its size and geographic footprint to achieve attractive cost savings and, whenever possible, standardize products to be used with multiple subcontractors and suppliers. UHG currently determines companywide specifications for the majority of products installed with its trade partners. This standardization process supports UHG’s efforts to maintain service levels and delivery commitments and to protect its pricing and allows for no charge or free model home products and provides a pre-negotiated rebate amount. UHG also leverages its volume to negotiate better pricing from manufacturers. UHG currently has numerous national distribution arrangements in place for framing supplies, plumbing fixtures, appliances, heating, ventilation and air conditioning systems, roofing and other supplies.

UHG has extensive experience managing all phases of the construction process. Although UHG does not employ its own skilled tradespeople, such as plumbers, electricians and carpenters, UHG utilizes its relationships with local and regional builder associations to identify reputable tradespeople and actively participates in the management of the entire construction process to ensure that UHG homes meet its high standard of quality. UHG has area construction managers who report to division managers and the EVP of Construction. Project managers are grouped together geographically under the supervision of the area managers. The area managers are generally responsible for over a dozen communities, which typically each have a dedicated superintendent who oversees construction in the community by their subcontractors. UHG’s enterprise resource planning system and integrated construction scheduling software, along with a 3rd party scheduling software, allow its project managers to closely monitor the construction progress of each of their homes. UHG’s software also enables its project managers to monitor the completion of work, which in turns expedites payments to their subcontractors. UHG’s project managers are also responsible for making any adjustments to a home before delivery to a purchaser and for after-sales service pursuant to its warranty.

Customer Relations, Quality Control and Warranty Program

UHG pays particularly close attention to the product design process and carefully considers quality and choice of materials in an attempt to eliminate building deficiencies and reduce warranty expenses. UHG’s policy is to require all of its vendors and sub-contractors, in connection with its onboarding process, to execute its standard terms agreement, which includes, among other provisions, work quality standards. UHG’s onboarding process also requires all vendors and subcontractors to provide proof of insurance, including liability insurance and workers compensation insurance, and to include UHG as an additional insured under such policies. The quality and workmanship of UHG’s subcontractors are monitored in the ordinary course of business by UHG’s project managers and area managers, and UHG conducts regular inspections and evaluations of its subcontractors to ensure that its standards are being met. In addition, local governing authorities in all of UHG’s markets require the homes UHG builds to pass a variety of inspections at various stages of construction, including a final inspection in which a certificate of occupancy, or its jurisdictional equivalent, is issued.

UHG maintains professional staff whose role includes the provision of a positive experience for each customer throughout the pre-sale, sale, building, closing and post-closing periods. These employees are also responsible for providing after-sales customer service. UHG’s quality and service initiatives include taking customers on a comprehensive tour of their home prior to closing and using customer survey results to improve its standards of quality and customer satisfaction.

UHG provides each homeowner with product warranties covering workmanship and materials for one year from the time of closing, and warranties covering structural systems for 10 years from the time of closing and, depending on the size of the warranty claim, UHG may seek to cover claims through its general liability insurance policy. UHG believes that its warranty program meets or exceeds terms customarily offered in the homebuilding industry. The subcontractors who perform most of the actual construction of the home also provide to UHG customary warranties on workmanship.

Competition and Market Factors

UHG faces competition in the homebuilding industry, which is characterized by relatively low barriers to entry and multiple operators. UHG’s competition includes national, regional, and local homebuilders, as well as the individual home resale market and available rental housing. Homebuilders compete for, among other things, homebuyers, desirable lots, financing, raw materials and skilled labor. Competition for homebuyers is primarily based upon factors such as price, location, design, quality, and the reputation of the builder. Increased competition may prevent UHG from acquiring attractive lots on which to build homes or make such acquisitions more expensive, hinder its market share expansion or lead to pricing pressures on its homes that may adversely impact its margins and revenues.

The housing industry is cyclical and is affected by consumer confidence levels, employment, affordability, prevailing economic conditions and interest rates. Other factors that affect the housing industry and the demand for new homes include: the availability and the cost of land, labor and materials; changes in consumer preferences; demographic trends; and the availability and interest rates of mortgage finance programs. See “Risk Factors” for additional information regarding these risks.

UHG is dependent upon building material suppliers for a continuous flow of raw materials. Whenever possible, UHG attempts to utilize standard products available from multiple sources. In the past, such raw materials have been generally available in adequate supply.

UHG was affected by supply chain disruptions as a result of the COVID-19 pandemic, which have generally been resolved. The disruptions had similar effects on UHG’s competitors. In response, UHG adjusted its raw material purchasing which included an increased use of standardized components in its houses, purchasing larger quantities of standardized components, and focusing on standardization that allowed the components to be sourced from multiple manufacturers. This allowed UHG to construct more homes from inventoried supplies and reduced delays.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting UHG’s Results of Operations” for additional information.

Seasonality

The sale of both new and existing homes in the United States exhibit demonstrable seasonality over the course of a calendar year. This seasonality can be evidenced across multiple sources including, but not limited to, government data (U.S. Census Bureau), trade groups (National Association of Realtors) and public company reports. Typically, prospective home buyers search for homes beginning in late winter to early spring, which in industry parlance is often referred to as the “spring buying season.” As homes are constructed, those contracts are then closed upon through the summer into fall. As a result, UHG and the homebuilding industry tends to experience more new home sales in the first half of a calendar year and increased closings and revenue recognition in the second half of a calendar year.

In all of its markets, UHG has historically experienced similar variability in its results of operations and capital requirements from quarter to quarter due to the seasonal nature of the homebuilding industry. As a result, UHG’s revenue may fluctuate on a quarterly basis. As a result of seasonal activity, UHG’s quarterly results of operations and financial position at the end of a particular quarter are not necessarily representative of the results it expects at year end. UHG expects this seasonal pattern to continue in the long-term. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Costs of Building Materials and Labor — Seasonality” for additional information.

Governmental Regulation and Environmental, Health and Safety Matters

As a licensed builder in Georgia and South Carolina, UHG is subject to each state’s statutes and regulations governing licensure, as well as other federal, state, and local laws and ordinances that govern the construction of homes in the relevant jurisdictions in which UHG operates. Homes built by UHG in Georgia and South Carolina are required to be built to conform to the standards established by the latest edition of the International Residential Code (“IRC”) (as adopted and modified by each state). The construction of homes to the IRC standards is closely monitored by local authorities, and homes built by UHG must pass inspection at multiple stages of the construction process. Enforcement of the IRC standards is conducted at the local level, which has led and may continue to lead to conflicting interpretations among the multiple jurisdictions in which UHG does business and can cause delays to the construction process. Changes to the IRC or differences in interpretation among jurisdictions may result in additional costs incurred by UHG in the construction process.

Preparation of building sites for homes is governed by a variety of federal, state, and local environmental statutes, regulations, and ordinances. As a purchaser of finished lots from developers, one of the principal regulatory requirements that affects UHG is the requirement that it comply with stormwater and erosion control measures. Regulators frequently inspect UHG homes for compliance with these measures, and fines and other penalties causing delays may be imposed if such inspections reveal that these regulations have not been complied with.

Federal and state environmental laws may hold current or former real estate owners strictly or jointly and severally liable for certain hazardous or toxic substances that may be found on the property. Current or former owners may be required to investigate and clean up these substances and owners can be found liable for related damages. Homes subject to these conditions, or certain naturally occurring conditions like methane or radon, may require a mitigation plan, and a home subject to a mitigation plan may be less attractive to buyers. Use of building material by UHG that is found to be hazardous and to cause injury could also result in UHG being held liable for damages.

UHG procures lots for building homes from the Land Development Affiliates and other third-party developers. The supply of lots from these companies is affected by a number of federal, state, and local statutes, regulations, and ordinances, and can lead to substantially increased costs, delays, or even cancellation of the construction of communities. Unexpected factors such as an endangered species being found on a site, unanticipated jurisdictional wetlands, or geotechnical factors may lead to delays in the supply of lots or increased costs. Local governments may pass restrictions on density and other zoning requirements that make building homes more costly or impractical. Local jurisdictions may also pass moratoriums on development or issuing building permits that can affect the supply of lots to UHG. While UHG will generally purchase developed and entitled lots from the Land Development Affiliates and other third-party developers, these lots may be subject to subsequent restrictions and regulations by local authorities, which can increase costs. UHG expects the use of local government land-use regulation to restrict residential development will intensify in the future.

Homeowners Mortgage, UHG’s joint-venture mortgage brokerage company, is subject to a wide array of federal and state statutes and regulations. As a mortgage broker, Homeowners Mortgage is primarily regulated by state financial services regulators: the South Carolina Department of Consumer Affairs (SCDCA), the South Carolina Board of Financial Institutions (SCBOFI), the North Carolina Commissioner of Banks (NCCOB), and the Georgia Department of Banking and Finance (GADBF). In addition, federal enforcement authority is vested with the Federal Trade Commission (FTC) and the United States Consumer Financial Protection Bureau (CFPB). Homeowners Mortgage is subject to both federal and state law, including regulations promulgated by federal financial regulators (mainly, the CFPB and Federal Reserve Board) and the state financial regulators, which implement these laws. State financial regulators oversee the licensing of Homeowners Mortgage as a mortgage broker. Homeowners Mortgage maintains a Mortgage Broker License in North Carolina and South Carolina and a Mortgage Broker/Processor License/Registration in Georgia. Homeowners Mortgage’s activities, advertising, disclosures to consumers, and its relationship with mortgage loan originators (MLOs) is subject to numerous federal laws, including the Real Estate Settlement Practices Act (RESPA) and its implementing regulation, Regulation X; the Truth in Lending Act (TILA) and Regulation Z; the Equal Credit Opportunity Act (ECOA) and Regulation B; the Secure and Fair Enforcement for Mortgage Licensing Act of 2008 (SAFE Act); the Home Mortgage Disclosure Act (HMDA) and Regulation C; the Gramm-Leach-Bliley Act (GLBA) and Regulation P; the Fair Credit Reporting Act (FCRA) and Regulation V; and the Mortgage Acts and Practices — Advertising Rule (MAP Rule) and Regulation N. Some of these laws and regulations directly apply to Homeowners Mortgage, while other obligations apply indirectly through its relationship with the MLOs. The states in which Homeowners Mortgage operates have corollary legal and regulatory regimes, as well as additional restrictions on the conduct of mortgage brokerage businesses that are specific to transactions within the given state. Beyond these laws and regulations, Homeowners Mortgage is subject to compliance with the terms of various governmental and government-sponsored enterprise (GSE) underwriting and compliance guides. These programs, such as those operated by the Federal Housing Administration (FHA), the Veterans Benefits Administration (VA), the United States Department of Agriculture (USDA), the Federal National Mortgage Association (FNMA/Fannie Mae), the Government National Mortgage Association (GNMA/Ginnie Mae), and the Federal Home Loan Mortgage Corporation (FHLMC/Freddie Mac) promulgate regulations and guidelines pursuant to which they will originate or guarantee mortgage loans.

Human Capital Resources and Organizational Culture

UHG builds quality homes for the people in the Southeastern United States. The values UHG team members bring to accomplish that mission are those common to where they grew up, individually and as an organization. UHG enjoys a sterling reputation with its customers, competitors, developers, and government officials driven by its institutional values. This hard-won reputation of its team members and organization gives UHG a competitive advantage over national builders in UHG’s core markets. UHG believes that its culture, and the commitment of its team members to it, has enabled UHG’s growth rate to date.

UHG currently has approximately 148 full-time team members. Of these, approximately 101 work in or are based out of the corporate office in Irmo, SC, which is located in the largest UHG regional market, the Midlands. UHG also has an office in the Upstate market in Mauldin, SC, with approximately 26 employees, and an office in the Coastal market in Myrtle Beach, SC, with approximately 21 employees. The regional concentration of UHG markets, mostly within a two-hour drive from corporate headquarters in Columbia in the Midlands market, allows UHG to retain a light, cost-effective team and infrastructure footprint in the Upstate and Coastal markets.

UHG offers its team members generous benefits, including paid time off, health insurance and a 401k retirement plan. UHG values its team members and understands the importance of them to the success of our business. No UHG team members are members of a labor union or covered by a collective bargaining agreement, there have been no work stoppages or strikes, and relations between UHG and team members are believed to be positive. UHG primarily uses subcontractors to build homes, and UHG believes it has good relationships with these subcontractors.

Facilities

UHG’s corporate headquarters are located in Irmo, South Carolina, which is only a few miles from Columbia, the state capitol of South Carolina. The corporate office consists of approximately 15,000 square feet of office space. UHG also leases local offices in Myrtle Beach, SC, in the Coastal area of South Carolina, and Mauldin, SC, in the upstate area of South Carolina. UHG believes that its current facilities are adequate to meet its current needs.

Legal Proceedings

From time to time, UHG is a party to ongoing legal proceedings in the ordinary course of business. UHG does not believe the results of currently pending proceedings, individually or in the aggregate, will have a material adverse effect on its business, financial condition, results of operations or liquidity.

Available Information

UHG files annual, quarterly, and current reports, proxy statements and other information with the SEC. All of these filings with the SEC are available to the public over the internet at the SEC’s website at www.sec.gov. UHG’s internet address is www.unitedhomesgroup.com. Information contained on, or accessible through, these websites is not incorporated by reference into and does not constitute a part of this prospectus. UHG’s principal executive offices are located at 90 N Royal Tower Drive, Irmo, South Carolina 29063 and its telephone number is (212) 572-6260.

MANAGEMENT

Management and Board of Directors

Our directors and executive officers (as of April 26, 2023) are as follows:

Name	Age	Position
Michael Nieri	58	Chairman, Chief Executive Officer, President, and Director
Shelton Twine	50	Chief Operating Officer
Keith Feldman	46	Chief Financial Officer
Tom O’Grady	68	Chief Administrative Officer and Director
Steve Lenker	55	Executive Vice President, General Counsel, and Corporate Secretary
Dan Goldstein	45	Executive Vice President – Finance
Kookie McGuire	49	Vice President – Finance
Pennington Nieri	30	Co-Executive Vice President – Construction Services
Jeremy Pyle	45	Co-Executive Vice President – Construction Services
Rob Penny	48	Executive Vice President – Sales
Allen Hutto	51	Vice President – Investor Relations and Governmental Affairs
David Hamamoto	63	Director
Eric S. Bland	60	Director
James P. Clements	59	Director
Robert Dozier	55	Director
Jason Enoch	56	Director
Nikki R. Haley	50	Director
Alan Levine	62	Director
Michael Bayles	39	Director
Robert Grove	31	Director

Information about Executive Officers and Directors

Certain biographical information about our executive officers and directors is provided below:

Michael Nieri has served as our Chief Executive Officer, President, and Chairman since the Business Combination, and previously served as the President and Chairman of GSH, which he founded in June 2004. Mr. Nieri served as GSH’s Chief Executive Officer from GSH’s founding through June 2013, and again commencing in January 2022. Mr. Nieri has dedicated his professional life to providing families with well-built, affordably priced homes with signature style and quality throughout the southeast, where he has built over 15,000 homes in high-growth markets over his career. Mr. Nieri has received numerous awards and accolades, including his induction into the South Carolina Housing Hall of Fame and receiving the BIA Richard N. Sendler Award by the Central South Carolina Building Industry Association. In addition, he has been recognized as the South Carolina Homebuilder of the Year and the Builder Member of the Year. For his innovative leadership and dedication to his community, Mr. Nieri received the 2020 Hearthstone BUILDER Humanitarian Award, a national award for industry leaders who demonstrate a lifetime of dedication to charitable endeavors. Mr. Nieri is the brother-in-law of Shelton Twine and father of Pennington Nieri. Mr. Nieri holds a Bachelor of Science degree in Construction Science and Management from Clemson University. Mr. Nieri brings invaluable knowledge of the operations and management of the company to our management team. Mr. Nieri’s qualifications to serve on our Board of Directors are primarily based on his operational and historical experience as Founder, President, Chief Executive Officer and Chairman of GSH and his extensive experience in the homebuilding industry.

Shelton Twine has served as our Chief Operating Officer, where he oversees our day to day operations to execute the strategic vision of the company since the Business Combination, and previously served as a key member of the management team of GSH and its affiliated entities for 20 years up until the Business Combination. Prior to becoming GSH’s Chief Operating Officer in July 2018, Mr. Twine held various positions with GSH beginning in 2002, including serving as GSH’s Vice President – Operations from 2015-2018 and as Vice President from 2004-2007. From 2007-2015, Mr. Twine served as President of Realty and Marketing Services (RMS) following its spin-off from GSH, where he oversaw real estate and sales operations. A member of the Nieri extended family, he is brother-in-law of Michael Nieri and uncle of Pennington Nieri. Mr. Twine is a licensed real estate broker and holds a Bachelor of Arts degree from Old Dominion University in Norfolk, Virginia.

Keith Feldman has served as our Chief Financial Officer since the Business Combination. Mr. Feldman currently serves as a director and the chairman of the audit committee of Lordstown, an electric vehicle innovator focused on developing high-quality, light-duty work vehicles, a position he has held since October 2020. Mr. Feldman previously served as Chief Financial Officer of DHHC, a position he held from October 2020 until the Business Combination. Mr. Feldman served as a director of DHHC from inception until his resignation on August 2, 2022, and his resignation did not result from any disagreement with DHHC. Mr. Feldman previously served as the Chief Financial Officer and Treasurer of NorthStar Realty Europe Corp. (NYSE: NRE), a NYSE-listed REIT focused on European commercial real estate properties from May 2017, through the acquisition by AXA Investment Managers-Real Assets, in September 2019. Mr. Feldman served as a managing director of Colony Capital, Inc., from January 2017 to October 2019 and served as a managing director of NorthStar Asset Management Group Inc., a predecessor company of Colony Capital, Inc. from July 2014 to January 2017, as a managing director of NorthStar Realty Finance Corp. from January 2014 to July 2014 and as a director of NorthStar Realty Finance Corp. from January 2012 to December 2013. In each of these roles, Mr. Feldman’s responsibilities included capital markets, corporate finance, and investor relations. Earlier in his career, Mr. Feldman held various financial positions at NorthStar Realty Finance Corp., Goldman Sachs, J.P. Morgan Chase and KPMG LLP. Mr. Feldman received a Bachelor of Science in accounting from Binghamton University. In 2021, several class actions and derivative lawsuits were filed in connection with the DiamondPeak-Lordstown Motors merger and claims relating to Lordstown vehicle pre-orders and production timeline: one in federal court in Ohio, four in federal court in Delaware and two in chancery court in Delaware. Mr. Feldman is named as an individual defendant in each of these lawsuits. The lawsuits generally share a factual nexus and allege securities law violations and other claims against all defendants, including Mr. Feldman. Mr. Feldman is a CFA charterholder and a CPA.

Clive R.G. (Tom) O’Grady has served as our Chief Administrative Officer since the Business Combination, and previously had been a member of the board of directors of GSH since October 2021 and served as GSH’s Chief Administrative Officer, a position he held from January 2022 until the Business Combination. Mr. O’Grady is currently Principal of O’Grady Law PLLC since 2013. He has also served as Treasurer and a director of Attransco, Inc., a shipping company, since 1995. From 2012 to 2013, Mr. O’Grady served as Executive Vice President of Corporate Development at RxAlly, a technology company. Previously, Mr. O’Grady spent over 25 years as a corporate transactional lawyer at McGuire Woods LLP and prior to that practiced at Bowmans in South Africa. Mr. O’Grady holds a Bachelor of Commerce degree and a Bachelor of Laws degree from the University of the Witwatersrand in Johannesburg, South Africa, and a Master of Laws degree from the University of Virginia. Mr. O’Grady’s experience representing public companies in the areas of corporate governance, mergers and acquisitions, and corporate structuring and corporate finance affords him a degree of understanding of the challenges faced by public companies which GSH believes will be beneficial and qualifies him to serve on our Board of Directors.

Steve Lenker has served as our Executive Vice President, General Counsel, and Secretary since the Business Combination, and previously served as GSH’s Executive Vice President and General Counsel from January 2022 until the Business Combination. Formerly, Mr. Lenker was a Member and Attorney at Blair Cato Pickren Casterline, LLC from December 2014 to December 2021, where he advised clients on a wide range of corporate and business transactions, including mergers and acquisitions, commercial real estate acquisition, financing and divestiture, the formation and restructuring of business entities, lending transactions and landlord/tenant matters. From July 2018 to December 2021, Mr. Lenker was engaged by GSH as its outside general counsel. Mr. Lenker holds a Bachelor of Arts degree from Brigham Young University and a Juris Doctorate degree from the University of South Carolina School of Law.

Dan Goldstein has served as our Executive Vice President – Finance since the Business Combination, and previously served as Executive Vice President – Finance of GSH, a position he held from May 2022 until the Business Combination. He previously served as the Senior Vice President, Finance, of Saul Centers, Inc., a publicly traded real estate investment trust, or REIT, focusing on shopping centers and ground-up mixed-use developments, from May 2021 to February 2022, where he focused on Capital Markets and SEC reporting, and as Vice President of Finance for the same entity from 2015 to April 2021. Prior to that, Mr. Goldstein served as Vice President of Finance at Comstock Holding Company (NASDAQ: CHCI), a publicly traded, vertically integrated real estate company. Mr. Goldstein holds a master’s degree in Real Estate with a Finance concentration from Johns Hopkins University and an Economics degree from Towson University and brings to our management team his significant experience in financial reporting for real estate companies.

Kookie McGuire has served as our Vice President – Finance since the Business Combination, where she leads the accounting department and performs all financial reporting and fiduciary responsibilities for management, directs cash flow management, and oversees all HR and payroll activities. Ms. McGuire previously served as Controller of GSH from June 2013 until the Business Combination. Ms. McGuire has acquired over 20 years of experience in accounting management for various real estate firms including as a Senior Accountant with NAI Avant, LLC, one of the leading commercial real estate firms in South Carolina. Her career in accounting began in 1996 with the national homebuilder Centex, where she eventually became Division Controller. Ms. McGuire holds a degree in Business Administration (concentration in Accounting) from the University of South Carolina, Spartanburg. Ms. McGuire brings a valuable understanding of GSH’s accounting and financial reporting to the management team.

Pennington Nieri has served as our co-Executive Vice President – Construction Services since the Business Combination, where he manages day to day procedures relating to design, purchasing and estimating, permitting and back-office support for construction team. Mr. Nieri previously served as Vice President – Pre-Construction of GSH from January 2019 until the Business Combination. Mr. Nieri also indirectly owns a 55% interest in Civil Engineering of Columbia, an engineering and surveying firm since January 2022. Mr. Nieri is the son of Mr. Michael Nieri and the nephew of Shelton Twine. Mr. Nieri holds a degree in Construction Science and Management from Clemson University.

Jeremy Pyle has served as our co-Executive Vice President – Construction Services since the Business Combination, where he oversees and directs all construction activities in GSH’s South Carolina and Georgia markets of the Midlands, Sumter, Greenville, Spartanburg, Goose Creek, Aiken, Augusta, Florence and Clemson. Mr. Pyle previously served as Vice President –  Construction from May 2020 until the Business Combination. Mr. Pyle started with GSH in 2005 as a superintendent and rose through the ranks to become a Production Manager and ultimately, co-Executive Vice President – Construction Services. Mr. Pyle brings a deep understanding of the construction industry to the management team.

Robert Penny has served as our Executive Vice President – Sales since the Business Combination, and previously served as Vice President – Sales of GSH from January 2020 until the Business Combination. Mr. Penny is responsible for product planning, inventory management, sales and contract administration, market presentation, and customer relations. Previously, Mr. Penny was a Regional Sales Manager for GSH, covering the Midlands, Upstate, and Coastal regions, from October 2013 through January 2020. Mr. Penny holds a degree in Hotel, Restaurant, and Tourism Management from the University of South Carolina.

Allen Hutto has served as our Vice President – Investor Relations and Governmental Affairs since the Business Combination, and previously served as Vice President – Investor Relations and Governmental Affairs of GSH from May 2022 until the Business Combination. Mr. Hutto is a licensed attorney and represents GSH before various state and local governmental entities such as planning commissions and county councils; he also maintains relationships with federal, state, and local government officials. Previously, Mr. Hutto was the CEO of the Building Industry Association of Central South Carolina from June 2021 through May 2022 and the Director of Governmental Affairs for the South Carolina Department of Transportation from February 2014 through April 2021, where he represented SCDOT before the South Carolina General Assembly and worked with members of the congressional delegation in Washington, DC. Mr. Hutto also previously served as the General Counsel and Director of Governmental Affairs for the Manufactured Housing Institute of South Carolina from November 2004 through January 2014. Mr. Hutto holds a Bachelor of Arts degree from the College of Charleston, a Juris Doctorate degree from the University of South Carolina School of Law, and a Master’s degree in Human Resources from the University of South Carolina Darla Moore School of Business.

David T. Hamamoto has served as a director since the Business Combination. Previously, Mr. Hamamoto was the Chief Executive Officer and Chairman of DHHC, a position he held from October 2020 until the Business Combination, and the Founder of Diamond Head Partners, LLC, a privately held investment firm focused on operationally hands-on opportunistic investing across a range of strategies, which he established in 2017. Mr. Hamamoto is also a director and chairman of the nominating and corporate governance committee of Lordstown since October 2020, and previously served as the Chairman and Chief Executive Officer of DiamondPeak Holdings Corp., a special purpose acquisition company, from November 2018 through October 2020. Previously, he served as Executive Vice Chairman of Colony NorthStar (now Colony Capital (NYSE:CLNY)), a real estate and investment management firm, from January 2017 through January 2018. The NorthStar companies, which he founded, were sold to Colony Capital in January 2017. Prior to the sale, Mr. Hamamoto was Executive Chairman of NSAM, a registered investment advisory firm, since 2015, having previously served as its Chairman and Chief Executive Officer from 2014 until 2015. Mr. Hamamoto was the Chairman of the board of directors of NRF, a real estate investment trust, from 2007 to January 2017 and served as one of its directors from 2003 to January 2017. Mr. Hamamoto previously served as NRF’s Chief Executive Officer from 2004 until 2015 and President from 2004 until 2011. Mr. Hamamoto was Chairman of the board of directors of NorthStar Realty Europe Corp. from 2015 to January 2017. In 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to NorthStar Realty Finance, for which he served as Co-Chief Executive Officer until 2004. Prior to NorthStar, Mr. Hamamoto was a partner and co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Between April and July 2018, several class actions (and two derivative lawsuits) were filed in connection with the Colony-NorthStar merger and the merged company’s performance thereafter: three in federal court in California, three in state court in California, and two in state court in Maryland. Mr. Hamamoto is named as an individual defendant in each of these lawsuits. The lawsuits generally share a factual nexus and allege securities law violations and other claims against all defendants, including Mr. Hamamoto. Presently, only one federal and one (consolidated) state case are pending. Mr. Hamamoto disputes all such allegations and is defending vigorously against the lawsuits. In 2021, several class actions and derivative lawsuits were filed in connection with the DiamondPeak-Lordstown Motors merger and claims relating to Lordstown vehicle pre-orders and production timeline; seven in federal court in Ohio, four in federal court in Delaware and four in chancery court in Delaware. Mr. Hamamoto is named as an individual defendant in certain of these lawsuits. The lawsuits generally share a factual nexus and allege securities law violations and other claims against all defendants, including Mr. Hamamoto. Mr. Hamamoto disputes all such allegations and is defending vigorously against the lawsuits. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. He is well qualified to serve as a director due to his extensive real estate, investment and operational experience.

Eric Bland has served as a director since the Business Combination, and previously served as a member of the board of directors of GSH from April 2022 until the Business Combination. Mr. Bland is the founder of Bland Richter LLP, a law firm founded in Charleston, South Carolina in 2001, focusing on complex and high-risk litigation cases. From 2014-2021, Mr. Bland was selected for inclusion in the South Carolina Super Lawyers list for excellence and recognition as a Super Lawyer in Professional Liability, one of only two attorneys in South Carolina with this honor. In addition, Mr. Bland successfully completed national testing in Legal Malpractice and received board certification as a diplomat in the field of Legal Malpractice by the American Board of Professional Liability Attorneys and recorded a score in the top 2% of all attorneys who have ever taken the test. Mr. Bland received his Bachelor of Science degree from the University of Tampa as an Honor’s graduate summa cum laude. Mr. Bland received his Juris Doctorate degree from the University of South Carolina School of Law, where he graduated as an Order of the Coif member. Mr. Bland’s experience managing his own law firm and advocating for his clients in various complex litigation cases makes him uniquely skilled with deep knowledge regarding operation of complex organizations and consideration of different stakeholder groups. For these reasons, as well as Mr. Bland’s representation of many companies from formation through their cycle of business operations and ultimate sale of the company, Mr. Bland is well-qualified to serve as a director.

James Clements has served as a director since the Business Combination, and previously served a member of the board of directors of GSH from January 2022 until the Business Combination. Dr. Clements serves on our Compensation Committee and Nominating and Corporate Governance Committee. Dr. Clements currently serves as the President and Chief Executive Officer of Clemson University, which has a $1,750,000,000 budget. He also currently serves as the Chief Fundraising Officer of Clemson University Foundation, an independent, not-for-profit 501(c)(3) organization that promotes the welfare and future development of Clemson University. Prior to joining Clemson University in December 2013, Dr. Clements served as the President of West Virginia University from June 2009 to December 2013. Before that Dr. Clements served as provost and vice president for academic affairs, vice president for Economic Development & Community Outreach and the Robert W. Deutsch Distinguished Professor of Information Technology at Towson University. Dr. Clements currently serves on the board of directors of United Community Banks, Inc. (Nasdaq: UCBI), a bank holding company and South Carolina corporation headquartered in Greenville, South Carolina, and the parent company of United Community Bank, a South Carolina state-chartered bank that opened in 1950. He also currently serves on the board of directors of the American Council on Education, the executive committee for the Council of Competitiveness, the Council of Presidents for the Association of Governing Boards and on the Special Olympics International Board of Directors. Dr. Clements previously served as the Chair of the Board for the Association of Public & Land-Grant Universities. Dr. Clements holds a Bachelor of Science degree in computer science as well as a master’s degree and Ph.D. in operations analysis from the University of Maryland, Baltimore County. He also holds an M.S. degree in computer science from Johns Hopkins University’s Whiting School of Engineering and was awarded an honorary degree as Doctor of Public Education from University of Maryland, Baltimore County. Dr. Clements’ extensive experience and continuing research in the fields of leadership, strategic planning, project management, computer science and information technology make him well-qualified to serve as a director.

Robert Dozier, Jr. has served as a director since the Business Combination, and previously served as a director of GSH from December 2021 until the Business Combination. Mr. Dozier is a member and Chairman of our Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee. Mr. Dozier is the Chief Executive Officer of Palmetto Citizens Federal Credit Union, a position he has held since February 2023. Mr. Dozier previously served as President of First Reliance Bancshares, the holding company for First Reliance Bank (“FRB”), where he served as Chief Operating Officer from January 2020 through December 2022. FRB is a community bank headquartered in South Carolina, serving eight markets in North and South Carolina. From June 2011 to December 2019, Mr. Dozier served as Executive Vice President and Chief Business Officer of Federal Home Loan Bank of Atlanta, a $100 billion dollar wholesale bank serving over 850 financial institutions around the Southeast. Mr. Dozier has a Political Science Degree from the University of South Carolina and is a former member of the Board of Trustees of the University of South Carolina. Mr. Dozier’s business and banking experience, as well as his deep connections in the South Carolina business community, make him well-qualified to serve as a director.

Jason Enoch has served as a director since the Business Combination, and previously served as a member of the board of directors of GSH from October 2021 until the Business Combination. Mr. Enoch is our lead independent director. Mr. Enoch is also a member and the Chairman of our Audit Committee, a member and Chairman of our Related Party Transactions Committee, and a member of the Compensation Committee. Mr. Enoch was a Partner at Deloitte & Touche LLP, an independent accounting firm, from June 2002 through September 2020, and began his career there in 1989. Mr. Enoch earned a degree in accounting from Lehigh University and an MBA from Columbia University. Mr. Enoch’s experience as a long-term partner at Deloitte & Touche LLP, including in particular his focus on the audits of public company financial statement and internal controls over financial reporting, provided him not only with an extensive financial and accounting background that adds depth to GSH’s Audit Committee, but also a focus interacting with the Securities and Exchange Commission, and he has assisted clients with initial and secondary public securities offerings and private placements. During his time at Deloitte & Touche LLP, his service to his clients’ board of directors provided him with important experience and perspectives with respect to governance, risk management, operations, and public company best practices. This experience uniquely qualifies him to serve on our Board of Directors and as Chairman of the Audit Committee.

Nikki Haley has served as a director since the Business Combination, and previously served as a member of the board of directors of GSH from January 2022 until the Business Combination. Ambassador Haley serves on our Nominating and Corporate Governance Committee. Ambassador Haley currently serves as a lifetime member of the Clemson University Board of Trustees. In addition, Ambassador Haley founded Stand For America, an advocacy group promoting public policies, and Stand For America PAC, a political action committee. From January 2017 to December 2018, Ambassador Haley served as the U.S. Ambassador to the United Nations. In that role, she served as a member of the President’s Cabinet and on the National Security Council. For her work at the United Nations, Forbes named her one of the world’s 100 most powerful women in 2017. From January 2011 to January 2017, Ambassador Haley served as the 116th governor of South Carolina. She was the youngest governor in the country and first minority female governor in America and is the only female governor in South Carolina history. In 2016, Time magazine named her one of the 100 most influential people in the world. From January 2005 to January 2011, Ambassador Haley served as a member of the South Carolina House of Representatives. Ambassador Haley previously served on the board of directors of The Boeing Company (NYSE: BA), one of the world’s major aerospace firms, from March 2019 to March 2020. Ambassador Haley has an Accounting Degree from Clemson University. Ambassador Haley has extensive experience in local and national government, demonstrated strong leadership abilities and a record of accomplishment in areas that are critical to GSH’s long-term success, as well as her vast political connections, uniquely qualifying her to serve on our Board of Directors.

Alan Levine has served as a director since the Business Combination, and preciously served a member of the board of directors of GSH from October 2021 until the Business Combination. Mr. Levine is a member and the Chairman of our Compensation Committee and is a member of the Audit Committee and Related Party Transactions Committee. Mr. Levine has been retired since 2019, following a 35-year career with Enterprise Holdings, where he was President/General Manager for the South Florida Group, responsible for leading all aspects of the company’s three primary brands — Enterprise Rent A Car, National Car Rental and Alamo Rent-A-Car. In addition, Mr. Levine directed the firm’s other business lines, including Car Sales and Commercial Truck Rental, and consulted for the company’s Fleet Management (fleet leasing) operation. Mr. Levine led Enterprise’s expansion that has included approximately doubling in size, the opening of a new business division and the successful integration of a major acquisition. Mr. Levine graduated from the University of South Florida with a degree in Marketing, and has attended Enterprise’s Senior Executive Leadership program, in addition to numerous other developmental seminars. Mr. Levine’s extensive experience in the areas of operations, management, and leadership makes Mr. Levine well-qualified to serve as a director.

Michael Bayles has served as a director since the Business Combination. Previously, Mr. Bayles served as one of DHHC’s directors and Co-Chief Executive Officer until the Business Combination. Mr. Bayles currently serves as Chief Executive Officer and a director of EVO Transportation & Energy Services, Inc. Mr. Bayles previously served as a director and chief restructuring officer from October 2020 to March 2021 and restructuring advisor from May 2020 to October 2020. Mr. Bayles served as a vice president of investments of Slam Corp., a special purpose acquisition company, from March 2021 through September 2022. Mr. Bayles previously served as an analyst at Antara Capital LP from May 2018 until May 2020, and as a credit analyst at GLG Partners from May 2016 to December 2017. Prior to GLG Partners, Mr. Bayles was a vice president at Avenue Capital Group from September 2008 to April 2016. Mr. Bayles started his career as an investment banking analyst at J.P. Morgan and then a restructuring analyst at Lazard. Mr. Bayles has a bachelor’s degree in economics from the Wharton School of the University of Pennsylvania.

Robert Grove has served as a director since the Business Combination. Mr. Grove is a Principal at Conversant since May 2020. Prior to that, from September 2017 to June 2019, Mr. Grove served as a senior analyst at Viking Global Investors where he sourced and analyzed equity investments across the energy space. Before joining Viking, from January 2016 until August 2017, Mr. Grove worked at Anchorage Capital where he researched both debt and equity investments in the materials sector. Mr. Grove started his career in the restructuring group at Lazard where he provided advisory services to companies undergoing financial restructuring transactions. Mr. Grove received a B.S. in Economics with concentrations in Finance and Accounting from the University of Pennsylvania where he graduated summa cum laude and was elected to Beta Gamma Sigma.

Board of Directors

Our Board of Directors directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees.

In accordance with our Amended and Restated Certificate of Incorporation, our Board consists of three classes of directors: Class I, Class II, and Class III. The initial Class I Directors are Mr. Bayles, Mr. Bland, Dr. Clements, and Mr. Nieri, and each shall serve for a term expiring at the first annual meeting of stockholders following March 30, 2023 (the “Effective Date”). The initial Class II Directors are Mr. Dozier, Mr. Levine, Mr. O’Grady, and Mr. Grove, and each shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date. The initial Class III Directors are Mr. Enoch, Ambassador Haley, and Mr. Hamamoto, and each shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Director Independence

The Board of Directors has determined that each of the directors (other than Mr. Nieri, Mr. O’Grady, and Mr. Bland) qualifies as an independent director, as defined under Nasdaq Listing Rules, and the Board of Directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq Listing Rules relating to director independence requirements. In addition, UHG is subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of the Board of Directors is informed oversight of UHG’s risk management process. The Board of Directors administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss UHG’s major financial risk exposures and the steps its management should take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether UHG’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board of Directors

The Board of Directors has four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and the related party transactions committee (the “Related Party Transactions Committee”). Each of the committees report to the Board. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the entire Board of Directors are actively involved in risk oversight on behalf of the Company, and both receive reports on the Company’s risk management activities from the Company’s executive management team on a regular basis. The members of both the Audit Committee and the Board of Directors also engage in periodic discussions with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior officers as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, it is expected that each committee of the Board of Directors will consider risks associated with its respective area of responsibility.

Audit Committee

Our Audit Committee consists of Mr. Enoch, Mr. Bayles, Mr. Dozier, and Mr. Levine, with Mr. Enoch serving as the chairperson of the Audit Committee. Under Nasdaq Global Market listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Mr. Enoch, Mr. Bayles, Mr. Dozier, and Mr. Levine each meet the independent director standard under the Nasdaq Global Market listing standards and under Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors will ensure that each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at such determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

The Board has determined that Mr. Enoch qualifies as an audit committee financial expert within the meaning of SEC regulations and all members meet the financial sophistication requirements of the Nasdaq Listing Rules. Both our independent registered public accounting firm and management will periodically meet privately with the Audit Committee.

The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
●	reviewing our financial reporting processes and disclosure controls;
●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
●	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;
●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by UHG;
●	obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
●	monitoring the rotation of our independent auditor’s lead audit and concurring partners and the rotation of other audit partners as required by law;
●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;
●	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
●	establishing procedures for the receipt, retention and treatment of complaints received by UHG regarding accounting, internal accounting controls, auditing or other matters;
●	preparing the report that the SEC requires in our annual proxy statement;
●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating the Audit Committee charter annually and recommending any proposed changes to the Board of Directors.

The composition and function of the Audit Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Compensation Committee

Mr. Levine, Dr. Clements, Mr. Dozier, and Mr. Enoch serve as members of our Compensation Committee, with Mr. Levine serving as the chairperson of the Compensation Committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our Compensation Committee must consist of all independent members. The Board has determined that Mr. Levine, Dr. Clements, Mr. Dozier, and Mr. Enoch are each non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfy the independence requirements of Nasdaq. The functions of the committee include, among other things:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
●	reviewing and approving the compensation and other terms of employment of UHG’s executive officers;
●	reviewing and approving performance goals and objectives relevant to the compensation of UHG’s executive officers and assessing their performance against these goals and objectives;
●	making recommendations to the Board of Directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board of Directors;
●	reviewing and making recommendations to the Board of Directors regarding the type and amount of compensation to be paid or awarded to non-employee Board of Directors members;
●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
●	administering equity incentive plans, to the extent such authority is delegated by the Board of Directors;
●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for executive officers;
●	reviewing with management UHG’s disclosures under the caption “Compensation Discussion and Analysis” in periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
●	preparing an annual report on executive compensation that the SEC requires in UHG’s annual proxy statement; and
●	reviewing and evaluating the Compensation Committee charter annually and recommending any proposed changes to the Board of Directors.

The composition and function of the Compensation Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Dozier, Dr. Clements, Mr. Hamamoto, and Ambassador Haley, with Mr. Dozier serving as the chairperson of the Nominating and Corporate Governance Committee. Under the Nasdaq Global Market listing standards and applicable SEC rules, our Nominating and Corporate Governance Committee must consist of all independent members. Mr. Dozier, Dr. Clements, Mr. Hamamoto, and Ambassador Haley meet the independent director standard under the Nasdaq Global Market listing standards.

The functions of this committee include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on the Board of Directors;
●	evaluating the performance of the Board of Directors, committees of the Board of Directors and individual directors and determining whether continued service on the Board of Directors is appropriate;
●	evaluating nominations by stockholders of candidates for election to the Board of Directors;
●	evaluating the current size, composition and organization of the Board of Directors and its committees and making recommendations to the Board of Directors for approvals;
●	developing a set of corporate governance policies and principles and recommending to the Board of Directors any changes to such policies and principles;
●	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board of Directors current and emerging corporate governance trends; and
●	reviewing periodically the Nominating and Corporate Governance Committee charter, structure and membership requirements and recommending any proposed changes to the Board of Directors.

The composition and function of the Nominating and Corporate Governance Committee is expected to comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Related Party Transactions Committee

Our Related Party Transactions Committee consists of Mr. Enoch, Mr. Levine, and Mr. Bayles, with Mr. Enoch serving as the chairperson of the Related Party Transactions Committee. The Board of Directors has determined Mr. Enoch, Mr. Levine, and Mr. Bayles each satisfy the independence requirements of Nasdaq. The functions of this committee include, among other things, reviewing and providing oversight of any contracts or transactions between the Company or any of its subsidiaries, on the one hand, and Michael Nieri or any affiliate or associate of Mr. Nieri, on the other hand, in accordance with the company’s Amended and Restated Certificate of Incorporation.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an executive officer or employee of either DHHC or GSH. None of our executive officers currently serve, or have served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers that serves as a member of the Board of Directors or Compensation Committee of UHG.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Certificate of Incorporation limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;
●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; or
●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of UHG’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Amended and Restated Bylaws provides that UHG will, in certain situations, indemnify its directors and officers to the fullest extent permitted by law. An indemnitee is also entitled, subject to certain limitations, to advancement and reimbursement of expenses (including attorney’s fees) incurred by such indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

UHG maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. UHG believes the indemnification provisions in the Amended and Restated Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Code of Ethics

UHG has adopted a Code of Business Conduct and Ethics, or the Code of Ethics, applicable to all of employees, executive officers and directors. The Code of Ethics is available on the investor relations portion of UHG’s website at www.unitedhomesgroup.com. Information contained on or accessible through this website is not a part of this prospectus, and the inclusion of this website address in this prospectus is an inactive textual reference only. The Nominating and Corporate Governance Committee of Board of Directors will be responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for employees, executive officers and directors. UHG expects that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on its website.

EXECUTIVE COMPENSATION

DiamondHead Holdings Corp.

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2022 (i.e., pre-Business Combination).

None of DHHC’s officers or directors received any cash compensation for services rendered to DHHC. Commencing on January 25, 2021, DHHC agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. No compensation of any kind, including finder’s and consulting fees, has been or was paid to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on DHHC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. DHHC’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor or DHHC’s officers or directors, or DHHC’s or their affiliates.

Great Southern Homes, Inc.

The following tables and accompanying narrative set forth information about the compensation provided to GSH’s principal executive officer and the two most highly compensated executive officers (other than its principal executive officer) who were serving as executive officers as of December 31, 2022, each of which now serve as executive officers of UHG. These executive officers consist of Michael Nieri, UHG’s Chairman, President, and Chief Executive Officer, Pennington Nieri, UHG’s Co-Executive Vice President – Construction Services, and Shelton Twine, UHG’s Chief Operating Officer, and are referred to in this section as GSH’s “named executive officers” or “NEOs.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to GSH’s named executive officers during the years ended December 31, 2022 and 2021.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards(1)	Compensation	Compensation(2)	Total
Michael Nieri, Chairman, President and Chief Executive Officer	2022	$1,300,000	$666,667	$—	$—	$—	$48,210	$2,014,877
	2021	$95,519	$500,000	$—	$—	$—	$37,489	$633,008
Pennington Nieri, Co-Executive Vice President − Construction Services	2022	$221,667	$266,667	$—	$75,011	$—	$28,641	$591,996
	2021	$139,481	$250,000	$—	$—	$—	$22,683	$412,164
Shelton Twine, Chief Operating Officer	2022	$259,385	$218,667	$—	$75,011	$—	$31,534	$584,597
	2021	$144,200	$190,000	$—	$—	$—	$25,086	$359,286
(1)

Represents the aggregate grant date fair value of each option award during 2022 computed in accordance with FASB ASC Topic 718. See Note 2 to GSH’s condensed carve-out financial statements for the nine months ended September 30, 2022 and 2021 appearing elsewhere in this prospectus regarding assumptions underlying the valuation of equity awards.

(2)	The table below sets forth the components of the “All Other Compensation” column for 2022 and 2021:

			401(k)	Cost of Medical
		Auto	Company	Insurance
Name	Year	Allowance	Match	Premiums
Michael Nieri	2022	$25,000	$12,200	$11,010
	2021	$23,007	$2,335	$12,078
Pennington Nieri	2022	$5,200	$8,867	$14,574
	2021	$5,200	$5,405	$12,078
Shelton Twine	2022	$13,000	$10,375	$8,159
	2021	$13,000	$5,546	$6,540

Narrative Disclosure to Summary Compensation Table

Base Salary and Incentive Compensation

Compensation for GSH’s named executive officers has historically consisted of base salary and incentive compensation in the form of an annual discretionary cash bonus.

Benefits and Perquisites

GSH maintained a 401(k) plan and also provided a company match based on contributions to an employee’s 401(k) plan, up to a threshold for all employees, including the NEOs, and GSH also provided for the payment of the employee’s portion of medical insurance premiums, a benefit which was available to certain of GSH’s executive officers, including the NEOs. In addition, certain of GSH’s executive officers, including the NEOs, received a monthly allowance for personal automobile use.

Great Southern Homes 2022 Equity Incentive Plan

The Great Southern Homes 2022 Equity Incentive Plan was approved by GSH’s board of directors on January 18, 2022 and provided for the grant of options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards and performance compensation awards. Such awards were able to be granted to employees, consultants, advisors, directors or prospective employees, directors, officers, consultants and advisors of GSH or its affiliates. 3,000 shares of GSH’s common stock were reserved for issuance under the Great Southern Homes 2022 Equity Incentive Plan.

In January 2022, GSH’s named executive officers, along with the rest of the employees and the directors of GSH (with the exception of Mr. Nieri and Mr. O’Grady) were awarded stock options that vest in four equal tranches commencing in January 2023. Prior to that time, GSH did not use equity awards as a form of compensation. At the Effective Time, each such stock option was converted into an option to purchase Class A Common Shares. The Great Southern Homes 2022 Equity Incentive Plan was terminated in connection with the Business Combination.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information regarding outstanding option awards held by each of GSH’s NEOs as of December 31, 2022. The applicable vesting provisions are described in the footnote following the table.

Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
	Grant	Options (#)	Options (#)	Exercise	Expiration
Name	Date(1)	Exercisable	Unexercisable	Price	Date
Michael Nieri	—	—	—	—	—
Pennington Nieri	1/19/2022	—	190	$199,424	1/19/2032
Shelton Twine	1/19/2022	—	190	$199,424	1/19/2032

(1)All option awards vest ratably over a period of four years from grant date.

Director Compensation

The following table presents the total compensation paid to the members of GSH’s board of directors during the 2021 and 2022 fiscal years.

						Non-Equity
		Fees Earned				Incentive
		or Paid in		Stock	Option	Plan	All Other
Name	Year	Cash		Awards	Awards(1)	Compensation	Compensation		Total
Michael Nieri(2)	2022	$—		$—	$—	$—	$—		$—
	2021	$—		$—	$—	$—	$—		$—
Robert Dozier	2022	$75,000		$—	$37,493	$—	$—		$112,493
	2021	$5,000	(3)	$—	$—	$—	$—		$5,000
Jason Enoch	2022	$75,000		$—	$37,493	$—	$—		$112,493
	2021	$15,000	(3)	$—	$—	$—	$—		$15,000
Alan Levine	2022	$75,000		$—	$37,493	$—	$—		$112,493
	2021	$5,000	(3)	$—	$—	$—	$—		$5,000
Tom O’Grady	2022	$75,000		$—	$—	$—	$730,720	(4)	$805,720
	2021	$20,000	(3)	$—	$—	$—	$20,000	(5)	$40,000
Nikki Haley(6)	2022	$75,000		$—	$112,873	$—	$—		$187,873
	2021	$—		$—	$—	$—	$—		$—
Eric Bland(6)	2022	$56,250		$—	$—	$—	$—		$56,250
	2021	$—		$—	$—	$—	$—		$—
(1)	Represents the aggregate grant date fair value of each option award computed in accordance with FASB ASC Topic 718.
(2)

Mr. Nieri did not receive any compensation for his services as a member of GSH’s board of directors during the years presented. Mr. Nieri’s compensation for service as an employee for fiscal years 2021 and 2022 is set forth under the heading “Executive Compensation of GSH — Summary Compensation Table.”

(3)	Includes amounts earned in December 2021 and paid in January 2022.
(4)	Mr. O’Grady receives a consulting fee from GSH in the amount of $20,000 per month. Also includes the net value of a warrant purchased by Mr. O’Grady in 2022.
(5)	Includes amounts earned in December 2021 and paid in January 2022.
(6)

Ambassador Haley and Mr. Bland joined GSH’s board of directors in January 2022 and April 2022, respectively. During 2021, GSH’s directors (other than Mr. Nieri) were entitled to a monthly retainer of $5,000. Such amount increased in 2022 to $6,250.

United Homes Group, Inc.

Director Compensation

Our Compensation Committee determines the annual compensation to be paid to the members of our Board of Directors, if any. Directors’ fees have yet to be determined but are expected to consist of two components: a cash payment and the issuance of restricted stock units. The directors who also serve as an employee of the Company do not receive additional compensation for their service as a director.

Executive Compensation

Overview

The Company intends to develop an executive compensation program that is designed to align compensation with the Company’s business objectives and the creation of shareholder value, while allowing the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company. Decisions regarding the executive compensation program will be made by the Compensation Committee.

At the special meeting of the DHHC shareholders held on March 23, 2023 (the “Special Meeting”), DHHC shareholders approved the 2023 Plan and reserved 4,759,495 Class A Common Shares, an amount equal to 10% of the issued and outstanding UHG Common Shares following the Business Combination for issuance thereunder. The 2023 Plan became effective immediately upon the Closing of the Business Combination.

Decisions on the executive compensation program are determined and/or ratified by the Board with recommendations given by the Compensation Committee. Decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

Executive Employment Agreements and Other Arrangements

Employment Agreements

As a result of the Business Combination, UHG entered into employment agreements with the following of UHG’s executive officers: Michael Nieri (Chairman, Chief Executive Officer, President), Keith Feldman (Chief Financial Officer), Shelton Twine (Chief Operating Officer) (collectively, the “Employment Agreements”).

The Employment Agreements all provide for at-will employment that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. The term of Mr. Nieri’s employment agreement is 5 years, with an automatic one-year renewal up to a maximum of 5 additional years. The term of Mr. Feldman and Mr. Twine’s employment agreements are 3 years, with automatic 12-month renewals. The Employment Agreements provide for a Base Severance Benefit (as defined in the Employment Agreements) of 24 months of base salary for Mr. Michael Nieri and 12 months of base salary for Mr. Feldman and Mr. Twine, as well as the Incentive Severance Benefit (as defined in the Employment Agreements) upon termination by the Company without cause or termination by the officer for good reason, subject to execution of a release of claims.

The Employment Agreements provide for a base salary of $1,033,707 for Mr. Michael Nieri; $400,000 for Keith Feldman; and $338,635 for Mr. Twine. Possible annual performance bonuses and equity grants under the 2023 Plan are to be determined by the Company’s Compensation Committee.

UHG Equity Incentive Plan

United Homes Group, Inc. 2023 Equity Incentive Plan

The purpose of the 2023 Plan is to provide an additional incentive to selected directors, officers, employees, consultants, and advisors (and prospective directors, officers, employees, consultants and advisors) of UHG or its affiliates whose contributions are essential to the growth and success of the business of UHG and its affiliates, in order to strengthen the commitment of such persons to UHG and its affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of UHG and its affiliates.

Type of Awards

The 2023 Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock options), stock appreciation rights (referred to as “SARs”), restricted stock, restricted stock units (referred to as “RSUs”), stock bonuses, and performance compensation awards, to directors, officers, employees, consultants, and advisors of UHG or its affiliates.

Class A Common Shares Available for Issuance

The 2023 Plan provides for an aggregate number of Class A Common Shares to be reserved for future issuance, which will be equal to 10% of Class A Common Shares as of immediately following the effective time of the Business Combination (the “Initial Share Limit”) plus shares subject to outstanding equity awards granted under the Great Southern Homes, Inc. 2022 Equity Incentive Plan that were converted into equity awards denominated in Class A Common Shares under the 2023 Plan upon the consummation of the transactions contemplated in the Business Combination Agreement, plus an annual increase on the first day of each fiscal year beginning in 2024 and ending in 2033, equal to the lesser of (A) four (4%) percent of the shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board of Directors or the Compensation Committee. Shares subject to an award under the 2023 Plan that are forfeited, cancelled, expire, unexercised or are settled in cash under the 2023 Plan will again become available for awards under the 2023 Plan. Class A Common Shares that are tendered or exchanged by a participant or withheld by UHG as payment in connection with any award under the 2023 Plan, as well as any shares exchanged by a participant or withheld by UHG or any subsidiary thereof to satisfy tax withholding obligations related to any full value award, will become available for subsequent awards under the 2023 Plan. Shares, if any, that are tendered or exchanged by a participant or withheld by UHG as full or partial payment in connection with the exercise of any option or SAR under the 2023 Plan or the payment of any tax withholding obligation related thereto or not issued by UHG in connection with the stock settlement of any SAR will be added to the aggregate number of shares available for awards under the 2023 Plan. Shares, if any, underlying awards that are granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by UHG or with which UHG combines will not be counted against the aggregate number of shares available for awards under the 2023 Plan.

Administration

The 2023 Plan will be administered by the Compensation Committee The Compensation Committee may interpret the 2023 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2023 Plan.

The 2023 Plan permits the Compensation Committee to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of Class A Common Shares or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. All decisions made by the Committee pursuant to the provisions of the 2023 Plan will be final, conclusive and binding on all persons.

Equitable Adjustments

In the event the Compensation Committee determines that any dividend (other than ordinary cash dividends) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Class A Common Shares or other securities of UHG, issuance of warrants or other rights to acquire Class A Common Shares or other securities of UHG, or other similar corporate transaction or event that affects the Class A Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, make any adjustments to the number and kind of shares or the exercise price with respect to any award.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

UHG’s Nominating and Corporate Governance Committee is designated with the authority to review and approve related party transactions, defined as a transaction, arrangement or relationship that would require disclosure pursuant to Item 404 of Regulation S-K, or transaction between UHG and (i) any director or executive officer of UHG; (ii) any nominee for election as a director; (iii) any holder of UHG securities owning more than 5% of any class of UHG stock and (iv) any member of the immediate family of any of the foregoing. In evaluating related party transactions, UHG’s Nominating and Corporate Governance Committee considers the relevant facts and circumstances available and deemed relevant to UHG’s Nominating and Corporate Governance Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

In addition to the foregoing, in accordance with the Amended and Restated Certificate of Incorporation, the Board of Directors has established the Related Party Transactions Committee to review and approve any contract or transaction between UHG and any of its subsidiaries, on the one hand, and Michael Nieri or any affiliate or associate of Mr. Nieri, on the other hand.

United Homes Group Related Party Transactions

Amended and Restated Registration Rights Agreement

In connection of the Closing of the Business Combination, United Homes Group, Inc., the Sponsor, certain securityholders of DHHC and certain former stockholders of GSH entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor, the other DHHC securityholders party thereto and the GSH stockholders party thereto (i) agreed not to effect any sale or distribution of any of their equity securities of UHG during the Lock-up Period, as defined in the Amended and Registration Rights Agreement, other than pursuant to certain exceptions described therein and (ii) were granted certain registration rights with respect to their Class A Common Shares. The Amended and Registration Rights Agreement also provides that UHG will pay certain expenses relating to such registrations and indemnify the securityholders party thereto against certain liabilities.

Subscription Agreements

On March 23, 2023, in connection with the Company’s efforts to raise funds to meet the Minimum Cash Condition (as defined in the Business Combination Agreement), the Company entered into certain private placement transactions (collectively, the “Share Lock-Up Agreements”), by and among itself, GSH, and certain investors who purchased shares of the Company’s Class A Common Shares on the open market prior to March 16, 2023 (each a “Lock-Up Investor”), including (i) current members of the Company’s Board of Directors Mr. Levine, Dr. Clements, and Mr. Bland (ii) Mr. Bland’s family members Erica Bland Lear and Gillian Bland, and Mr. Nieri’s family member Jack Nieri, (iii) and the Nieri Trusts (each an “Interested Lock-Up Investor”). The proceeds will be used for general corporate purposes.

Pursuant to the Share Lock-Up Agreements, the following purchases were made:

●	Mr. Levine purchased a total of 1,250,000 Class A Common Shares, consisting of (i) 1,000,000 Class A Common Shares on the open market and (ii) 250,000 Class A Shares from the Company, for a total purchase price of $10,082,500.
●	Dr. Clements purchased a total of 20,000 Class A Common Shares, consisting of (i) 16,000 Class A Common Shares on the open market and (ii) 4,000 Class A Shares from the Company, for a total purchase price of $161,320.
●	Mr. Bland purchased a total of 997,920 Class A Common Shares, consisting of (i) 99,000 Class A Common Shares on the open market and (ii) 24,750 Class A Shares from the Company, for a total purchase price of $998,167.50.
●	Erica Bland Lear purchased a total of 75,000 Class A Common Shares, consisting of (i) 60,000 Class A Common Shares on the open market and (ii) 15,000 Class A Shares from the Company, for a total purchase price of $604,950.
●	Gillian Bland purchased a total of 75,000 Class A Common Shares, consisting of (i) 60,000 Class A Common Shares on the open market and (ii) 15,000 Class A Shares from the Company, for a total purchase price of $604,950.

●	Jack Nieri purchased a total of 37,500 Class A Common Shares, consisting of (i) 30,000 Class A Common Shares on the open market and (ii) 7,500 Class A Shares from the Company, for a total purchase price of $302,475.
●	The PWN Trust 2018 and MEN Trust 2018 each purchased a total of 41,667 Class A Common Shares, consisting of (i) 33,334 Class A Common Shares on the open market and (ii) 8,333 Class A Shares from the Company 3, for a total purchase price of $337,418.35, and the PMN Trust 2018 purchased a total of 41,666 Class A Common Shares, consisting of (i) 33,333 Class A Common Shares on the open market and (ii) 8,333 Class A Shares from the Company, for a total purchase price of $337,408.23.

Also, on March 23, 2023, the Nieri Trusts, entered into subscription agreements providing for the purchase by each of the Nieri Trusts at the effective time of the Business Combination of 41,666 Class A Common Shares at an aggregate purchase price of $333,413.33. The proceeds will be used for general corporate purposes.

Pre-Business Combination Related Party Transactions — GSH

GSH historically engaged in various transactions with entities that are owned, directly or indirectly, by: Michael Nieri, GSH’s Chief Executive Officer, President and Chairman; Mr. Nieri’s family members, including his wife, children, and father; trusts for the benefit of Mr. Nieri’s children; and Shelton Twine, GSH’s Chief Operating Officer and Mr. Nieri’s brother-in-law. Accordingly, any agreements or transactions GSH has entered into with such entities may involve a conflict of interest. For example, in the past, GSH has been a party to and is currently a party to agreements giving rise to material transactions between GSH and its affiliates, including Two Blue Stallions, LLC, GS Jacobs Creek, LLC, Land to Lots, LLC, PC Land Development Co., LLC and University Cottages, LLC. Set forth below is a description of certain related party transactions, other than compensation arrangements which are described under the section of this prospectus entitled “Executive Compensation.” GSH believes that each of these arrangements are on arm’s-length terms.

Distributions to Shareholders

As of December 31, 2022 and 2021, distributions to shareholders consisted of $34,690,696 and $23,527,180, respectively, to Mr. Nieri; $4,269,803 and $2,232,105, respectively, to the PWN Trust 2018; $4,269,803 and $2,232,105, respectively, to the MEN Trust 2018; and $4,269,803 and $2,232,105, respectively, to the PMN Trust 2018. Such distributions consisted of distributions in amounts sufficient to allow the GSH shareholders to pay taxes related to GSH’s S corporation status and for personal use.

Airplane Lease

GSH is a party to an Aircraft Lease Agreement, dated as of September 3, 2020, with FF Air, LLC, an entity that is 50% owned by an entity wholly owned by Mr. Nieri, pursuant to which GSH leases the use of an airplane at a rate of $1,800 per flight hour. GSH paid approximately $100,660 and $49,211 under this Aircraft Lease Agreement during the years ended December 31, 2022 and 2021, respectively.

Civil Engineering Services

GSH has contracted with Civil Engineering of Columbia, LLC (“CEC”) for the provision of civil engineering and surveying services. CEC is indirectly 55% owned by Pennington Nieri, who is Mr. Nieri’s son, the co-Executive Vice President – Construction Services of UHG, and the beneficial owner of 36.5% of the Class A Common Shares. GSH paid CEC approximately $710,897 and $733,346 during the years ended December 31, 2022 and 2021, respectively, for the provision of such services.

Developed Lot Purchase Agreements

Prior to the Closing, GSH entered into lot purchase agreements (collectively, the “Lot Purchase Agreements”) with the Land Development Affiliates which are owned, directly or indirectly, by Mr. Nieri and/or the Nieri Trusts. In addition, Mr. Nieri has a 49% ownership interest in Pennington Communities, LLC, an entity formed for the purpose of being the sole manager of each of the Land Development Affiliates. The Lot Purchase Agreements provide for the purchase by GSH of lots that are owned and developed by the Land Development Affiliates at a price equal to fair market value.

Letter Agreement with Mr. O’Grady

Pursuant to a letter agreement (the “Letter Agreement”) dated May 13, 2022 and effective as of September 24, 2021, GSH engaged TS20 Holdings, LLC to assist GSH in connection with a possible transaction with a SPAC. TS20 Holdings, LLC is wholly owned by Tom O’Grady. Pursuant to the Letter Agreement, GSH paid a success-based fee to TS20 Holdings, LLC in the amount of eight hundred thousand dollars ($800,000) upon the Closing. In addition, pursuant to the Letter Agreement, GSH agreed to pay (i) a monthly fee of five thousand dollars ($5,000) to Mr. O’Grady for his service on GSH’s board of directors (the monthly fee paid to all members of the GSH board of directors was subsequently increased to six thousand two hundred fifty dollars ($6,250), and (ii) a monthly amount equal to twenty thousand dollars ($20,000) to Mr. O’Grady for his services as GSH’s Chief Administrative Officer.

Two Blue Stallions, LLC

GSH leases the following from Two Blue Stallions, LLC (“TBS”), which is owned by Mr. Nieri’s children and trusts for the benefit of such children, including Pennington Nieri: 90 N. Royal Tower Dr., Irmo, SC, 4420 Oleander Dr., Myrtle Beach, SC, and 108 Renaissance Circle, Mauldin, SC. GSH paid TBS approximately $555,800 and $606,000 during the years ended December 31, 2022 and 2021, respectively, for the lease of these premises.

GSH, as tenant, and TBS, as landlord, are parties to oral, month-to-month leases pursuant to which GSH leases model homes from TBS. GSH does not currently pay any base rent; however, it does pay for maintenance, repairs, utilities and taxes.

Sale and Lease of Model Homes

In the year ended December 31, 2022, GSH sold 20 model homes to TBS (for an aggregate sales price of approximately $1,082,000), PMN Trust 2018 (for an aggregate sales price of approximately $1,113,000), MEN Trust 2018 (for an aggregate sales price of approximately $1,089,000), PWN Trust 2018 (for an aggregate sales price of approximately $1,163,000), and University Cottages, LLC, (“UC”), which is owned by TBS and Mr. Nieri’s wife (for an aggregate sales price of approximately $741,000), and Mr. Nieri (for a sales price of approximately $272,000). Commencing January 1, 2023, GSH is a lessor of such homes from such parties, pursuant to leases which provide for the payment of monthly base rent, as well as maintenance, repairs, utilities, and taxes.

General Contractor Services

GSH is a party to construction contracts pursuant to which GSH provides general contractor services. The counterparties to these contracts are TBS (aggregate contract value of $730,000); UC (aggregate contract value of $2,388,325), and Mr. Twine (contract value of $160,500).

Land Transfers to PC Land Development Co., LLC (“PCLDC”) and Related Loans

GSH transferred real property to PCLDC during 2022 with an aggregate purchase price of approximately $4,010,595, for which PCLDC delivered promissory notes to GSH for the full purchase prices.

Land Transfers to Land to Lots, LLC (“L to L”) and Related Loans

GSH transferred real property to L to L during 2022 with an aggregate purchase price of approximately $20,146,420, for which L to L delivered promissory notes to GSH for the full purchase prices.

Loan from GSH to PCLDC

In February 2022 GSH loaned PCLDC $10,000,000, evidenced by a demand promissory note from PCLDC to GSH in the original principal amount of $10,000,000; such note was modified by a Note Modification Agreement dated August 1, 2022 between PCLDC and GSH to extend the maturity date. This loan was extinguished prior to the closing of the Business Combination.

Payments to OF Construction, LLC

During the year ended December 31, 2022, GSH paid OF Construction, LLC approximately $563,000 for certain site contracting services. Mr. Nieri owns 45% of the membership interests of OF Construction, LLC.

Engagement of Outside Counsel

During calendar year 2021 Steve Lenker, Executive Vice President and General Counsel of GSH, was an attorney at, and a member of, Blair Cato Pickren Casterline, LLC, a law firm located in Columbia, South Carolina. During this period Mr. Lenker provided legal services to GSH and received approximately $249,000 for services rendered. Mr. Lenker became an employee of GSH in January 2022.

Due To/Due From Matters

GSH has engaged in various transactions with certain affiliated entities resulting in the following due to/due from balances as of December 31, 2022:

1.	L to L owes GSH approximately $25,851,885 for GSH acting in treasury management capacity for L to L for land development expenses;
2.	TBS, UC and Oak Creste of Clemson, LLC, which is owned by Oak Creste Holdings, LLC, which is owned by Oak Street Capital Partners, LLC, which is owned by Mr. Nieri’s children and trusts for the benefit of such children, including Pennington Nieri, collectively owe GSH approximately $12,085,175 for GSH acting in treasury management capacity for investment projects
3.	GSH owes Model Home Holdings, LLC and The Office Park @ the Summit, LLC, entities owned 99% by Mr. Nieri and 1% by Robyn Nieri, Mr. Nieri’s spouse, approximately $11,470,833 for the sale of real property for which GSH received the consideration;
4.	GSH owes GS Jacobs Creek, LLC (“GSJC”), an entity owned by Mr. Nieri, approximately $126,476, which is the result of numerous transactions between GSH and GSJC over the years, including the transfer of developed lots, GSH acting in treasury management capacity, and other transactions between the parties; and
5.	GSH owes Carolinas Home Builder, LLC (“CHB”), an entity owned 99% by Mr. Nieri and 1% by Robyn Nieri, Mr. Nieri’s spouse, approximately $909,927, which is the result of numerous transactions between GSH and CHB over the years, including the transfer of developed lots, GSH acting in treasury management capacity, and other transactions between the parties.
6.	PCLDC owes GSH $1,262,876, in exchange for GSH’s provision of certain treasury services to PCLDC for land development expenses.

These amounts were extinguished or transferred from GSH in connection with the closing of the Business Combination.

Pre-Business Combination Related Party Transactions — DHHC

Founder Shares and Private Placement Warrants

On October 21, 2020, the Sponsor purchased 8,625,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. Simultaneously with the consummation of the Initial Public Offering, on January 25, 2021, DHHC consummated the private placement of (i) an aggregate of 4,983,999 Private Placement Warrants to the Sponsor at a price of $1.50 per Private Placement Warrant, generating total proceeds of $7,475,999 and (ii) an aggregate of 949,334 Private Placement Warrants to the Anchor Investors at a price of $1.50 per Private Placement Warrant, generating total proceeds of $1,424,001. David T. Hamamoto has voting and investment discretion with respect to the common stock held by the Sponsor.

Sponsor Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor entered into the Sponsor Agreement with DHHC and GSH, pursuant to which the Sponsor has agreed, subject to certain exceptions, not to transfer 2,120,627 Founder Shares held by it, until such Founder Shares become released under the Sponsor Agreement. Pursuant to the Sponsor Agreement, (i) 37.5% of such Founder Shares will be released upon the occurrence of Triggering Event I, (ii) 37.5% of such Founder Shares will be released upon the occurrence of Triggering Event II, and (iii) 25% of such Founder Shares will be released upon the occurrence of Triggering

Event III, in each case, during the Sponsor Earn Out Period. Any such Founder Shares not released prior to the fifth anniversary of the Closing will be deemed to be forfeited.

“Triggering Event I” will be considered achieved when the volume weighted average price of Class A Common Shares on Nasdaq is greater than or equal to $12.50 for any 20 trading days within a 30-trading day period. “Triggering Event II” will be considered achieved when the volume weighted average price of Class A Common Shares on Nasdaq is greater than or equal to $15.00 for any 20 trading days within a 30-trading day period. “Triggering Event III” will be considered achieved when the volume weighted average price of Class A Common Shares on Nasdaq is greater than or equal to $17.50 for any 20 trading days within a 30-trading day period.

In the event that, during the Sponsor Earn Out Period, UHG completes a transaction involving (i) the acquisition of all or a material portion of the assets, business or equity securities of UHG or (ii) an equity or similar investment in UHG, in each case, resulting in UHG’s stockholders immediately prior to such transaction holding, in the aggregate, less than 50% of the voting shares of UHG (or successor or parent company thereof), any then-unvested Founder Shares will become vested.

The provisions of the Sponsor Agreement relating to the Sponsor Earn Out will terminate upon the earlier of (x) the vesting of all Founder Shares and (y) the fifth anniversary of the Closing.

Financing Commitment Letter

In connection with the execution of the Business Combination Agreement, DHHC entered into a financing commitment letter (the “Financing Commitment Letter”) with the Sponsor, David T. Hamamoto, and Antara Capital, an affiliate of the Sponsor, pursuant to which David T. Hamamoto and Antara Capital (collectively, the “Investors”) committed to, or caused their respective affiliates to, purchase and not redeem at least in the aggregate 2.5 million DHHC Class A Common Stock. Specifically, David T. Hamamoto and Antara Capital agreed, among other things, severally, and not jointly, subject to certain terms and conditions, (i) to purchase (in open market transactions or otherwise), or to cause one or more of its controlled affiliates to purchase, and beneficially own no less than 1,250,000 DHHC Class A Common Stock, no later than the date that was five (5) business days prior to the Special Meeting and (ii) following such purchases, not to sell, contract to sell, redeem or otherwise transfer or dispose of, directly or indirectly, the acquired shares or the economic ownership of the acquired shares at any time prior to the consummation of the transactions contemplated by the Business Combination Agreement. The acquired shares are not subject to any restrictions on transfer or disposition.

In the event an Investor fails to make the committed purchase, the defaulting investor will automatically forfeit 1,250,000 DHHC Class B Common Shares it is entitled to receive in connection with the Closing for the benefit of the non-defaulting Investor or its designated controlled affiliates.

Subscription Agreements

In connection with the consummation of the Initial Public Offering, DHHC entered into the Subscription Agreements with the Anchor Investors (the “Subscription Agreements”), pursuant to which, among other things, (i) the Sponsor agreed to transfer up to an aggregate of up to 1,250,625 Founder Shares to the Anchor Investors for a purchase price of $0.003 per share and at an aggregate purchase price of $3,625 upon the Closing and (ii) the Anchor Investors purchased an aggregate of 949,334 Private Placement Warrants at a price of $1.50 per Private Placement Warrant and at an aggregate purchase price of $1,424,000 simultaneously with the closing of the Initial Public Offering. As of the date of this prospectus, each of the Anchor Investors have sold or redeemed all of their Public Shares; as a result, and in accordance with the terms of the Subscription Agreements, the Anchor Investors were allocated from the Sponsor up to approximately 161,000 Founder Shares for a purchase price of $0.003 per share and at an aggregate approximate purchase price of $483 upon the Closing. Approximately 161,000 Class A Common Shares and 49,000 Sponsor Earnout Shares were allocated to the Anchor Investors upon the Closing, pursuant to the Subscription Agreements entered with the Anchor Investors.

Administrative Support

Prior to the Business Combination, DHHC utilized office space at 250 Park Ave. 7th Floor, New York, New York 10177 from the Sponsor. On January 28, 2021, DHHC began paying to the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our management team. Upon completion of DHHC’s Business Combination or liquidation, DHHC has ceased paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, were paid by DHHC to its Sponsor, officers, directors, or any of its or their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses related to identifying and investigating potential target businesses and completing the Business Combination. UHG’s Audit Committee will review on a quarterly basis all payments that were made by DHHC to its Sponsor, officers, directors, or its or their affiliates.

Related Party Loans and Advances

On October 21, 2020, the Sponsor agreed to loan DHHC an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and due upon the completion of the Initial Public Offering. The outstanding balance under such Promissory Note of $130,000 was repaid in full on February 1, 2021.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s voting securities, consisting of Class A and Class B Common Shares, as of April 26, 2023 by:

●	each person who is known by us to be the beneficial owner of more than five percent of any class of our voting securities,
●	each of our Named Executive Officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

Subject to the paragraph above, the percentage ownership of issued shares is based on (i) 10,621,073 Class A Common Shares and (ii) 36,973,877 Class B Common Shares issued and outstanding as of April 26, 2023.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 90 N Royal Tower Drive, Irmo, South Carolina 29063.

	Number of		Number of
	Class A Shares		Class B Shares
	Beneficially	% of	Beneficially	% of
Name and Address of Beneficial Owner (1)	Owned	Class(1)	Owned	Class(1)
Directors and Named Executive Officers
Michael Nieri	37,223,874	78.2%	36,973,877	100%
Tom O’Grady	746,947	6.6%	0	*	%
David Hamamoto	3,134,826	26.8%	0	*	%
Eric S. Bland	123,750	1.2%	0	*	%
James P. Clements	28,870	*	0	*	%
Robert Dozier	15,120	*	0	*	%
Jason Enoch	21,370	*	0	*	%
Nikki R. Haley	26,703	*	0	*	%
Alan Levine	883,870	8.3%	0	*	%
Michael Bayles	0	*	0	*	%
Robert Grove	0	*	0	*	%
Keith Feldman	521,867	4.8%	0	*	%
Shelton Twine	18,381,202	64.2%	17,926,728	48%
All executive officers and directors as a group (13 individuals)	43,018,320	90.4%	36,973,877	100%

Greater than Five Percent Holders:

Antara Capital (2)	4,455,318	37.5%	0	*	%
PWN Trust 2018	6,058,909	36.5%	5,975,576	16%
MEN Trust 2018	6,058,909	36.5%	5,975,576	16%
PMN Trust 2018	6,058,909	36.5%	5,975,576	16%
*	Less than 1%
(1)	The percentage of beneficial ownership of the Company is calculated based on (i) 10,621,073 Class A Common Shares and (ii) 36,973,877 Class B Common Shares issued and outstanding as of March 30, 2023.
(2)	The business address of Antara Capital is 55 Hudson Yards, 47th Floor, Suite C, New York, New York 10001.

SELLING STOCKHOLDERS

This prospectus relates to the offer and resale, from time to time, of up to 21,544,588 Class A Common Shares by the Selling Stockholders, consisting of (i) 744,588 Class A Common Shares issued to the Selling Stockholders in the PIPE Investment, and (ii) up to 20,800,000 Class A Common Shares that are issuable upon conversion of the Notes. This prospectus also relates to the offer and sale from time to time by the Selling Stockholders of the Notes themselves We will not receive any proceeds from the sale of the Notes or of the Class A Common Shares by the Selling Stockholders pursuant to this prospectus.

We are registering the Notes and Class A Common Shares in order to permit the Selling Stockholders to offer the Notes and Class A Common Shares for resale from time to time as set forth below, pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Stockholders ” includes the persons listed in the table below, together with any additional Selling Stockholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interests in the Class A Common Shares, other than through a public sale.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Notes and Class A Common Shares held by each of the Selling Stockholders.

In accordance with the terms of the Note Purchase Agreement with the Selling Stockholders, this prospectus generally covers the resale of 100% of the maximum number of (i) Class A Common Shares issued or issuable pursuant to conversion of the Notes, including payment of interest on the Notes through their Maturity Date, determined as if the outstanding Notes (including interest on the Notes through their Maturity Date) were converted in full and (ii) Class A Common Shares issued pursuant to the PIPE Investment. Because the conversion price of the Notes and may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Selling Stockholders holding 744,588 Class A Common Shares set forth below are subject to the terms of the individual Subscription Agreements, which include restrictions on transfer until the termination of applicable lock-up periods. Under the Subscription Agreements, such Selling Stockholders (i) agreed to certain restrictions on transfer with respect to their Class A Common Shares and (ii) were granted certain registration rights under the Note Purchase Agreement with respect to certain equity securities held by them. See “Private Placement of Notes” for further discussion.

Except as set forth in the footnotes below, the following table sets forth certain information as of April 26, 2023 regarding the beneficial ownership of the Notes and Class A Common Shares by the Selling Stockholders being offered by the Selling Stockholders. The applicable percentage ownership of Class A Common Shares is based on 10,621,073 Class A Common Shares outstanding as of April 26, 2023. Information with respect to the Notes and Class A Common Shares owned beneficially after the offering assumes the sale of all of the Notes and Class A Common Shares registered hereby. The Selling Stockholders may offer and sell some, all or none of their Notes and Class A Common Shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, a person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Notes and Class A Common Shares.

Selling Stockholders – Class A Common Shares
Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering (1)	Common Stock to be Registered in this Offering(2)	Common Stock to be Beneficially Owned After this Offering	%
Conversant Opportunity Master Fund LP	535,173	535,173	—	—
Dendur Master Fund Ltd.	139,610	139,610	—	—
Jasper Lake Ventures One LLC	46,537	46,537	—	—
Hazelview Securities Inc.	23,268	23,268	—	—
(1)	Represents Class A Common Shares.
(2)

The amounts set forth in this column are the number of Class A Common Shares that may be offered for sale from time to time by each Selling Stockholder using this prospectus. These amounts do not represent any other of our Class A Common Shares, warrants, or other securities that the Selling Stockholder may own beneficially or otherwise.

Selling Stockholders – Notes
Name of Selling Stockholder	Principal Amount of Notes Beneficially Owned Prior to this Offering (1)	Principal Amount of Notes to be Registered in this Offering(2)	Class A Common Shares Issuable Upon Conversion of the Principal Amount of Notes That May be Sold(1)	Notes Beneficially Owned After this Offering	%
Conversant Opportunity Master Fund LP	$35,000,000	$35,000,000	7,000,000	—	—
Dendur Master Fund Ltd.	$30,000,000	$30,000,000	6,000,000	—	—
Jasper Lake Ventures One LLC	$10,000,000	$10,000,000	2,000,000	—	—
Hazelview Securities Inc.	$5,000,000	$5,000,000	1,000,000	—	—
(1)

Calculated based on an initial conversion rate of 200 Class A Common Shares per $1,000 principal amount of Notes, based on a floor price of $5.00 per share. The initial conversion rate may be adjusted to 100 Class A Common Shares per $1,000 principal amount of the Notes, based on a maximum price of $10.00 per share. The Notes are initially convertible into 16,000,000 Class A Common Shares, which may be increased to up to 20,800,000 Class A Common Shares in certain circumstances that are more fully described in this prospectus.

PLAN OF DISTRIBUTION

We are registering the Class A Common Shares issued in connection with the PIPE Investment, the Class A Common Shares issuable upon the conversion of the Notes, and the Notes themselves, to permit the resale of the Notes and Class A Common Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Notes or Class A Common Shares. We will bear all fees and expenses incident to our obligation to register the Notes and Class A Common Shares.

The Selling Stockholders may sell all or a portion of the Notes or Class A Common Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Notes or Class A Common Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Notes or Class A Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date the Registration Statement is declared effective by the SEC;
●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Notes and Class A Common Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the Notes and Class A Common Shares by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling Notes or Class A Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Notes and Class A Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Notes and Class A Common Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Notes and Class A Common Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Notes and Class A Common Shares short and deliver Notes and Class A Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Notes and Class A Common Shares to broker-dealers that in turn may sell such warrants and shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Notes and Class A Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the

Notes and Class A Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Notes and Class A Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the Notes or Class A Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Notes or Class A Common Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Notes and Class A Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Notes and Class A Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Notes and Class A Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Notes or Class A Common Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Notes or Class A Common Shares by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Notes or Class A Common Shares to engage in market-making activities with respect to the Notes or Class A Common Shares. All of the foregoing may affect the marketability of the Notes or Class A Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Notes or Class A Common Shares.

We will pay all expenses of the registration of the Notes and Class A Common Shares pursuant to the Note Purchase Agreement, estimated to be $175,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the Note Purchase Agreement. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the Notes and Class A Common Shares will be freely tradable in the hands of persons other than our affiliates.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Shares and Notes, which we refer to collectively as our Registrable Securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations, taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A Common Shares or Notes as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”) and that acquire our Class A Common Shares and Notes for cash pursuant to this prospectus. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to, any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	an individual who is a United States citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation) created in, or organized under the law of, the United States or any state or political subdivision thereof;
●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or
●	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Class A Common Shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Shares and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Shares” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Shares

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Shares so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Shares will generally equal the U.S. Holder’s acquisition cost for such Class A Common Shares, less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Common Shares so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to U.S. Note Holders of Notes

Payments of Interest on Notes

Unless the original issue discount or “OID” rules otherwise require, stated interest on the Notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

OID is a form of interest that generally exists when a debt instrument’s stated redemption price at maturity exceeds its issue price. If OID were to exist, under the OID rules, the excess of total payments on a Note, including interest that is not unconditionally payable at least annually throughout the term of the Note, will be currently deductible by the issuer and currently includible in income by the holder, under the constant yield method. Under the constant yield method, you generally would be required to include in income increasingly greater amounts of OID in successive accrual periods. Holders of Notes should consult with their tax or other professionals regarding the existence and impact, if any, of OID on their investment and taxes. A cash method holder of a Note may be taxed differently than an accrual method holder of a Note.

Market Discount

If you purchase a Note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the Note at the time of its payment or disposition.

In addition, you may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the Note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium

If you purchase a Note for an amount in excess of its principal amount, you will be considered to have purchased the Note at a “premium.” You generally may elect to amortize the premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement, or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by you) and the adjusted tax basis of the Note. Your adjusted tax basis in a Note will, in general, be your cost for that Note increased by market discount previously included in income and reduced by any amortized premium.

Any gain or loss will be capital gain or loss. Capital gains of noncorporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our Class A Common Shares, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

In general, information reporting requirements will apply to certain payments of principal and interest (including the OID) paid on the Notes and to the proceeds of the sale or other disposition of a Note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Interest on Notes

Generally, if you are a nonresident alien individual or a non-U.S. corporation and do not hold Notes in connection with a United States trade or business, interest paid and OID accrued on the Notes will be treated as “portfolio interest” and therefore will be exempt from a 30% United States withholding tax. In that case, you will be entitled to receive interest payments on the Notes free of United States federal income tax provided that you periodically provide a statement on applicable IRS forms certifying under penalty of perjury that you are not a United States person and provide your name and address. In addition, in that case you will not be subject to United States federal income tax on gain from the disposition of a Note unless you are an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met. Interest paid and accrued OID paid to a non-U.S. person are not subject to withholding if they are effectively connected with a United States trade or business conducted by that person and we are provided a properly executed IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax. If you are a non-U.S. corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business also may be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for lower rate.

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of Class A Common Shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Class A Common Shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Shares, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Shares” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Shares” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Shares, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);
●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A Common Shares or Notes and, in the case where shares of our Class A Common Shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Common Shares at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for our Class A Common Shares. There can be no assurance that our Class A Common Shares will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a Non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Shares from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Class A Common Shares. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

With respect to the Notes, generally, we must report to the IRS and to the holder the amount of interest (including OID) paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.

In general, holders will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to each holder, provided that we do not have actual knowledge or reason to know that the holder is a United States person as defined under the Code, and we have received from the holder the required certification that the holder is a non-U.S. Holder.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, the holder certifies to the payor under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code), or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR CLASS A COMMON SHARES AND NOTES BASED ON THE INVESTOR’S CIRCUMSTANCES.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to our Amended and Restated Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Amended and Restated Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of a total of 450,000,000 shares of capital stock, each with par value $0.0001 per share, consisting of (a) 410,000,000 UHG Common Shares including (i) 350,000,000 Class A Common Shares and (ii) 60,000,000 Class B Common Shares and (b) 40,000,000 shares of preferred stock. As of April 26, 2023, there were 10,621,073 Class A Common Shares and 36,973,877 Class B Common Shares issued and outstanding and no shares of UHG preferred stock issued or outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any preferred stock designation, the holders of UHG Common Shares will possess all voting power for the election of UHG directors and all other matters submitted to a vote of shareholders of UHG. Generally, each holder of Class A Common Shares is entitled to one vote per share, and each holder of Class B Common Shares is entitled to two votes per share, voting together as a single class.

Except as otherwise required by law, holders of UHG Common Shares, as such, will not be entitled to vote on any amendment to the Amend and Restated Certificate of Incorporation (including any preferred stock designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of UHG preferred stock if the holders of such affected series of UHG preferred stock are entitled to vote on such amendment pursuant to the Amend and Restated Certificate of Incorporation (including any preferred stock designation) or pursuant to the DGCL.

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding class or series of preferred stock of UHG, holders of UHG Common Shares will be entitled to receive dividends when, as and if declared by Board of Directors, payable in cash or otherwise out of the assets of UHG legally available therefor. All UHG Common Shares shall be of equal rank and shall be identical with respect to rights to such dividends.

Liquidation, Dissolution and Winding Up

Upon UHG’s voluntary or involuntary liquidation, dissolution or winding up and after payment in full of the debts and other liabilities of UHG and to any holders of UHG preferred stock having liquidation preferences, if any, the holders of UHG Common Shares shall be entitled to receive all the remaining assets of UHG available for distribution to its shareholders, ratably in proportion to the number of UHG Common Shares then issued and outstanding.

Conversion of Class B Common Shares

Each outstanding Class B Common Share may at any time, at the option of the holder thereof, be converted into one fully paid and nonassessable Class A Common Share upon written notice to UHG. Outstanding Class B Common Shares will automatically be converted into Class A Common Shares upon the transfer of such shares, subject to exceptions for certain “Permitted Transfers” as described in the Amended and Restated Certificate of Incorporation.

Preemptive or Other Rights

Subject to applicable law and the preferential rights of any other class or series of stock, all UHG Common Shares have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, subject to applicable law, holders of UHG Common Shares have no preemptive rights and there are no sinking fund or redemption rights, or rights to subscribe for any of UHG’s securities. The rights, powers, preferences and privileges of holders of UHG Common Shares are subject to those of the holders of any shares of UHG Company preferred stock that the Board of Directors may authorize and issue in the future.

Election of Directors

The Board of Directors is divided into three classes, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of Board of Directors. Directors are generally elected by a majority of votes cast at a meeting of the shareholders at which a quorum is present, and there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

The Amended and Restated Certificate of Incorporation provides that shares of UHG preferred stock may be issued from time to time in one or more classes or series. The Board of Directors is authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of UHG preferred stock. The Board of Directors can, without shareholder approval, issue UHG preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of UHG Common Shares and could have anti-takeover effects. The ability of the Board of Directors to issue UHG preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change of control of UHG or the removal of existing management.

UHG has no preferred stock outstanding as of the date of this prospectus.

Convertible Notes

Maturity and Interest

In connection with the closing of the PIPE Investment, the Company and the Convertible Note Investors entered into the Notes. The entire unpaid principal amount and all unpaid accrued interest (collectively, the “Obligations”) shall become fully due and payable the Maturity Date, which is the fifth anniversary of the Issue Date, unless earlier repurchased, redeemed or converted pursuant to the terms of the Note. The Notes bear interest at the rate of fifteen percent (15.0%) per annum for the first four years following the Notes’ Issue Date. The interest rate increases by one percent (1.0%) annually beginning on the fourth anniversary of the Issue Date of the Notes. Interest shall be payable monthly in arrears on the last calendar day of each month (each, an “Interest Payment Date”). The Notes mature and the entire unpaid principal amount and unpaid accrued interest on the Notes become payable on the Maturity Date. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Note.

All interest on these Notes shall be paid in cash; provided, that on any Interest Payment Date during the term of the Note, the Company shall have the option to pay a portion of the accrued and unpaid interest on the Note on such Interest Payment Date that has accrued at the rate in excess of ten percent (10.00%) per annum either (i) in cash or (ii) by capitalizing such interest and adding it to the then outstanding principal amount of the Note (“PIK Interest”). Interest on the Notes shall be computed based on a 360-day year of twelve 30-day months and all PIK Interest on the Notes will be compounded quarterly on the last day of each quarter (each, a “PIK Interest Payment Date”).

Principal Amounts

The principal amount of each Note and the number of Class A Shares subscribed by each Convertible Note Investor, pursuant to each Note Subscription Agreement is set forth next to the name of each Convertible Note Investor below:

Name	Address	Purchase Price (A)	Initial Principal Amount of Note (B)	Number of Issuer Class A Shares Subscribed	Value of Issuer Class A Shares Subscribed (C)	Aggregate Original Issue Discount Percentage ((B+C-A)/ (B+C))
Conversant Opportunity Master Fund LP	c/o Conversant Capital LLC, 25 Deforest Avenue, Summit, New Jersey 07901	$32,812,500	$35,000,000	535,173	$2,675,865	12.9%
Dendur Master Fund Ltd.	c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	$28,125,000	$30,000,000	139,610	$698,050	8.4%
Jasper Lake Ventures One LLC	930 Sylvan Ave, Suite 115, Englewood Cliffs, NJ 07632.	$9,375,000	$10,000,000	46,537	$232,685	8.4%
Hazelview Securities Inc.	1133 Yonge Street, 4th Floor. Toronto ON, M4T 2Y7	$4,687,500	$5,000,000	23,268	$116,340	8.4%
Total		$75,000,000	$80,000,000	744,588	$3,722,940	10.4%

Conversion

Each Note (or any portion of a Note) is convertible at a holder’s option into Class A Common Shares, at any time after the first anniversary of the Closing Date of the Business Combination until the Maturity Date of such Note, at a per share price equal to 80% of the value weighted average trading price per Class A Common Share during the Measurement Period, subject to a floor price of $5.00 and a maximum price of $10.00 per share. The conversion price is subject to customary adjustments for certain corporate events as provided in the Notes. If any such event occurs, the number of Class A Common Shares issuable upon conversion may be higher than implied by the initial conversion price.

Each Note is convertible by the Company if at any time after (but not including) the date that is the second (2nd) anniversary of the Issue Date, the VWAP of the Class A Common Shares as traded on the principal securities exchange or securities market on which the Class A Common Shares are then traded equals or exceeds thirteen U.S. dollars and fifty cents ($13.50) for twenty (20) trading days in any Qualifying Trading Period (as defined in the Note).

The Company may deliver to the Holder up to fifty percent (50%) of the outstanding balance of the Obligations under the Note in a cash payment equal to the VWAP of the Company Class A Shares during the five (5) consecutive Trading Day period ending on, and including, the last Trading Day prior to the Conversion Date into which the Note would be convertible on such Conversion Date in lieu of the issuance of that number of Conversion Shares.

Ranking

The Notes are general senior obligations of the Company.

Adjustment of Conversion Rate

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Class A

Common Shares and solely as a result of holding the Notes, in any of the transactions described in the Note, without having to convert their Notes, as if they held a number of Class A Common Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

If the Company issues Class A Common Shares as a dividend or distribution on the Class A Common Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=

the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=

the number of Class A Common Shares outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of Class A Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustments made pursuant to the above calculation shall become effective immediately after (i) the close of business on the Record Date for such dividend or distribution or (ii) the open of business on the effective date of such split or combination, as applicable. If any dividend or distribution is declared but not so paid or made, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding Class A Common Shares, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

If the Company issues to all or substantially all holders of the Class A Common Shares any rights, options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the announcement date for such issuance, to subscribe for or purchase Class A Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Common Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such issuance, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

OS0	=	the number of Class A Common Shares outstanding immediately prior to the open of business on such Record Date;

X	=	the total number of Class A Common Shares issuable pursuant to such rights, options or warrants; and

Y	=

the number of Class A Common Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Class A Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants

In determining whether any rights, options or warrants entitle the Holder to subscribe for or purchase Class A Common Shares at less than the average of the Last Reported Sale Prices of the Class A Common Shares for the applicable ten (10) consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Board of Directors.

Any adjustment made pursuant to the above calculation shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that Class A Common Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Common Shares actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities of the Company, to all or substantially all holders of the Class A Common Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to the Note, (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to the Note, (iii) dividends or distributions that constitute Reference Property following an event described in Section 4.10 of the Note and (iv) Spin-Offs as to which the provisions set forth below in Section 4.04 of the Note shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

SP0	=

the average of the Last Reported Sale Prices of the Class A Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV	=

the fair market value (as determined by the Board in good faith) of the Distributed Property with respect to each outstanding share of the Class A Common Shares on the Record Date for such distribution.

Any adjustment made under this prior calculation shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, in respect of each $1,000 principal amount of the Note, at the same time and upon the same terms as holders of Class A Common Shares receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of Class A Common Shares equal to the Conversion Rate in effect immediately prior to the close of business on the Record Date for the distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this section by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Class A Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment where there has been payment of a dividend or other distribution on the Class A Common Shares or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the

Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Shares applicable to one share of the Class A Common Shares (determined by reference to the definition of Last Reported Sale Price as if references therein to Class A Common Shares were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Class A Common Shares over the Valuation Period.

Such adjustment shall occur at the close of business on the last Trading Day of the Valuation Period; provided, that for purposes of determining the Conversion Rate in respect of any conversion during the Valuation Period, references within the previous paragraph to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date. If any such dividend or distribution described in the preceding paragraph of this section is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this section (and subject in all respects to Section 4.13 of the Note), rights, options or warrants distributed by the Company to all holders of the Class A Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)	are deemed to be transferred with such Class A Common Shares;
(ii)	are not exercisable; and
(iii)	are also issued in respect of future issuances of the Class A Common Shares,

shall be deemed not to have been distributed for purposes of this section (and no adjustment to the Conversion Rate under this section will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this section. If any such rights, options or warrants, including any such existing rights, options or warrants distributed prior to the date of the Note Purchase Agreement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this section was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (A) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (B) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.02, 4.03 and Section 4.04, and subject to Section 4.10 of the Note, if any dividend or distribution to which Section 4.04 of the Note is applicable also includes one or both of:

(i)	a dividend or distribution of Class A Common Shares to which Section 4.02 of the Note is applicable (the “4.02 Distribution”); or
(ii)	a dividend or distribution of rights, options or warrants to which Section 4.03 of the Note is applicable (the “4.03 Distribution”),

then, in either case,

(1)

such dividend or distribution, other than the 4.03 Distribution and the 4.04 Distribution, shall be deemed to be a dividend or distribution to which this section is applicable (the “4.04 Distribution”) and any Conversion Rate adjustment required by this section with respect to such 4.04 Distribution shall then be made, and

(2)

the 4.02 Distribution and 4.03 Distribution shall be deemed to immediately follow the 4.04 Distribution and any Conversion Rate adjustment required by Section 4.02 and Section 4.03 of the Note with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the 4.02 Distribution and the 4.03 Distribution shall be deemed to be the Record Date of the 4.05 Distribution and (II) any Class A Common Shares included in the 4.02 Distribution or 4.03 Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 4.02 of the Note or “outstanding immediately prior to the close of business on the Record Date for such distribution” within the meaning of Section 4.03 of the Note.

If any cash dividend or distribution is made to all or substantially all holders of the Class A Common Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Class A Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Class A Common Shares.

An adjustment to the Conversion Rate made pursuant to this section shall become effective immediately after the close of business on the Record Date for the applicable dividend or distribution. If any dividend or distribution described in this section is declared but not so paid or made, the new Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, for each $1,000 principal amount of the Note, at the same time and upon the same terms as holders of Class A Common Shares, the amount of cash that the Holder would have received if the Holder owned a number of Class A Common Shares equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Class A Common Shares, to the extent that the cash and value of any other consideration included in the payment per share of the Class A Common Shares exceeds the average of the Last Reported Sale Prices of the Class A Common Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Class A Common Shares purchased in such tender or exchange offer;

OS0	=

the number of Class A Common Shares outstanding immediately prior to time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Common Shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=

the number of Class A Common Shares outstanding immediately after the Expiration Time (after giving effect to the purchase of all Class A Common Shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Class A Common Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this section shall become effective immediately following the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided, that in respect of any conversion of the Note, if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of Article 4 of the Note, the number of Class A Common Shares at any time outstanding shall not include Class A Common Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Class A Common Shares held in the treasury of the Company, but shall include Class A Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Common Shares.

All calculations and other determinations under Article 4 of the Note shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

If the application of the foregoing formulas in Article 4 of the Note would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (except on account of share combinations).

Notwithstanding anything to the contrary in Article 4 of the Note, the Conversion Rate shall not be adjusted:

(i)

upon the issuance of any Class A Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Common Shares under any plan;

(ii)

upon the issuance of any Class A Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)

upon the issuance of any Class A Common Shares in connection with an acquisition of the equity or assets of another entity or issued in connection with any financing to a lender as part of the financing transaction;

(iv)

upon the issuance of any Class A Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.07(d)(ii) of the Note, including the conversion of any Company Class B Shares into Class A Shares, and outstanding as of the date the Note was first issued;

(v)	solely for a change in the par value of the Class A Common Shares;
(vi)	for the issuance of the Earn out Shares as defined in the Business Combination Agreement; or
(vii)	for accrued and unpaid interest.

Effect of Recapitalization

If any of the following events occurs:

(i)	any recapitalization, reclassification or change of the Class A Common Shares (other than changes resulting from a subdivision or combination),
(ii)	any consolidation, merger or combination involving the Company,
(iii)	any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or
(iv)	any statutory share exchange,

in each case, as a result of which holders of the Class A Common Shares would be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right of the Holder to convert each $1,000 principal amount of Note shall be changed into a right of the Holder to convert such principal amount of Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Class A Common Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Class A Common Shares is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute a supplement to the Note (each, a “Note Supplement”) providing for such change in the right to convert each $1,000 principal amount of Note; provided, however, that at and after the effective time of the Merger Event (1) any amount payable in cash upon conversion of the Note in accordance with Article 3 of the Note shall continue to be payable in cash and (2) any Class A Common Shares that the Company would have been required to deliver upon conversion of the Note in accordance with Article 3 of the Note shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Class A Common Shares would have received in such Merger Event.

If the Merger Event causes the Class A Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (A) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Class A Common Shares, and (B) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (A) attributable to one share of Class A Common Shares. If the holders of Class A Common Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (I) the consideration due upon conversion of each $1,000 principal amount the Note shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Class A Common Shares in such Merger Event and (II) the Company shall satisfy the conversion obligations hereunder by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify the Holder in writing of such weighted average as soon as practicable after such determination is made but in no event later than the third (3rd) Business Day following the effective date of the Merger Event.

The Note Supplement shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in Article 4 of the Note. Notwithstanding any failure by the Company or a successor or purchasing Person to execute and deliver the Note Supplement, the Note shall be deemed to provide for such change in convertibility. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then an assumption of the Note shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 5 of the Note.

When the Note is modified or amended pursuant to Section 4.10(a) of the Note, the Company shall promptly provide to the Holder a notice briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. Failure to deliver such notice shall not affect the legality or validity of such modification or amendment to the Note.

None of the foregoing provisions shall affect the right of the Holder to convert the Note into cash, Class A Common Shares or a combination of cash and Class A Common Shares, as applicable, as set forth in Article 3 of the Note prior to the effective date of such Merger Event.

The above provisions of this section shall similarly apply to successive Merger Events.

Upon the consummation of any Merger Event, references to “Class A Common Shares” shall be deemed to refer to any Reference Property that constitutes capital stock after giving effect to such Merger Event.

Redemption

Subject to the terms, conditions and limitations set forth in Article 5 of the Note, at any time prior to the date that is sixty (60) days prior to the Maturity Date, the Company shall have the right to repurchase (an “Optional Redemption”) all or any portion of the remaining principal amount of the Note then outstanding by paying the Make Whole Amount payable in respect of the principal amount that is the subject of the Optional Redemption (such Make Whole Amount, the “Redemption Price”), by providing a notice of repurchase to the Holder (an “Optional Redemption Notice”).

Notwithstanding the foregoing or anything else to the contrary contained herein, the Company may not deliver an Optional Redemption Notice unless (i) the Optional Redemption applies to all of the Notes issued under the Note Purchase Agreement on a pro rata basis (based on the principal amounts thereof), (ii) the Company shall not have delivered an Optional Redemption Notice with respect to which the Pending Redemption Period as provided in Section 5.05 of the Note has not expired, (iii) at least thirty (30) days shall have elapsed since the expiration of the then most recent Pending Redemption Period, and (iv) the principal amount of the Notes being redeemed pursuant to such Optional Redemption Notice is not less than the lesser of $10,000,000 and the aggregate principal amount of all Notes issued under the Note Purchase Agreement then outstanding.

The Optional Redemption Notice shall be irrevocable and, upon delivery of an Optional Redemption Notice, the Optional Redemption Price, less the sum of all Redemption Period Conversion Amounts (as defined below), together with accrued and unpaid interest thereon through the date of payment thereof (and any other amounts payable thereon under the Notes, including, if applicable, the Make Whole Amount), shall become due and payable on the Optional Redemption Date. The failure to pay in full the amount payable to the Holder on the Optional Redemption Date shall constitute an Event of Default under the Note. The principal amount of Notes to be converted pursuant to each Conversion Notice delivered by a Holder during the Pending Redemption Period (a “Redemption Period Conversion Amount”) shall reduce, on a dollar-for-dollar basis, the principal amount to be converted until all of such principal amount shall have been converted.

Upon surrender of the portion of the Note that is to be redeemed only in part in accordance with Section 5.01 of the Note, and promptly after the Optional Redemption Date, the Company shall execute and deliver to the Holder, without any charges, a New Note, of such authorized denomination or denominations as may be requested by the Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that has not been repurchased.

Default

The occurrence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under the Note:

(a)   the Company fails to pay when due any Obligations hereunder (including, when due, the principal of the Note on the Maturity Date, any amounts payable in connection with an Optional Redemption, upon exercise of a repurchase right hereunder, or otherwise);

(b)   any representation or warranty of the Company or the Company under the Note or the Note Purchase Agreement, as applicable, is untrue, inaccurate or incorrect in any material respect as of the date made;

(c)   the Company breaches any covenant set forth in the Note or the Note Purchase Agreement, taking into account applicable periods of notice and cure, if any; provided, however, that in the event no grace or cure period is so provided, the Company shall have a period of (a) three (3) days after the earlier of the Company’s actual knowledge thereof and written notice of non-compliance to cure such non-compliance to the extent it relates to any monetary default and (b) twenty (20) days after the earlier of the Company’s actual knowledge thereof and written notice of non-compliance to cure any other non-compliance;

(d)   any default occurs under the Existing Credit Agreement and the Agent or the requisite percentage of lenders thereunder have declared all obligations thereunder due and payable;

(e)   any default occurs in respect of any debt of the Company, the Company or any of their respective Subsidiaries (other than under the Existing Credit Agreement);

(f)   any Bankruptcy or Insolvency Proceeding occurs;

(g)   an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction against any of the Company, the Company, or their respective Subsidiaries, seeking: (i) relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other Bankruptcy Law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its property or assets; or (iii) winding-up or liquidation; and such proceeding or petition shall continue undismissed and unstayed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(h)   one or more judgments is rendered against any of the Company, the Company, or their respective Subsidiaries, and the same remains undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon assets or properties of any of the Company, the Company, or their respective Subsidiaries, or to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $250,000 or (ii) is for injunctive relief and could reasonably be expected to result in an Company Material Adverse Effect or a Company Material Adverse Effect;

(i)   if any of the Company, the Company, or their respective Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(j)   the Company fails to comply with any applicable listing and corporate governance rules and regulations of Nasdaq or loses its status as a member in good standing with Nasdaq, unless it has chosen to list its securities on the New York Stock Exchange; or

(k)   the occurrence of any event (financial or otherwise) resulting in, or which will likely result in, an Company Material Adverse Effect or a Company Material Adverse Effect, as determined by the Holder in his reasonable discretion, and remains uncured for a period of fifteen (15) days following the earlier of the Company’s or the Company’s knowledge of such event, as the case may be, and written notice of such event by the Holder to the Company or the Company, as the case may be, (or, such longer period of time as reasonable given the circumstances if such occurrence is not reasonably curable within such fifteen- (15-) day period and provided that the Company or the Company is taking steps to cure such occurrence during such fifteen- (15-) day period and thereafter diligently pursues to completion).

Subject to the Existing Credit Agreement, if any Event of Default occurs for any reason, whether voluntary or involuntary, and continues beyond the expiration of any applicable cure period:

(a)   upon notice or demand, the Holder may declare the outstanding indebtedness under the Note (which shall be equal to the Make Whole Amount, together with all accrued and unpaid interest thereon prior to the date of such declaration) and other obligations under the Note, to be due and payable, whereupon each of the foregoing shall be and become immediately due and payable, and the Company shall immediately pay to the Holder all such indebtedness, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Note Purchase Agreement to the contrary notwithstanding; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any of the Company, the Company, or their respective Subsidiaries under the Bankruptcy Code, then all indebtedness under the Note, together with all other amounts due or owing to the Holder pursuant to the Note and the Note Purchase Agreement, shall automatically be due immediately without notice of any kind; or

(b)   the Holder may (i) pursue any available remedy by proceeding at Law or in equity to collect the payment of principal of, or interest on, the Note or to enforce the performance of any provision of the Note or the Note Purchase Agreement and (ii) exercise on behalf of itself all rights and remedies available to it under the Note or the Note Purchase Agreement.

The Company agrees to pay the Holder all out-of-pocket costs and expenses reasonably incurred by the Holder and the Holder in any effort to collect indebtedness under the Note and to exercise remedies under the Note Purchase Agreement, including reasonable attorneys’ fees, and to pay interest at the Default Rate on such costs and expenses to the extent not paid when demanded. The Holder may exercise any and all of its remedies under the Note and the Note Purchase Agreement contemporaneously or separately from the exercise of any other remedies hereunder or under applicable Law.

Upon any default pursuant to the Note or the Note Purchase Agreement, the Note and all overdue obligations thereunder shall bear interest at the rate of the lesser of (i) two percent (2%) in excess of the rate otherwise applicable to the Note pursuant to Section 2.01 of the Note and (ii) such maximum rate of interest allowable under the Laws of the State of New York (the “Default Rate”).

The Holder may waive an existing Default or Event of Default. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Note; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Change of Control

In the event of a Change of Control Transaction occurring prior to the repayment or conversion of the Obligations under the Note pursuant to its terms, the Note, including all Obligations hereunder (calculated at the Make Whole Amount), shall be, at the option of the Holder, (i) repaid in cash as of the closing of such Change of Control Transaction (which election, if made, shall be irrevocable), or (ii) subject to applicable Nasdaq listing rule limitations (including, if applicable, approval by the Company’s stockholders), converted into Conversion Shares at the Conversion Price, to be issued to the Holder immediately prior to, but contingent upon, the closing of such Change of Control Transaction, or (iii) remain outstanding following the closing of such Change of Control Transaction; provided, however, that if the Change of Control Transaction is scheduled to close prior to the end of the Measurement Period, the Holder may, in its sole discretion, by notice in writing to the Company delivered no later than three (3) days prior to the scheduled closing of the Change of Control Transaction (A) elect to convert the Note into a number of Conversion Shares equal to the quotient of (1) the Forced Conversion Amount divided by (2) a Conversion Price of five U.S. dollars ($5.00) per share by delivery of an Company Conversion Notice, or (B) elect to be repaid in cash in an amount equal to the Make Whole Amount as of the closing of such Change of Control Transaction (which election, if made, shall be irrevocable), or (C) elect that the Note will remain outstanding following the closing of such Change of Control Transaction. The Company shall provide at least twenty (20) Business Days’ notice to the Holder of the closing of a Change of Control Transaction.

Prior to or concurrently with the Company consummating any Change of Control Transaction (i) after which the Note will remain outstanding and (ii) in which (A) the Company is not the surviving entity, or (B) the Class A Common Shares do not remain “equity securities” (as defined under the Exchange Act), or (C) the Class A Common Shares do not continue to be listed on a “national securities exchange” (as defined under the Exchange Act), the Company shall require the acquiring or successor entity of such Change of Control Transaction (the “Successor Entity”) to agree in writing to assume (or where the Company continues to exist, guarantee) the payment obligations hereunder and to honor the conversion terms and all of the obligations of the Company under the Note related thereto. At the option of the Holder, the Successor Entity (and, where the Company continues to exist, the Company) shall deliver to the Holder in exchange for the Note a security of the Successor Entity (and, where the Company continues to exist, the Company) evidenced by a written instrument substantially similar in form and substance to the Note that is convertible into shares (or equivalent) of the Successor Entity in exchange for the Reference Property with a conversion rate that applies the Conversion Rate hereunder to such Reference Property (but taking into account the relative value of Class A Common Shares, the Successor Entity shares (or equivalent) and the Conversion Price, in each case, for the purpose of protecting the economic value of the Note immediately prior to the consummation of such Change of Control Transaction).

Governing Law

The Notes are governed by, and construed in accordance with, the laws of the State of New York.

Dividends

UHG has not paid any cash dividends on the UHG Common Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon UHG’s revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board of Directors at such time. UHG’s ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Listing of Securities

UHG’s Common Shares and Public Warrants are currently listed on Nasdaq, under the symbols “DUHG” and “UHGWW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the UHG Common Shares is, American Stock Transfer & Trust Company, LLC.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

The Amended and Restated Certificate of Incorporation provides that the Board of Directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors. Amending the classified Board of Directors provisions requires approval by two-thirds (2/3) of the then outstanding voting power; provided, however, that for so long as the holders of the Class B Common Shares hold at least a majority in voting power of the outstanding UHG Common Shares, the required threshold for such an amendment shall be the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of UHG entitled to vote thereon.

Authorized but Unissued Shares

The authorized but unissued UHG Common Shares and shares of UHG’s preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved UHG Common Shares and preferred stock could make more difficult or discourage an attempt to obtain control of UHG by means of a proxy contest, tender offer, merger or otherwise.

Shareholder Action; Special Meetings of Shareholders

The Amended and Restated Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock, (i) for so long as the holders of Class B Common Shares hold at least a majority in voting power of the outstanding shares of common stock, any action required or permitted to be taken by the shareholders may be effected by consent in lieu of a meeting, and (ii) if the holders of Class B Common Shares no longer hold at least a majority in voting power of the outstanding UHG Common Shares, any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders and may not be effected by any consent by such shareholders. As a result, at any time at which the holders of Class B Common Shares do not hold a majority of the outstanding voting power, a holder controlling a majority of UHG capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of shareholders called in accordance with the Bylaws. This restriction does not apply to actions taken by the holders of any series of preferred stock of UHG to the extent expressly provided in the applicable preferred stock designation.

Further, the Amended and Restated Certificate of Incorporation provides that, subject to any special rights of the holders of preferred stock of UHG, (i) for so long as the holders of Class B Common Shares hold at least a majority in voting power of the outstanding shares of common stock, special meetings of the shareholders may be called only by: (a) the UHG; or (b) the Secretary, following receipt of one or more written demands to call a special meeting of the shareholders from shareholders of record who own, in the aggregate, at least 51% in voting power of the outstanding shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the shareholders as may be set forth in the Bylaws, and (ii) from and after the time the holders of Class B Common Shares no longer hold at least a majority in voting power of the outstanding UHG Common Shares, special meetings of the shareholders of UHG may only be called by the Board of Directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The Bylaws provide that shareholders seeking to bring business before UHG’s annual meeting of shareholders, or to nominate candidates for election as directors at its annual meeting of shareholders, must provide timely notice. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of UHG not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by UHG. The Bylaws also specify certain requirements as to the form and content of a shareholders’ notice. These provisions may preclude UHG’s shareholders from bringing matters before its annual meeting of shareholders or from making nominations for directors.

Amendment of Charter or Bylaws

Upon consummation of the Business Combination, the Bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the shares of the capital stock of UHG entitled to vote in the election of directors, voting as one class. If the holders of Class B Common Shares no longer hold at least a majority in voting power of the outstanding shares of common stock, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then outstanding shares of capital stock of UHG entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Amended and Restated Certificate of Incorporation related to the classified Board of Directors and limitation of liabilities. For so long as the holders of Class B Common Shares hold at least a majority in voting power of the outstanding shares of common stock, the requisite threshold shall be the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of UHG entitled to vote thereon.

Board Vacancies

Any vacancy on the Board of Directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, subject to any special rights of the holders of preferred stock of UHG. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except as otherwise provided by law, in the event of a vacancy in the Board of Directors, the remaining directors may exercise the powers of the full Board of Directors until the vacancy is filled.

Preferred Directors

Under the Amended and Restated Certificate of Incorporation, during any period when the holders of one or more series of preferred stock have the separate right to elect additional directors, the then otherwise total authorized number of directors will automatically be increased by such number of directors that the holders of any series of preferred stock have a right to elect. Whenever the holders of one or more series of preferred stock having a separate right to elect additional directors cease to have such right, the terms of office of all preferred stock directors elected by the holders of such series of preferred stock, and the total authorized number of directors, will be automatically reduced accordingly.

Conversant Director

Pursuant to that certain Conversant Subscription Agreement, dated March 30, 2023, by and among the Company and Conversant Opportunity Master Fund LP (“Conversant”), for so long as 50% of the original principal amount of convertible notes issued by the Company to Conversant and certain other investors are outstanding and have not been converted or cash settled, Conversant shall have the right to designate one member of the Board of Directors. To fulfill its obligations under the Conversant Subscription Agreement, the Company expanded the size of the Board to eleven (11) directors.

Exclusive Forum Selection

The Amended and Restated Certificate of Incorporation provides that (A) (i) any derivative action or proceeding brought on behalf of UHG, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or shareholder of UHG to UHG or UHG’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under the Amended and Restated Certificate of Incorporation, these provisions may be waived by UHG at its discretion.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Amended and Restated Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although UHG believes these provisions benefit UHG by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against UHG’s directors and officers, although UHG shareholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

UHG is, and for a period of 12 months following the effectiveness of the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State UHG will be, subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that such shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

●	before the shareholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;
●	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the shareholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested shareholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring UHG to negotiate in advance with the Board of Directors because the shareholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction which results in the shareholder becoming an interested shareholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board of Directors and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Limitation on Liability

The Amended and Restated Certificate of Incorporation provides that a UHG Company director or officer shall not be personally liable to UHG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Indemnification and Advancement of Expenses

The Bylaws provide that UHG’s directors and officers will be indemnified and advanced expenses by UHG to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Bylaws provide that UHG’s directors will not be personally liable to UHG or its shareholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the DGCL.

The Bylaws also permit UHG to purchase and maintain insurance on behalf of any officer, director, employee or agent of UHG for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage shareholders from bringing a lawsuit against UHG directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit UHG and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent UHG pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. DHHC believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to UHG directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, DHHC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough LLP.

EXPERTS

The consolidated financial statements of DiamondHead Holdings Corp. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which contains an explanatory paragraph relating to substantial doubt about the ability of DiamondHead Holdings Corp. to continue as a going concern as described in Note 1 to the consolidated financial statements, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

The carve-out financial statements of the homebuilding operations of GSH as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, have been audited by FORVIS, LLP, an independent registered public accounting firm, as set forth in their report thereon, included in this prospectus. Such financial statements have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.unitedhomesgroup.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

Carve-out Financial Statements

As of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022

And Independent Auditor’s Report

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Great Southern Homes, Inc.

Irmo, South Carolina

Opinion on the Financial Statements

We have audited the accompanying carve-out balance sheets of the homebuilding operations of Great Southern Homes, Inc., (the Company) as of December 31, 2022 and 2021, and the related carve-out statements of income, changes in shareholders’ and other affiliates’ net investment and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for leases effective January 1, 2022, due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits.

We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ FORVIS, LLP

(Formerly, Dixon Hughes Goodman, LLP)

We have served as the Company’s auditor since 2021.

Tysons, VA

March 17, 2023

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

BALANCE SHEETS

DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS
Cash and cash equivalents	$12,238,835	$51,504,887
Accounts receivable	1,976,334	2,086,018
Inventories:
Homes under construction and finished homes	163,997,487	123,000,199
Developed lots	16,205,448	17,025,273
Due from related party	1,437,235	—
Lot purchase agreement deposits	3,804,436	2,946,001
Investment in Joint Venture	186,086	—
Property and equipment, net	1,385,698	1,590,353
Operating right-of-use assets	1,001,277	—
Prepaid expenses and other assets	6,112,044	4,107,254
Total Assets	$208,344,880	$202,259,985

LIABILITIES AND SHAREHOLDERS’ AND OTHER AFFILIATES’ NET INVESTMENT
Accounts payable	$22,077,240	$28,741,054
Homebuilding debt and other affiliate debt	120,797,006	102,502,287
Operating lease liabilities	1,001,277	—
Other accrued expenses and liabilities	5,465,321	4,458,232
Total Liabilities	$149,340,844	$135,701,573

Commitments and contingencies (Note 9)

Shareholders’ and other affiliates’ net investment	100,322,957	83,586,722
Net due to and due from shareholders and other affiliates	(41,318,921)	(17,028,310)
Total Shareholders’ and Other Affiliates’ Net investment	59,004,036	66,558,412
Total Liabilities and Shareholders’ and Other Affiliates’ Net Investment	$208,344,880	$202,259,985

The accompanying notes to the financial statements are an integral part of these statements.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

	2022	2021	2020
Revenue, net of sales discounts	$477,045,949	$432,891,510	$327,254,305
Cost of sales	358,238,703	332,274,788	260,115,893
Gross Profit	118,807,246	100,616,722	67,138,412

Selling, general and administrative expense	49,685,730	38,461,370	29,891,622
Net Income from Operations	$69,121,516	$62,155,352	$37,246,790

Other income, net	230,692	257,659	1,729,584
Equity in net earnings from investment in joint venture	137,086	—	—
Net Income	$69,489,294	$62,413,011	$38,976,374

Basic and diluted earnings per share
Basic	$694.89	$624.13	$389.76
Diluted	$674.92	$624.13	$389.76

Basic and diluted weighted-average number of shares
Basic	100,000	100,000	100,000
Diluted	102,960	100,000	100,000

The accompanying notes to the financial statements are an integral part of these statements.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ AND OTHER AFFILIATES’ NET INVESTMENT

YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

	Shareholders’ and	Net Due To and Due
	Other Affiliates’	From Shareholders
	Net Investment	and Other Affiliates	Total
Balance, January 1, 2020	$38,051,216	$(17,800,153)	$20,251,063
Distributions and net transfer to shareholders and other affiliates	(22,330,269)	(2,728,627)	(25,058,896)
Net income	38,976,374	—	38,976,374
Balance, December 31, 2020	$54,697,321	(20,528,780)	$34,168,541
Distributions and net transfer to shareholders and other affiliates	(33,523,610)	3,500,470	(30,023,140)
Net income	62,413,011	—	62,413,011
Balance, December 31, 2021	$83,586,722	$(17,028,310)	$66,558,412
Distributions and net transfer to shareholders and other affiliates	(54,175,689)	(24,290,611)	(78,466,300)
Stock compensation	1,422,630	—	1,422,630
Net income	69,489,294	—	69,489,294
Balance, December 31, 2022	$100,322,957	$(41,318,921)	$59,004,036

The accompanying notes to the financial statements are an integral part of these statements.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

	2022	2021	2020
Cash flows from operating activities:
Net income	$69,489,294	$62,413,011	$38,976,374
Adjustments to reconcile net income to net cash flows from operating activities:
Equity in net earnings from investment in joint venture	(137,086)	—	—
Depreciation	355,566	358,587	182,786
Loss on sale of property and equipment	6,966	15,000	14,368
Amortization of deferred loan costs	404,146	421,186	408,674
Stock compensation expense	1,422,630	—	—
Amortization of operating lease right-of-use assets	525,434	—	—
Net change in operating assets and liabilities:
Accounts receivable	109,684	(1,178,383)	(563,109)
Related party receivable	(1,437,235)	—	—
Inventories	(26,673,147)	(12,726,300)	29,294,686
Lot purchase agreement deposits	(858,435)	417,025	(1,290,574)
Prepaid expenses and other assets	(2,408,936)	(1,983,511)	229,838
Accounts payable	(6,663,814)	9,937,222	3,869,223
Operating lease liabilities	(525,434)	—	—
Other accrued expenses and liabilities	1,007,089	644,199	659,436
Net cash flows provided by operating activities	34,616,722	58,318,036	71,781,702
Cash flows from investing activities:
Purchases of property and equipment	(171,685)	(404,244)	(805,294)
Proceeds from the sale of property and equipment	13,808	10,190	20,000
Capital contribution in joint venture	(49,000)	—	—
Net cash flows used in investing activities	(206,877)	(394,054)	(785,294)
Cash flows from financing activities:
Proceeds from homebuilding debt	179,336,312	285,392,912	194,418,471
Repayments of homebuilding debt	(170,810,631)	(262,064,474)	(210,255,229)
Proceeds from other affiliate debt	10,851,187	10,025,865	13,259,394
Repayments of other affiliate debt	(918,453)	(5,624,330)	(7,499,472)
Repayments on equipment financing	(142,536)	(43,070)	(95,411)
Payment of deferred loan costs	—	(1,264,403)	(337,500)
Distributions and net transfer to shareholders and other affiliates	(54,175,689)	(33,523,610)	(22,330,269)
Changes in net due to and due from shareholders and other affiliates	(37,816,087)	(28,497,772)	(18,579,633)
Net cash flows used in financing activities	(73,675,897)	(35,598,882)	(51,419,649)

Net change in cash and cash equivalents	(39,266,052)	22,325,100	19,576,759
Cash and cash equivalents, beginning of year	51,504,887	29,179,787	9,603,028
Cash and cash equivalents, end of year	$12,238,835	$51,504,887	$29,179,787
Supplemental cash flow information:
Cash paid for interest	$5,000,196	$3,199,503	$4,235,364
Non-cash financing activities
Conversion of other affiliates debt to homebuilding debt	1,414,681	7,985,557	6,101,195
Noncash investing activities:
Acquisition of developed lots from related parties in settlement of due from Other Affiliates	13,504,316	33,170,761	19,541,090
Transfer of constructed model homes to related parties	—	(1,517,030)	(3,690,084)
Contribution of fixed assets	—	344,511	—
Additions of right-of-use lease assets and liabilities	1,585,096	—	—
Transfer of co-obligor debt to land development affiliate	21,160	—	—
Total non-cash activities	$16,525,253	$39,983,799	$21,952,201

The accompanying notes to the financial statements are an integral part of these statements.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Note 1 — Nature of operations and basis of presentation

Nature of Business — Great Southern Homes, Inc. (“GSH”) is a land development and homebuilding company located in Columbia, South Carolina. GSH was formed as a South Carolina C corporation in June 2004 and elected S corporation status in 2008.

GSH develops land and constructs single—family residential homes. GSH has active operations in South Carolina and Georgia offering a range of residential products including entry-level attached and detached homes, first-time move up attached and detached homes and second move-up detached homes. The constructed homes appeal to a wide range of buyer profiles, from first-time to lifestyle buyers.

Basis of Presentation — The accompanying carve-out financial statements present historical information and results attributable to the homebuilding operations of GSH (“Homebuilding” or the “Company”). The carve-out financial statements exclude GSH’s operations related to land development operations. The accompanying carve-out financial statements (hereafter referred to as “financial statements”) include financial information as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021, and 2020.

The Company’s primary objective is to provide customers with homes of exceptional quality and value while maximizing its return on investment. Generally, the Company grows by expanding its market share in existing markets and by expanding into markets contiguous to the current active markets.

Throughout the periods covered by the financial statements, the Company operated as part of GSH. The accompanying financial statements have been prepared from GSH’s historical financial records and reflect the historical financial position, results of operations and cash flows of the Company for the periods presented on a carve-out basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Company has historically transacted with affiliates that are owned by the shareholders of the Company. The Company has categorized the various affiliates based on the nature of the transactions with the Company and their primary operations. The categories are as follows:

Land Development Affiliates — Land development affiliates’ primary operations consist of acquiring and developing raw parcels of land for vertical home construction. Upon completion, the land development affiliates transfer the developed lots to the Company in a non-cash transaction.

Other Operating Affiliates — Other operating affiliates’ operations consist of acquiring and developing land, purchasing constructed houses for rental properties, leasing activities, and purchasing model homes to be maintained during the sell down period of a community.

Collectively, these are referred to as “Other Affiliates” in these financial statements and represented as related parties (see Note 6 — Related party transactions).

All assets, liabilities, revenues, and expenses directly associated with the activity of the Company are included in these financial statements. Cash and cash equivalents is included in these financial statements, as the Company provided the cash management/treasury function for the Other Affiliates. In addition, a portion of GSH’s corporate expenses including share-based compensation were allocated to the Company based on direct usage when identifiable or, when not directly identifiable, on the basis of proportional cost of sales or employee headcount, as applicable. The corporate expense allocations include the cost of corporate functions and resources provided by or administered by GSH including, predominately, costs associated with executive management, finance, accounting, legal, human resources, and costs associated with operating GSH’s office buildings. The corporate expense allocation requires significant judgment and management believes the basis on which the corporate expenses have been allocated reasonably reflects the utilization of services provided to the Company during the periods presented. Balance sheet accounts were

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

reviewed to determine what was attributable to the Company. There were no Balance Sheet accounts that required allocation procedures for assets and liabilities.

In addition, all significant transactions between the Company and GSH have been included in these financial statements. The aggregated net effect of transactions between the Company and GSH are reflected in the Balance Sheets within Total shareholders’ and other affiliates’ net investment and in the Statements of Cash Flows within Distributions and net transfer to shareholders and other affiliates, changes in net due from and net due to shareholders and other affiliates and, when transactions were historically not settled in cash, in Non-cash financing activities. Net due to and due from shareholders and other affiliates balances are generally presented as a contra-account in the Balance Sheets within Total shareholders’ and other affiliates’ net investment due to the expectation they will not be settled in cash in the future. Certain related party amounts that are expected to be settled in cash are presented as Due from related party in the Balance Sheet.

GSH’s third-party long-term debt and related interest expense have all been allocated to the Company. The Company is considered the primary legal obligor of such debt as it is the sole cash generating entity and responsible for repayment of the debt. Certain portions of that long-term debt and the related interest consist of construction revolving lines of credit and are reflected as Homebuilding debt. The remaining portions of long-term debt and the related interest have been used to finance operations that are not related to the Company, primarily land development activities, and are presented as Other Affiliate debt. The Other Affiliate debt balances related to these operations have an associated Due from shareholders and other affiliates recorded to the Balance Sheets as of December 31, 2022 and 2021.

The results reported in these financial statements would not be indicative of the Company’s future performance, primarily because the lots developed by affiliates were not transferred to the Homebuilding Operations at a market rate. As such, these results do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as an independent company during the periods presented.

Emerging Growth Company Status — The financial statements have been prepared as if the Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act exempts emerging growth companies from being required to comply with new or revised standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the same time as private companies. This may make comparison of the Company’s financial statements with another company which is neither an emerging growth company nor which has opted out of using the extended transition period, difficult or impossible because of the potential differences in financial accounting standards used.

Proposed Business Combination — On September 10, 2022, GSH entered into a business combination agreement with Diamondhead Holdings Corp. (“DHHC”) and Hestia Merger Sub, Inc. (“Merger Sub”). If the business combination is subsequently consummated, the Merger sub will merge with and into GSH (the “Business Combination”), with GSH surviving the merger as a wholly-owned subsidiary of DHHC. GSH will be deemed the accounting acquirer as the Business Combination will be treated as a reverse recapitalization in accordance with U.S. GAAP.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Note 2 — Summary of significant accounting policies

Use of Estimates — The preparation of the accompanying financial statements in conformity with U.S. GAAP requires management to make informed estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Estimates made by the Company include corporate expense allocation, useful lives of depreciable assets, revenue recognition associated with contracts recognized over time, capitalized interest, warranty reserves, and share-based compensation. Due to inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.

Cash and Cash Equivalents — The Company considers cash and cash equivalents to be cash and all highly liquid investments that are readily convertible into cash with a maturity of three months or less. Cash and cash equivalents also include cash proceeds from home closings that are in-transit or held by the Company’s third-party escrow agents for the Company’s benefit. The home closing proceeds are generally received in less than five days and are considered to be deposits in transit. As of December 31, 2022 and 2021, the Company had $0 and $981,251 deposits in transit, respectively.

The Company places its cash and cash equivalents on deposit with various financial institutions in the United States. The Federal Deposit Insurance Corporation insures up to $250,000 for substantially all depository accounts at each financial institution. The Company’s cash accounts at various times during the year may be in excess of the insured amount.

Accounts Receivable — Accounts receivable are stated at cost less an allowance for doubtful accounts. Management’s determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions, and other risks inherent in the accounts receivable portfolio. As of December 31, 2022 and 2021, there was no allowance for doubtful accounts recorded.

Inventories and Cost of Sales — The carrying value of inventory is stated at cost unless events and circumstances indicate the carrying value may not be recoverable. Inventory consists of developed lots, homes under construction, and finished homes.

—

Developed lots — This inventory consists of land that has been developed for or acquired by the Company and where vertical construction is imminent. Developed lot costs are typically allocated to individual residential lots on a per lot basis based on specific costs incurred for the acquisition of the lot. For the years ended December 31, 2022 and 2021, the amount of developed lots included in inventory was $16,205,448 and $17,025,273, respectively. Developed lots purchased at fair value from third parties was $10,052,179 and $9,445,580 as of December 31, 2022 and December 31, 2021, respectively, which is included in Developed Lots on the Balance Sheets.

—

Homes under construction — At the time construction of the home begins, developed lots are transferred to homes under construction within inventory. This inventory represents costs associated with active homebuilding activities which include, predominately, labor and overhead costs related to home construction, capitalized interest, real estate taxes and land option fees. For the years ended December 31, 2022 and 2021, the amount of inventory related to homes under construction included in homes under construction and finished homes was $141,863,561 and $110,224,757, respectively.

—

Finished homes — This inventory represents completed but unsold homes at the end of the reporting period. Costs incurred in connection with completed homes including associated selling, general, and administrative costs are expensed as incurred. For the years ended December 31, 2022 and 2021, the amount of inventory related to finished homes included in homes under construction and finished homes was $22,133,926 and $12,775,442, respectively.

Upon settlement, costs associated with units sold are expensed to Cost of sales based on a specific identification basis. Costs of sales consists of specific construction costs of each home, estimated warranty costs, allocated developed lots, and closing costs applicable to the home. In addition, the Company receives rebates with certain suppliers for the use of their product. The Company records the receipt of the rebate as a reduction in Cost of sales based on a specific identification basis. At the time of closing, the

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Company performs an analysis to accrue for costs that were incurred as part of the construction of the home but unpaid at the time of closing. The costs are recorded in Cost of sales in the Statements of Income.

Lot Purchase Agreement Deposits — The Company enters into lot purchase agreements with unrelated third parties (“Land Developers”) to acquire lots for the construction of homes. The agreements require the Company to pay a cash deposit in consideration for the right to purchase the lots at a future point in time at preestablished terms. The Company transfers the deposit to inventory upon receipt of the title of the lot. See Note 7—Lot purchase agreement deposits for further details.

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 and subtopics related to the consolidation of variable interest entities, the Company analyzes the Land Developers under the variable interest model to determine if such interest in Land Developers is considered a variable interest, and, if so, whether the Land Developers are required to be consolidated in the Company’s financial statements. Management determines whether the Land Developers are considered variable interest entities (“VIEs”) at the time management becomes involved with Land Developers. The Company invests in less than half of the fair value of the Land Developers’ assets. The Company does not have any specific performance obligations to purchase a certain number or any of the lots or guarantee any of the Land Developers’ financial or other liabilities. The Company is not involved in the design or creation of these entities. As such, the deposits placed by the Company pursuant to the lot purchase agreements are not deemed to be variable interests in the respective Land Developers.

Property and Equipment — Property and equipment is stated at cost, less accumulated depreciation. Depreciation is allocated on a straight-line basis over the estimated useful lives of the related assets. The estimated useful life of each asset group is summarized below:

Asset Group	Estimated Useful Lives
Furniture and Fixtures	5 to 7 years
Leasehold Improvements	Lesser of 40 years or the lease term
Machinery and Equipment	5 to 7 years
Office Equipment	5 to 7 years
Vehicles	5 years

Normal repairs and maintenance costs are expensed as incurred, whereas significant improvements which materially increase the value or extend the useful life of an asset are capitalized and depreciated over the remaining estimated useful life of the related assets.

Upon sale or retirement of depreciable assets, the related cost and accumulated depreciation or amortization are removed from the accounts. Any gain or loss on the sale or retirement of the depreciable asset is recognized as Other income (expense) on the Statements of Income.

Long-Lived Assets — The Company evaluates the carrying value of its long-lived assets, which consist of Inventory and Property and equipment, for impairment whenever events or circumstances indicate an impairment might exist.

Inventory impairment exists if the carrying amount of the asset is not recoverable from the sale prices expected from future home sales. The Company reviews the performance and outlook of its inventories for indicators of potential impairment on a community level. Any calculated impairments are recorded immediately in Cost of sales.

Recoverability for Property and equipment is measured by the expected undiscounted future cash flows of the assets compared to the carrying amounts of the assets. If the expected undiscounted future cash flows are less than the carrying amount of the assets, the excess of the net book value over the estimated fair value is charged to current earnings. Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions and appraisal.

There were no triggering events or impairments recorded for all years presented.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Deferred Loan Costs — Loan costs associated with the Company’s Homebuilding debt are capitalized and amortized over the term of the line of credit on a straight-line basis. These costs are included within inventory for homes under construction and finished homes. See Note 5-Homebuilding debt and other affiliate debt for further details.

Earnings per Share — Earnings per share (“EPS”) is presented assuming the capital structure of GSH, as the Company only presents Shareholders’ and other affiliates’ net investment. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of GSH common shares outstanding for the period. Diluted EPS is computed by dividing income available to common shareholders by the weighted average number of GSH common shares outstanding for the period plus the assumed exercise of all dilutive GSH securities using the treasury stock method. See Note 13 — Earnings per share.

Investment in Joint Venture — GSH has entered into a joint venture agreement with an unrelated third party and acquired a 49% equity stake in Homeowners Mortgage, LLC (“Joint Venture”). The Joint Venture operates with the purpose of assisting homebuyers through the homebuying experience. The Company made an initial capital contribution of $49,000 at the formation of the Joint Venture on February 4, 2022. The Company has no obligations to make future capital contributions as governed by the Joint Venture’s operating agreement. If any future contributions are made, they generally will be based on a pro rata basis, based on the Company’s respective equity interest in the Joint Venture.

The Company accounts for its investment in the Joint Venture under the equity method of accounting, as it determined that the Company has the ability to exercise significant influence over the venture, but does not have control. Under the equity method, the investment in the unconsolidated joint venture is recorded initially at cost, as Investment in Joint Venture, and subsequently adjusted for equity in earnings, cash contributions, less distributions and impairments. The Joint Venture commenced operations in June 2022. Equity in earnings from the investment in the Joint Venture for the period from the commencement of operations through December 31, 2022 was $137,086, increasing the investment in Joint Venture as of December 31, 2022 to $186,086. There were no additional capital contributions and distributions for the year ended December 31, 2022 aside from the initial contribution of $49,000. Additionally, there were no impairment losses related to the Company’s investment in the Joint Venture recognized during the year ended December 31, 2022.

Share-Based Compensation — GSH’s share-based compensation was allocated to the Company in accordance with the methodology described in Note 1 — Nature of operations and basis of presentation. GSH has two types of share-based compensation, stock options and stock warrants.

Stock option awards are expensed on a straight-line basis over the requisite service period of the entire award from the date of grant through the period of the last separately vesting portion of the grant. GSH accounts for forfeitures when they occur. Stock warrant awards do not contain a service condition and are expensed on the grant date. The fair value of share-based awards, granted or modified, is determined on the grant date (or modification or acquisition dates, if applicable) at fair value, using the Black-Scholes option pricing model. This model requires the input of highly subjective assumptions, including the option’s expected term and stock price volatility. See Note 10 — Stock compensation.

Transaction costs — The Company records deferred transaction costs, which consist of legal, accounting and other fees related to the preparation of the Business Combination (see Note 1 — Nature of operations and basis of presentation). The deferred transaction costs will be offset against proceeds from the transaction upon the effectiveness of the Business Combination. In the event the transaction is terminated, all capitalized deferred transaction costs would be expensed. As of December 31, 2022, $2,491,459 of deferred transaction costs were capitalized and recorded in Prepaid expenses and other assets on the Balance Sheets. Transaction costs that are not eligible to be capitalized are expensed as incurred and included within Selling, general, and administrative expense in the Statements of Income.

Leases — In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Accounting Standards Codification (“ASC”) 840, Leases. Under the new guidance, lessees are required to recognize right-of-use (“ROU”) assets and lease liabilities on the Balance Sheet for all leases with terms longer

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The Company adopted Topic 842 on January 1, 2022, using the modified retrospective transition method. In addition, the Company elected the practical expedients during transition which permitted the Company not to reassess under the new standard prior conclusions about the existence of a lease, lease classification, and initial direct cost. As a result of adopting Topic 842, the Company recognized operating lease ROU assets and operating lease liabilities of $1,149,832 on January 1, 2022.

The Company determines if an arrangement is, or contains, a lease at inception. Leases are recognized when the contract provides the Company the right to use an identified asset for a period of time in exchange for consideration. Operating leases are included in operating lease ROU assets and operating lease liabilities in the Balance Sheet.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. As most of the Company’s leases do not provide an explicit borrowing rate, management uses the Company’s incremental borrowing rate based on information available at the commencement date, or at the date of transition for leases transitioned to Topic 842 on January 1, 2022, in determining the present value of the lease payments. In determining the incremental borrowing rate, the Company considered the lease term, credit risk of the lessee and the lease, the size of the lease payments, the current economic environment affecting the lessee and the lease, and the collateralized nature of the lease. The ROU assets also include any lease payments made, reduced by any lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. Lease expense for operating leases is recognized on a straight-line basis over the lease term and is included in Selling, general, and administrative expense on the statement of income for the year ended December 31, 2022. The Company elected the practical expedient to combine lease and non-lease components when accounting for ROU assets and lease liabilities of all asset classes.

Variable lease costs represent additional expenses incurred by the Company that are not included in the lease payment. Variable lease costs include maintenance charges, taxes, insurance, and other similar costs, and are recorded within Selling, general and administrative expense on the statement of income for the year ended December 31, 2022. The Company has elected not to recognize leases with an initial term of 12 months or less (“short-term leases”) on the Balance Sheet. The Company recognizes lease expense for short-term leases on a straight-line basis over the lease term and variable lease payments in the period in which the obligation is incurred.

Beginning in December 2022, GSH entered into sale-leaseback transactions with related parties. Unless otherwise noted, GSH accounts for sale-leaseback transactions at their contractually stated terms. As the leases do not provide an explicit borrowing rate, management used the Company’s incremental borrowing rate based on information available as of the lease commencement date. Refer to Note 6 - Related party transactions for additional detail on these transactions.

Revenue Recognition — The Company’s revenues consist primarily of home sales in the United States. Home sale transactions are made under fixed price contracts. The Company generally determines the selling price per home based on the expected cost plus a margin. Home sale transactions typically have one single performance obligation to deliver a completed home to the homebuyer which is generally satisfied when the closing conditions are met. Based on the Company’s review of their contracts, the Company believes there are no significant financing components due to the expected duration of the contracts, and the related performance obligation have an original expected duration of one year or less.

Performance obligations are generally satisfied at a point in time, when the control of the home is transferred to the customer. Control is considered to be transferred to the customer at the time of closing when the title and possession of the home are received by the homebuyer. The Company generally requires initial cash deposits from the homebuyer at the time the sales contract is executed which is held by an unrelated third-party escrow agent. The remaining consideration to which the Company is entitled to is received at the time of closing through an escrow agent, typically within five days or less of the closing date. For the years ended December 31, 2022, 2021 and 2020, revenue recognized at a point in time from speculative homes totaled $456,792,005, $419,714,758, and $318,041,199, respectively.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

In some contracts, the Company is contracted to construct a home or homes on underlying land the customer controls. For these specific contracts, the performance obligation is satisfied over time, as the Company’s performance creates or enhances an asset that the customer controls. The Company recognizes revenue for these contracts using the input method based on costs incurred as compared to total estimated project costs. The Company has determined that the cost-based input method provides a faithful depiction of the transfer of goods or services to the customer. For the years ended December 31, 2022, 2021, and 2020, revenue recognized over time from land owned by customers totaled $20,253,944, $13,176,752, and $9,213,106, respectively.

For homes with revenue recognized over time, a large portion of the Company’s contracts with these customers and the related performance obligations have an original expected duration of one year or less. As a result, the Company elected the practical expedient and does not disclose the value of unsatisfied performance obligations for these contracts.

The Company periodically bills these customers over the term of the project and performs a quarterly analysis between billings and revenue recognized. The Company records a contract asset when work performed by the Company is greater than the amount billed. Conversely, the Company records deferred revenue when the amount billed is greater than the work performed. As of December 31, 2022 and 2021, the Company recorded a contract asset of $611,343 and $1,361,590, respectively, which is included in Prepaid expense and other assets on the Balance Sheets. As of December 31, 2022 and 2021, the Company recorded deferred revenue of $305,701 and $957,926, respectively, which is included in Other accrued expenses and liabilities on the Balance Sheets. Substantially all deferred revenue is recognized in revenue within twelve months of being received from customers.

The Company frequently performs reviews of all contracts to estimate profitability in the future. If the estimate of contract profitability indicates an anticipated loss on a contract, the Company recognizes the total estimated loss at the time it is fully determinable. For the years ended December 31, 2022, 2021, and 2020, the Company did not recognize a loss on any contracts.

Concurrent with the recognition of revenues in our Statements of Income, sales incentives in the form of price concessions on the selling price of a home are recorded as a reduction of revenues. Homebuilding revenues include forfeited deposits, which occur when home sale contracts that include a nonrefundable deposit are cancelled. Revenues from forfeited deposits were considered insignificant for all years presented.

The Company determined that costs to obtain a contract include sales commission paid to agents and brokers for selling services to attract home buyers into sales agreements. The contract term is typically the closing date when the title and consideration are exchanged. The Company adopted the practical expedient associated with ASC 606 to recognize the incremental costs of obtaining a contract as an expense when incurred, i.e., when the amortization period of the asset that the Company otherwise would have recognized is one year or less.

Beginning in December 2022, GSH entered into sale-leaseback transactions with related parties. The Company recognized revenue of $5,188,716 on the Statement of income for the year ended December 31, 2022. Refer to Note 6 - Related party transactions for additional detail on these transactions.

Backlog — Backlog represents homes sold but not yet closed with customers. As of December 31, 2022, the Company had a total backlog of 276 units representing revenue of approximately $86 million. As of December 31, 2021, the Company had a total backlog of 800 homes valued at approximately $210 million. Backlog is affected by customer cancellations that may be beyond the Company’s control, such as customers unable to obtain financing or unable to sell their existing home. During the years ended December 31, 2022, 2021, and 2020, the Company’s cancellation rate was 17.5%, 14.2%, and 11.4%, respectively.

Advertising — The Company expenses advertising and marketing costs as incurred and is included within Selling, general, and administrative expense in the Statements of Income. For the years ended December 31, 2022, 2021, and 2020, the Company incurred $2,709,488, $1,831,526, and $1,926,172, respectively, in advertising and marketing costs.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Warranties — The Company enrolls all homebuyers within their Express Limited Warranty Program, which provides (i) a one-year warranty on the original installation of the material and workmanship; (ii) a two-year warranty on certain systems that include but are not limited to plumbing, electrical and HVAC and; (iii) a ten-year warranty for structural integrity of the home. The Company’s Express Limited Warranty Program requires the Company to repair or replace defective construction during such warranty period at no cost to the homebuyer under the one- and two-year warranties. The ten-year warranty is underwritten by an insurance company. The Company estimates the costs that may be incurred under the limited warranties and records a liability in the expected amount of such costs at the time revenues associated with sales are recognized. The Company records the estimated warranty accrual within Other accrued expenses and liabilities on the Balance Sheets and adjustments to the reserves are included in Cost of sales on the Statements of Income. The Company analyzes historical claims experience combined with the number of homes delivered to estimate the amount to accrue per home for warranty costs. This estimation process takes into consideration such factors as the likely current cost of corrective action, manufacturers’ and subcontractors’ participation in sharing the cost of corrective action, and consultations with engineers. The warranty accrual is periodically evaluated for adequacy and any accrual adjustments are made on a per unit basis if deemed necessary.

Income Taxes — The Company is included in the tax filing of the shareholders of GSH, which was taxed individually under the provisions of Subchapter S and Subchapter K of the Internal Revenue Code. Individual shareholders are liable for income taxes on their respective shares of the GSH’s taxable income. No income tax nor income tax liability has been allocated to the Company as of and for the years ended December 31, 2022, 2021, and 2020, nor is there any recorded liability for uncertain tax positions.

Fair Value Measurements — Certain assets and liabilities measured and reported at fair value under U.S. GAAP are classified in a three-level hierarchy that prioritizes the inputs used in the valuation process. Categorization within the valuation hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The hierarchy is based on the observability and objectivity of the pricing inputs as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

Level 3 — Prices or valuation techniques that require significant unobservable data inputs. These inputs would normally be the Company’s own data and judgments about assumptions that market participants would use in pricing the asset or liability.

The Company’s financial instruments primarily include Cash and Cash equivalents, Accounts Receivable, Lot purchase agreement deposits, Accounts Payable and Homebuilding debt and Other affiliate debt. Due to the short-term nature of the Company’s Cash and Cash equivalents, Accounts Receivable, Lot purchase agreement deposits, and Accounts Payable, the carrying amounts of these instruments approximate their fair value. The interest rates on the Homebuilding debt and Other affiliate debt vary and are the greater of either a reference rate plus an applicable margin, or the base rate plus the aforementioned applicable margin. Refer to Note 5 — Homebuilding debt and other affiliate debt for additional detail on the determination of these instruments’ interest rate. As the reference rate of the Homebuilding debt and Other affiliate debt at any point in time is reflective of the current interest rate environment the Company operates in, the carrying amount of these instruments approximates their fair value

Reporting Segment — Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as one operating and reportable segment, and the CODM primarily evaluates performance based on the number of homes closed, average sales price, and financial results for the Company as a whole. As such, management believes that the Company operates as one reportable segment.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Recent Accounting Pronouncements Not Yet Adopted — In June 2016, FASB issued ASU 2016-13, Financial Instruments – Credit Losses Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASC 326 significantly changes the way impairment of financial assets is recognized by requiring companies to immediately recognize estimated credit losses expected to occur over the remaining life of many financial assets. The immediate recognition of the estimated credit losses generally will result in an earlier recognition of allowance for credit losses on loans and other financial instruments. The new standard will be effective for the Company on January 1, 2023 and early adoption is permitted. The Company plans to adopt this ASU in the first quarter of 2023. The adoption of ASC 326 will not have a significant impact on the Company’s financial statements.

In March 2020, FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), which provides practical expedients and exceptions for applying U.S. GAAP when modifying contracts and hedging relationships that use the London Interbank Offered Rate (“LIBOR”) as a reference rate. In addition, these amendments are not applicable to contract modifications made and hedging relationships entered into or evaluated after December 31, 2024. The Company does not anticipate a material increase in interest rates from its creditors as a result of the shift away from LIBOR. The Company is currently evaluating the impact of the shift and this guidance on the financial statements and disclosures.

Note 3 — Capitalized interest

The Company accrues interest on the Company’s Homebuilding debt. That debt is used to finance homebuilding operations (see Note 5 — Homebuilding debt and other affiliate debt) and all interest is capitalized and included within inventory for homes under construction and finished homes. Interest is expensed to Cost of sales upon the settlement of the home. Capitalized interest activity is summarized in the table below for the years ended December 31, 2022 and 2021:

	2022	2021
Capitalized interest at January 1:	$1,190,318	$812,874
Interest cost capitalized	5,515,372	3,400,879
Interest cost expensed	(5,455,230)	(3,023,435)
Capitalized interest at December 31:	$1,250,460	$1,190,318

Note 4 — Property and equipment

Property and equipment consisted of the following as of December 31, 2022 and 2021:

Asset Group	2022	2021
Furniture and fixtures	$688,487	$580,065
Leasehold improvements	380,187	380,187
Machinery and equipment	1,037,231	985,699
Office equipment	165,774	154,043
Vehicles	750,950	790,519
Total Property and equipment	3,022,629	2,890,513
Less: Accumulated depreciation	(1,636,931)	(1,300,160)
Property and equipment, net	$1,385,698	$1,590,353

Depreciation expense, included within Selling, general and administrative expense on the Statements of Income was $355,566, $358,587 and $182,786 for the years ended December 31, 2022, 2021 and 2020, respectively.

Note 5 — Homebuilding debt and other affiliate debt

GSH, jointly with Other Affiliates considered to be under common control, enters into debt arrangements with financial institutions. These debt arrangements are in the form of revolving lines of credit and are generally secured by land (developed lots and

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

undeveloped land) and homes (under construction and finished). GSH and certain related Other Affiliates, are collectively referred to as the Nieri Group. The Nieri Group entities are jointly and severely liable for the outstanding balances under the revolving lines of credit, however, the Company has been deemed the primary obligor. The Company is considered the primary legal obligor of such debt as it is the sole cash generating entity and responsible for repayment of the debt. As such, the Company has recorded the outstanding advances under the financial institution debt and other debt within these financial statements as of December 31, 2022 and 2021.

A portion of the revolving lines of credit were drawn down for the sole operational benefit of the Nieri Group and Other Affiliates outside of the Company. These line of credit balances are reflected in the table below as Other Affiliates’ debt

The advances from the revolving construction lines, reflected as Homebuilding debt, are used to build homes and are repaid incrementally upon individual home sales. The various revolving construction lines are collateralized by the homes under construction and developed lots. The revolving construction lines are fully secured, and the availability of funds are based on the inventory value at the time of the draw request. Interest accrued on the loans is added to the balance of the loans outstanding and is paid concurrently with the principal repayments made upon the occurrence of individual home sales. As the average construction time for homes is less than one year, all outstanding debt is considered short-term as of December 31, 2022 and 2021.

The following table and descriptions summarize the Company’s debt as of December 31, 2022 and 2021:

	2022
		Homebuilding
	Weighted	Debt – Wells
	average	Fargo
	interest rate	Syndication	Other Affiliates(2)	Total
Wells Fargo Bank	4.98%	$34,995,080	$8,203,772	$43,198,852
Regions Bank	4.98%	27,550,618	—	27,550,618
Texas Capital Bank	4.98%	19,676,552	—	19,676,552
Truist Bank	4.98%	19,659,329	—	19,659,329
First National Bank	4.98%	7,870,621	—	7,870,621
Anderson Brothers	4.74%	—	2,841,034	2,841,034
Total debt on contracts		$109,752,200	$11,044,806	$120,797,006

	2021
		Homebuilding
	Weighted	Debt – Wells
	average	Fargo	Homebuilding
	interest rate(1)	Syndication	Debt – Other	Other Affiliates(2)	Total
Wells Fargo Bank	3.63%	$36,453,801	$—	$—	$36,453,801
Regions Bank	3.63%/ 4.40%	23,189,545	—	918,453	24,107,998
Texas Capital Bank	3.63%	16,561,385	—	—	16,561,385
Truist Bank	3.63%	16,543,353	—	—	16,543,353
First National Bank	3.63%/ 3.88%	6,624,554	—	21,160	6,645,714
Anderson Brothers	4.25%	—	439,200	1,608,300	2,047,500
Other debt	—%	—	142,536	—	142,536
Total debt on contracts		$99,372,638	$581,736	$2,547,913	$102,502,287
(1)	The weighted average interest rate for the Wells Fargo Syndication debt is 3.63%. The 4.40% and 3.88% represents the weighted average interest rate for Other Affiliates debt for Regions Bank and First National Bank, respectively.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(2)	Outstanding balances relate to bank financing for land acquisition and development activities of Other Affiliates for which the Company is the co-obligor or has an indirect guarantee of the indebtedness of the Other Affiliates. In addition, the $8,203,772 of Other Affiliates debt with Wells Fargo Bank as of December 31, 2022 is part of the Wells Fargo Syndication.

Wells Fargo Syndication

In July 2021, the Nieri Group entities entered into a $150,000,000 Syndicated Credit Agreement (“Syndicated Line”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Syndicated Line is a three-year revolving credit facility with a maturity date of July 2024, and an option to extend the maturity date for one year that can be exercised upon approval from Wells Fargo. The Syndicated Line also includes a $2,000,000 letter of credit as a sub-facility subjected to the same terms and conditions as the Syndicated Line. The Company used the proceeds from the Syndicated Line to repay all syndication group participants’ outstanding construction line balances. The syndication group consisted of Wells Fargo Bank, Regions Bank, Texas Capital Bank, Truist Bank and First National Bank.

The remaining availability on the Syndicated Line was $32,044,028, as of December 31, 2022 and $50,627,362 as of December 31, 2021. The Company pays a fee ranging between 15 and 30 basis points per annum depending on the unused amount of the Syndicated Line. The fee is computed on a daily basis and paid quarterly in arrears.

The Syndication Agreement contains financial covenants, including (a) a minimum tangible net worth of no less than the sum of (x) $65 million and (y) 25% of positive after-tax income, as of December 31, 2022 (which amount is subject to increase over time based on earnings), (b) a maximum leverage covenant that prohibits the leverage ratio from exceeding 2.75 to 1.00 for any fiscal quarter, (c) a minimum debt service coverage ratio to be less than 2.50 to 1.00 for any fiscal quarter, and (d) a minimum liquidity amount of not less than $15,000,000 at all times and unrestricted cash of not less than $7,500,000 at all times. The Nieri Group was in compliance with all debt covenants as of December 31, 2022, and 2021.

The interest rates on the borrowings under the Syndicated Line vary based on the Nieri Group’s leverage ratio and may be based on the greater of either LIBOR plus an applicable margin (ranging from 275 basis points to 350 basis points) based on the Company’s leverage ratio as determined in accordance with a pricing grid, or the base rate plus the aforementioned applicable margin. The interest rate on borrowings under the Syndicated Line may be based on the LIBOR rate and if the LIBOR rate is no longer available, the agreement contemplates transitioning to an alternative widely available market rate agreeable between parties.

The amounts in Other Affiliates debt are unrelated to the operations of the Company, and therefore, an equal amount is included in Net due to and due from shareholders and other affiliates on the Balance Sheets. For the years ended December 31, 2022, 2021, and 2020, Other Affiliates borrowed $10,851,187, $10,025,865, $13,259,394, respectively and repaid $918,453, $5,624,330, and $7,499,472, respectively. These amounts are recorded on the Statements of Cash Flows, financing activities section, with borrowings presented as Proceeds from other affiliate debt and repayments as Repayments of other affiliate debt.

For the years ended December 31, 2022, 2021, and 2020, the Company capitalized $141,245, $1,264,403, $337,500, of deferred loan costs, respectively. The Company recognized $404,146, $421,186, and $408,674, respectively, of amortized deferred loan costs within Other income (expense), net for the years ended December 31, 2022, 2021, and 2020, respectively. Outstanding deferred loan costs related to the Company’s Homebuilding debt were $711,060 and $973,961 as of December 31, 2022 and 2021, respectively, and are included in Prepaid expenses and other assets on the Balance Sheets.

Other Debt

The Company enters into retail installment contracts with unrelated third parties. The maturity date of the borrowings was in August 2022 and the amount was repaid in full.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Note 6 — Related party transactions

Distributions and net transfer to shareholders and other affiliates

Before the carve-out, the Company’s financial information was included in the financial statements and accounting records of GSH. The following transactions consisting of distributions and net transfer to shareholders and other affiliates summarizes the activity between the Company and shareholders and Other Affiliates before the carve-out.

Shareholders’ and Other Affiliates’ net investment reflects transactions that occurred between the Company and the Shareholders, and the Company and Other Affiliates, that were not settled in cash. Those Other Affiliates included Land Development Affiliates and Other Operating Affiliates (see Note 1 — Nature of operations and basis of presentation). The components of the Distributions and net transfer to shareholders’ and other affiliates’ net investment for the years ended December 31, 2022, 2021, and 2020 are as follows:

	2022	2021	2020
General corporate allocations	$(6,590,564)	$(2,867,929)	$(1,733,849)
General financing activities	(46,162,495)	(30,655,681)	(20,596,420)
Distributions and net transfer to shareholders and other affiliates(1)	$(52,753,059)	$(33,523,610)	$(22,330,269)
(1)	This amount differs from the amount included in distributions and net transfer to shareholders and other affiliates on the statements of changes in shareholders’ and other affiliates’ net investment. The 1,422,630 difference is related to stock compensation, which is broken out separately on the statements of changes in shareholders’ and other affiliates’ net investment.

General Corporate Allocations — General corporate allocations include expenses for certain centralized functions, such as accounting, human resources, legal, facilities, and executive compensation that have been paid by the Company, but have been allocated to shareholders and Other Affiliates. For the years ended December 31, 2022, 2021, and 2020, the Company reallocated $6,299,064, $2,592,429, and $1,561,349 of Selling, general, and administrative expenses, respectively. In addition, the Company has included certain Lot purchase agreement deposits that were paid by the Company on behalf of the shareholders and Other Affiliates. Lot purchase agreement deposits paid (received) on behalf of GSH for the years ended December 31, 2022, 2021, and 2020 were $291,500, $275,500, and $172,500, respectively.

General Financing Activities — General financing activities refer to historical transactions that occurred between the Company and its shareholders and Other Affiliates.

Related party transactions

The Company transacts with Other Affiliates that are owned by the shareholders of the Company as discussed above.

The Company operates and maintains the cash management and treasury function for the Other Affiliates. Cash receipts from customers and cash disbursements made to vendors are recorded through one centralized bank account. The Company records a Due from Other Affiliate when cash is disbursed, generally to a vendor, on behalf of an affiliate. Conversely, the Company records a Due to Other Affiliate when cash is received from a customer on behalf of an affiliate. As of December 31, 2022 and 2021, the Company recorded a Due from Other Affiliates of $72,739,572 and $48,004,261, respectively, and a Due to Other Affiliates of $31,420,651 and $30,975,951, respectively. These balances are presented net as a contra-account against Shareholders’ and other affiliates’ net investment, as the settlement of these balances is not expected in cash. As of December 31, 2022, the Company recorded a Due from related party of $1,437,235 as an asset on the Balance Sheet as the Company is reasonably certain that this amount will be collected because both parties have entered into a binding construction contract and agreed on the expected contract price.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

The below table summarizes the transactions with the Land Development and Other Affiliates for the years ended December 31, 2022, 2021, and 2020.

	Year ended December 31, 2022
	Land	Other
	Development	Operating
	Affiliates	Affiliates	Total
Financing cash flows:
Land development expense	$(43,447,726)	$(665,777)	$(44,113,503)
Other activities	8,799,598	197,818	8,997,416
Cash transfer, net of repayment of $7,300,000	—	(2,700,000)	(2,700,000)
Total financing cash flows	$(34,648,128)	$(3,167,959)	$(37,816,087)

Non-cash activities
Acquisition of developed lots from related parties in settlement of due from Other Affiliates	$13,504,316	$—	$13,504,316
Total non-cash activity	$13,504,316	$—	$13,504,316

	Year ended December 31, 2021
	Land	Other
	Development	Operating
	Affiliates	Affiliates	Total
Financing cash flows:
Land development expense	$(30,231,766)	$(76,762)	$(30,308,528)
Model home sales	—	6,039,243	6,039,243
Other activities	(691,040)	(3,537,447)	(4,228,487)
Total financing cash flows	$(30,922,806)	$2,425,034	$(28,497,772)

Non-cash activities
Acquisition of developed lots from related parties in settlement of due from Other Affiliates’ amounts	$33,390,760	$(219,999)	$33,170,761
Transfer of constructed model homes to related parties	—	(1,517,030)	(1,517,030)
Contribution of fixed assets	—	344,511	344,511
Total non-cash activity	$33,390,760	$(1,392,518)	$31,998,242

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

	Year ended December 31, 2020
	Land	Other
	Development	Operating
	Affiliates	Affiliates	Total
Financing cash flows:
Land development expense	$(22,990,840)	$(96,903)	$(23,087,743)
Model home sales	—	3,266,711	3,266,711
Other activities	450,282	791,117	1,241,399
Total financing cash flows	$(22,540,558)	$3,960,925	$(18,579,633)

Non-cash activities
Acquisition of developed lots from related parties in settlement of due from Other Affiliates’ amounts	$18,884,590	$656,500	$19,541,090
Transfer of constructed model homes to related parties	—	(3,690,084)	(3,690,084)
Total non-cash activity	$18,884,590	$(3,033,584)	$15,851,006

Land development expense — Represents costs that were paid for by the Company that relate to the Land Development Affiliates’ operations. The Land Development Affiliates acquire raw parcels of land and develop them so that the Company can build houses on the land.

Other activities — Amounts represent other transactions with the Other Affiliates. This includes, predominately, rent expense incurred for leased model homes and payment of real estate taxes.

Cash transfer — A direct cash contribution to Other Affiliates from the Company. The Company transferred cash to a related party. This cash transfer is in anticipation of separating the homebuilding operations from land development operations. This transfer amount is included in Due from Shareholders and Other Affiliates within Shareholders’ and Other Affiliates’ net investment as of December 31, 2022.

Acquisition of developed lots from related parties in settlement of Due from Other Affiliates — Once the Land Development Affiliates have developed the raw parcels of land, they transfer the land to the Company in a non-cash transaction. The transfer amount is derived from the costs incurred to develop the land.

Model home sales — After all the houses in a community are sold, an affiliate sells the model home to a homebuyer. The proceeds are received by the Company’s one bank account and are then allocated to the affiliate.

Transfer of constructed model homes to related parties — The Company normally constructs model homes as part of the development of a community. Previously, the Company would transfer the constructed model home to Model Home Holdings, LLC in a non-cash transaction. The amount of the transfer was based on the costs incurred to construct the model home. As these transactions did not qualify for sale-leaseback accounting in accordance with ASC 842, the Company accounted for the transfer as inventory rather than a right-of-use asset.

Contribution of fixed assets — During 2021, the Company received office furniture from an affiliate in a non-cash transaction. The amount was derived based on the net book value of the assets at the time of the transfer.

Sale-leaseback transactions — In December 2022, GSH sold 19 completed model homes with entities owned or partially owned by the founder and CEO of the Company. The Company received the proceeds in the form of a cash payment. The Company is responsible for preparing and actively marketing the homes for sale. As the executed contracts for the sale contain commercial substance, legal title of the model homes transferred to the related parties, and there was a transfer of risk and reward, the Company accounted for these transactions as a sale-leaseback. GSH determined that the sale of completed homes is part of the Company’s

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

ordinary activities. Accordingly, revenue and cost of sales of $5,188,716 and $4,508,819, respectively, were recognized in the Statement of income for the year ended December 31, 2022.

In connection with these transactions, GSH simultaneously entered into individual lease agreements for all 19 model homes sold, whereby GSH is the lessee. The Company is responsible for paying the operating expenses associated with the model homes while under lease. Nine of the 19 individual leases had a lease term greater than twelve months. In connection with these nine leases, the Company recognized an operating lease right-of-use-asset and a corresponding operating lease liability of $435,264.

As the leases associated with the transactions do not commence until 2023, the Company did not pay rent or recognize lease expense associated with the leases during the year ended December 31, 2022. Rent expense will be paid monthly, consistent with the lease contract.

Other - In December 2022, GSH was engaged as a general contractor by a related party. Revenue and cost of sales of $2,507,216 and $2,093,635, respectively, were recognized in the Statement of income for the year ended December 31, 2022.

Leases

In addition to the transactions above, the Company has entered into three separate operating lease agreements with one related party. The terms of the lease, including rent expense and future minimum payments, are described in Note 9 - Commitments and contingencies.

Note 7 - Lot purchase agreement deposits

As the carved-out entity, the Company does not engage in the land development business. In certain instances, the Company’s strategy is to acquire developed lots through unrelated third party land developers pursuant to lot purchase agreements. Most lot purchase agreements require the Company to pay a nonrefundable cash deposit of approximately 10% of the agreed-upon fixed purchase price of the developed lots. In exchange for the deposit, the Company receives the right to purchase the finished developed lot at a preestablished price.

Such contracts enable the Company to defer acquiring portions of properties owned by third parties until the Company determines whether and when to complete such acquisition, which may serve to reduce financial risks associated with long-term land holdings. The following table provides a summary of the Company’s interest in lot purchase agreements as of December 31, 2022 and 2021:

	2022	2021
Deposit and pre-acquisition costs	$3,804,436	$2,946,001
Remaining purchase price	65,451,928	77,007,079
Total contract value	$69,256,364	$79,953,080

The Company has the right to cancel or terminate the lot purchase agreement at any time for any reason. The legal obligation and economic loss resulting from a cancellation or termination is limited to the amount of the deposits paid. The cancellation or termination of a lot purchase agreement results in the Company recording a write-off of the nonrefundable deposit to Cost of sales. For the years ended December 31, 2022, 2021, and 2020, the Company recorded $0, $211,482, and $84,619, respectively, to Cost of sales for the forfeited lot purchase agreement deposits.

As discussed in Note 2 — Summary of significant accounting policies, the deposits placed by the Company pursuant to the lot purchase agreements are not deemed to be a variable interest in the respective third-party land developers.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Note 8 — Warranty reserves

The Company establishes warranty reserves to provide for estimated future costs as a result of construction and product defects. Estimates are determined based on management’s judgment considering factors such as historical spend and projected cost of corrective action.

The following table provides a summary of the activity related to warranty reserves, which are included in Other accrued expenses and liabilities on the accompanying Balance Sheets as follows:

	2022	2021
Warranty reserves at January 1	$1,275,594	$963,204
Reserves provided	1,156,027	1,206,142
Payments for warranty costs and other	(1,060,209)	(893,752)
Warranty reserves at December 31	$1,371,412	$1,275,594

Note 9 — Commitments and contingencies

Leases

The Company leases office spaces in South Carolina under operating lease agreements with related parties, which have a remaining lease term of up to five years, some of which include options to extend on a month-to-month basis, and some of which include options to terminate the lease. These options are excluded from the calculation of the ROU asset and lease liability until it is reasonably certain that the option will be exercised. The Company recognized an operating lease expense of $555,806 within Selling, general, and administrative expense on the statement of income for the year ended December 31, 2022. Operating lease expense included variable lease expense of $92,285 for the year ended December 31, 2022. The weighted-average discount rate for the operating leases entered into during the year ended December 31, 2022 was 4.90% and the weighted-average remaining lease term was 2.16 years.

During the year ended December 31, 2022, the Company closed on 19 sale-leaseback transactions with related parties. For information on sale-leaseback transaction with related parties, see Note 6 — Related party transactions.

The maturity of the contractual, undiscounted operating lease liabilities as of December 31, 2022 are as follows:

December 31,	Lease Payment
2023	578,280
2024	305,400
2025	121,200
2026	48,000
2027 and thereafter	—
Total undiscounted operating lease liabilities	$1,052,880
Interest on operating lease liabilities	(51,603)
Total present value of operating lease liabilities	$1,001,277

Total rent expense for the year ended December 31, 2021 was $931,078.

The Company has certain leases which have initial lease terms of twelve months or less (“short-term leases”). The Company elected to exclude these leases from recognition, and these leases have not been included in our recognized operating ROU assets and operating lease liabilities. The Company recorded $94,386 and $344,016 of rent expense related to the short-term leases within selling, general and administrative expense on the Statements of Income for the year ended December 31, 2022, and 2021, respectively.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Litigation

The Company is considered to be the primary responsible party for claims and lawsuits brought against the Shareholders and Other Affiliates based on its financial resources. The Company is subject to claims and lawsuits that may arise primarily in the ordinary course of business, which consist mainly of construction defect claims. It is management’s opinion that if a claim has merit, other parties will be partially responsible or liable for the claim. When the Company believes that a loss is probable and estimable and not fully able to be recouped, the Company will record an expense and corresponding contingent liability. As of the date of these financial statements, management believes that the Company has not incurred a liability as a result of any claims. Below is a summary of current pending litigation involving the Company.

The Company is a defendant in a claim involving residential construction defects associated with the premature deterioration of sloped land behind neighboring homes, where the Company served as the general contractor for original construction of the residence in 2013. The Company asserts the slope failure that has caused damage to the structural integrity of the plaintiff’s homes is the result of the plaintiff’s next-door neighbor who voluntarily cleared vegetation from the rear of their home thereby causing the erosion of soil and resulting damages. In 2022, the matter was settled, and the case was dismissed for an immaterial amount.

The Company is a defendant in a class action lawsuit claiming that the Company required the lawsuit’s representative to sign a waiver of the common law warranty of habitability in the contract for sale but received no compensation for the waiver. The representative and other members of the class that purchased using the same contract seek compensation for the value of the waiver. The suit specifically declines to claim that there was any construction defect in the homes sold by the Company. Management and legal counsel for the Company are uncertain as to the likelihood of the outcome of the case and the amount of potential damages is neither known nor reasonably estimable. No amounts have been accrued for the matter. A hearing before the S.C. Court of Appeals was held in April 2021 regarding arbitration; however, the court has not rendered a decision. If this case were to go to trial it is anticipated that the matter would be unresolved for several years.

Note 10 — Stock compensation

Stock options

In January 2022, the Board of Directors of GSH approved and adopted the Great Southern Homes, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan is administered by a committee appointed by the Board of Directors and has reserved 3,000 common shares to be issued as equity-based awards to directors and employees of GSH. The number of awards reserved is subject to change based on certain corporate events or changes in GSH’s capital structure and the shares vest ratably over four years. The 2022 Plan defines awards to include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, and performance compensation awards. As of December 31, 2022, GSH had only issued incentive and non-qualified stock options.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

The following table summarizes the GSH stock options that were specifically granted to directors and employees of Homebuilding for the year ended December 31, 2022:

		Weighted-
		Average
		Per share
		Exercise
	Stock options	price
Outstanding, December 31, 2021	—	$—
Granted	2,524	1,049.60
Forfeited	(193)	1,049.60
Outstanding, December 31, 2022	2,331	$1,049.60
Options exercisable at December 31, 2022	—	$—

The aggregate intrinsic value of the stock options outstanding was $7,460,132 as of December 31, 2022. The intrinsic value of a stock option is the amount by which the fair value of the underlying stock exceeds the price of the option.

GSH recognizes stock compensation expense resulting from the equity-based awards over the requisite service period. Stock compensation expense is recorded based on the estimated fair value of the equity-based award on the grant date using the Black-Scholes valuation model. Stock compensation expense is recognized in the Selling, general and administrative expense line item in the statement of income. Stock compensation expense included in the carve-out statement of income for the year ended December 31, 2022 was $195,830. As of December 31, 2022, there was unrecognized stock compensation expense related to non-vested stock option arrangements totaling $608,826. The weighted average period over which the unrecognized stock compensation expense is expected to be recognized is 3 years.

As GSH’s common stock is not publicly traded, it estimates the fair value of common stock based on the combination of the three methods: (i) the discounted cash flow method of the income approach; (ii) the guideline company method of the market approach; and (iii) the subject transaction method of the market approach.

GSH considers numerous objective and subjective factors to determine the fair value of the Company’s common stock. The factors considered include, but are not limited to: (i) the results of periodic independent third-party valuations; (ii) nature of the business and history of the enterprise from its inception; (iii) the economic outlook in general and for the specific industry; (iv) the book value of the stock and financial condition of the business; (v) earning and dividend paying capacity of the business; (vi) the market prices of stocks of corporations engaged in the same or similar lines of business having their stock actively traded in a free and open market, either on an exchange or over-the-counter.

The following assumptions were used in the Black-Scholes valuation model to determine the estimated fair value of the stock options granted during the year ended December 31, 2022:

Inputs	December 31, 2022
Risk free interest rate	1.82%
Expected volatility	35%
Expected dividend yield	—%
Expected life (in years)	6.25
Fair value of options	$394.7

Risk-Free Interest Rate — The risk-free interest rate is based on the U.S. Treasury zero coupon bond issued in effect at the time of the grant for the periods corresponding with the expected term of the stock option.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Expected Volatility — GSH’s expected volatility was estimated based on the average volatility for comparable publicly traded companies over a period equal to the expected term of the options.

Expected Dividend Yield — The dividend yield is based on the GSH’s history and expectation of dividend payouts. The Company does not expect to pay cash dividends to shareholders during the term of options, therefore the expected dividend yield is determined to be zero.

Expected Life — The expected term represents the period the options granted are expected to be outstanding in years. As GSH does not have sufficient historical experience for determining the expected term, the expected term has been derived based on the SAB 107 simplified method for awards that qualify as plain-vanilla options.

Stock warrants

In January 2022, GSH granted an option to non-employee directors to purchase 5,000 stock warrants for $150,000. Each warrant represents one non-voting common share. The warrants are exercisable at $1,512 per warrant, which represents an out-of-the-money strike price. The warrants can be exercised for 10 years starting from July 1, 2022. Using the Black-Scholes valuation model, GSH determined the aggregate fair value of these warrants to be approximately $1,376,800 as of the grant date. Because there is no continued service requirement for the warrant holders, the Company recorded a one-time stock compensation expense in the amount of $1,226,800 within the Selling, general and administrative expense line item in the Statement of income for the year ended December 31, 2022.

The following assumptions were used in the Black-Scholes valuation model to determine the estimated fair value of the stock warrants granted during the year ended December 31, 2022:

Inputs	December 31, 2022
Risk free interest rate	1.78%
Expected volatility	35%
Expected dividend yield	—%
Expected life (in years)	6.40
Fair value of warrants granted	$275.4

The methodology for determining the inputs is consistent with the input methodology for stock options as described above.

In March 2022, the option holders purchased the warrants in exchange for $150,000 cash consideration. This amount was recorded directly to Shareholders’ and other affiliates’ net investment in the Company’s Balance sheet. As of December 31, 2022, no warrants have been exercised.

Note 11 — Employee benefit plan

Before January 1, 2021, GSH sponsored a Simple Individual Retirement Account (“IRA”) Retirement Plan. The plan covered all employees of the Company who earned at least $5,000 in the prior year and who are expected to earn at least $5,000 in the current year. The Company matched employee contributions up to 3% of compensation for employees participating in the plan up to the maximum amount allowed by the Internal Revenue Code. Administrative costs for the plan were paid by the Company.

Effective January 1, 2021, GSH sponsored an elective safe harbor 401(k) contribution plan covering substantially all employees who have completed three consecutive months of service. The plan provides that GSH will match up to the first 3% of the participant’s base salary rate at 100% and 50% of the next 2% for a maximum contribution of 4%. In addition, participants become 100% vested with respect to employer contributions after completing six years of service starting in 2021. Administrative costs for the plan were paid by GSH.

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Total contributions paid to the plans for the Company’s employees for the years ended December 31, 2022, 2021, and 2020 were approximately $174,184, $150,090, and $93,160, respectively. These amounts are recorded in Selling, general and administrative expenses on the Statements of Income.

Note 12 — Paycheck Protection Program loan

In May 2020, GSH received loan proceeds in the amount of $1,693,800 under the Paycheck Protection Program (“PPP”). The PPP established as part of the Coronavirus Aid, Relief, and Economic Security Act and administered by the Small Business Administration (the “SBA”), provided for loans to qualifying business for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business.

The loans and accrued interest were forgivable after 24 weeks as long as the borrower used the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintained its payroll levels. The amount of loan forgiveness would be reduced if the borrower terminated employees or reduced salaries during the 24-week period. Any unforgiven portion of a PPP loan was payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company used the proceeds for purposes consistent with the PPP loan.

In December 2020, GSH received notice from the SBA of loan forgiveness for the principal balance of $1,693,800 and accrued interest of $9,688. The Company accounted for the forgiveness as an extinguishment of debt. The gain on extinguishment was recognized as income within Other income (expense), net on the statement of income for the year ended December 31, 2020.

Note 13 — Earnings per Share

Earnings per share was calculated based on the 100,000 weighted average number of common shares issued and outstanding by GSH for the years ended December 31, 2022, 2021, and 2020.

	2022	2021	2020
Numerator
Net Income	$69,489,294	$62,413,011	$38,976,374
Denominator
Weighted-average number of common shares outstanding – basic	100,000	100,000	100,000
Effect of dilutive securities	2,960	—	—
Weighted–average number of common shares outstanding - diluted	102,960	100,000	100,000

Basic earnings per share	$694.89	$624.13	$389.76
Diluted earnings per share	$674.92	$624.13	$389.76

The following table summarizes potentially dilutive outstanding securities for the years ended December 31, 2022, 2021 and 2020 that were excluded from the calculation of diluted EPS, because their effect would have been anti-dilutive.

	December 31, 2022	December 31, 2021	December 31, 2020
Warrants	3,090	—	—
Stock Options	1,376	—	—
Total anti-dilutive features	4,466	—	—

THE HOMEBUILDING OPERATIONS OF GREAT SOUTHERN HOMES, INC.

(A CARVE-OUT OF GREAT SOUTHERN HOMES, INC.)

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Note 14 — Subsequent events

Management has performed an evaluation of subsequent events after the Balance Sheet date of December 31, 2022 through March 17, 2023, which is the date the financial statements were available to be issued. During this period, the Company has not identified any subsequent events that require recognition or disclosure, except for the ones noted below.

On February 27, 2023, the Company paid off Wells Fargo debt associated with Other Affiliates in the amount of $8,340,545 and on February 28, 2023, the Company was released as a co-obliger from the Anderson Brothers debt associated with Other Affiliates in anticipation of the Proposed Business Combination discussed in Note 1. As a result there is no remaining debt balance associated with Other Affiliates as of the date when financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

DiamondHead Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DiamondHead Holdings Corp. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

March 28, 2023

DIAMONDHEAD HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash	$36,682	$252,601
Prepaid expenses	20,016	240,075
Total current assets	56,698	492,676
Investments held in Trust Account	349,152,086	345,020,717
Total Assets	$349,208,784	$345,513,393

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$100,302	$54,391
Accrued expenses	3,660,287	120,000
Income tax payable	481,430	—
Franchise tax payable	—	114,645
Notes payable - related party	204,110	—
Total current liabilities	4,446,129	289,036
Deferred underwriting commissions	—	12,075,000
Derivative warrant liabilities	1,531,000	8,794,330
Total liabilities	5,977,129	21,158,366

Commitments and Contingencies (Note 6)

Class A common stock subject to possible redemption, $0.0001 par value; 34,500,000 shares at $10.10 and $10.00 per share redemption value at December 31, 2022 and December 31, 2021, respectively	348,586,031	345,000,000

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued or outstanding
Class A common stock, $0.0001 par value; 300,000,000 shares authorized; no non-redeemable shares issued or outstanding at December 31, 2022 and December 31, 2021 (excluding 34,500,000 shares subject to possible redemption)	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,625,000 shares issued and outstanding at December 31, 2022 and December 31, 2021	863	863
Additional paid-in capital	—	—
Accumulated deficit	(5,355,239)	(20,645,836)
Total stockholders’ deficit	(5,354,376)	(20,644,973)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$349,208,784	$345,513,393

The accompanying notes are an integral part of these consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	December 31, 2022	December 31, 2021

General and administrative expenses	$4,324,075	$1,030,906
Franchise tax expense	200,000	200,000
Loss from operations	(4,524,075)	(1,230,906)
Change in fair value of derivative warrant liabilities	7,263,330	4,367,500
Financing costs - derivative warrant liabilities	—	(449,070)
Income from investments held in Trust Account	5,049,912	20,717
Gain from settlement of deferred underwriting commissions on public warrants	271,688	—
Interest expense - related party	(4,110)	—
Net income before income tax expense	8,056,745	2,708,241
Income tax expense	983,430	—
Net income	$7,073,315	$2,708,241

Weighted average shares outstanding of Class A common stock	34,500,000	31,947,945
Basic and diluted net income per share, Class A common stock	$0.16	$0.07

Basic weighted average shares outstanding of Class B common stock	8,625,000	8,541,781
Diluted weighted average shares outstanding of Class B common stock	8,625,000	8,625,000
Basic and diluted net income per share, Class B common stock	$0.16	$0.07

The accompanying notes are an integral part of these consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2022 and 2021

							Total
	Common Stock				Additional		Stockholders’
	Class A		Class B		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance - December 31, 2020	—	$—	8,625,000	$863	$24,137	$(1,892)	$23,108
Excess of cash received over fair value of private placement warrants	—	—	—	—	3,500,670	—	3,500,670
Accretion of Class A common stock to redemption amount	—	—	—	—	(3,524,807)	(23,352,185)	(26,876,992)
Net income	—	—	—	—	—	2,708,241	2,708,241
Balance - December 31, 2021	—	$—	8,625,000	$863	$—	$(20,645,836)	$(20,644,973)
Extinguishment of deferred underwriting commissions on public shares	—	—	—	—	11,803,313	—	11,803,313
Reclassification from additional paid-in capital to retained earnings	—	—	—	—	(11,803,313)	11,803,313	—
Remeasurement of Class A common stock subject to redemption	—	—	—	—	—	(3,586,031)	(3,586,031)
Net income	—	—	—	—	—	7,073,315	7,073,315
Balance - December 31, 2022	—	$—	8,625,000	$863	$—	(5,355,239)	$(5,354,376)

The accompanying notes are an integral part of these consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December
	2022	2021
Cash Flows from Operating Activities:
Net income	$7,073,315	$2,708,241
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(7,263,330)	(4,367,500)
Financing costs - derivative warrant liabilities	—	449,070
Income from investments held in Trust Account	(5,049,912)	(20,717)
Gain from settlement of deferred underwriting commissions on public warrants	(271,688)	—

Changes in operating assets and liabilities:
Prepaid expenses	220,059	(240,075)
Accounts payable	45,912	53,667
Accrued expenses	3,610,287	(86,250)
Franchise tax payable	(114,645)	113,477
Income tax payable	481,430	—
Accrued interest	4,110	—
Net cash used in operating activities	(1,264,462)	(1,390,087)

Cash Flows from Investing Activities
Cash deposited in Trust Account	—	(345,000,000)
Interest released from Trust Account for payment of income taxes	918,543	—
Net cash provided by (used in) investing activities	918,543	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	200,000	—
Repayment of note payable	—	(130,000)
Proceeds received from initial public offering, gross	—	345,000,000
Proceeds received from private placement	—	8,900,000
Offering costs paid	(70,000)	(7,143,422)
Net cash provided by financing activities	130,000	346,626,578

Net (decrease) increase in cash	(215,919)	236,491

Cash - beginning of the period	252,601	16,110
Cash - end of the period	$36,682	$252,601

Supplemental disclosure of noncash financing activities:
Remeasurement of Class A common stock subject to possible redemption	$3,586,031	$—
Offering costs included in accrued expenses	$—	$70,000
Deferred underwriting commissions	$—	$12,075,000

Supplemental disclosure of cash flow activities:
Income taxes paid	$502,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

DiamondHead Holdings Corp. (the “Company” or “DHHC”) is a blank check company incorporated in Delaware on October 7, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity from the Company’s inception to December 31, 2022 relates to the Company’s formation and the Initial Public Offering (the “Initial Public Offering”) and since the closing of the Initial Public Offering (as described below), the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments held in trust from the proceeds of its Initial Public Offering and Private Placement described below, and from changes in the fair value of its derivative warrant liability.

On September 10, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Hestia Merger Sub, Inc., a South Carolina corporation and wholly-owned subsidiary of DHHC (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”), pursuant to which the Company expects to effect a business combination with GSH through the merger of Merger Sub with and into GSH (the “Merger”), with GSH surviving the Merger as a wholly-owned subsidiary of the Company. Upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Transactions”), the Company expects to be renamed United Homes Group, Inc. The obligations of the Company, Merger Sub and GSH to consummate the Merger are subject to the satisfaction or waiver of certain closing conditions, which are further described in the Business Combination Agreement.

The Company’s sponsor is DHP SPAC-II Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 25, 2021. On January 28, 2021, the Company consummated its Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 4,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.6 million, of which approximately $12.1 million in deferred underwriting commissions (Note 6).

On August 10, 2022, the underwriter from the Initial Public Offering resigned from its role in any Business Combination and waived its entitlement to the deferred underwriting commissions in the amount of $12.1 million.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,933,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to our Sponsor and to certain qualified institutional buyers or institutional accredited investors, including certain funds and accounts managed by subsidiaries of BlackRock, Inc. and Millennium Management LLC (each, an “Anchor Investor”), generating proceeds of $8.9 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $345.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption have been recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have 30 months from the closing of the Initial Public Offering, or July 28, 2023, to complete a Business Combination (the “Combination Period”). the Company filed If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Sponsor agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter agreed to waive its right to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets. This liability will not apply with respect to any claims (i) by a third party who executed a waiver of any and all rights to seek access to the trust account or (ii) under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Marcum LLP, the Company’s independent registered public accounting firm, will not execute agreements with the Company waiving claims to the monies held in the Trust Account.

Proposed Business Combination

On September 10, 2022, the Company entered into the GSH Business Combination Agreement with Merger Sub and GSH, pursuant to which the Company expects to effect a business combination with GSH through the merger of Merger Sub with and into GSH (the “Merger”), with GSH surviving the Merger as a wholly-owned subsidiary of the Company. Upon the consummation of the GSH Business Combination, the Company expects to be renamed United Homes Group, Inc. The obligations of the Company, Merger Sub and GSH to consummate the Merger are subject to the satisfaction or waiver of certain closing conditions, which are further described in the GSH Business Combination Agreement.

The Company cannot assure that the plans to complete the GSH Business Combination will be successful. Further, the Company may need to pursue third party financing, among other things, to satisfy the closing condition that at Closing, the amount of Closing DHHC Cash be equal to or exceed $125,000,000 (the “Minimum Cash Condition”). However, there can be no assurance that any third-party financing will be entered into in connection with the GSH Business Combination, and there can be no assurance that the Minimum Cash Condition will be satisfied. If the Minimum Cash Condition is not satisfied, amended or waived by GSH pursuant to the terms of the GSH Business Combination Agreement, then the GSH Business Combination would not be consummated.

Trust Account Redemptions and Extension of Combination Period

On January 25, 2023, the Company held a special meeting of stockholders at which such stockholders voted to extend the time the Company has to consummate an initial Business Combination from January 28, 2023 to July 28, 2023. In connection with such vote, the holders of an aggregate of 30,058,968 Public Shares exercised their right to redeem their shares for an aggregate of approximately $304 million in cash held in the Trust Account.

Note 2— Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements of the Company include its wholly owned subsidiary in connection with the planned merger. There were no inter-company activities during the years ended on December 31, 2022 and 2021.

Liquidity and Going Concern

As of December 31, 2022, the Company had approximately $37,000 in cash and a working capital deficit of approximately $3.9 million (not taking into account tax obligations of approximately $481,000 that may be paid using investment income earned in Trust Account).

The Company’s liquidity needs have been satisfied through a contribution of $25,000 from Sponsor to cover for certain offering costs in exchange for the issuance of the Founder Shares, a loan of up to $300,000 from the Sponsor pursuant to the Promissory Note (see Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Promissory Note was repaid on February 1, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans up to $1,500,000 (see Note 5). As of December 31, 2022 and 2021, there were no amounts outstanding under any Working Capital Loan.

In October 2022, the Company issued unsecured promissory notes to two affiliates of the Sponsor for an aggregate principal amount of up to $400,000. As of December 31, 2022, there was an outstanding balance of $204,110 under these promissory notes including $4,110 of accrued but unpaid interest through December 31, 2022.

In connection with management’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Consolidated Financial Statements-Going Concern,” management has determined that the existing liquidity condition, mandatory liquidation and subsequent dissolution raise substantial doubt about its ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate on or after July 28, 2023.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult because of the potential differences in accounting standards used.

Risks and Uncertainties

Various social and political circumstances in the United States and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the United States and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the United States and worldwide. Specifically, the rising conflict between Russia and Ukraine, and resulting market volatility could adversely affect the Company’s ability to complete a business combination. In response to the conflict between Russia and Ukraine, the United States and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a business combination and the value of the Company’s securities.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly - traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Management continues to evaluate the impact of these types of risks and has concluded that while it is reasonably possible that these risks and uncertainties could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2022 and 2021, the Company had no cash equivalents held outside the Trust Account.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using quoted market prices.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000 and investments held in the Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the consolidated balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge its exposures to cash flow, market or foreign currency risks. Management evaluates all of the Company’s financial instruments, including issued warrants to purchase its Class A common stock, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480, and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period until they are exercised. Their re-measurement to fair value is recognized in the Company’s consolidated statements of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model, and the Private Placement Warrants have been measured at fair value using a modified Black-Scholes model. As of and December 31, 2022 and 2021, the value of the Public Warrants is measured based on the listed market price of such warrants since being separately listed and traded. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the consolidated statements of operations. Offering costs associated with the Class A common stock were charged against the carrying value of the Class A common stock upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, 34,500,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit. Subsequently, the Company recognizes changes in redemption value in the accompanying consolidated statements of changes in stockholders’ deficit.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2022 and 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Share of Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net (loss) income per common stock is calculated by dividing the net (loss) income by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 14,558,333 shares of common stock in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock.

	For the Year Ended		For the Year Ended
	December 31, 2022		December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common stock:
Numerator:
Allocation of net income - Basic	$5,658,652	$1,414,663	$2,136,906	$571,335
Allocation of net income - Diluted	$5,658,652	$1,414,663	$2,132,523	$575,718
Denominator:
Basic weighted average common stock outstanding	34,500,000	8,625,000	31,947,945	8,541,781
Diluted weighted average common stock outstanding	34,500,000	8,625,000	31,947,945	8,625,000
Basic and diluted net income per common stock	$0.16	$0.16	$0.07	$0.07

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 — Initial Public Offering

On January 28, 2021, the Company consummated its Initial Public Offering of 34,500,000 Units, including 4,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.6 million, of which approximately $12.1 million is included in deferred underwriting commissions.

On August 10, 2022, the underwriter from the Initial Public Offering resigned from its role in any Business Combination and waived its entitlement to the deferred underwriting commissions in the amount of $12.1 million.

Each Unit consists of one share of Class A common stock and one-fourth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor and the Anchor Investors, generating proceeds of $8.9 million.

Each Private Placement Warrant will be exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Placement Warrants.

Note 5 — Related Party Transactions

Founder Shares

On October 21, 2020, the Sponsor paid $25,000 on behalf of the Company to cover certain offering costs in exchange for issuance of 8,625,000 shares of the Company’s Class B common stock (the “Founder Shares”). Additionally, upon consummation of the Business Combination, the Sponsor has agreed to transfer an aggregate of 1,250,625 Founder Shares to the Anchor Investors for the same price originally paid for such shares. The Founder Shares will automatically convert into Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8.

The Founder Shares included an aggregate of up 1,125,000 shares subject to forfeiture to the extent that the underwriter’s option to purchase additional units was not exercised in full, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 28, 2021, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 Founder Shares were no longer subject to forfeiture.

The Sponsor and the Anchor Investors agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On October 21, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and due upon the completion of the Initial Public Offering. As of December 31, 2020, the Company borrowed $130,000 under the Promissory Note. On February 1, 2021, the Company repaid the Promissory Note in full. Subsequent to repayment, the facility is no longer available to the Company.

On October 18, 2022, the Company issued unsecured promissory notes to two affiliates of the Sponsor for an aggregate principal amount of up to $400,000. The promissory notes bear interest on the outstanding principal balance at 10% per annum, are not convertible and are repayable in full upon the earlier of: (i) April 28, 2023 or (ii) the date on which the Company closes the Proposed Business Combination. As of December 31, 2022, there was an aggregate outstanding balance of $204,110 under the promissory notes including $4,110 of accrued but unpaid interest through December 31, 2022.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

The Company agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. The Sponsor has not received any reimbursement of these fees through December 31, 2022.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Company and GSH, pursuant to which the Sponsor agreed to, among other things, (i) vote at any meeting of the shareholders of the Company all of its Class B common stock, (the “Sponsor Shares”) and any securities acquired after the execution of the Sponsor Support Agreement, in favor of each Transaction Proposal (as defined in the Business Combination Agreement), (ii) be bound by certain other covenants and agreements related to the Transactions and (iii) be bound by certain transfer and redemption restrictions with respect to such Sponsor Shares, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement.

The Sponsor has also agreed, subject to certain exceptions, not to transfer approximately 2.1 million Sponsor Earn Out Shares (as defined in the Sponsor Support Agreement) until such shares are released under the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, Sponsor Earnout Shares will be released in three tranches upon the occurrence of the following milestones during the period commencing on the 90th day following the date (the “Closing Date”) on which the closing of the Merger (the “Closing”) occurs and ending on the fifth anniversary of the Closing Date: (i) a one-time issuance of 7,500,000 Earnout Shares on the first date on which the volume weighted average price of DHHC Shares over any 20 trading days within the preceding 30 consecutive trading day period (as adjusted, the “VWAP Price”) is greater than or equal to $12.50 (“Triggering Event I”); (ii) a one-time issuance of 7,500,000 Earn Out Shares on the first date on which the VWAP Price is greater than or equal to $15.00 (“Triggering Event II”); and (iii) a one-time issuance of 5,000,000 Earn Out Shares on the first date on which the VWAP Price is greater than or equal to $17.50 (“Triggering Event III”, together with Triggering Event I and Triggering Event II, the “Earn-Out Milestones”). Any such Sponsor Earnout Shares not vested prior to the fifth anniversary of the Closing Date will be deemed to be forfeited.

The Sponsor has also agreed that in the event that Closing DHHC Cash (as defined in the Business Combination Agreement) is less than $100,000,000, up to 1.0 million Sponsor Shares will be designated as Sponsor Earnout Shares, subject to the same release conditions set forth in the preceding paragraph. In addition, members of the Sponsor have made a commitment to purchase and not redeem an aggregate of 2.5 million Public Shares.

The Sponsor has also agreed, pursuant to the terms of the Sponsor Support Agreement, to forfeit approximately 1.8 million Sponsor Shares and approximately 50% of its Private Placement Warrants.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financing Commitment Letter

In connection with the execution of the Business Combination Agreement, we entered into a financing commitment letter (the “Financing Commitment Letter”) with the Sponsor, David T. Hamamoto, our Co-Chief Executive Officer and Chairman and an affiliate of our Sponsor, and Antara Capital, an affiliate of our Sponsor, pursuant to which David T. Hamamoto and Antara Capital (collectively, the “Investors”) will commit to, or cause their respective affiliates to, purchase and not redeem at least in the aggregate 2.5 million DHHC Class A Common Shares. Specifically, the Investors have agreed, among other things, severally, and not jointly, subject to certain terms and conditions, (i) to purchase (in open market transactions or otherwise), or to cause one or more of its controlled affiliates to purchase, and beneficially own no less than 1,250,000 DHHC Class A Common Shares, no later than the date that is five (5) business days prior to the special meeting of our stockholders to consider matters relating to the proposed Merger and (ii) following such purchases, not to sell, contract to sell, redeem or otherwise transfer or dispose of, directly or indirectly, the acquired shares or the economic ownership of the acquired shares at any time prior to the consummation of the Transactions. The acquired shares will not be subject to any restrictions on transfer or disposition.

In the event an Investor fails to make the committed purchase, the defaulting investor will automatically forfeit 1,250,000 DHHC Class B Common Shares it is entitled to receive in connection with the Closing for the benefit of the non-defaulting Investor or its designated controlled affiliates.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) were entitled to registration rights pursuant to a registration rights agreement signed upon the effective date of Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities were entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Amended and Restated Registration Rights Agreement

The Business Combination Agreement contemplates that, upon completion of the Merger, the Company (which expects to be named United Homes Group, Inc. at that time), the Sponsor, certain securityholders of the Company and certain former stockholders of GSH will enter into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, among other things, UHG agrees to file a shelf registration statement with respect to the registrable securities under the A&R Registration Rights Agreement within 45 days of the Closing. Up to two times in any 12-month period, certain legacy DHHC securityholders and legacy GSH stockholders may request to sell all or any portion of their registrable securities in an underwritten offering that is registered pursuant to the shelf registration statement, so long as the total offering price is reasonably expected to exceed $10,000,000. The combined company will also provide customary “demand” and “piggyback” registration rights. The A&R Registration Rights Agreement will provide that UHG will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities.

Further, each securityholder party to the A&R Registration Rights Agreements agrees not to transfer any of their registrable securities subject to lock-up transfer restrictions (as described in the A&R Registration Rights Agreement) until the end of the applicable Lock-Up Period (as defined in the A&R Registration Rights Agreement) subject to certain customary exceptions described therein.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of Initial Public Offering to purchase up to 4,500,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On January 28, 2021, the underwriters fully exercised the over-allotment option.

The underwriter was entitled to a cash underwriting discount of $0.20 per Unit, or $6.9 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriter was entitled to a deferred fee of $0.35 per Unit, or approximately $12.1 million in the aggregate.

Effective as of August 10, 2022, the underwriter from the Initial Public Offering resigned and withdrew from its role in any Business Combination and waived its entitlement to the deferred underwriting commissions in the amount of approximately $12.1 million. The Company recognized approximately $11.8 million of the commissions waiver as a reduction to additional paid-in capital in the consolidated statements of changes in stockholders’ deficit for the year ended December 31, 2022, as this portion represents an extinguishment of deferred underwriting commissions on Public Shares which was originally recognized directly in accumulated deficit. The remaining balance of approximately $272,000 is recognized as a gain from settlement of deferred underwriting commissions on public warrants in the consolidated statements of operations, which represents the original amount expensed in the Company’s initial public offering.

Contingent Fee Arrangement

The Company has entered into certain engagement letters with Zelman Partners LLC (“Zelman”) for financial advice and assistance in connection with its search for a prospective initial business combination. Pursuant to the engagement letters, the Company agreed to pay Zelman a transaction fee in cash of $4,500,000 plus, in the Company’s sole discretion, an additional transaction fee of between $0 to $1,000,000 (collectively, the “Transaction Fees”). The Transaction Fees were contingent upon the closing of a Business Combination and therefore not included as liabilities on the consolidated balance sheets.

Additionally, if the Company or any of its affiliates enters into an agreement with respect to the acquisition of all or a portion of a target company in the homebuilding industry (the “Agreement”) and (i) such Agreement is terminated prior to consummation of such acquisition or the acquisition is otherwise not consummated and (ii) the Company receives a payment or other consideration (the “Payment”) at any time related to such termination or non-consummation, the Company agrees to pay to Zelman a transaction fee of the lesser of (i) the Transaction Fee that would have been payable had the sale been consummated and (ii) 25% of such Payment in cash if and when such Payment is made to the Company.

Note 7 - Derivative Warrant Liabilities

As of December 31, 2022 and 2021, the Company had 8,625,000 Public Warrants and 5,933,333 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemptions of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00  — Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

if, and only if, closing price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00  — Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants, but only on a cashless basis, prior to redemption and receive that number of shares to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock except as otherwise described below;
●	if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders; and
●	if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at a Newly Issued Price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to our initial stockholders or their respective affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except as set forth under “Redemption of Warrants when the Price per Share of Class A Common Stock Equals or Exceeds $10.00”). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 8 — Class A Common Stock Subject to Possible Redemption

The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 300,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 34,500,000 shares of Class A common stock outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the consolidated balance sheets.

The Class A common stock subject to possible redemption reflected on the consolidated balance sheets is reconciled on the following table:

Class A common stock subject to possible redemption at December 31, 2020	$—
Gross Proceeds	345,000,000
Less:
Proceeds allocated to Public Warrants	(7,762,500)
Class A common stock issuance costs	(19,114,492)
Plus:
Accretion of carrying value to redemption value	26,876,992
Class A common stock subject to possible redemption at December 31, 2021	345,000,000
Increase in redemption value of Class A common stock subject to redemption	3,586,031
Class A common stock subject to possible redemption at December 31, 2022	$348,586,031

Note 9- Stockholders’ Equity (Deficit)

Preferred Stock — The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 300,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 34,500,000 shares of Class A common stock issued and outstanding, all subject to possible redemption and classified as temporary equity. (See Note 8).

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 8,625,000 shares of Class B common stock issued and outstanding. Of the 8,625,000 shares of Class B common stock outstanding as of December 31, 2020, up to 1,125,000 shares were subject to forfeiture to the extent that the underwriter’s option to purchase additional units was not exercised in full, so that the Sponsor would own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On January 28, 2021, the underwriters fully exercised the over-allotment option; thus, these 1,125,000 Founder Shares were no longer subject to forfeiture.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Note 10 — Fair Value Measurements

The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measured as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Trust Account – Money Market Funds	$349,152,086	$—	$—	$349,152,086
Liabilities:
Derivative public warrant liabilities	$905,630	$—	$—	$905,630
Derivative private warrant liabilities	$—	$—	$625,370	$625,370

	Fair Value Measured as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account – Money Market Funds	$345,020,717	$—	$—	$345,020,717
Liabilities:
Derivative public warrant liabilities	$5,175,000	$—	$—	$5,175,000
Derivative private warrant liabilities	$—	$—	$3,619,330	$3,619,330

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants was transferred from a Level 3 measurement to a Level 1 measurement in March 2021, when the Public Warrants were separately listed and traded in an active market. There were no other transfers to/from levels during the years ended December 31, 2022 and 2021.

Level 1 assets include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Prior to being publicly traded, the fair value of the Public Warrants issued in connection with the Initial Public Offering were measured at fair value using a Monte Carlo simulation model, and the Private Placement Warrants have been measured at fair value using a modified Black-Scholes model. As of December 31, 2022 and 2021, the value of the Public Warrants was measured based on the trading price since the warrants were separately listed and traded. For the years ended December 31, 2022 and 2021, the Company recognized a gain of approximately $7.3 million and $4.4 million, respectively, resulting from a decrease in the fair value of liabilities, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation and a Black-Scholes model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on the historical volatility of an index of companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of December 31,	As of December 31,
	2022	2021
Exercise price	$11.50	$11.50
Stock Price	$10.05	$9.74
Option term (in years)	5.00	4.82
Volatility	40%	12%
Risk-free interest rate	4.1%	1.3%

The change in the fair value of the derivative warrant liabilities measured utilizing Level 1 and Level 3 inputs for the years ended December 31, 2022 and 2021, is summarized as follows:

Derivative warrant liabilities at January 1, 2022 – Level 3	$3,619,330
Change in fair value of derivative warrant liabilities – Level 3	(2,993,960)
Derivative warrant liabilities at December 31, 2022 – Level 3	$625,370

Derivative warrant liabilities at January 1, 2021 – Level 3	$—
Issuance of Derivative Warrants – Level 3	13,161,830
Transfer of Public Warrants to Level 1	(7,762,500)
Change in fair value of derivative warrant liabilities – Level 3	(1,780,000)
Derivative warrant liabilities at December 31, 2021 – Level 3	$3,619,330

Note 11 — Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible.

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The income tax provision consists of the following for the years ended December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Current
Federal	$983,430	$—
State	—	—
Deferred
Federal	(74,706)	(254,139)
State	—	—
Valuation allowance	74,706	254,139
Income tax provision	$983,430	$—

The Company’s net deferred tax assets were as follows as of December 31, 2022 and 2021:

	As of December 31, 2022	As of December 31, 2021
Deferred tax assets:
Start-up/Organization costs	$328,845	$216,490
Net operating loss carryforwards	—	37,649
Total deferred tax assets	328,845	254,139
Valuation allowance	(328,845)	(254,139)
Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ending December 31, 2022 and 2021, the change in valuation allowance was $74,706 and $254,139, respectively.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the year ended December 31, 2022 and 2021 is as follows:

	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Statutory state rate, net of federal benefit	0.0%	—%
Financing costs	—	3.5%
Change in fair value of derivative warrant liabilities	(18.9)%	(33.9)%
Merger costs	9.9%	0.0%
Transaction costs allocated to derivative warrant liabilities	0.0%	0.0%
Loss upon issuance of private placement warrants	(0.7)%	0.0%
Change in valuation allowance	0.9%	9.4%
Income tax rate	12.2%	0.0%

Note 12 — Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date the consolidated financial statements were issued. The Company did not identify any subsequent event, other than as described herein or below, that would have required adjustment or disclosure in the consolidated financial statements.

On January 11, 2023, the Company received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company is not in compliance with Nasdaq Listing Rule Section 5620(a) (the “Annual Meeting Rule”) which requires the Company to hold an annual meeting of stockholders within 12 months of the Company’s fiscal year end. The Notice is

DIAMONDHEAD HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq. The Notice advises that the Company will have 45 calendar days to submit to Nasdaq a plan to regain compliance with the Annual Meeting Rule. On March 16, 2023, Nasdaq advised the Company of its determination to grant the Company an extension until June 29, 2023 to regain compliance with the Annual Meeting Rule by holding a special meeting of stockholders to approve the GSH Business Combination where the Company’s stockholders will also have the opportunity to discuss Company affairs and elect directors. The special meeting was held on March 23, 2023 and served as the Company’s annual meeting of stockholders for purposes of the Annual Meeting Rule. As such, the Company has regained compliance with the Annual Meeting Rule.

As previously announced on March 22, 2023, the Company entered into a Convertible Note Purchase Agreement (the “Note Purchase Agreement”) among itself, GSH and a certain group of investors party thereto (the “PIPE Investors”). Pursuant to the Note Purchase Agreement, the Investors have agreed to purchase $80,000,000 in original principal amount of convertible promissory notes (the “Notes”) and 744,588 shares of Class A common stock in a private placement PIPE investment (the “PIPE Investment”) in connection with the GSH Business Combination. The aggregate gross amount of the PIPE Investment is approximately $75,000,000. The proceeds of the PIPE Investment are expected to be used by the Company to offset redemptions of the Company’s Class A common stock (see “Extension and Redemptions” below for details on redemptions of the Company’s Class A common stock), and may be used by DHHC to satisfy the Minimum Cash Condition. The closing of the Note Purchase Agreement is contingent upon the substantially concurrent consummation of the GSH Business Combination and subject to other customary closing conditions and terms set forth therein.

On March 23, 2023, in connection with the Company’s efforts to raise funds to meet the Minimum Cash Condition, the Company entered into certain private placement transactions (collectively, the “Share Lock-Up Agreements”) with certain investors who purchased shares of the Company’s Class A common stock on the open market prior to March 16, 2023 (each a “Lock-Up Investor”), pursuant to which, and subject to and conditioned upon the satisfaction of the closing conditions set forth in the Share Lock-Up Agreements, the Company agreed to issue to each Lock-Up Investor 0.25 UHG Class A Common Shares for a purchase price of $0.01, for each share of the Company’s Class A common stock held by such Lock-Up Investor at the Closing.

Also, on March 23, 2023, the Company and certain investors (“PIPE Investors”) entered into subscription agreements (collectively, the “PIPE Subscription Agreements”) providing for the purchase by the PIPE Investors at the effective time of the GSH Business Combination of (i) an aggregate of 471,500 shares of the Company’s Class A common stock at a price per share of $10.00, and (ii) for each share of the Company’s Class A common stock purchased by each PIPE Investor, the Company agreed to issue to the applicable PIPE Investor 0.25 UHG Class A Shares for a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million.

On March 23, 2023, the Company held a special meeting of its stockholders in lieu of the 2022 annual meeting of stockholders (the “Special Meeting”) in connection with the GSH Business Combination. At the Special Meeting, the GSH Business Combination Agreement was approved, and the stockholders holding 109,426 shares of Class A common stock (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $1.1 million (approximately $10.13 per share) will be removed from the Trust Account to pay such redeeming holders and approximately $43.9 million will remain in the Company’s Trust Account.

On January 10 and February 9, 2023, the Company drew additional amounts of $100,000 from the unsecured promissory notes, respectively, which were issued to two affiliates of the Sponsor on October 18, 2022 (See Note 5). The total outstanding balance of the promissory notes was fully repaid on March 24, 2023.

UNITED HOMES GROUP, INC.

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$38,208.76
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant as officers or directors to the maximum extent permitted by applicable law.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of Certificate of Incorporation and Bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the applicable statute, the registrant’s Certificate of Incorporation and Bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 15. Recent Sales of Unregistered Securities.

Subscription Agreements and Convertible Note Financing

In order to finance a portion of the purchase price payable under the Business Combination Agreement, and the costs and expenses incurred in connection therewith, on the Closing Date of the Business Combination Agreement, (i) certain investors (“PIPE Investors”) purchased from the Company an aggregate of (A) 471,500 Class A Common Shares at a purchase price of $10.00 per share, and (B) 117,875 Class A Common Shares at a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4.7 million, pursuant to separate subscription agreements entered into on March 23, 2023 (the “PIPE Subscription Agreements”) and (ii) certain investors (“Lock-Up Investors”) purchased from the Company an aggregate of 421,100 Class A Common Shares at a purchase price of $0.01 per share for gross proceeds to the Company of approximately $4,000, pursuant to certain share lock-up and non-redemption agreements entered into on March 23, 2023 (the “Share Lock-Up Agreements,” and together with the PIPE Subscription Agreements, the “Subscription Agreements”). Also on the Closing Date of the Business Combination Agreement, certain investors (the “Convertible Note Investors”) purchased from the Company $80,000,000 in original principal amount of convertible promissory notes (the “Notes”) and, pursuant to the terms of share subscription agreements dated March 30, 2023, entered into between each Convertible Note Investor and the Company (the “Note Subscription Agreements”), an additional 744,588 Class A Common Shares in a private placement PIPE investment (the “PIPE Investment”), pursuant to a note purchase agreement entered into on March 21, 2023 (the “Note Purchase Agreement”). The aggregate gross amount of the PIPE Investment was $75,000,000. The Class A Common Shares issued to the PIPE Investors, Lock-Up Investors, and Convertible Note Investors were issued pursuant to and in accordance with the exemption from registration under the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) and/or Regulation D promulgated thereunder.

Class A Common Shares

Pursuant to our Amended and Restated Certificate of Incorporation, each share of DHHC Class B Common Stock converted into one UHG’s Class A Common Share at the Closing of the Business Combination. The issuance of Class A Common Shares upon automatic conversion of DHHC Class B Common Shares at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Private Placement Warrants

Simultaneously with the consummation of the Initial Public Offering, the Company consummated the private placement of an aggregate of 5,933,333 warrants (the “Private Placement Warrants”) to the Sponsor to the Sponsor and each of the Anchor Investors, at a price of $1.50 per Private Placement Warrant, generating total gross proceeds of $ $8,900,000 (the “Private Placement”). No underwriting discounts or commissions were paid with respect to the Private Placement. The Private Placement was made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits.

Exhibit No.	Description

2.1

Business Combination Agreement, dated September 10, 2022, by and between DiamondHead Holdings Corp., Merger Sub and Great Southern Homes, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed on February 9, 2023)

3.1	Amended and Restated Certificate of Incorporation of United Homes Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on April 5, 2023)
3.2	Amended and Restated Bylaws of United Homes Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on April 5, 2023)
4.1

Warrant Agreement, dated January 25, 2021, by and between Continental Stock Transfer & Trust Company and DiamondHead Holdings Corp. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 25, 2021).

4.2

Senior Convertible Promissory Note, dated March 30, 2023, by and between the Company and Conversant Opportunity Master Fund LP (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

4.3

Senior Convertible Promissory Note, dated March 30, 2023, by and between the Company and Dendur Master Fund Ltd. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
10.1

Securities Subscription Agreement, dated October 21, 2020, by and between DiamondHead Holdings Corp. and DHP SPAC-II Sponsor LLC (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed on January 15, 2021)

10.2

Form of Subscription Agreement, by and between DiamondHead Holdings Corp. and the investors party thereto (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed on January 15, 2021)

10.3

Letter Agreement, dated January 25, 2021, by and between DiamondHead Holdings Corp. and its executive officers, its directors, and DHP SPAC-II Sponsor LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 28, 2021)

10.4

Private Placement Warrants Purchase Agreement, dated January 25, 2021, by and between DiamondHead Holdings Corp. and DHP SPAC-II Sponsor LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 28, 2021)

10.5

Form of Indemnity Agreement by and between DiamondHead Holdings Corp. and certain of its officers and directors (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on January 28, 2021)

10.6

Convertible Promissory Note Purchase Agreement, dated March 21, 2023, by and between the Company and the investors identified on the signature page thereto (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

10.7

Amended and Restated Registration Rights Agreement, dated March 30, 2023, by and between the Company and parties identified on the signature page thereto (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

10.8

Form of Share Issuance and Lock-Up Agreement, by and between DiamondHead Holdings Corp. and the investor identified on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 28, 2023)

10.9

Form of Subscription Agreement, by and between DiamondHead Holdings Corp. and the investor identified on the signature page thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 28, 2023)

10.10

Share Subscription Agreement, dated March 30, 2023, by and between the Company and Conversant Opportunity Master Fund LP (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

10.11

Share Subscription Agreement, dated March 30, 2023, by and between the Company and Hazelview Securities Inc. (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

10.12

Share Subscription Agreement, dated March 30, 2023, by and between the Company and Dendur Master Fund Ltd. (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

Exhibit No.	Description

10.13

Share Subscription Agreement, dated March 30, 2023, by and between the Company and Jasper Lake Ventures One LLC (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

10.14

Form of Indemnification Agreement by and between the Company and certain of its officers and directors (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)

10.15	United Homes Group, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)
10.16	Employment Agreement, dated March 30, 2023, by and between the Company and Michael Nieri (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on April 5, 2023)
10.17	Employment Agreement, dated March 30, 2023, by and between the Company and Keith Feldman (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on April 5, 2023)
10.18	Employment Agreement, dated March 30, 2023, by and between the Company and Shelton Twine (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on April 5, 2023)
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)
23.1*	Consent of Marcum LLP
23.2*	Consent of FORVIS, LLP
23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table
*	Filed herewith.

Certain instruments defining rights of holders of long-term debt of the company and its consolidated subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. Upon request, the company agrees to furnish to the SEC copies of such instruments.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irmo, State of South Carolina, on the 28th day of April, 2023.

UNITED HOMES GROUP, INC.

/s/ Michael Nieri
Name:	Michael Nieri
Title:	Chief Executive Officer

Date: April 28, 2023

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shelton Twine and Steve Lenker, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Nieri	Chief Executive Officer	April 28, 2023
Michael Nieri

/s/ Keith Feldman	Chief Financial Officer	April 28, 2023
Keith Feldman

/s/ Tom O’Grady	Director	April 28, 2023
Tom O’Grady

/s/ David Hamamoto	Director	April 28, 2023
David Hamamoto

/s/ Eric S. Bland	Director	April 28, 2023
Eric S. Bland

/s/ James P. Clements	Director	April 28, 2023
James P. Clements

/s/ Robert Dozier	Director	April 28, 2023
Robert Dozier

/s/ Jason Enoch	Director	April 28, 2023
Jason Enoch

/s/ Nikki R. Haley	Director	April 28, 2023
Nikki R. Haley

/s/ Alan Levine	Director	April 28, 2023
Alan Levine

/s/ Michael Bayles	Director	April 28, 2023
Michael Bayles

/s/ Robert Grove	Director	April 28, 2023
Robert Grove